Prospectus Supplement No. 5	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated May 13, 2025)	Registration No. 333-286373

Aebi Schmidt Holding AG

This prospectus supplement (the “Prospectus Supplement”) updates, amends and supplements the prospectus, dated May 13, 2025 (as supplemented by prior prospectus supplements, the “Prospectus”), which forms a part of the Registration Statement on Form S-4 (Registration No. 333-286373) (the “Registration Statement”) of Aebi Schmidt Holdings AG, a Switzerland Aktiengesellschaft (“Aebi Schmidt”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2025, and as amended on May 5, 2025 and May 12, 2025. To the extent that information in this Prospectus Supplement differs from, or updates information contained in, the Prospectus, the information in this Prospectus Supplement shall supersede or supplement the information in the Prospectus. Except as otherwise described in this Prospectus Supplement or the documents referred to, contained in or incorporated by reference in this Prospectus Supplement, the Prospectus, the annexes to the Prospectus and the documents referred to, contained in or incorporated by reference in the Prospectus are not otherwise modified, supplemented or amended.  Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This Prospectus Supplement is being filed to update and supplement the information previously included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the SEC on July 1, 2025. Accordingly, we have attached that Form 8-K to this Prospectus Supplement.

This Prospectus Supplement is not complete without the Prospectus. This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement, and is qualified by reference thereto, except to the extent that the information in this Prospectus Supplement updates or supersedes the information contained in the Prospectus. Please keep this Prospectus Supplement with your Prospectus for future reference.

Investing in Aebi Schmidt’s securities involves risks that are described in the “Risk Factors” section of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or this Prospectus Supplement or determined if the Prospectus or this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is July 3, 2025.

*           *           *

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 1, 2025

AEBI SCHMIDT HOLDING AG
(Exact Name of Registrant as Specified in Its Charter)

Switzerland	001-42663	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Schulstrasse 4 Frauenfeld, Switzerland		CH-8500
(Address of Principal Executive Offices)		(Zip Code)

+41 44-308-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AEBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405  of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INTRODUCTORY NOTE

As previously disclosed in the Registration Statement on Form S-4, File No. 333-286373, filed by Aebi Schmidt Holding AG, a Switzerland Aktiengesellschaft (the “Company”), filed with the United States Securities and Exchange Commission (the “SEC”) on April 4, 2025, as amended on May 5, 2025 and May 12, 2025 and declared effective by the SEC on May 13, 2025 (the “Registration Statement”), on December 16, 2024, the Company entered into that certain Agreement and Plan of Merger, dated as of December 16, 2024 (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, The Shyft Group, Inc., a Michigan corporation (the “Shyft”), ASH US Group, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Holdco”), and Badger Merger Sub, Inc., a Michigan corporation and direct, wholly owned subsidiary of Holdco (“Merger Sub”).

On July 1, 2025, Merger Sub merged with and into the Shyft (the “Merger”) pursuant to the terms of the Merger Agreement and in accordance with the Business Corporation Act of the State of Michigan MCL 450.1101 et seq., as amended (the “MCL”), with Shyft surviving the Merger as a direct, wholly owned subsidiary of Holdco and as an indirect, wholly owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”):

1.
each share of common stock, no par value, of Shyft (“Shyft Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than any shares of Shyft Common Stock that were held as of immediately prior to the Effective Time by Holdco, the Company, Merger Sub or any of their respective subsidiaries) automatically converted into the right to receive 1.040166432 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”);

2.
each outstanding restricted stock unit with respect to shares of Shyft Common Stock (other than Shyft Director RSUs (as defined below)) (each, a “Shyft Non-Director RSU”) was assumed by the Company and converted into a number of restricted stock units with respect to shares of the Company Common Stock (each, a “Company RSU”), determined by multiplying (a) the total number of shares of Shyft Common Stock underlying such Shyft Non-Director RSU by (b) the Exchange Ratio;

3.
each outstanding performance-vested restricted stock unit with respect to shares of Shyft Common Stock (each, a “Shyft PSU”) was assumed by the Company and converted into a number of Company RSUs determined by multiplying, (a) for the period prior to the date of the Merger Agreement, (i) the total number of shares of Shyft Common Stock subject to such Shyft PSU as of immediately prior to the Effective Time, assuming performance goals are achieved based on the higher of target or actual performance as of immediately prior to the date of the Merger Agreement, by (ii) the Exchange Ratio, and (b) for the period commencing on the date of the Merger Agreement and ending on the Effective Time, (i) the total number of shares of Shyft Common Stock subject to such Shyft PSU immediately prior to the Effective Time, assuming performance goals are achieved based on target performance as of immediately prior to the Effective Time, by (ii) the Exchange Ratio; and

4.
each outstanding restricted stock unit with respect to shares of Shyft Common Stock that was held by a non-employee director of Shyft (each, a “Shyft Director RSU”) vested in full and was cancelled and converted into the right to receive a number of shares of Company Common Stock determined by multiplying (a) the total number of shares of Shyft Common Stock underlying such Shyft Director RSU, by (b) the Exchange Ratio.

2

The shares of Company Common Stock are listed for trading on the Nasdaq Global Select Market under the symbol “AEBI.”

The Merger Agreement has been incorporated by reference as an exhibit to this report to provide information regarding its terms and conditions. It is not intended to provide any other factual information about the Company, Shyft, Holdco, Merger Sub, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (i) were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement; (iv) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to other persons. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement.

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

The disclosure under the Introductory Note to this Current Report on Form 8-K is hereby incorporated herein by reference.

In connection with the consummation of the Merger, the following definitive material agreements were entered into by the Company and its affiliates or otherwise became effective; each of which was described in the proxy statement/prospectus forming a part of the Registration Statement (the “Proxy Statement/Prospectus”):

•
Relationship Agreement, dated as of July 1, 2025, by and among the Company, PCS Holding AG and Peter Spuhler, which is attached hereto as Exhibit 10.2; for a summary of the material terms of such agreement, please see the section of the Proxy Statement/Prospectus entitled “Other Related Agreements—Relationship Agreements;”

•
Relationship Agreement, dated as of July 1, 2025, by and among the Company and Gebuka AG, which is attached hereto as Exhibit 10.3; for a summary of the material terms of such agreement, please see the section of the Proxy Statement/Prospectus entitled “Other Related Agreements—Relationship Agreements;”

•
Relationship Agreement, dated as of July 1, 2025, by and among the Company and Barend Fruithof, which is attached hereto as Exhibit 10.4; for a summary of the material terms of such agreement, please see the section of the Proxy Statement/Prospectus entitled “Other Related Agreements—Relationship Agreements;”

•
Registration Rights Agreement, dated as of July 1, 2025, by and between the Company and PCS Holding AG, Peter Spuhler and Gebuka AG, which is attached hereto as Exhibit 10.5; for a summary of the material terms of such agreement, please see the section of the Proxy Statement/Prospectus entitled “Other Related Agreements—Registration Rights Agreement;”

•
Second Amended and Restated Shareholder Loan Agreement (2015), dated as of June 26, 2025, by and between the Company and PCS Holding AG, which is attached hereto as Exhibit 10.6; for a summary of the material terms of such agreement, please see the sections of the Proxy Statement/Prospectus entitled “Description of Material Indebtedness” and “Transactions with Related Persons of Aebi Schmidt and Certain Control Persons of Aebi Schmidt—Shareholder Loans and Subordination Agreements;”

3

•
Second Amended and Restated Shareholder Loan Agreement (2018), dated as of June 26, 2025, by and between the Company and PCS Holding AG, which is attached hereto as Exhibit 10.7; for a summary of the material terms of such agreement, please see the sections of the Proxy Statement/Prospectus entitled “Description of Material Indebtedness” and “Transactions with Related Persons of Aebi Schmidt and Certain Control Persons of Aebi Schmidt—Shareholder Loans and Subordination Agreements;”

•
Second Amended and Restated Shareholder Loan Agreement (2015), dated as of June 26, 2025, by and between the Company and Gebuka AG, which is attached hereto as Exhibit 10.8; for a summary of the material terms of such agreement, please see the sections of the Proxy Statement/Prospectus entitled “Description of Material Indebtedness” and “Transactions with Related Persons of Aebi Schmidt and Certain Control Persons of Aebi Schmidt—Shareholder Loans and Subordination Agreements;”

•
Second Amended and Restated Shareholder Loan Agreement (2018), dated as of June 26, 2025, by and between the Company and Gebuka AG, which is attached hereto as Exhibit 10.9; for a summary of the material terms of such agreement, please see the sections of the Proxy Statement/Prospectus entitled “Description of Material Indebtedness” and “Transactions with Related Persons of Aebi Schmidt and Certain Control Persons of Aebi Schmidt—Shareholder Loans and Subordination Agreements;”

•
Subordination Agreement, dated as of June 26, 2025, by and between the Company and UBS Switzerland AG and PCS Holding AG, which is attached hereto as Exhibit 10.10; for a summary of the material terms of such agreement, please see the section of the Proxy Statement/Prospectus entitled “Transactions with Related Persons of Aebi Schmidt and Certain Control Persons of Aebi Schmidt—Shareholder Loans and Subordination Agreements;” and

•
Subordination Agreement, dated as of June 26, 2025, by and between the Company and UBS Switzerland AG and Gebuka AG, which is attached hereto as Exhibit 10.11; for a summary of the material terms of such agreement, please see the section of the Proxy Statement/Prospectus entitled “Transactions with Related Persons of Aebi Schmidt and Certain Control Persons of Aebi Schmidt—Shareholder Loans and Subordination Agreements.”

In addition, in connection with the consummation of the Merger, the following definitive material agreement, was consummated:

•
The Credit Facilities Agreement dated March 10, 2025, by and among the Company as original borrower and original guarantor, certain subsidiaries of the Company as original obligors, UBS Switzerland AG as mandated lead arranger, agent, security agent and original lender, Zürcher Kantonalbank as lead arranger and original lender, and the other lenders party thereto (attached as Exhibit 10.5 to the Company’s Registration Statement) (the “New Credit Facilities Agreement”); see Exhibit 10.1 hereto; for a summary of the material terms of such agreement, please see the Proxy Statement/Prospectus including without limitation the section thereof entitled “Description of Material Indebtedness.”

4

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As described in the Introductory Note of this Current Report on Form 8-K, on July 1, 2025, the Merger was completed. Upon the consummation of the Merger, Shyft became a direct, wholly owned subsidiary of Holdco and an indirect, wholly owned subsidiary of the Company. The disclosure under the Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

As of the consummation of the transactions contemplated by the Merger Agreement, the new credit facilities under the New Credit Facilities Agreement entered into effect and are providing the Company and its subsidiaries with aggregate facilities of $600,000,000 consisting of (1) a multicurrency senior secured amortizing term loan facility in an aggregate amount of up to $350,000,000 and (2) a multicurrency senior secured revolving loan facility in an aggregate amount of up to $250,000,000.  The new credit facilities are being used to refinance existing interest-bearing financial indebtedness of Aebi Schmidt and Shyft (and their subsidiaries) and to pay costs and expenses incurred in connection with such refinancing and the other transactions contemplated by the Merger Agreement. In addition, there is a new revolving credit facility that may be used for general corporate and working capital purposes (including permitted acquisitions).

The foregoing description of the New Credit Facilities Agreement does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the text of the New Credit Facilities Agreement, which is attached hereto as Exhibit 10.5 to the Registration Statement and is described in greater detail in Proxy Statement/Prospectus, including without limitation the section thereof entitled “Description of Material Indebtedness.”

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

Pursuant to the Merger Agreement, and as disclosed in the Proxy Statement/Prospectus, as of the Effective Time, Mr. James Sharman, Mr. Michael Dinkins, Ms. Angela Freeman, Mr. Paul Mascarenas and Ms. Terri Pizzuto, each of whom was formerly a member of the board of directors of Shyft, joined the Company’s board of directors.  As a result, as of the Effective Time, the following individuals comprised the entire board of directors of the Company:

•	James Sharman, Chairperson

•	Barend Fruithof

•	Michael Dinkins

•	Angela Freeman

•	Paul Mascarenas

•	Terri Pizzuto

5

•	Peter Spuhler

•	Andreas Rickenbacher

•	Martin Ritter

•	Patrick Schaub

•	Daniela Spuhler-Hoffmann

As disclosed in the Proxy Statement/Prospectus, as of the Effective Time, Mr. Jacob Farmer, who previously served as Shyft’s President, Fleet Vehicles and Services and Specialty Vehicles, joined Aebi Schmidt’s executive board and became Aebi Schmidt’s President Commercial & Fleet.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

In connection with the consummation of the Merger, the following organizational documents of the Company entered into effect:

•
Amended Articles of Association of the Company, effective as of July 1, 2025, which are attached hereto as Exhibit 3.1; for a summary of the material terms of the Amended Articles of Association, please see the section of the Proxy Statement/Prospectus entitled “Description of the Capital Stock of the Combined Company and Amended Articles”; and

•
Organizational Regulations of the Company, effective as of July 1, 2025, which are attached hereto as Exhibit 3.2; for a description of certain material terms of the Organizational Regulations, please see the section of the Proxy Statement/Prospectus entitled “Comparison of the Rights of Shareholders.”

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

In connection with the consummation of the Merger, the Company adopted the Aebi Schmidt Code of Conduct, effective as of July 1, 2025, which is attached hereto as Exhibit 14.1.

ITEM 7.01	REGULATION FD DISCLOSURE.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

On July 1, 2025, the Company issued a press release, written in German, announcing the consummation of the Merger.  A fair and accurate English translation of that press release is furnished as Exhibit 99.1 to this report.
The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

6

ITEM 8.01	OTHER EVENTS.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

On June 28, 2025, the Company’s shareholders (such shareholders constituting the Company’s shareholders prior to the consummation of the Merger) resolved to create a segregated dividend reserve account out of the Company’s capital contribution reserves in the amount of CHF 6,000,000 for the distribution of future dividends.  The Company’s board of directors has discretion to distribute dividends denominated in U.S. Dollars from such reserve account (up to the amount of the reserve account) in one or more installments, in such amounts and on such record and payment dates as it may determine.  The Company plans to use the dividend reserve account to pay a quarterly dividend. The authorization of the Company’s board of directors to distribute such dividends expires on the date of the 2026 annual general meeting of the Company’s shareholders, at which time, any remaining balance in the reserve account will automatically be reallocated to the Company’s capital contribution reserves.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

 (d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 16, 2024, by and among The Shyft Group, Aebi Schmidt Holding AG, ASH US Group, LLC, and Badger Merger Sub, Inc. (attached as Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed on May 12, 2025 (File No. 333-286373))#

3.1	Amended Articles of Association of Aebi Schmidt Holding AG, effective as of July 1, 2025*

3.2	Organizational Regulations of the Company, effective as of July 1, 2025*

10.1
Credit Facilities Agreement dated March 10, 2025, by and among the Company as original borrower and original guarantor, certain subsidiaries of the Company as original obligors, UBS Switzerland AG as mandated lead arranger, agent, security agent and original lender, Zürcher Kantonalbank as lead arranger and original lender, and the other lenders party thereto*#

10.2	Relationship Agreement, by and among the Company, PCS Holding AG and Peter Spuhler, dated as of July 1, 2025*

10.3	Relationship Agreement, by and among the Company and Gebuka AG, dated as of July 1, 2025*

10.4	Relationship Agreement, by and among the Company and Barend Fruithof, dated as of July 1, 2025*

10.5	Registration Rights Agreement, by and between the Company and PCS Holding AG, Peter Spuhler and Gebuka AG, dated as of July 1, 2025*

10.6	Second Amended and Restated Shareholder Loan Agreement (2015) by and between the Company and PCS Holding AG, dated as of June 26, 2025*

10.7	Second Amended and Restated Shareholder Loan Agreement (2018) by and between the Company and PCS Holding AG, dated as of June 26, 2025*

10.8	Second Amended and Restated Shareholder Loan Agreement (2015) by and between the Company and Gebuka AG (2015), dated as of June 26, 2025*

10.9	Second Amended and Restated Shareholder Loan Agreement (2018) by and between the Company and Gebuka AG, dated as of June 26, 2025*

10.10	Subordination Agreement, by and between the Company and UBS Switzerland AG and PCS Holding AG, dated as of June 26, 2025*

10.11	Subordination Agreement, by and between the Company and UBS Switzerland AG and Gebuka AG, dated as of June 26, 2025 (personal information redacted)*

14.1	Code of Conduct of the Company, effective as of July 1, 2025*

99.1	Press Release, dated July 1, 2025*

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
*        Filed herewith.
#       Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aebi Schmidt agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.

7

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Aebi Schmidt Holding AG has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2025	AEBI SCHMIDT HOLDING AG

	By:	/s/ Barend Fruithof
	Name:	Barend Fruithof
	Title:	Group CEO

	By:	/s/ Thomas Schenkirsch
	Name:	Thomas Schenkirsch
	Title:	Head Group Strategic Development

Exhibit 3.1

Statuten der Aebi Schmidt Holding AG mit Sitz in Frauenfeld (Schweiz)	Articles of Association of Aebi Schmidt Holding AG with legal seat in Frauenfeld (Switzerland)

1. Firma, Sitz, Dauer und Zweck der Gesellschaft	1. Name, legal seat, duration and purpose of the Company

Artikel 1 Firma, Sitz und Dauer	Article 1 Name, legal seat and duration

Auf Grundlage der nachfolgenden Bestimmungen und derjenigen des Schweizerischen Obligationenrechts (OR) besteht, auf unbeschränkte Dauer, mit Sitz in Frauenfeld, eine Aktiengesellschaft unter der Firma

Aebi Schmidt Holding AG.

There exists, by the name of

Aebi Schmidt Holding AG

a company limited by shares under Swiss law in accordance with the following provisions and those of the Swiss Code of Obligations (CO). The Company has its legal seat and registered office in Frauenfeld, Switzerland, and is of unlimited duration.

Artikel 2 Zweck	Article 2 Purpose

(1)	Zweck der Gesellschaft ist die direkte oder indirekte Beteiligung an, die Finanzierung und der Verkauf von in- und ausländischen Gesellschaften aller Art, sowie die Überwachung und Koordination dieser Beteiligungen.	(1)	The purpose of the Company is to directly or indirectly invest in, finance, sell domestic and foreign companies of any kind, and to monitor or manage such investments.

(2)	Die Gesellschaft kann Zweigniederlassungen und Tochtergesellschaften im In- und Ausland errichten oder in solche investieren und alle Geschäfte tätigen und Verträge eingehen, die direkt oder indirekt mit ihrem Zweck in Zusammenhang stehen. Die Gesellschaft kann Grundeigentum und andere materielle oder immaterielle Vermögenswerte erwerben, belasten, veräussern und verwalten. Sie kann auch Finanzierungen für eigene oder fremde Rechnung vornehmen sowie für die Verbindlichkeiten von Tochtergesellschaften und Dritten Garantien und Bürgschaften eingehen und Sicherheiten stellen.	(2)
The Company may establish or invest in branches and subsidiaries in Switzerland and abroad and conduct all business and enter into any agreements that are directly or indirectly related to its purpose. The Company may acquire, encumber, sell and manage real estate and other tangible and intangible assets. It may also provide financing for its own or a third party’s account, as well as issue guarantees and suretyships and provide collateral for the liabilities of subsidiaries and third parties.

	2. Aktienkapital und Aktien		2. Share capital and shares

	Artikel 3 Aktienkapital		Article 3 Issued share capital

(1)	Das Aktienkapital der Gesellschaft beträgt USD 79'300'000.00, eingeteilt in 79'300'000 voll einbezahlte und auf den Namen lautende Aktien von USD 1.00 Nennwert.	(1)	The share capital of the Company amounts to USD 79'300'000.00, divided into 79'300'000 fully paid-up registered shares with a nominal value of USD 1.00 each.

(2)	Die Aktien sind unteilbar. Die Gesellschaft anerkennt für jede Aktie nur einen Berechtigten. Mit dem Aktienerwerb anerkennt der Aktionär die Statuten und die rechtsgültigen Beschlüsse der Gesellschaft. Als Aktionär gilt gegenüber der Gesellschaft nur, wer gültig im Aktienbuch eingetragen ist. Name und Adresse des Aktionärs sind in das Aktienbuch der Gesellschaft einzutragen. Die Bestimmungen dieser Statuten über den Aktionär gelten sowohl für den Eigentümer als auch für den Nutzniesser von Aktien.	(2)
The shares are indivisible. The Company recognises only one authorized shareholder for each share. By acquiring a share or shares, the shareholder acknowledges the Articles of Association and all the legally valid resolutions of the Company. The Company recognises as shareholders only those individuals or companies with a valid entry in the share register. The name and address of each shareholder are entered in the Company's share register. The provisions of these Articles of Association concerning shareholders apply to both the owners and the usufructuaries of the Company's shares.

	Artikel 3a Bedingtes Kapital		Article 3a Conditional capital

(1)	Das Aktienkapital der Gesellschaft wird im Maximalbetrag von USD 38'700'000.00 erhöht durch Ausgabe von höchstens 38'700'000 vollständig zu liberierenden Namenaktien mit einem Nennwert von je USD 1.00 bis zu einem Betrag von USD 118'000'000.00 (entsprechend höchstens 118'000'000 Namenaktien) durch Ausübung von Rechten oder Anwartschaften auf Erwerb von Aktien (nachfolgend "Erwerbsrechte" genannt), welche:	(1)
The share capital of the Company may be increased by up to USD 38'700'000.00 through the issuance of up to 38'700'000 fully-paid-up registered shares with a nominal value of USD 1.00 each, up to the amount of USD 118'000'000.00 (corresponding to up to 118'000'000 registered shares) by exercising rights or entitlements to acquire shares (hereinafter referred to as "Share Related Rights"), which are:

a.	den Aktionären eingeräumt werden (nachfolgend "Aktionärsoptionen" genannt);	a.	granted to shareholders (hereinafter referred to as "Shareholders Options");
b.
den Mitarbeitern oder, Mitgliedern des Verwaltungsrates der Gesellschaft oder von Konzerngesellschaften oder anderen Rechtseinheiten, an denen die Gesellschaft direkt oder indirekt zu mindestens 50% beteiligt ist, eingeräumt oder auferlegt werden (inklusive, zur Vermeidung von Zweifeln, solche, welche den Mitarbeitern oder Mitgliedern des Verwaltungsrates der vormaligen Shyft-Gruppe unter den Mitarbeiterbeteiligungs- und Optionsplänen der "The Shyft Group, Inc." (welche mit der Gesellschaft zusammengeschlossen wurde) eingeräumt oder auferlegt wurden);
b.
granted or imposed to employees or, members of the Board of Directors of the Company or of consolidated subsidiaries or other entities in which the Company has a direct or indirect stake of at least 50% (including, for the avoidance of doubt, as granted or imposed under the employee participation or stock option plans of the "The Shyft Group, Inc." (which has been combined with the Company) to employees or members of the board of directors of the Shyft Group);

c.
in Verbindung mit Anleihens- oder ähnlichen Instrumenten, einschliesslich Wandel- oder Optionsanleihen, Darlehen oder anderer Finanzierungsinstrumente der Gesellschaft oder von Konzerngesellschaften (zusammen nachfolgend "aktiengebundene Finanzierungsinstrumente" genannt) eingeräumt oder auferlegt werden;
c.
granted or imposed in connection with bonds or similar instruments, including convertible bonds or bonds with warrants, loans or other financing instruments of the Company or of consolidated subsidiaries (hereinafter collectively the "Equity-Linked Financing Instruments");

d.	an beliebige Personen (seien es Aktionäre oder Dritte) eingeräumt werden (nachfolgend "Warrants" genannt).	d.	granted to any persons (whether shareholders or third parties) (hereinafter referred to as "Warrants").

(2)	Dieser Artikel 3a gilt sinngemäss auch bei Wandel- und Erwerbspflichten, zu welchen sich die Personen gemäss diesem Artikel 3a Abs. 1 lit. a anstelle von Erwerbsrechten verpflichten.	(2)	This article 3a shall apply mutatis mutandis to conversion and purchase obligations which persons under this article 3a para. 1 lit. a are subject to in lieu of Share Related Rights.

(3)	Das Bezugsrecht der Aktionäre ist ausgeschlossen. Bei Aktionärsoptionen ist indessen jeder Aktionär berechtigt, den Teil der Aktionärsoptionen zu beziehen, welcher seiner bisherigen Beteiligung entspricht; vorbehalten bleibt die Ausgabe von Warrants.	(3)
Existing shareholders' subscription rights are excluded. In the case of Shareholder Options, however, each shareholder shall be entitled to subscribe for that part of the Shareholders' Options which corresponds to its previous shareholding; the issue of Warrants shall remain reserved.

(4)	Der Verwaltungsrat ist ermächtigt, bei der Ausgabe von aktiengebundenen Finanzierungsinstrumenten und bei Warrants das Vorwegzeichnungsrecht der Aktionäre zu beschränken oder aufzuheben im Zusammenhang mit	(4)	The Board of Directors is authorized to restrict or cancel shareholders' advance subscription rights when issuing Equity-Linked Financing Instruments and Warrants in connection with

a.	der Finanzierung (einschliesslich Refinanzierung) des Erwerbs von Unternehmen, Unternehmensteilen, Beteiligungen oder von neuen Investitionsvorhaben der Gesellschaft, oder	a.	the financing (including refinancing) of the acquisition of companies, parts of companies, participations or new investment projects of the Company, or

b.	der Emission von Anleihens- oder ähnlichen Obligationen auf nationalen oder internationalen Kapitalmärkten oder der Ausgabe an einen oder mehrere strategische Investoren oder Finanzinvestoren.	b.	the issue of bonds of similar debt instruments on national or international capital markets or to one or more strategic or financial investors.

(5)	Soweit das Vorwegzeichnungsrecht ausgeschlossen ist, sind	(5)	Insofar as the advance subscription right is excluded, the following conditions shall apply:

a.	die aktiengebundenen Finanzierungsinstrumente zu Marktbedingungen zu platzieren;	a.	the Equity-Linked Financing Instruments are to be placed at market conditions;

b.
die Ausübungsfrist der Wandelrechte auf höchstens 20 Jahre und jene der Optionsrechte auf höchstens 10 Jahre ab dem Zeitpunkt der Emission der betreffenden Anleihe (oder einer Neufestsetzung der Bedingungen) anzusetzen; und
b.
the exercise period of the conversion rights is to be set at a maximum of 20 years and that of the option rights at a maximum of 10 years from the date of the respective debt issue (or of a re-setting of the terms and conditions); and

c.
der Wandel- oder Ausübungspreis oder die Berechnungsmethode eines solchen Preises für die neuen Aktien entsprechend Marktbedingungen und -praxis im Zeitpunkt der Emission der aktiengebundenen Finanzierungsinstrumente, der Neufestsetzung der Bedingungen oder der Ausgabe von neuen Aktien festzulegen.
c.
the conversion or exercise price or the calculation methodology for such price for the new shares is to be set in line with market conditions and practice prevailing at the time of the issue of the Equity-Linked Financing Instruments or a re-setting of the terms and conditions, or of the new shares.

(6)	Die Ausübung der Erwerbsrechte sowie der Verzicht auf diese hat mittels schriftlicher Erklärung an die Gesellschaft oder in einer anderen, vom Verwaltungsrat festgelegten Form zu erfolgen.	(6)	The exercise of Share Related Rights, as well as the waiver thereof, shall be effected by means of a written declaration to the Company or in another form determined by the Board of Directors.

(7)	Der Erwerb der Namenaktien durch die Ausübung von Erwerbsrechten und die weitere Übertragung der Namenaktien sowie auch der Erwerb der Namenaktien durch Ausübung von Wandel- oder Optionsrechten und die weitere Übertragung der Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Artikel 5 und Artikel 5bis dieser Statuten.	(7)
The acquisition of registered shares by exercising Share Related Rights and the subsequent transfer of such registered shares as well as the acquisition of registered shares by exercising conversion or option rights and the onward transfer of such registered shares are subject to the transfer restrictions specified in article 5 and in article 5bis of these Articles of Incorporation.

	Artikel 3b Kapitalband		Article 3b Capital band

(1)	Der Verwaltungsrat ist ermächtigt, jederzeit bis zum 12. Februar 2030 innerhalb der Obergrenze von USD 116'299'384.00, entsprechend 116'299'384 vollständig zu liberierenden Namenaktien mit einem Nennwert von je USD 1.00 und der Untergrenze von USD 62'080'000.00, entsprechend 62'080'000 vollständig zu liberierenden Namenaktien mit einem Nennwert von je USD 1.00, eine oder mehrere Erhöhungen und/oder Herabsetzungen des Aktienkapitals vorzunehmen.	(1)
The Board of Directors is authorized, to conduct one or more increases and/or reductions of the share capital at any time until 12 February 2030 within the upper limit of USD 116'299'384.00, corresponding to 116'299'384 registered shares with a par value of USD 1.00 each to be fully paid up, and the lower limit of USD 62'080'000.00, corresponding to 62'080'000 registered shares with a par value of USD 1.00 each to be fully paid up.

(2)	Zeichnung und Erwerb der neuen Aktien sowie jede nachfolgende Übertragung der Aktien unterliegen den Beschränkungen von Art. 4 dieser Statuten.	(2)	Subscription to and acquisition of the new shares, as well as any subsequent transfer of their ownership, are subject to the restrictions of art. 4 of these Articles of Association.

(3)	Im Falle einer Kapitalerhöhung gilt Folgendes:	(3)	In case of a capital increase, the following applies:

a.
Der Verwaltungsrat legt die Anzahl Aktien, den Zeitpunkt der Ausgabe von neuen Aktien, den Ausgabebetrag, die Art der zu leistenden Einlagen (einschliesslich Bareinlagen, Sacheinlagen, Verrechnung und Umwandlung von frei verwendbaren Reserven, einschliesslich Gewinnvortrag, in Aktienkapital), den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Aktien mittels Festübernahme durch eine Bank oder einen anderen Dritten und anschliessenden Angebots an die bisherigen Aktionäre ausgeben. Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten zu beschränken oder auszuschliessen. Nicht ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen oder diese bzw. die Aktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.
a.
The Board of Directors shall determine the amount of share capital to be issued, the date of issue, the type of contributions (including cash contributions, contributions in kind, set-off and conversion of freely usable reserves, including retained earnings, into share capital), the conditions governing the exercise of subscription rights and the commencement of dividend entitlement. The Board of Directors may issue new shares which are underwritten by a bank or other third party and subsequently offered to existing shareholders. The Board of Directors is authorized to restrict or to prohibit trading in the subscription rights to the new shares. In the event of subscription rights not being exercised, the Board of Directors may, at its discretion, either allow such rights to expire worthless, or place them or the shares to which they entitle their holders either at market prices or in some other manner commensurate with the interests of the Company.

b.
Der Verwaltungsrat ist ermächtigt, die Bezugsrechte der Aktionäre ganz oder teilweise zu entziehen oder zu beschränken und Bezugsrechte einzelnen Aktionären, Dritten, der Gesellschaft oder einer von ihr kontrollierten Gesellschaft zuzuweisen:
b.
The Board of Directors is authorized to withdraw or limit the subscription rights of shareholders wholly or in part and to allocate subscription rights to individual shareholders, third parties, the Company or one of the companies controlled by it:

1.	sofern die Aktien für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen, die Umwandlung von Darlehen oder Wertschriften in Aktien, die Finanzierung von neuen Investitionsvorhaben der Gesellschaft, den Erwerb oder die Finanzierung von Produkten, geistigem Eigentum oder Lizenzen oder die Finanzierung von strategischen Initiativen verwendet werden;	1.
if the new shares are used to acquire companies, parts thereof or participations, or for the financing or refinancing of such transactions, for the conversion of loans or securities into shares, for the financing of new investment projects undertaken by the Company, the acquisition or financing of products, intellectual property or licenses, or the financing of strategic initiatives undertaken;

2.	sofern die Aktien zum Zwecke der Erweiterung des Aktionärskreises, um den Streubesitz zu erhöhen, oder zur Beteiligung von strategischen Partnern verwendet werden;	2.	if the new shares are used to extend the shareholder base, to increase the free float or for an investment by strategic partners;

3.	für die Ausgabe von Aktien an internationalen Kapitalmärkten oder für die Gewährung einer Mehrzuteilungsoption ("Greenshoe") an die Konsortialführer im Fall nationaler oder internationaler (auch privater) Platzierung von Aktien zu Marktkonditionen;	3.
for the issuance of shares at international capital markets or for granting an over-allotment option ("greenshoe") to the lead managers if the new shares are placed nationally or internationally (including by way of private placement) at market conditions;

4.	sofern die Aktien zum Zwecke einer raschen und flexiblen Beschaffung von Eigenkapital, welche ohne Beschränkung oder Ausschluss des Bezugsrechts nur schwer oder zu schlechteren Bedingungen möglich wäre;	4.
if the new shares are issued for the purpose of raising equity capital in a swift and flexible manner, where such raising of capital would be difficult or only possible at less favorable conditions if the subscription rights to the new shares were not restricted or withdrawn;

5.	für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung, Arbeitnehmern, Beauftragten, Beratern oder anderen Personen, die für die Gesellschaft oder eine ihrer Konzerngesellschaften Leistungen erbringen;	5.
for the participation of members of the Board of Directors, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;

6.	nachdem ein Aktionär oder eine Gruppe von Aktionären direkt oder indirekt mehr als 49% des im Handelsregister eingetragenen Aktienkapitals halten und den übrigen Aktionären auf Empfehlung des Verwaltungsrats hin kein Übernahmeangebot unterbreitet haben. Soweit und solange Aktionäre nicht als "group" im Sinne der "Rule 13d" oder Section 13(d) des US Securities Exchange Act von 1934 gelten, sind sie im Sinne dieses Absatzes nicht als in gemeinsamer Absprache oder als organisierte Gruppe miteinander anzusehen;	6.
following a shareholder or a group of shareholders acting in concert holding directly or indirectly shares in excess of 49% of the share capital registered in the commercial register without having submitted to all other shareholders a takeover offer recommended by the Board of Directors. To the extent and as long as shareholders are not deemed to be a "group" under Rule 13d or Section 13(d) of the US Securities Exchange Act of 1934, they shall not be deemed to be acting in concert or as an organized group with each other in the sense of this paragraph;

7.	im Rahmen der Abwehr eines tatsächlichen, drohenden oder etwaigen Übernahmeversuchs, für den der Verwaltungsrat, nach Konsultation eines unabhängigen Finanzberaters, keine Zustimmungsempfehlung abgegeben hat, da das Übernahmeangebot vom Verwaltungsrat den Aktionären gegenüber als finanziell zu wenig angemessen betrachtet wird; oder	7.
for the defense of an actual, threatened or potential takeover bid that the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended or will not recommend to the shareholders to accept on the basis that the Board of Directors does not find such takeover bid to be financially fair to the shareholders or not to be in the Company's interest; or

8.	aus anderen wichtigen Gründen im Sinne von Art. 652b Abs. 2 OR.	8.	for other important reasons in the sense of art. 652b para. 2 CO.

(4)	Im Falle einer Kapitalherabsetzung bestimmt der Verwaltungsrat, soweit erforderlich, die Zahl der zu vernichtenden Aktien und die Verwendung des Herabsetzungsbetrags. Erwerb und Halten von zur Vernichtung unter dem Kapitalband zurückgekauften Aktien unterliegen, soweit gesetzlich zulässig, nicht der 10%-Schwelle für eigene Aktien im Sinne von Art. 659 Abs. 1 OR.	(4)
In case of a capital reduction, the Board of Directors shall, to the extent necessary, determine the number of cancelled shares and the use of the reduction amount. The acquisition and holding of shares repurchased for purposes of cancellation under the capital band are, to the extent permitted by law, not subject to the 10% threshold for own shares within the meaning of art. 659 paragraph 1 CO.

(5)
Kapitalerhöhungen können sowohl durch Erhöhung des Nennwerts der Aktien als auch durch Schaffung von Aktien und Kapitalherabsetzungen können sowohl durch Reduktion des Nennwerts der Aktien als auch durch Vernichtung von Aktien durchgeführt werden. Der Verwaltungsrat ist auch ermächtigt, eine gleichzeitige Reduktion und Wiedererhöhung des Aktienkapitals vorzunehmen. Bei einer Nennwerterhöhung oder -reduktion setzt der Verwaltungsrat den neuen Nennwert der Aktien fest und passt sämtliche Bestimmungen der Statuten, die sich auf den Nennwert einer Aktie beziehen, sowie die Anzahl Aktien mit neuem Nennwert, welcher der festen betragsmässigen Ober- und Untergrenze des Kapitalbands nach Abs. 1 entsprechen, entsprechend an.
		(5)
Capital increases may be performed both by increasing the par value of the shares and by issuing new reductions may be performed both by reducing the par value of the shares and by cancelling shares. The Board of Directors is also authorized to carry out a simultaneous reduction and re-increase of the share capital. In the case of an increase or reduction of the par value, the Board of Directors shall adapt all provisions of the Articles of Association relating to the par value of a share as well as the number of shares with a new nominal value corresponding to the fixed upper and lower limit of the capital band according to paragraph 1, accordingly.

	Artikel 4 Aktienbuch, Übertragung von Namenaktien und Eintragungsbeschränkungen		Article 4 Share register, transfer of registered shares and registration restrictions

(1)	Die Gesellschaft oder ein von ihr beauftragter Dritter führt über ihre Namenaktien ein Aktienbuch, in welches die Aktionäre und Eigentümer der Aktien mit Namen (bei juristischen Personen die Firma) und Kontaktdaten (bei juristischen Personen der Sitz) eingetragen werden. Wechselt eine im Aktienbuch eingetragene Person ihre Kontaktdaten, so hat sie dies dem Aktienbuchführer mitzuteilen. Mitteilungen der Gesellschaft gelten als rechtsgültig erfolgt, wenn sie an die im Aktienbuch zuletzt eingetragenen Kontaktdaten des Aktionärs bzw. Zustellungsbevollmächtigten gesendet werden.	(1)
The Company shall, with respect to its registered shares, maintain, itself or through a third party, a share register in which the shareholders and beneficial owners are registered with their names (the name of the company in case of a legal entity) and contact information (the place of incorporation in case of a legal entity). A person registered in the share register shall notify the share registrar of any change in contact information. Written communications from the Company shall be deemed to have been validly made if sent to the shareholder's or authorized delivery agent's last registered contact information in the share register.

(2)	Im Verhältnis zur Gesellschaft gilt als Aktionär oder Eigentümer von Namenaktien nur, wer im Aktienbuch eingetragen ist.	(2)	Only persons registered as shareholders or beneficial owners of registered shares in the share register shall be recognized as such by the Company.

(3)	Zur Eintragung ins Aktienbuch als Aktionär mit Stimmrecht ist die Zustimmung des Verwaltungsrats notwendig. Die Eintragung als Aktionär mit Stimmrecht kann in den in diesem Artikel 4 festgehaltenen Fällen abgelehnt werden. Lehnt der Verwaltungsrat die Eintragung des Erwerbers als Aktionär mit Stimmrecht ab, benachrichtigt er diesen innerhalb von 20 Tagen seit dem Eingang des Eintragungsgesuchs. Nicht anerkannte Erwerber werden als Aktionäre ohne Stimmrecht ins Aktienbuch eingetragen. Die entsprechenden Aktien gelten in der Generalversammlung als nicht vertreten.	(3)
Entry in the share register of registered shares with voting rights is subject to the approval of the Board of Directors. Entry of registered shares with voting rights may be refused based on the grounds set out in this article 4. If the Board of Directors refuses to register the acquirer as shareholder with voting rights, it shall notify the acquirer of such refusal within 20 days upon receipt of the application. Non-recognized acquirers shall be entered in the share register as shareholders without voting rights. The corresponding shares shall be considered as not represented in the General Meeting of Shareholders.

(4)	Erwerber von Namenaktien werden auf Gesuch als Aktionäre mit Stimmrecht im Aktienbuch eingetragen, wenn sie ausdrücklich erklären, die Aktien in eigenem Namen und für eigene Rechnung erworben zu haben. Aktien gelten insbesondere dann nicht als für eigene Rechnung des Aktionärs erworben, wenn der Aktionär eine Vereinbarung über die Rücknahme oder Rückgabe für die entsprechenden Aktien hat (oder eingeht) oder der Aktionär auf andere Weise das wirtschaftliche Risiko an den Aktien nicht (oder nicht mehr) trägt.	(4)
Acquirers of registered shares shall be registered upon request in the share register as shareholders with the right to vote if they expressly declare to have acquired the registered shares in their own name and for their own account. In particular, shares are not deemed to have been acquired on the shareholder's own account if the shareholder has entered (or enters into) an agreement on the return or redemption of the relevant shares or if the shareholder does not (or does not anymore) bear the economic risk associated with the shares in another way.

(5)
Der Verwaltungsrat kann Personen, die im Eintragungsgesuch nicht ausdrücklich erklären, die Aktien in eigenem Namen und für eigene Rechnung erworben zu haben (nachfolgend "Nominees"), mit ihren Namenaktien mit Stimmrecht eingetragen, wenn (a) der Nominee hat mit der Gesellschaft eine Vereinbarung über seinen Status und seine Bekanntgabepflichten abgeschlossen oder (b) wenn ein solcher Nominee eine zentrale Wertpapierverwahrungsstelle oder ein Nominee einer solchen Verwahrungsstelle ist. Falls ein wirtschaftlich Berechtigter alleine oder zusammen mit Dritten infolge einer solchen getätigten oder aufrechterhaltenen Eintragung direkt oder indirekt, formell, zuordenbar oder als wirtschaftlich Berechtigter eine Anzahl Aktien hält, die 49% der Gesamtzahl der Stimmrechte der Gesellschaft gemäss dem Eintrag im Handelsregister überschreitet und der wirtschaftlich Berechtigte kein Übernahmeangebot gemäss Abs. 6 dieses Artikels unterbreitet, kann der Verwaltungsrat die Eintragung des Nominees, der die Aktien für Rechnung des wirtschaftlich Berechtigten hält, in Bezug auf alle Aktien, welche diese Eintragungsbeschränkungen überschreiten, verweigern, oder sofern eine Eintragung bereits erfolgt ist, streichen. Der Verwaltungsrat kann die Eintragung mit Stimmrecht der von einem Nominee gehaltenen Aktien von Bedingungen, Beschränkungen und Meldepflichten abhängig machen und solche Bedingungen, Beschränkungen und Pflichten nach der Eintragung auferlegen oder anpassen und mit den Nominees diesbezügliche Vereinbarungen treffen. Vorbehalten bleiben die Stimmrechtsbeschränkungen gemäss Art. 10
(5)
The Board of Directors may enter persons not expressly declaring in their application that they hold shares for their own account (hereafter referred to as "Nominees") in the share register with voting rights provided (a) the Nominee has entered into an agreement with the Company concerning its status and disclosure obligations, or (b) if such Nominee is a central securities depositary of the Company's shares or such depositary's nominee. If any beneficial owner should as a result of such registration being made or upheld, directly or indirectly, formally, constructively or beneficially own, or otherwise control or alone or together with third parties, hold a number of shares exceeding 49% of the total number of voting rights of the Company pursuant to the entry in the commercial register and the beneficial owner does not make and complete a tender offer according to para. 6 of this article, the Board of Directors may refuse to register (or cancel an already occurred registration of) the nominee holding shares for the account of such beneficial owner with respect to any shares in excess of such restriction. The Board of Directors may make the registration with voting rights of the shares held by a nominee subject to conditions, limitations and reporting requirements and may impose or adjust such conditions, limitations and requirements once registered and may enter into agreements with nominees in this regard. The voting rights restrictions of Art. 10 shall be reserved.

(6)
Der Verwaltungsrat kann die Eintragung eines Erwerbers von Namenaktien als Aktionär mit Stimmrecht im Aktienregister verweigern, oder eine bereits erfolgte Eintragung von Namenaktien mit Stimmrecht aus dem Aktienbuch streichen, soweit (i) die Anzahl der von diesem direkt oder indirekt oder in gemeinsamer Absprache mit Dritten oder als organisierte Gruppe gehaltenen oder erworbenen Namenaktien 49% der Gesamtzahl der Stimmrechte der Gesellschaft gemäss dem Eintrag im Handelsregister überschreitet und (ii) der Erwerber kein Übernahmeangebot für alle Namenaktien der Gesellschaft unterbreitet und durchführt, (A) mit einem Mindestpreis, der mindestens gleich hoch sein muss wie der höhere der folgenden Beträge: (a) volumengewichteter Durchschnittskurs der börslichen Abschlüsse der letzten 60 Handelstage vor der Veröffentlichung des Übernahmeangebots oder (b) höchster Preis, den der Erwerber oder Personen, welche mit diesem Erwerber in gemeinsamer Absprache handeln, in den letzten 12 Monaten vor der Veröffentlichung des Übernahmeangebots für die Aktien bezahlt haben sowie (B) unter Einhaltung der Best Price Rule, wonach der Erwerber sämtlichen Empfängern des Angebots den gleichen Preis bezahlen muss, sollte er von der Veröffentlichung des Angebotes bis sechs Monate nach Ablauf der Angebotsfrist (bzw., falls anwendbar, Nachfrist) Namenaktien der Gesellschaft zu einem über dem Angebotspreis liegenden Preis erwerben. Personen die untereinander kapital- oder stimmenmässig, durch einheitliche Leitung oder auf andere Weise verbunden sind oder sich zum Erwerb von Aktien zusammenschliessen, gelten als ein Erwerber für die Zwecke dieses Art. 4 Abs. 6. Erwerber die kein Übernahmeangebot unterbreiten und durchführen, werden für Namenaktien, welche den Grenzwert von 49% überschreiten, als Aktionär ohne Stimmrecht im Aktienbuch eingetragen. Klarstellend wird festgehalten, dass Nominees nicht als Erwerber im Sinne dieses Art. 4 Abs. 6 gelten. Soweit und solange Aktionäre nicht als "group" im Sinne der "Rule 13d" oder Section 13(d) des US Securities Exchange Act von 1934 gelten, sind sie im Sinne dieses Artikels nicht als in gemeinsamer Absprache oder als organisierte Gruppe miteinander anzusehen.
(6)
The Board of Directors may refuse the registration of an acquirer of registered shares in the share register as a shareholder with voting rights or cancel an already occurred registration of registered shares with voting rights from the share register, if (i) the number of shares held or acquired directly or indirectly or acting in concert with third parties or as an organized group by such acquirer exceeds 49% of the total number of voting rights of the Company pursuant to the entry in the commercial register, and (ii) the acquirer does not make and complete a tender offer for all shares of the Company, (A) at a minimum price of the higher of (a) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer or (b) the highest price paid by such acquirer or persons acting in concert with such acquirer over the past 12 months prior to the publication of the tender offer for the registered shares and (B) in compliance with the Best Price Rule, according to which the acquirer must pay the same price to all recipients of the offer if he acquires registered shares of the Company at a price above the offer price from the publication of the offer until six months after expiry of the (additional, if applicable) acceptance period. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares shall be regarded as an acquirer for the purposes of this Art. 4 para. 6. Acquirers who do not make and complete a tender offer shall be entered in the share register as shareholder without voting rights for registered shares exceeding the limit of 49%. For the avoidance of doubt, nominees do not constitute acquirers within the meaning of this Art. 4 para. 6. To the extent and as long as shareholders are not deemed to be a "group" under Rule 13d or Section 13(d) of the US Securities Exchange Act of 1934, they shall not be deemed to be acting in concert or as an organized group with each other in the sense of this article.

(7)	Der Verwaltungsrat kann nach Anhörung des betroffenen Aktionärs oder Nominees Eintragungen im Aktienbuch rückwirkend auf das Datum des Eintrags streichen, wenn die Eintragung durch falsche oder irreführende Angaben erwirkt wurde. Der betroffene Aktionär oder Nominee muss über die Streichung sofort orientiert werden.	(7)
After hearing the registered shareholder or Nominee, the Board of Directors may cancel any registration in the share register, with retroactive effect as of the date of registration, which was made based on false or misleading information. The relevant shareholder or Nominee must be immediately informed of the cancellation.

(8)
Der Verwaltungsrat regelt die Einzelheiten und trifft die zur Einhaltung der Bestimmungen in diesem Artikel 4 notwendigen Anordnungen. Dabei orientiert er sich, vorbehältlich der gemäss diesen Statuten anwendbaren Bestimmungen der "Rule 13d" oder Section 13(d) des US Securities Exchange Act 1934, in Bezug auf die Voraussetzungen und allfällige Ausnahmen zur Unterbreitung eines Übernahmeangebots an den Bestimmungen des schweizerischen Übernahmerechts einschliesslich der hierzu ergangenen Praxis der Schweizerischen Übernahmekommission; in berechtigten Fällen (in sinngemässer Anwendung von Art. 136 des Finanzmarktinfrastrukturgesetzes (FinfraG) in der bei Inkrafttreten dieser Bestimmung geltenden Fassung) kann bzw. (in den Fällen des Art. 136 Abs. 2FinfraG) soll der Verwaltungsrat Ausnahmen von der Anwendung dieser Bestimmungen gewähren. Er kann in besonderen Fällen Ausnahmen von der Nominee-Regelung bewilligen. Der Verwaltungsrat kann seine Aufgaben delegieren.
		(8)
The Board of Directors regulates the details and issues the instructions necessary for compliance with the preceding provisions set forth in this article 4. With regard to the requirements and potential exceptions to the submission of a tender offer, it is, subject to Rule 13d or Section 13(d) of the US Securities Exchange Act of 1934 as applicable according to these Articles of Association, guided by the provisions of Swiss takeover laws and regulations, including the relevant practice of the Swiss Takeover Board; in justified cases (in analogous application of art. 136 of the Swiss Financial Market Infrastructure Act (FMIA) as in force at the time this provision enters into effect), the Board of Directors may or (in the cases described in art. 136 para. 2 FMIA) shall grant exceptions from these provisions. In special cases, it may grant exemptions from the rule concerning Nominees. The Board of Directors may delegate its duties.

(9)	Solange eine Person nicht Aktionär mit Stimmrecht im Sinne von diesem Artikel 4 geworden ist, kann er/sie weder die entsprechenden Stimmrechte noch die weiteren mit diesen in Zusammenhang stehenden Rechte wahrnehmen.	(9)
Until a person becomes a shareholder with voting rights for the shares in accordance with this article 4, she/he may neither exercise the voting rights connected with the shares nor other rights associated with the voting rights.

	Artikel 5 Aktienzertifikate, Wertrechte und Bucheffekten		Article 5 Share certificates, uncertificated securities and book-entry securities

(1)	Die Aktien werden in der Regel in Form von Wertrechten (im Sinne des OR) ausgegeben. Die Gesellschaft kann jedoch Aktien in Form von Einzelurkunden oder Globalurkunden ausgeben. Die Gesellschaft kann alle oder einen Teil ihrer Aktien als Basiswert für Bucheffekten (im Sinne des Bucheffektengesetzes) in ein Hauptregister einer Verwahrungsstelle eintragen lassen.	(1)
The shares are as a rule issued in the form of uncertified securities (within the meaning of the CO). The Company may however issue shares in the form of individual share certificates or global certificates. The Company may cause all or a part of its shares to be entered into a main register of a custodian as an underlying security for book-entry securities (within the meaning of the Swiss Intermediated Securities Act).

(2)	Der Gesellschaft steht es im Rahmen der gesetzlichen Vorgaben frei, ihre in einer dieser Formen ausgegebenen Aktien jederzeit und ohne Zustimmung der Aktionäre in eine andere Form umzuwandeln. Sie trägt dafür die Kosten.	(2)
To the extent permitted by law, the Company may, at its sole discretion and without seeking shareholders' approval, convert shares issued in one of these forms into another such form at any time. The costs of such transformation shall be borne by the Company.

(3)	Der Aktionär hat keinen Anspruch auf Druck und Auslieferung von Urkunden oder auf Umwandlung von in bestimmter Form ausgegebenen Aktien in eine andere Form. Jeder Aktionär kann jedoch von der Gesellschaft jederzeit die Ausstellung einer Bescheinigung über die von ihm gemäss Aktienbuch gehaltenen Namenaktien verlangen.	(3)
Shareholders are not entitled to demand printing or delivery of share certificates, or to a conversion of shares issued in one particular form into any other form. Any shareholder is, however, entitled to request at any time a written confirmation from the Company stating the number of shares registered in his name in the share register.

(4)
Eine Verfügung über Aktien in der Form von Wertrechten, die nicht im Hauptregister einer Verwahrungsstelle eingetragen sind, erfolgt durch schriftliche Abtretungserklärung und setzt zu ihrer Gültigkeit voraus, dass sie der Gesellschaft angezeigt wird. Eine Verfügung über Aktien, die in der Form von Bucheffekten auf der Grundlage von im Hauptregister einer Verwahrungsstelle eingetragenen Wertrechten bestehen, erfolgt ausschliesslich durch Buchungen in Effektenkonten gemäss anwendbarem Recht, ohne Notwendigkeit einer Anzeige an die Gesellschaft; eine Verfügung solcher Aktien durch Abtretung ohne entsprechende Buchung in einem Effektenkonto ist ausgeschlossen.
(4)
A disposition of shares in the form of uncertificated securities which are not entered into the main register of a custodian shall be effected by way of a written declaration of assignment and requires, as a condition for validity, to be notified to the Company. A disposition of shares which exist in the form of book-entry securities based on uncertificated securities entered into the main register of a custodian shall solely be effected by entries in securities accounts in accordance with applicable law, without prerequisite to be notified to the Company; a disposition of such shares by way of assignment without corresponding entry in a securities account is excluded.

3. Organisation	3. Organization

Artikel 6 Gesellschaftsorgane	Article 6 Corporate bodies

Die Organe der Gesellschaft sind:		The Company's corporate bodies are:

1. 2. 3. 4.	die Generalversammlung; der Verwaltungsrat; die Revisionsstelle; gegebenenfalls die weiteren vom Verwaltungsrat im Organisationsreglement bezeichneten Organe.	1. 2. 3. 4.	the General Meeting; the Board of Directors; the Statutory Auditors; the further corporate bodies, if any, designated by the Board of Directors in the Organizational Regulations.

	A. Generalversammlung		A. General Meeting

	Artikel 7 Befugnisse der Generalversammlung		Article 7 Powers of the General Meeting

Der Generalversammlung stehen folgende unübertragbare Befugnisse zu:		The General Meeting has the following inalienable powers:

1.	die Festsetzung und Änderung der Statuten;	1.	to determine and amend the Articles of Association;

2.	die Genehmigung des Lageberichtes, der Jahresrechnung, der Konzernrechnung und des Berichts über nichtfinanzielle Belange der Gesellschaft;	2.	to approve the management report, the consolidated and stand-alone financial statements and the report on non-financial matters of the Company;

3.	die Beschlussfassung über die Verwendung des Bilanzgewinns und die Genehmigung der Dividende (einschliesslich einer allfälligen Rückzahlung von gesetzlichen Kapitalreserven sowie der Genehmigung von Zwischendividenden und des dafür erforderlichen Zwischenabschlusses);	3.
to resolve on the appropriation of the profit available for distribution and to approve the dividend (including any repayment of statutory reserves as well as the approval of interim dividends and the required interim financial statements);

4.	die Entlastung der Mitglieder des Verwaltungsrates und der Geschäftsleitung für die Führung der Geschäfte;	4.	to discharge the members of the Board of Directors and the Executive Management from their liability for the conduct of business;

5.	die Wahl und Abberufung des Präsidenten und der übrigen Mitglieder des Verwaltungsrates, der Mitglieder des Vergütungsausschusses, der Revisionsstelle sowie des unabhängigen Stimmrechtsvertreters;	5.	to elect and dismiss the chair and the other members of the Board of Directors, the members of the Compensation Committee, the Statutory Auditors, and the Independent Proxy;

6.	die Genehmigung der Vergütungen des Verwaltungsrates und der Geschäftsleitung gemäss Art. 27 dieser Statuten;	6.	to approve the compensation of the Board of Directors and the Executive Management according to art. 27 of these Articles of Association;

7.	die Beschlussfassung über die Dekotierung der Beteiligungspapiere der Gesellschaft;	7.	to decide on the delisting of the equity instruments of the Company;
8.	die Beschlussfassung über die weiteren Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder die ihr, vorbehältlich Art. 716a OR, vom Verwaltungsrat vorgelegt werden.	8.	to decide on other matters for which it is competent by law or its Articles of Association or that are, subject to art. 716a CO, submitted to it by the Board of Directors.

	Artikel 8 Einberufung der Generalversammlung		Article 8 Convening the General Meeting

(1)	Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls durch die Revisionsstelle, einberufen. Das Einberufungsrecht steht auch den Liquidatoren und im Fall der Ausgabe von Obligationenanleihen den Vertretern der Anleihensgläubiger zu.	(1)
The General Meeting shall be convened by the Board of Directors, or by the Statutory Auditors if necessary. Liquidators and, in the case of bond issues, representatives of the bondholders are also entitled to convene a General Meeting.

(2)	Der Verwaltungsrat oder ein anderes Organ, das die Generalversammlung ordnungsgemäss einberuft, bestimmt Ort und Zeit der Generalversammlung, die auch ausserhalb der Schweiz abgehalten werden kann.	(2)	The Board of Directors, or any other body lawfully convening the General Meeting shall determine the time and place of the General Meeting, which may also be held outside of Switzerland.

(3)	Der Verwaltungsrat kann vorsehen, dass Aktionäre, die nicht am Ort der Generalversammlung anwesend sind, ihre Rechte auf elektronischem Weg ausüben können. Der Verwaltungsrat kann überdies anordnen, die Generalversammlung mit elektronischen Mitteln ohne Tagungsort durchzuführen.	(3)
The Board of Directors may provide that shareholders who are not present at the place of the General Meeting may exercise their rights by electronic means. The Board of Directors may also order that the General Meeting be held by electronic means without a venue.

(4)	Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt, ausserordentliche Versammlungen werden nach Bedarf einberufen.	(4)	An Annual General Meeting shall be held every year within six months of the close of the previous financial year. Extraordinary General Meetings shall be convened as required.

(5)
Die Einberufung einer Generalversammlung kann von einem oder mehreren Aktionären, die zusammen mindestens 5 Prozent des Aktienkapitals oder der Stimmen vertreten, verlangt werden. Aktionäre, die über Aktien von mindestens 0.5% vom Aktienkapital oder den Stimmen der Gesellschaft verfügen, können die Traktandierung eines Verhandlungsgegenstandes oder die Aufnahme eines Antrags zu einem Verhandlungsgegenstand in die Einberufung der Generalversammlung verlangen. Ein entsprechendes Gesuch ist dem Verwaltungsrat mindestens 90 Tage vor der Generalversammlung schriftlich und unter Angabe des Verhandlungsgegenstands und des Antrags oder der Anträge einzureichen.
		(5)
The convening of a General Meeting may be requested by one or more shareholders who together represent at least 5 per cent of the Company's share capital or of the voting rights. Shareholders whose combined holdings represent at least 0.5% of the share capital or votes of the Company may request items to be included on the agenda or that a motion relating to an agenda item be included in the notice convening the General Meeting. A respective written request listing the agenda items and the proposal or proposals shall be lodged with the Board of Directors at least 90 days prior to a General Meeting.

(6)	Jeder Antrag eines Aktionärs auf Aufnahme eines Verhandlungsgegenstandes muss schriftlich gestellt werden und in Bezug auf jeden Verhandlungsgegenstand Folgendes enthalten:	(6)	Each request submitted by a shareholder for inclusion of an agenda item must be in written form and include with respect to each agenda item:

a.	eine kurze Beschreibung der Geschäfte, die an der Generalversammlung behandelt werden sollen, und die Gründe für die Durchführung dieser Geschäfte an der Generalversammlung;	a.	a brief description of the business desired to be brought before the General Meeting and the reasons for conducting such business at the General Meeting;

b.	den Namen und die Adresse des antragstellenden Aktionärs, wie sie im Aktienbuch eingetragen sind;	b.	the name and address, as they appear in the share register, of the shareholder proposing such business;
c.	die Anzahl der Aktien der Gesellschaft, die sich rechtlich oder wirtschaftlich im Eigentum des betreffenden Aktionärs befinden, und die Daten, an denen der Aktionär diese Aktien erworben hat; und	c.	the number of shares of the Company which are legally or beneficially owned by such shareholder, and the dates upon which the shareholder acquired such shares; and

d.	alle anderen Informationen, die gemäss den geltenden Gesetzen, Vorschriften und Börsenregeln, erforderlich sind.	d.	all other information required under the applicable laws, regulations, and stock exchange rules.

	Artikel 9 Einberufungsverfahren		Article 9 Procedure for calling a General Meeting

(1)	Die Einberufung zur ordentlichen oder ausserordentlichen Generalversammlung erfolgt wenigstens 20 Tage vor der Versammlung durch Publikation im Schweizerischen Handelsamtsblatt. Der Inhalt der Einberufung richtet sich nach dem Gesetz.	(1)
Annual and Extraordinary General Meetings shall be formally called at least 20 days in advance through publication in the Swiss Official Gazette of Commerce. The content of the invitation to the General Meeting shall be in accordance with the law.

(2)	Über Gegenstände, die nicht gehörig gemäss vorstehendem Absatz angekündigt worden sind, können keine Beschlüsse gefasst werden, ausser über einen Antrag auf Einberufung einer ausserordentlichen Generalversammlung, auf Durchführung einer Sonderuntersuchung und auf Wahl einer Revisionsstelle.	(2)
No resolutions may be passed on any matters that are not announced in accordance with the preceding paragraph, except on a motion to convene an Extraordinary General Meeting or to conduct a special investigation and on the election of an auditor.

	Artikel 10 Präsenzquorum, Stimmrecht, Vertretung von Aktien		Article 10 Attendance quorum, voting rights and representation of shares

(1)	Die Generalversammlung ist beschlussfähig, sofern mindestens ein Drittel der ausstehenden Aktien der Gesellschaft vertreten ist, wobei mit "ausstehenden Aktien" die im Handelsregister eingetragenen Aktien, jedoch unter Ausschluss der von der Gesellschaft oder von direkten oder indirekten Tochtergesellschaften selbst gehaltenen Aktien gemäss Art. 659 ff. OR, gemeint sind.	(1)
The General Meeting is quorate if at least one-third of the Company's outstanding shares are present (in person or by proxy), whereas "outstanding shares" means the Company's shares as set forth in the commercial register but excluding any treasury shares held by the Company or its direct or indirect subsidiaries pursuant to art. 659 et seqq. CO.

(2)	Jede Aktie berechtigt zu einer Stimme. Stimmberechtigt an der Generalversammlung ist nur, wer bis zu einem bestimmten, vom Verwaltungsrat festgelegten Stichtag als Aktionär mit Stimmrecht im Aktienbuch eingetragen ist. In Ermangelung einer solchen Festlegung gilt als Stichtag der 10. Tag vor der Generalversammlung. Der Verwaltungsrat kann in der Einberufung einer Generalversammlung oder in allgemeinen Reglementen oder Weisungen die in diesem Absatz festgelegten Regeln präzisieren oder ergänzen.	(2)
Each share entitles its holder to one vote. Only those shareholders entered in the share register as shareholders with voting rights until a specific qualifying day (record date) designated by the Board of Directors are entitled to vote at a General Meeting. In the absence of such designation, the record date shall be 10 days prior to the General Meeting. The Board of Directors may, in the notice of a General Meeting or in general regulations or directives, specify or supplement the rules laid down in this paragraph.

(3)	Der Verwaltungsrat kann die Ausübung der Stimmrechte eines Aktionärs, welche 49% der Gesamtzahl der Stimmrechte gemäss Eintrag im Handelsregister überschreiten, verweigern, soweit und solange dieser kein Übernahmeangebot gemäss Art. 4 Abs. 6 unterbreitet. Diese Stimmrechtsbeschränkung gilt auch für Aktien, die von einem Nominee für Rechnung von Personen gehalten werden, welche den in diesem Absatz 3 erwähnten Schwellenwert überschreiten.	(3)
The Board of Directors may refuse the exercise of voting rights of a shareholder in excess of 49% of the total number of voting rights of the Company pursuant to the entry in the commercial register, if and for as long as such shareholder does not make and complete a tender offer according to art. 4 para. 6. This restriction of voting rights shall also apply to shares, which are held by a nominee for the account of a person exceeding the threshold set out in this para. 3.

(4)	Die Stimmrechte derjenigen Personen die untereinander kapital- oder stimmenmässig, durch einheitliche Leitung oder auf andere Weise verbunden sind oder sich zum Erwerb von Aktien im Hinblick auf die Beherrschung der Gesellschaft zusammenschliessen, werden für die Zwecke dieses Art. 10 zusammengerechnet. Soweit und solange Personen nicht als "group" im Sinne der "Rule 13d" oder Section 13(d) des US Securities Exchange Act von 1934 gelten, sind sie im Sinne dieses Artikels nicht als in gemeinsamer Absprache oder als organisierte Gruppe miteinander anzusehen.	(4)
The voting rights of those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares with a view to control the Company shall be aggregated for the purposes of this art. 10. To the extent and as long as those are not deemed to be a "group" under Rule 13d or Section 13(d) of the US Securities Exchange Act of 1934, they shall not be deemed to be acting in concert or as an organized group with each other in the sense of this article.

(5)	Ein Aktionär kann sich an der Generalversammlung durch einen Dritten, der nicht Aktionär zu sein braucht, vertreten lassen.	(5)	A shareholder may be represented at a General Meeting by a third person who need not be a shareholder.

(6)	Der Verwaltungsrat kann Verfahrensvorschriften im Zusammenhang mit der Teilnahme und Vertretung von Aktionären an der Generalversammlung erlassen und regelt insbesondere die Erteilung von Weisungen an den unabhängigen Stimmrechtsvertreter näher. Er stellt sicher, dass die Aktionäre dem unabhängigen Stimmrechtsvertreter auf elektronischem Weg Vollmachten und Weisungen erteilen können. Der Verwaltungsrat ist dabei berechtigt, ganz oder teilweise auf das Erfordernis der qualifizierten elektronischen Signatur zu verzichten.	(6)
The Board of Directors may adopt procedural rules in connection with the participation and representation of shareholders in the General Meeting and in particular regulate in more detail the issuing of instructions to the Independent Proxy. It shall make sure that the shareholders may grant powers of attorney and issue instructions to the Independent Proxy by electronic means. In doing so, the Board of Directors is entitled to waive entirely or in part the requirement of a qualified electronic signature.

(7)	Über die Anerkennung von Vollmachten an der Generalversammlung entscheidet der Vorsitzende.	(7)	The recognition of proxies at a General Meeting shall be determined by the chair.

	Artikel 11 Unabhängiger Stimmrechtsvertreter		Article 11 Independent Proxy

(1)	Der unabhängige Stimmrechtsvertreter wird von der Generalversammlung für eine Dauer von einem Jahr bis zum Abschluss der nächsten ordentlichen Generalversammlung gewählt. Wiederwahl ist zulässig.	(1)	The Independent Proxy shall be elected by the General Meeting for a term of one year ending with the conclusion of the next Annual General Meeting. Re-election is permitted.

(2)	Hat die Gesellschaft keinen unabhängigen Stimmrechtsvertreter oder kann der unabhängige Stimmrechtsvertreter sein Amt voraussichtlich nicht ausüben, ernennt der Verwaltungsrat einen solchen Vertreter für die nächste Generalversammlung. Zuvor abgegebene Vollmachten und Weisungen behalten ihre Gültigkeit für den neu ernannten unabhängigen Stimmrechtsvertreter, sofern ein Aktionär für seine Stimmabgabe nicht ausdrücklich etwas anderes anordnet.	(2)
Where the Company has not elected an Independent Proxy or where the Independent Proxy is likely unable to perform his office, the Board of Directors shall appoint an Independent Proxy for the next General Meeting. Proxies and instructions issued prior to that time shall remain valid in the hands of the newly appointed Independent Proxy, unless the shareholder has expressly given instructions to the contrary concerning his vote.

(3)	Der unabhängige Stimmrechtsvertreter kann sich an der Generalversammlung vertreten lassen. Er bleibt für die Erfüllung seiner Pflichten vollumfänglich verantwortlich.	(3)	The Independent Proxy may be represented at the General Meeting. The Independent Proxy remains fully responsible for fulfilling its duties.

(4)	Der Verwaltungsrat stellt sicher, dass Aktionäre dem unabhängigen Stimmrechtsvertreter auch elektronisch Vollmachten und Weisungen erteilen können. Er kann die Einzelheiten regeln und insbesondere vom Erfordernis einer qualifizierten elektronischen Signatur ganz oder teilweise absehen.	(4)
The Board of Directors shall make arrangements for shareholders to have the possibility of issuing proxies and instructions to the Independent Proxy by electronic means. The Board of Directors may determine the details, including, in particular, by dispensing with the requirements of a qualified electronic signature.

(5)	Der unabhängige Stimmrechtsvertreter ist verpflichtet, die von ihm vertretenen Stimmrechte weisungsgemäss auszuüben. Hat er keine Weisungen erhalten, so enthält er sich der Stimme. Die allgemeine Weisung, bei in der Einberufung bekanntgegebenen oder nicht bekanntgegebenen Anträgen jeweils im Sinne des Antrags des Verwaltungsrates zu stimmen, gilt als gültige Weisung zur Stimmrechtsausübung.	(5)
The Independent Proxy shall exercise the voting rights it represents in keeping with the instructions received. Where it has not received any instructions, it shall abstain from voting. The general instruction to vote according to the proposal of the Board of Directors in respect of proposals announced or not announced in the invitation shall be considered a valid instruction to exercise voting rights.

	Artikel 12 Abstimmungen und Wahlen		Article 12 Voting and elections

(1)	Die Generalversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen, soweit nicht eine zwingende Bestimmung des Gesetzes oder Art. 13 dieser Statuten etwas anderes bestimmt, ohne Rücksicht auf die Zahl der anwesenden Aktionäre und vertretenen Aktien, mit der einfachen Mehrheit der abgegebenen Stimmen (wobei Enthaltungen, sog. Broker Non-votes, leere oder ungültige Stimmen für die Bestimmung des Mehrs nicht berücksichtigt werden).	(1)
Unless otherwise stipulated by mandatory provisions of law or art. 13 of these Articles of Association, the General Meeting shall pass resolutions and conduct elections, regardless of the number of shareholders present or the number of shares represented, by a simple majority of the votes cast (whereby abstentions, broker non-votes, blank or invalid ballots shall be disregarded for purposes of establishing the majority).

(2)	Der Vorsitzende der Versammlung entscheidet über die Durchführung der Abstimmung.	(2)	The chair of the meeting decides on the voting procedure.

(3)	Eine Abstimmung kann insbesondere durch elektronische oder schriftliche Stimmabgabe oder durch Handzeichen erfolgen. Bei schriftlicher Abstimmung kann der Vorsitzende anordnen, dass nur die Stimmen derjenigen Aktionäre gezählt werden, die sich der Stimme enthalten oder eine Nein-Stimme abgegeben haben, und dass alle anderen Aktien, die zum Zeitpunkt der Abstimmung in der Hauptversammlung vertreten sind, mitgezählt werden, um die Auszählung der Stimmen zu beschleunigen.	(3)
In particular, a vote may be conducted by electronic or written ballot or by a show of hands. In the case of written ballots, the chair of the meeting may rule that only the ballots of those shareholders shall be collected who chose to abstain or to cast a negative vote, and that all other shares represented at the General Meeting at the time of the vote shall be counted in favour, in order to expedite the counting of the votes.

(4)	Der Vorsitzende kann eine offene oder elektronische Wahl oder Abstimmung jederzeit durch eine schriftliche Wahl respektive Abstimmung wiederholen lassen, sofern nach seiner Meinung Zweifel am Ergebnis bestehen. In diesem Fall gilt die vorausgegangene offene oder elektronische Wahl respektive Abstimmung als nicht erfolgt.	(4)
The chair or the meeting may order at any time that an election or vote by show of hands or electronic ballot be repeated by an election or vote by written ballot where, in his view, there exists doubt as to the result. In such case, the preceding election or vote by show of hands or electronic ballot shall be considered not to have taken place.

	Artikel 13 Qualifiziertes Mehr für wichtige Beschlüsse		Article 13 Qualified majority for important resolutions

(1)	Folgende Beschlüsse der Generalversammlung bedürfen zu ihrer Gültigkeit der Zustimmung von mindestens zwei Dritteln der vertretenen Stimmen und der absoluten Mehrheit der vertretenen Aktiennennwerte:	(1)
Motions submitted to a General Meeting on the following issues shall be approved only if at least two thirds of the shares represented and an absolute majority by nominal value of the shares represented vote in favour thereof:

1.	die Änderung des Gesellschaftszweckes;	1.	changing the purpose of the Company;

2.	die Zusammenlegung von Aktien, soweit dafür nicht die Zustimmung aller betroffenen Aktionäre erforderlich ist;	2.	consolidation of shares, insofar as this does not require the approval of all affected shareholders;

3.	eine Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder durch Verrechnung mit einer Forderung und die Gewährung von besonderen Vorteilen;	3.	capital increases from shareholders' equity, against contributions in kind, by setting off against a receivable and the granting of special benefits;

4.	die Einschränkung oder Aufhebung des Bezugsrechtes;	4.	limiting or suspending subscription rights;

5.	die Einführung eines bedingten Aktienkapitals oder die Einführung eines Kapitalbands;	5.	introducing a conditional share capital or introducing a capital band;

6.	die Umwandlung von Partizipationsscheinen in Aktien;	6.	conversion of participation certificates into shares;

7.	die Beschränkung der Übertragbarkeit von Namenaktien;	7.	limiting the transferability of registered shares;

8.	die Einführung von Stimmrechtsaktien;	8.	introducing shares with privileged voting rights;

9.	den Wechsel der Währung des Aktienkapitals;	9.	change of the currency of the share capital;

10.	die Einführung des Stichentscheids des Vorsitzenden in der Generalversammlung;	10.	introduction of the chair's casting vote at the general meeting;

11.	eine Statutenbestimmung zur Durchführung der Generalversammlung im Ausland;	11.	a provision in the Articles of Association for holding the General Meeting abroad;

12.	die Dekotierung der Aktien oder anderer Beteiligungspapiere der Gesellschaft;	12.	delisting of the Company's shares or other equity instruments;

13.	die Verlegung des Sitzes der Gesellschaft;	13.	relocating the Company's legal seat;

14.	die Einführung einer statutarischen Schiedsklausel;	14.	introduction of a statutory arbitration clause;

15.	die Auflösung der Gesellschaft;	15.	dissolving the Company;

16.	Fusion, Spaltung und Umwandlung der Gesellschaft gemäss Fusionsgesetz (zwingende gesetzliche Bestimmungen vorbehalten);	16.	the merger, de-merger or conversion of the Company according to the Merger Act (subject to mandatory law);

17.	jede Änderung, Ergänzung oder Löschung von Art. 13 oder von Art. 16 dieser Statuten;	17.	any change, amendment, or removal of art. 13 or art. 16 of these Articles of Association;

18.	sowie andere Beschlüsse die gemäss den gesetzlichen Bestimmungen einem qualifizierten Mehr vorbehalten sind.	18.	as well as other resolutions which are subject to a qualified majority according to the legal provisions.

(2)	Solange ein Aktionär oder eine Gruppe von Aktionären direkt oder indirekt mehr als 33 1/3% des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft hält bzw. halten (der/die "Grossaktionär(e)"), ist zusätzlich zu dem im Abs. 1 dieses Artikels erforderlichen Mehrheitserfordernis die Mehrheit der vertretenen Aktiennennwerte abzüglich der von dem oder den Grossaktionär(en) direkt oder indirekt gehaltenen Aktiennennwerte erforderlich für folgende Beschlüsse der General-versammlung:	(2)
In addition to the majority requirement in para. 1 of this article and for as long as a shareholder or a group of shareholders acting in concert directly or indirectly hold(s) shares in excess of 33 1/3% of the share capital registered in the commercial register (the "Major Shareholder(s)"), the majority of the nominal values of shares represented less the nominal values of the shares held by the Major Shareholder(s) shall be required for a resolution of the Shareholders' Meeting for the following matters:

-
Kapitalerhöhungen (einschliesslich (a) durch Ausgabe neuer Stimmrechts- oder Vorzugsaktien oder (b) Sacheinlagekapitalerhöhungen) unter Ausschluss oder Beschränkung des Bezugsrechts gemäss Art. 13 Abs. 1 Ziff. 4, falls (i) die Bezugsrechte bzw. die neu auszugebenden Aktien oder eigenkapitalbezogene Rechte dem Grossaktionär in einem Verhältnis zugeteilt werden, das den bestehenden prozentualen Aktienanteil des Grossaktionärs übersteigt oder (ii) der Erlös einer solchen Kapitalerhöhung dem Grossaktionär oder seinen nahestehenden Personen direkt oder indirekt zukommt oder dieser dadurch begünstigt wird, es sei denn, dies erfolge im gleichen Verhältnis auch für die anderen Aktionäre, z.B. durch Verwendung des Erlöses zum Erwerb von Vermögenswerten des Grossaktionärs oder ihm nahestehender Personen;
-
Capital increases (including (a) through the issuance of new voting shares or preference shares or (b) by way of contribution in kind capital increases) under exclusion or limitation of the subscription rights in accordance with art. 13 para. 1 no. 4 in case (i) the subscription rights or the newly issued shares or equity securities are allocated to the Major Shareholder in a proportion that exceeds the existing shareholding percentage of the Major Shareholder or (ii) the proceeds of such capital increase benefit, directly or indirectly, the Major Shareholder or its affiliates or closely related persons except if the same benefit is also afforded proportionally to the other shareholders, e.g. by using the proceeds to acquire assets of the Major Shareholder or its affiliates or related persons;

-	Fusionen oder Spaltungen gemäss Art. 13 Abs. 1 Ziff. 16, falls eine solche Fusion oder Spaltung mit dem Grossaktionär oder mit einer Gesellschaft, an welcher der Grossaktionär oder eine nahestehende Person des Grossaktionärs mehr als 33 1/3% der wirtschaftlichen Berechtigung hält, eingegangen wird; oder	-
Mergers or de-mergers in accordance with art. 13 para. 1 no. 16 in case such merger or de-merger is entered into with the Major Shareholder or with a company in which the Major Shareholder or a closely related person of the Major Shareholder holds the beneficial interest of more than 33 1/3% of the capital; or

-	Veräusserung sämtlicher oder im wesentlichen sämtlicher Aktiven (sowie damit verbundene Zweckänderungen) an den bzw. die Grossaktionär(e) oder seine bzw. ihre verbundenen Gesellschaften oder nahestehenden Personen.	-	Sale or disposition of all or substantially all assets (and any related amendments of the purpose) to the Major Shareholder(s) or their respective affiliates or closely related persons.

	Artikel 14 Vorsitz, Organisation und Protokoll		Article 14 Chair, organization and minutes

(1)	Den Vorsitz in der Generalversammlung führt der Präsident des Verwaltungsrates, der Vizepräsident oder eine andere vom Verwaltungsrat bezeichnete Person. Der Vorsitzende bezeichnet den Protokollführer und die Stimmenzähler.	(1)
The General Meeting shall be chaired by the Chairperson of the Board, by the Vice Chairperson or by another person appointed by the Board of Directors. The chair of the meeting shall designate a minuting secretary and vote counters.

(2)	Der Vorsitzende leitet die Versammlung, die Verhandlungen sowie die Abstimmungen und gibt die Resultate der Abstimmungen bekannt. Er hat die notwendigen Vollmachten, um den geordneten Verlauf der Versammlung zu gewährleisten.	(2)	The chair shall preside over the meeting, its proceedings and all voting, and shall announce the voting results. The chair shall have the necessary authority to ensure an orderly course of events.

(3)	Die Verhandlungen der Generalversammlung sind zu protokollieren.	(3)	Minutes shall be taken of the General Meeting's proceedings.

	B. Verwaltungsrat		B. Board of Directors

	Artikel 15 Zusammensetzung		Article 15 Composition

(1)	Der Verwaltungsrat besteht aus mindestens neun und höchstens elf Mitgliedern. Falls die Anzahl der Mitglieder unter neun fällt, so wird bzw. werden die Vakanz(en) spätestens an der nächsten ordentlichen Generalversammlung besetzt. Der Präsident sowie die übrigen Mitglieder des Verwaltungsrates werden von der Generalversammlung einzeln für eine Dauer von einem Jahr bis zum Abschluss der nächsten ordentlichen Generalversammlung gewählt. Wiederwahl ist zulässig.	(1)
The Board of Directors shall consist of at least nine and not more than eleven members. If the number of members of the Board of Directors should fall below nine, such vacancy or vacancies shall be filled at the latest at the next Annual General Meeting. The Chairperson and the other members of the Board of Directors shall be elected by the General Meeting on an individual basis for a term of one year, ending with the conclusion of the next Annual General Meeting. Re-election is permitted.

(2)	Der Verwaltungsrat konstituiert sich unter Vorbehalt der gesetzlichen und statutarischen Bestimmungen selbst. Er wählt aus seinem Kreis einen Vizepräsidenten und bezeichnet einen Sekretär, der nicht Mitglied des Verwaltungsrates sein muss.	(2)
The Board of Directors shall constitute itself, subject to the applicable provisions of law and of these Articles of Association. It shall elect from among its members one or more Vice Chairpersons, and designate a secretary who need not be a member of the Board of Directors.

(3)	Fällt der Präsident aus oder hat die Gesellschaft aus anderen Gründen keinen handlungs- und funktionsfähigen Präsidenten, so ernennt der Verwaltungsrat eines seiner Mitglieder zum Präsidenten bis zur nächsten ordentlichen Generalversammlung; die Einberufung einer Generalversammlung nach Art. 726 Abs. 2 OR bleibt vorbehalten.	(3)
If the Chairperson is not able to continue to hold office or if the Company does not have a Chairperson capable of acting and of holding office for other reasons, then the Board of Directors shall appoint one of its members as Chairperson until the next Annual General Meeting; the calling of a General Meeting in accordance with art. 726 para. 2 CO is reserved.

	Artikel 16 Rechte zur Nominierung von Verwaltungsratsmitgliedern		Article 16 Board Member Nomination Rights

(1)
(a) Die PCS Holding AG und Peter Spuhler (zusammen und inkl. allfällige Rechtsnachfolger "PCS") haben, soweit sie direkt oder über eine oder mehrere kontrollierte Gesellschaften mindestens 35% der Ausstehenden Aktien der Gesellschaft halten, das Recht, gemeinsam vier Mitglieder des Verwaltungsrates zur Wahl zu nominieren. (b) Halten PCS, direkt oder indirekt über eine oder mehrere kontrollierte Gesellschaften mindestens 25% aber weniger als 35% der Ausstehenden Aktien der Gesellschaft, so haben sie das Recht, gemeinsam drei Mitglieder des Verwaltungsrates zu nominieren. (c) Halten PCS, direkt oder indirekt über eine oder mehrere kontrollierte Gesellschaften mindestens 15% aber weniger als 25% der Ausstehenden Aktien der Gesellschaft, so haben sie gemeinsam das Recht, gemeinsam zwei Mitglieder des Verwaltungsrates zu nominieren. (d) Halten PCS, direkt oder indirekt über eine oder mehrere kontrollierte Gesellschaften mindestens 12.5% aber weniger als 15% der Ausstehenden Aktien der Gesellschaft, so haben sie das Recht, gemeinsam ein Mitglied des Verwaltungsrates zu nominieren. In allen Fällen ist vorausgesetzt, dass der Verwaltungsrat gemäss Art. 15 Abs. 1 besetzt ist und dass nur solche Personen nominiert werden, die die Qualifikationskriterien gemäss den Richtlinien des Governance und Nachhaltigkeits-Ausschusses des Verwaltungsrates erfüllen.
		(1)
(a) PCS Holding AG and Peter Spuhler (together, including any successors, "PCS") shall, if they hold, directly or indirectly through one or several controlled entities, at least 35% of the Company's Outstanding Shares, have the right to jointly nominate four members of the Board of Directors. (b) PCS shall, if they hold, directly or indirectly through one or several controlled entities, at least 25% but less than 35% of the Company's Outstanding Shares, have the right to jointly nominate three members of the Board of Directors. (c) PCS shall, if they hold, directly or indirectly through one or several controlled entities, at least 15% but less than 25% of the Company's Outstanding Shares, have the right to jointly nominate two members of the Board of Directors. (d) PCS shall, if they, directly or indirectly through one or several controlled entities, at least 12.5% but less than 15% of the Company's Outstanding Shares, have the right to jointly nominate one member of the Board of Directors. In each case, it is required that the Board of Directors is composed in accordance with Art. 15 para. 1 and that only such persons shall be nominated who satisfy the qualification criteria set forth in the charter of the Governance and Sustainability Committee.

(2)	Für Zwecke dieser Bestimmung bedeutet "Ausstehende Aktien" die im Handelsregister eingetragenen Aktien, jedoch unter Ausschluss von von der Gesellschaft oder von direkten oder indirekten Tochtergesellschaften selbst gehaltenen Aktien gemäss Art. 659 ff. OR.	(2)
For purposes of this provision, "Outstanding Shares" shall mean the Company's shares as set forth in the commercial register but excluding any treasury shares held by the Company or and of its direct or indirect subsidiaries pursuant to art. 659 et seqq. CO.

	Artikel 17 Aufgaben und Befugnisse		Article 17 Duties and Powers

(1)	Dem Verwaltungsrat obliegt die oberste Leitung der Gesellschaft und die Überwachung der Geschäftsführung. Er vertritt die Gesellschaft nach aussen und besorgt alle Angelegenheiten, die nicht nach Gesetz, Statuten oder Organisationsreglement einem anderen Organ der Gesellschaft übertragen sind.	(1)
The Board of Directors is entrusted with supreme managerial responsibility for the Company and with the supervision of its conduct of business. The Board represents the Company to the wider public, and attends to all matters that are not assigned by law, the Articles of Association or the Organizational Regulations to another corporate body of the Company.

(2)	Der Verwaltungsrat kann Befugnisse und die Geschäftsführung oder einzelne Teile derselben nach Massgabe eines Organisationsreglements an Mitglieder, Ausschüsse oder Dritte (die Geschäftsleitung) übertragen, soweit sie nicht durch zwingende gesetzliche oder statutarische Bestimmungen ihm zugeordnet sind.	(2)
The Board of Directors may delegate powers and the management of the Company or individual parts thereof, by means of Organizational Regulations, to its members or committees or to third persons (Executive Management), provided such affairs are not inalienably assigned to it by law or the Articles of Association.

(3)	Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Aufgaben:	(3)	The Board of Directors has the following non-transferable and inalienable responsibilities:

a.	Oberleitung der Gesellschaft und Erteilung der nötigen Weisungen;	a.	supreme managerial direction of the Company and issuing of the necessary directives;

b.	Festlegung der Organisation;	b.	to determine the Company's organization;

c.	Ausgestaltung des Rechnungswesens, der Finanzkontrolle sowie der Finanzplanung;	c.	the overall structuring of the accounting system, financial controls and financial planning;

d.	Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen, Regelung der Zeichnungsberechtigung und Festsetzung ihrer Befugnisse;	d.
to appoint and dismiss of those persons to whom the management of the Company is delegated and who are authorized to represent the Company, the regulation of signatory authorities and the determination of their other authorities;

e.	Oberaufsicht über die mit der Geschäftsführung betrauten Personen namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;	e.
to supervise of persons to whom the management of the Company is delegated, especially with a view to their compliance with the law, with the Articles of Association and with regulations and directives;

f.	Erstellung des Geschäftsberichtes, des Vergütungsberichtes, des Berichts über nichtfinanzielle Belange und weiterer Berichte, welche zwingend vom Verwaltungsrat zu genehmigen sind;	f.	to compile of the annual report, the compensation report, the report on non-financial matters and other reports that are subject to mandatory approval by the Board of Directors;

g.	Vorbereitung der Generalversammlung und Ausführung ihrer Beschlüsse;	g.	to prepare of the General Meeting and to implement of its resolutions;

h.	Beschlussfassung über die Feststellung von Kapitalveränderungen und darauffolgende Statutenänderungen;	h.	all decisions relating to the ascertainment of changes in capital and the consequent amendments to the Articles of Association;

i.	Einreichung eines Gesuchs um Nachlassstundung und Benachrichtigung des Gerichts im Falle der Überschuldung;	i.	filing of a motion for debt-restructuring moratorium and notifying the courts in the event of over-indebtedness;

j.	alle weiteren durch das Gesetz vorgesehenen unübertragbaren und unentziehbaren Aufgaben des Verwaltungsrates.	j.	all other non-transferable and inalienable responsibilities attributed to the Board of Directors by law.

(4)	Überdies kann der Verwaltungsrat die Vorbereitung und die Ausführung seiner Beschlüsse oder die Überwachung von Geschäften Ausschüssen, einzelnen Mitgliedern oder Dritten zuweisen.	(4)	The Board of Directors may furthermore entrust its committees, individual members or third persons with the preparation and implementation of its decisions, or with the monitoring of transactions.

	Artikel 18 Sitzungen		Article 18 Meetings

(1)	Der Verwaltungsrat tritt so oft zusammen, wie es die Geschäfte erfordern oder ein Mitglied es verlangt. Er wird durch seinen Präsidenten oder bei dessen Verhinderung durch ein anderes Verwaltungsratsmitglied einberufen.	(1)
The Board of Directors shall meet as frequently as business demands or any member so requests. It shall be convened by the Chairperson or, if he is impeded, by another member of the Board of Directors.

(2)	Die Organisation der Sitzungen, einschliesslich der Beschlussfähigkeit und der Beschlussfassung, wird im Organisationsreglement geregelt. Die Verwendung elektronischer Mittel mit oder ohne Tagungsort ist zulässig.	(2)
The organization of the meetings, including the presence quorum and the passing of resolutions, shall be set out in the Organizational Regulations. The use of electronic means with or without venue is permitted.

(3)	Der/die Vorsitzende des Verwaltungsrates hat keinen Stichentscheid.	(3)	The Chairperson of the Board of Directors shall have no casting vote.

	Artikel 19 Externe Mandate		Article 19 External mandates

(1)	Ein Mitglied des Verwaltungsrates darf höchstens fünfzehn weitere Mandate halten, wovon nicht mehr als vier Mandate in börsenkotierten Unternehmen sein dürfen. Ein Mitglied der Geschäftsleitung darf höchstens vier weitere Mandate halten, wovon nicht mehr als zwei Mandate in einem börsenkotierten Unternehmen sein dürfen.	(1)
A member of the Board of Directors shall hold no more than fifteen further mandates, of which not more than four mandates shall be in listed companies. A member of the Executive Management shall hold no more than four further mandates, of which not more than two mandates shall be in a listed company.

(2)	Für folgende Kategorien von Mandaten gelten die nachfolgenden separaten Beschränkungen. Für die Berechnung der Anzahl der Mandate gemäss Abs. 1 dieses Artikels werden diese Mandate nicht berücksichtigt:	(2)	The following separate limitations apply to the following categories of mandates. These mandates are not considered when calculating the number of mandates pursuant to para. 1 of this article:

a.	Mandate in der Gesellschaft und ihren Konzerngesellschaften: unbeschränkt.	a.	Mandates for the Company and its group companies: unlimited.

b.
Mandate, welche im Auftrag oder auf Anordnung der Gesellschaft oder einer Konzerngesellschaft in nicht zum Konzern gehörenden Rechtseinheiten (einschliesslich in Pensionskassen oder Joint Ventures) ausgeübt werden: fünf Mandate.
		b.	Mandates held on behalf of, or at the behest of, the Company, or of a group company, for a legal entity not affiliated with the group (including in pension funds or joint ventures): five mandates.

c.
Mandate in nicht gewinnstrebigen Organisationen, Vereinen, Berufs- oder Wirtschaftsverbänden, Stiftungen, Vorsorgestiftungen, Bildungseinrichtungen und ähnliche Organisationen (sofern sie ein Unternehmen mit wirtschaftlichem Zweck darstellen): zwanzig Mandate für Mitglieder des Verwaltungsrates und zehn Mandate für Mitglieder der Geschäftsleitung.
c.
Mandates in non-profit organizations, associations, professional or trade organizations, foundations, or pension foundations, educational institutions and similar organizations (in each case to the extent they are an undertaking with an economic purpose): twenty mandates for members of the Board of Directors and ten mandates for members of the Executive Management.

d.	Mandate in Strukturen zur Verwaltung von persönlichen Vermögen oder Familienvermögen von Mitgliedern des Verwaltungsrats oder der Geschäftsleitung und/oder deren nahestehenden Personen: drei Mandate.	d.	Mandates in structures managing the personal or family’s assets of members of the Board of Directors or the Group Executive Committee and/or their related persons: three mandates.

(3)	Mandate in verschiedenen Rechtseinheiten desselben Konzerns (einschliesslich Strukturen zur Vermögensverwaltung gemäss Abs. 2 lit. d dieses Artikels) sowie Mandate, die im Auftrag einer Rechtseinheit des betreffenden Konzerns bei einer Rechtseinheit ausserhalb dieses Konzerns (einschliesslich in Pensionskassen und Joint Ventures) ausgeübt werden, zählen bei der Berechnung der Beschränkungen nach Abs. 1 und Abs. 2 lit. b, c und d dieses Artikels insgesamt als ein Mandat.	(3)
Mandates held in different legal entities of the same group (including asset management structures in accordance with paragraph 2 lit. d of this article) or at the request of a legal entity of the respective group in a legal entity outside this group (including in pension funds and joint ventures) shall count as one mandate for the calculation of the restrictions pursuant to paragraph 1 and paragraph 2 lit. b, c and d of this article.

(4)
Mitglieder des Verwaltungsrates oder der Geschäftsleitung, welche im Zeitpunkt ihrer Wahl bzw. Ernennung bei der Gesellschaft oder welche durch die Annahme eines Mandates bei einer Rechtseinheit ausserhalb der Aebi Schmidt Gruppe, die Anforderungen dieser Statutenbestimmung nicht oder nicht mehr erfüllen, haben bis zum ordentlichen Rücktrittsdatum eines überzähligen Mandates, längstens aber innert zwölf Monaten seit dieser Wahl bzw. Ernennung oder Annahme, ihre Anzahl Mandate auf das erlaubte Mass zu reduzieren. Während dieser Zeit sind sie Mitglied des Verwaltungsrates oder der Geschäftsleitung mit allen Rechten und Pflichten. Eine kurzzeitige Überschreitung der in diesem Artikel festgelegten Grenzen ist zulässig.
		(4)
Members of the Board of Directors or the Executive Management who at the time of their election/appointment to the Company or who, because of the acceptance of a mandate in an entity outside the Aebi Schmidt Group, do not/no longer fulfil the requirements of this provision shall, until the ordinary date of resignation for one of the excess mandates, but within twelve months from election/appointment/acceptance at the latest, reduce the number of their mandates to the number permitted under this provision. During this time, they are members of the Board of Directors or the Executive Management, respectively, with all powers and duties. It is admissible to exceed the limitations set forth in this article for a short period of time.

(5)	Als "Mandat" gilt jede Mitgliedschaft im Verwaltungsrat, in der Geschäftsleitung oder im Beirat oder eine vergleichbare Funktion nach ausländischem Recht eines Unternehmens mit wirtschaftlichem Zweck.	(5)	A "mandate" shall mean any membership in the board of directors, the executive management or the advisory board, or any comparable function under foreign law, of a company with an economic purpose.

	Artikel 20 Vergütungsausschuss		Article 20 Compensation Committee

(1)	Der Vergütungsausschuss besteht aus mindestens zwei Mitgliedern des Verwaltungsrates. Die Mitglieder des Vergütungsausschusses werden von der Generalversammlung einzeln für eine Dauer von einem Jahr bis zum Abschluss der nächsten ordentlichen Generalversammlung gewählt. Wiederwahl ist zulässig.	(1)
The Compensation Committee shall be composed of no less than two members of the Board of Directors. The members of the Compensation Committee shall be elected by the General Meeting, on an individual basis, for a term of one year ending with the conclusion of the next Annual General Meeting. Re-election is permitted.

(2)	Ist der Vergütungsausschuss nicht vollständig besetzt, so ernennt der Verwaltungsrat unter seinen Mitgliedern im entsprechenden Umfang Mitglieder des Vergütungsausschusses ad interim für die verbleibende Amtsdauer.	(2)
In the event that the Compensation Committee is not fully constituted, the Board of Directors shall appoint from amongst its members an appropriate number of Compensation Committee members ad interim, for the remainder of the term of office.

(3)	Der Verwaltungsrat bestimmt unter den Mitgliedern des Vergütungsausschusses dessen Vorsitzenden und erlässt ein Reglement, welches insbesondere die Aufgaben und Befugnisse des Vergütungsausschusses unter Berücksichtigung von Gesetz und Statuten definiert.	(3)
The Board of Directors shall designate from amongst the members of the Compensation Committee a Committee chair, and shall issue regulations defining, in particular, the tasks und powers of the Compensation Committee in accordance with the law and these Articles of Association.

(4)	Der Vergütungsausschuss unterstützt den Verwaltungsrat bei der Festsetzung und Überprüfung der Vergütungsstrategie und –richtlinien der Gesellschaft und der qualitativen und quantitativen Kriterien für die variablen Vergütung sowie bei der Vorbereitung der Anträge zuhanden der Generalversammlung betreffend die Vergütung des Verwaltungsrates und der Geschäftsleitung. Er kann dem Verwaltungsrat Vorschläge und Empfehlungen zu weiteren Vergütungsfragen unterbreiten.	(4)
The Compensation Committee assists the Board of Directors in determining and reviewing the Company's compensation strategy and guidelines and the qualitative and quantitative criteria for variable compensation, and with the preparation of the proposals to the General Meeting concerning compensation of the Board of Directors and Executive Management. It may submit to the Board of Directors suggestions and recommendations on further compensation matters.

(5)	Der Verwaltungsrat kann dem Vergütungsausschuss weitere Aufgaben und Befugnisse zuweisen.	(5)	The Board of Directors may delegate further tasks and powers to the Compensation Committee.

	Artikel 21 Zeichnungsberechtigung		Article 21 Signatory authority

Der Verwaltungsrat bezeichnet diejenigen seiner Mitglieder und weitere Personen, welchen die rechtsverbindliche Unterschrift für die Gesellschaft zukommt, und bestimmt die Art und Weise der Zeichnung.		The Board of Directors shall designate those of its members and other persons who are authorized to sign on behalf of the Company, and shall determine the manner in which they may sign.

	C. Revisionsstelle		C. Statutory Auditors

	Artikel 22 Wahl der Revisionsstelle		Article 22 Appointment of the Statutory Auditors

Die Generalversammlung wählt eine natürliche oder juristische Person, die die gesetzlichen Erfordernisse erfüllen muss, als Revisionsstelle mit den im Gesetz festgehaltenen Rechten und Pflichten. Die Amtsdauer endet mit dem Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist möglich.

The General Meeting shall appoint an individuals or corporate body that satisfy the relevant legal requirements to act as Statutory Auditors, with the rights and obligations prescribed by the law. The term of office ends with the conclusion of the next Annual General Meeting. Re-election is possible.

	4. Vergütung des Verwaltungsrates und der Geschäftsleitung		4. Compensation of the Board of Directors and Executive Management

	Artikel 23 Vergütung des Verwaltungsrates		Article 23 Compensation of the Board of Directors

(1)	Die Mitglieder des Verwaltungsrates erhalten für ihre Tätigkeit eine fixe Vergütung in Form einer jährlichen Vergütung, welche in einer oder mehreren Raten gezahlt werden kann.	(1)	The members of the Board of Directors shall receive a fixed compensation for their services in the form of an annual fee, which may be paid in one or several instalments.

(2)	Für die Mitgliedschaft in Ausschüssen oder die Übernahme von besonderen Aufgaben oder Aufträgen können Zuschläge ausgerichtet werden.	(2)	Additional fees may be paid as compensation for membership in committees or the assumption of special tasks or duties.

(3)
Der Verwaltungsrat oder ein Ausschuss kann festlegen, dass die Vergütung ganz oder teilweise in frei handelbaren oder für den Handel gesperrten Aktien der Gesellschaft (oder anwartschaftlichen Bezugsrechten auf solche Aktien) ausgerichtet werden kann. Der Verwaltungsrat legt insbesondere den Zeitpunkt der Zuteilung, die Dauer der Sperre sowie einen allfälligen Abschlag (Discount) unter Berücksichtigung der Dauer der Sperre fest. Der Verwaltungsrat kann vorsehen, dass aufgrund des Eintritts im Voraus bestimmter Ereignisse, wie der Beendigung eines Mandatsverhältnisses oder des Eintritts eines Kontrollwechsels, Sperren weitergelten, verkürzt oder aufgehoben werden, Vergütungen ausgerichtet werden oder Vergütungen verfallen.
		(3)
The Board of Directors or a committee may determine that compensation is to be paid in full or in part in the form of freely available or blocked shares in the Company (or conditional entitlements in respect of such shares). The Board of Directors shall specify, in particular, the time of the grant, the term of the blocking period, and any discounts to be made in consideration of the term of the blocking period. The Board of Directors may provide that upon the occurrence of certain events defined in advance, such as the termination of a mandate or a change of control, such blocking periods shall remain in effect, be shortened, or cancelled, that compensation is to be paid, or that compensation is no longer due.

	Artikel 24 Vergütung der Geschäftsleitung		Article 24 Compensation of Executive Management

(1)	Die Vergütung für die Mitglieder der Geschäftsleitung setzt sich zusammen aus einer fixen Vergütung und, sofern vom Verwaltungsrat so beschlossen, einer variablen Vergütung. Die fixe Vergütung umfasst ein Grundgehalt und kann weitere Vergütungselemente und Leistungen beinhalten. Die variable Vergütung kann aus kurzfristigen und langfristigen Vergütungselementen bestehen. Den Mitgliedern der Geschäftsleitung werden zudem Auslagen und Spesen ersetzt. Auslagen- und Spesenersatz (einschliesslich Spesenpauschalen) gelten nicht als Vergütung.	(1)
The compensation of the members of Executive Management shall be composed of a fixed compensation and, if the Board of Directors so determines, a variable compensation. The fixed compensation includes a base salary and may comprise other compensation elements and benefits. Variable compensation may comprise short-term and long-term compensation components. In addition, members of Executive Management shall be reimbursed for their disbursements and expenses. Reimbursement of disbursements and expenses (including expense allowances) shall not be considered compensation.

(2)	Die variable Vergütung erfolgt leistungs- oder erfolgsabhängig. Die Höhe der variablen Vergütung richtet sich grundsätzlich nach den vom Verwaltungsrat festgelegten qualitativen oder quantitativen Performance-Kriterien.	(2)
The variable compensation shall be contingent upon performance or profit. The amount of the variable compensation shall generally be determined in accordance with the qualitative or quantitative performance criteria set by the Board of Directors.

(3)	Die kurzfristige variable Vergütung berücksichtigt insbesondere Performance-Kriterien bezüglich des Konzerns oder von Teilen davon, die in absoluten oder relativen Kriterien (zu anderen Unternehmen oder zu vergleichbaren Richtgrössen) gemessen werden, oder individuelle Ziele. Die Performance wird in der Regel während eines einjährigen Zeitraumes ermittelt.	(3)
The short-term variable compensation shall be based on, in particular, performance criteria with reference to the Group, or parts thereof, which are measured in absolute terms or relative to other companies or to comparable benchmarks, or individual targets. Such performance shall generally be measured over intervals of one year.

(4)	Die langfristige variable Vergütung berücksichtigt insbesondere Performancekriterien, welche die strategischen Ziele des Konzerns oder von Teilen davon unterstützen und die in absoluten oder relativen Kriterien (zu anderen Unternehmen oder zu vergleichbaren Richtgrössen) gemessen werden. Die Gesamterreichung der vorab festgelegten Performanceziele wird während eines Zeitraums von in der Regel nicht weniger als drei Jahren ermittelt.	(4)
The long-term variable compensation shall be based on, in particular, performance criteria supporting strategic objectives of the Group, or parts thereof, which are measured in absolute terms or relative to other companies or comparable benchmarks. The total achievement of performance targets designated in advance shall generally be measured over intervals of not less than three years.

	Artikel 25 Allgemeine Vergütungsgrundsätze		Article 25 General principles of compensation

(1)	Juristische Personen, die direkt oder indirekt von der Gesellschaft kontrolliert werden, können den Mitgliedern des Verwaltungsrates oder der Geschäftsleitung für ihre Tätigkeit eine Entschädigung bezahlen, sofern diese Entschädigung durch einen genehmigten Gesamtbetrag oder einen Zusatzbetrag gemäss Art. 27 dieser Statuten abgedeckt sind.	(1)
Legal entities which are directly or indirectly controlled by the Company may pay compensation to members of the Board of Directors or of the Executive Management for their services, provided that such compensation is covered by an approved aggregate amount or an additional amount pursuant to art. 27 of these Articles of Association.

(2)	Nicht als Vergütungen, Darlehen oder Kredite gelten insbesondere die folgenden Positionen, die nicht zu den bewilligungspflichtigen Beträgen nach Art. 27 dieser Statuten hinzugerechnet werden:	(2)	In particular, the following items are not deemed compensation, loans or credits and shall not be added to the amounts subject to approval according to art. 27 of these Articles of Association:

a.	Entschädigungen für Aufwendung und steuerlich abzugsfähige Pauschalbeträge;	a.	Reimbursement of expenses and tax-deductible lump-sum expenses;

b.	Prämien für Versicherungen, die nach Ansicht des Vergütungsausschusses im Interesse der Gesellschaft abgeschlossen werden;	b.	premiums for insurance which are in the view of the Compensation Committee entered into in the interest of the Company;

c.	unbedeutende Sachleistungen, allgemeine Leistungen an Arbeitnehmer und andere ähnliche Nebenleistungen; und	c.	insignificant benefits in kind, general employee benefits and other similar fringe benefits; and

d.	Entschädigungen, Vorschüsse und Versicherungen gemäss Abs. 3 dieses Artikels.	d.	indemnification, advances and insurances according to para. 3 of this article.

(3)	Die Gesellschaft kann im Rahmen der gesetzlichen Bestimmungen die Mitglieder des Verwaltungsrates oder der Geschäftsleitung für Schäden entschädigen, die ihnen durch Verwaltungs- oder Gerichtsverfahren oder durch Vergleiche im Zusammenhang mit ihrer Tätigkeit für die Gesellschaft entstanden sind, oder Vorschüsse auf diese Beträge leisten oder Versicherungen abschliessen. Solche Entschädigungen, Vorschüsse und Versicherungen gelten nicht als Vergütung.	(3)
The Company may, to the extent permitted by law, indemnify members of the Board of Directors or the Executive Management for any damages suffered through administrative or judicial proceedings, or settlements, in connection with their services for the Company, or provide advances on such amounts, or purchase insurance. Such indemnification, advances, and insurance shall not be considered compensation.

(4)	Alle Aktienzuteilungen stellen eine Vergütung für das Jahr dar, in dem sie gewährt werden, und werden zum Marktwert am Tag der Gewährung bewertet, der vom Verwaltungsrat oder dem Vergütungsausschuss festgelegt wird. Der Verwaltungsrat oder der Vergütungsausschuss kann jedoch, wenn er dies unter den gegebenen Umständen für angemessen hält, festlegen, dass die Gesamtheit oder ein Teil einer Zuteilung eine variable Vergütung in einem anderen Jahr als dem Jahr der Zuteilung darstellt und nach einem anderen Bewertungsansatz bewertet wird (soweit dies nach geltendem Recht zulässig ist).	(4)
Any equity awards constitute compensation for the year during which they are granted and shall be valued at the fair value at the date of grant as determined by the Board of Directors or the Compensation Committee. However, if the Board of Directors or the Compensation Committee deems it reasonable under the circumstances, it may determine that all or part of an award shall constitute variable compensation in a different year from the year in which it is granted and be valued using a different valuation approach (to the extent permitted by applicable law).

(5)
Der Verwaltungsrat oder der Vergütungsausschuss ist befugt, weitere Bedingungen für Aktienzuteilungen oder variable Vergütungen festzulegen, sei es in Bonus- und Aktienbeteiligungsplänen, Arbeits- oder Zuteilungsverträgen oder auf andere Weise. Sie legen die Bedingungen für die Zuteilung, das Vesting, die Sperrung, die Leistung, die Ausübung und den Verfall von Aktienzuteilungen fest und können Mechanismen für die Anpassung oder Rückforderung von variablen Vergütungen vorsehen. Insbesondere können sie vorsehen, dass bestimmte variable Vergütungen oder deren Gegenwert in bar während der Freistellung gezahlt oder gewährt werden (in diesem Fall kann die Auszahlung auf dem durchschnittlichen Bonus oder der durchschnittlichen Prämie des letzten Jahres/der letzten Jahre oder auf dem Zielbonus oder der Zielprämie beruhen), und dass Aktienzuteilungen unverfallbar werden und etwaige Sperrfristen aufgehoben werden (i) im Falle eines Kontrollwechsels in Bezug auf die Gesellschaft und (ii) im Falle der Beendigung des Beschäftigungsverhältnisses eines Mitglieds der Geschäftsleitung.
		(5)
The Board of Directors or the Compensation Committee is authorized to specify any further terms and conditions of equity awards or variable compensation, be it in bonus and equity incentive plans, employment or award agreements or otherwise. They shall determine grant, vesting, blocking, performance, exercise and forfeiture conditions of any equity awards and may provide for mechanisms for adjustment or claw back of variable compensation. In particular, they may provide that certain variable compensation or their cash equivalent is paid or granted during garden leave (in which case the pay-out may be based on the average bonus or incentive paid in the last year(s) or on the target bonus or incentive), and that equity awards will vest and any blocking periods will be waived (i) in the event of a change in control regarding the Company and (ii) in the event of termination of employment of a member of the Executive Management.

	Artikel 26 Vorsorgeleistungen		Article 26 Retirement Benefits

(1)
Die Gesellschaft kann eine oder mehrere unabhängige Vorsorgeeinrichtungen für die berufliche Vorsorge errichten oder sich solchen anschliessen. Arbeitgeberseitige Beiträge an solche Vorsorgeeinrichtungen, nicht aber die von solchen Vorsorgeeinrichtungen ausgerichteten reglementarischen Leistungen, gelten als Bestandteil der Vergütung. Aufgrund anwendbarer Regelungen (inklusive unter qualifizierten und nichtqualifizierten beitragsorientierten Plänen) für die berufliche Vorsorge direkt vom Arbeitgeber geäufnete bzw. ausgerichtete Vorsorgeleistungen werden gleich behandelt wie Beiträge an und Leistungen von Vorsorgeeinrichtungen.
		(1)
The Company may establish one or more independent pension funds for occupational pension benefits or may join such funds. Contributions to such pension funds on the part of the employer, but not benefits which are paid out by such pension funds, are deemed part of the compensation. Retirement benefits accumulated or paid directly by the employer based on applicable regulations on occupational pension benefits (including under qualified and non-qualified defined contribution plans) are treated the same way as contributions to and benefits by pension funds.

(2)
Die Gesellschaft und ihre Tochtergesellschaften können Mitgliedern der Geschäftsleitung anstelle oder zusätzlich zu den Leistungen nach Artikel 26 Abs. 1 direkt Vorsorgeleistungen (wie Renten, Kauf von Krankenversicherungen etc.) ausserhalb der beruflichen Vorsorge in Aussicht stellen und nach ihrer Pensionierung ausbezahlen. Solche Renten sollen pro Jahr die letzte an dieses Mitglied ausbezahlte jährliche Grundvergütung nicht übersteigen. Bei Kapitalabfindungen wird der Wert einer Vorsorgeleistung aufgrund anerkannter versicherungsmathematischer Methoden ermittelt. Die Zahlung von Überbrückungs- bzw. Zwischenleistungen zwischen Frühpensionierung und regulärem Rentenalter ist möglich. Zudem können die Mitglieder der Geschäftsleitung an den von der Gesellschaft unterhaltenen Krankenversicherungsprogrammen teilnehmen.
		(2)
Instead of or in addition to benefits pursuant to article 26 para. 1, the Company and its subsidiaries may directly offer retirement benefits (such as pensions, purchase of health care insurances etc.) outside of the scope of occupational pension benefit regulations to members of the Executive Management and may pay them out after retirement. Such retirement benefits shall not exceed the last paid out annual base salary of the respective member per year. In the case of lump-sum settlements, the value of a pension shall be determined based on recognized actuarial methods. The payment of bridge or interim annuities between early retirement and the regular retirement age is possible. In addition, the members of the Executive Management may participate in the health plans maintained by the Company.

	Artikel 27 Genehmigung durch die Generalversammlung		Article 27 Approval by the General Meeting

(1)	Die ordentliche Generalversammlung beschliesst jedes Jahr gesondert den maximalen Gesamtbetrag:	(1)	Each year the Annual General Meeting shall approve separately the maximum aggregate amount each of:

a.	der Vergütungen des Verwaltungsrates bis zur nächsten ordentlichen Generalversammlung; und	a.	the compensation of the Board of Directors until the next Annual General Meeting; and

b.	der Vergütungen der Geschäftsleitung für das nächste Kalenderjahr.	b.	the compensation of the Executive Management for the next calendar year.

(2)	Die ordentliche Generalversammlung stimmt jedes Jahr in einer Konsultativabstimmung über den Vergütungsbericht ab.	(2)	Each year the Annual General Meeting shall vote on the Compensation Report in a non-binding vote.

(3)
Stimmt die Generalversammlung einem Gesamtbetrag gemäss Abs. 1 dieses Artikels nicht zu, so kann der Verwaltungsrat unter Berücksichtigung des Abstimmungsergebnisses, anderer Rückmeldungen von Aktionären und anderer Angelegenheiten nach eigenem Ermessen an einer nachfolgenden (ausserordentlichen oder ordentlichen) Generalversammlung einen neuen Antrag auf einen solchen Gesamtbetrag stellen, und die Gesellschaft kann die Vergütung vorbehältlich der nachfolgenden Genehmigung ausrichten. Der Verwaltungsrat kann die Anträge auch aufteilen, indem er bestimmte Vergütungselemente, kürzere Zeiträume oder einen engeren Personenkreis zur Genehmigung vorschlägt.
		(3)
If the General Meeting does not approve an aggregate amount pursuant to para. 1 of this article, the Board of Directors shall consider the results of the vote, other shareholder feedback and other matters in its discretion and it may thereafter submit a new proposal for such aggregate amount at a subsequent (extraordinary or annual) General Meeting, and the Company may pay compensation subject to the subsequent approval. The Board of Directors may also split proposals for approval by submitting proposals in respect to particular elements of compensation, shorter periods of time, or a more limited group of persons.

(4)	Die Generalversammlung kann jederzeit eine nachträgliche Erhöhung eines genehmigten Gesamtbetrages oder zusätzliche Beträge für bestimmte Vergütungen bewilligen. Insbesondere kann sie einen allfälligen ausserordentlichen Bonus genehmigen, der (i) an den Verwaltungsrat in bar oder in Aktien für die in einer vorangegangenen Periode geleistete ausserordentliche und zusätzliche Arbeit oder (ii) an die Geschäftsleitung für die im vorangegangenen Kalenderjahr erbrachte Leistung ausserhalb und zusätzlich zu einem allfälligen Bonus im Rahmen von Abs. 1 lit. b dieses Artikels ausbezahlt wird.	(4)
The General Meeting may at any time approve a subsequent increase of an approved aggregate amount or approve additional amounts for certain elements of compensation. In particular, it may approve a possible extraordinary bonus payable (i) to the Board of Directors in cash or shares for extraordinary and additional work performed in a preceding period or (ii) to the Executive Management for the performance in the prior calendar year outside of and in addition to any bonus paid within the scope of para. 1 lit. b of this article.

(5)
Die Gesellschaft ist ermächtigt, solchen Mitgliedern der Geschäftsleitung, die nach dem entsprechenden Genehmigungsbeschluss der Generalversammlung in die Geschäftsleitung eintreten, eine Entschädigung (einschliesslich einer Entschädigung für den Verlust der Vergütung oder für finanzielle Nachteile im Zusammenhang mit dem Wechsel des Arbeitsverhältnisses) zu zahlen, auch wenn der von der Generalversammlung bereits genehmigte Gesamtbetrag nicht ausreicht. Diese Zusatzbeträge müssen nicht von der Generalversammlung genehmigt werden, sofern ihre Summe in jedem einzelnen relevanten Zeitraum 40% des genehmigten maximalen Gesamtbetrags (vollständig und nicht pro rata temporis) der Vergütung der Mitglieder der Geschäftsleitung für denselben Zeitraum, für den bereits eine Genehmigung durch die Generalversammlung vorliegt, nicht überschreitet.
		(5)
The Company is authorized to pay compensation (including indemnification for loss of compensation or for financial disadvantages in connection with the change of employment) to such members of Executive Management who after the relevant approval resolution by the General Meeting join the Executive Management, even if the total amount already approved by the General Meeting is not sufficient. These supplementary amounts do not need to be approved by the General Meeting, provided that their sum in each single relevant period does not exceed 40% of the approved maximum aggregate amount (in full, not pro rata temporis) of the compensation of the members of Executive Management for the same period of time for which approval by the General Meeting has already been obtained.

(6)	Eine durch Wechselkursschwankungen bedingte Überschreitung der genehmigten maximalen Gesamtbeträge bleibt unberücksichtigt.	(6)	Any excess of the approved maximum aggregate amounts due to exchange rate fluctuations shall be disregarded.

	Artikel 28 Arbeits- und Mandatsverträge		Article 28 Employment and Agency Agreements

(1)	Die Dauer der Verträge, die den Vergütungen für die Mitglieder des Verwaltungsrats zugrunde liegen, darf die Amtsdauer nicht überschreiten.	(1)	The duration of the agreements on which the remuneration of the members of the Board of Directors is based may not exceed the term of office.

(2)	Arbeitsverträge mit den Mitgliedern der Geschäftsleitung können befristet oder unbefristet ausgestaltet sein. Die maximale Dauer für befristete Verträge beträgt ein Jahr. Eine Erneuerung ist zulässig. Die Kündigungsfrist bei unbefristeten Verträgen beträgt maximal ein Jahr.	(2)
Agreements with members of Executive Management on which the compensation paid to such members is based, and employment agreements with the members of Executive Management may be concluded for a definite or indefinite term. The maximum term of agreements concluded for a definite term shall be one year. Renewal of such agreements is permitted. The maximum termination notice period for agreements concluded for an indefinite term shall be one year.

(3)	Die Gesellschaft kann mit Mitgliedern der Geschäftsleitung Vereinbarungen über ein entschädigungspflichtiges Konkurrenzverbot nach Beendigung des Arbeitsverhältnisses abschliessen. Die für das Konkurrenzverbot zu zahlende Gesamtentschädigung darf höchstens die durchschnittliche Jahresvergütung der letzten drei Geschäftsjahre betragen.	(3)
The Company may enter into compensated non-competition agreements with members of Executive Management after termination of the employment. The total compensation payable for the non-compete obligation may only amount to the average annual compensation of the previous three financial years.

(4)	Während der Freistellung kann die variable Vergütung anteilig gezahlt werden.	(4)	During garden leave, the variable compensation may be paid pro rata.

	Artikel 29 Rechtsnatur		Article 29 Legal Nature

Die Bestimmungen dieses Abschnitts sind gesellschaftsrechtlicher Natur und begründen keine individuellen Ansprüche auf Leistungen.		The provisions of this section are of a company-law nature and do not create individual claims for benefits.

	5. Geschäftsjahr und Gewinnverwendung		5. Financial year and appropriation of profit

	Artikel 30 Geschäftsjahr, Geschäftsbericht		Article 30 Financial year and Annual Report

(1)	Der Verwaltungsrat legt das Geschäftsjahr fest.	(1)	The Board of Directors determines the financial year.
(2)	Der Verwaltungsrat erstellt für jedes Geschäftsjahr einen Geschäftsbericht, der sich aus der Jahresrechnung (bestehend aus Erfolgsrechnung, Bilanz und Anhang sowie gegebenenfalls einer Geldflussrechnung), dem Lagebericht und der Konzernrechnung zusammensetzt.	(2)
The Board of Directors shall prepare for each financial year an annual report which includes the annual financial statements (comprising income statement, balance sheet and notes thereto, and, if required, a cash flow statement), the management report, and the consolidated financial statements.

	Artikel 31 Verwendung des zur Ausschüttung verfügbaren Gewinns		Article 31 Appropriation of the profit available for distribution

(1)	Unter Vorbehalt zwingender gesetzlicher Vorschriften kann die Generalversammlung den Bilanzgewinn nach ihrem Ermessen verwenden, insbesondere die Höhe der Dividende bestimmen.	(1)	Subject to mandatory statutory provisions, the General Meeting may allocate the profits shown in the balance sheet, and in particular determine the amount of the dividend, at its discretion.

(2)	Dividenden und ähnliche Ausschüttungen, die nicht innerhalb von fünf Jahren nach ihrer Fälligkeit bezogen worden sind, verfallen und fallen an die Gesellschaft zurück.	(2)	Dividends and similar distributions which have not been collected within five years after their due date shall lapse and accrue to the Company.

	6. Auflösung und Liquidation der Gesellschaft		6. Winding up and liquidation of the Company

	Artikel 32 Auflösung und Liquidation der Gesellschaft		Article 32 Winding up and liquidation of the Company

(1)	Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen Vorschriften und dieser Statuten beschliessen.	(1)	The General Meeting may at any time resolve the dissolution and liquidation of the Company in accordance with the law and these Articles of Association.

(2)	Die Liquidation wird vom amtierenden Verwaltungsrat durchgeführt, sofern die Generalversammlung nicht andere Personen zu Liquidatoren ernennt.	(2)	The liquidation shall be carried out by the Board of Directors then in office, unless the General Meeting appoints other persons as liquidators.

(3)	Die Liquidatoren haben die unbeschränkte Befugnis, das gesamte Gesellschaftsvermögen zu verwerten und die Gesellschaft abzuwickeln.	(3)	The liquidators shall have unrestricted power and authority to liquidate all corporate assets and wind up the Company.

(4)	Nach Begleichung aller Verbindlichkeiten wird das Vermögen der Gesellschaft an die Aktionäre im Verhältnis der Nennwerte ihrer Aktien verteilt. Der von den Aktionären nicht eingezahlte Betrag wird mit der Liquidationsdividende verrechnet.	(4)
After all liabilities have been settled, the assets of the Company shall be distributed to the shareholders in proportion to the nominal values of their shares. Any amount not paid in by shareholders shall be set off against the liquidation dividend.

	7. Bekanntmachungen, Gerichtsstand		7. Communications and notices, Jurisdiction

	Artikel 33 Publikationsorgan		Article 33 Means of publication

(1)	Die Mitteilungen der Gesellschaft an die Aktionäre und die Bekanntmachungen erfolgen durch Publikation im Schweizerischen Handelsamtsblatt.	(1)	All communications by the Company to its shareholders and all Company notices shall be published in the Swiss Official Gazette of Commerce.

(2)	Mitteilungen an die Aktionäre können stattdessen oder zusätzlich per gewöhnlichem Brief an ihre im Aktienregister eingetragenen Adressen oder per E‑Mail oder in einer anderen Form, die der Verwaltungsrat für angemessen hält, erfolgen.	(2)
Notifications to the shareholders may instead, or in addition, be made by unregistered mail to their addresses registered in the share register, or by e-mail or in such other form as the Board of Directors deems fit.

	Artikel 34 Gerichtsstand		Article 34 Jurisdiction

(1)	Der ausschliessliche Gerichtsstand für aus dem Gesellschaftsverhältnis entstehenden oder damit in Zusammenhang stehenden Streitigkeiten befindet sich am Sitz der Gesellschaft.	(1)	The exclusive place of jurisdiction for any disputes arising from or in connection with the corporate relationship in the Company shall be at the registered office of the Company.

(2)
Der ausschliessliche Gerichtsstand für jegliche Streitigkeiten, in denen Ansprüche geltend gemacht werden, die sich aus US-Wertpapiergesetzen, einschliesslich des U.S. Securities Act von 1933 in der jeweils gültigen Fassung, oder dem U.S. Exchange Act von 1934 in der jeweils gültigen Fassung und jeglicher darunter erlassener Regeln und Vorschriften ergeben, ist der United States District Court for the Southern District of New York, oder, sollte der United States District Court for the Southern District of New York für die bei ihm geltend gemachten Ansprüche nicht zuständig sein, kann ein anderes zuständiges bundesstaatliches (federal) Gericht der Vereinigten Staaten von Amerika über solche Ansprüche entscheiden.
(2)
The exclusive place of jurisdiction for any disputes asserting a claim arising under U.S. Securities Laws, including the U.S. Securities Act of 1933, as amended, or the U.S. Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, shall be the United States District Court for the Southern District of New York, or, if the United States District Court for the Southern District of New York does not have jurisdiction over such claims, any other federal district court of the United States of America having competent jurisdiction may hear such claims.

	8. Massgebliche Version		8. Prevailing Version

	Artikel 35 Massgebliche Version		Article 35 Prevailing Version

Diese Statuten existieren in deutscher und englischer Fassung. Die deutsche Fassung geht vor.		A German and an English version exist of these Articles of Association. The German version shall prevail.

	9. Qualifizierte Tatbestände		9. Qualified Matters

	Artikel 36 Sacheinlagen		Article 36 Contribution in Kind

Anlässlich der Kapitalerhöhung vom 1. Juli 2025 übernimmt die Gesellschaft gemäss Sacheinlagevertrag datiert per 1. Juli 2025 38'934'782 Mitgliedschaftsanteile an der ASH US Group, LLC, Delaware, USA, mit einer Bewertung von USD 441'009'265.62, wofür Continental Stock Transfer & Trust Company als Sacheinlegerin (handelnd auf Rechnung der Aktionäre der The Shyft Group, Inc., Novi, Michigan, USA) im Gegenzug 38'934'782 neue Namenaktien zu einem Ausgabebetrag von USD 1.00 pro Namenaktie erhält.

At the occasion of the capital increase on 1 July 2025, the Company receives, according to the capital contribution agreement dated 1 July 2025, 38'934'782 membership interests in ASH US Group, LLC, Delaware, USA, with a valuation of USD 441'009'265.62, for which Continental Stock Transfer & Trust Company as contributor (acting for the account of the shareholders of The Shyft Group, Inc., Novi, Michigan, USA) in exchange receives 38'934'782 new registered shares at an issue price of USD 1.00 per registered share.

Exhibit 3.2

Organizational Regulations

of

Aebi Schmidt Holding AG

with registered office in Frauenfeld, Switzerland

(the "Company")

effective 1 July 2025

2
1	General provisions	4
1.1	Principles and scope of application	4
1.2	Executive Bodies	4
1.3	Organization of the Group	4

2	The Board of Directors	5
2.1	Constitution	5
2.2	Responsibilities	5
2.2.1	Principle	5
2.2.2	Powers and duties	5
2.2.3	Delegation of management	7
2.2.4	Performance assessment	7
2.3	Meetings of the Board of Directors	7
2.3.1	Frequency	7
2.3.2	Convocation	7
2.3.3	Place	7
2.3.4	Invitation	7
2.3.5	Agenda items	7
2.3.6	Chairpersonship	8
2.3.7	Representation	8
2.4	Resolutions	8
2.4.1	Attendance quorum	8
2.4.2	Majority and casting vote	8
2.4.3	Resolutions by written consent	9
2.5	Minutes	9
2.6	Information and right to information of the Board of Directors	9
2.6.1	Documents	9
2.6.2	Right to request information	9
2.6.3	Inspection rights	10

3	The Chairperson	10

4	The Vice-Chairperson	11

5	The Lead Independent Director	11
5.1	Appointment	11
5.2	Powers and duties	11

6	The Board Committees	12
6.1	Board Committees and ad-hoc Board Committees	12
6.2	Charters	12
6.3	Composition	13
6.4	Term	13

7	The CEO	13
7.1	Appointment	13
7.2	Powers and duties	13
7.3	Further delegation	14

3
8	The Executive Management	14
8.1	Organization	14
8.1.1	Appointment	14
8.1.2	Compensation	14
8.1.3	Responsibility	15
8.1.4	Further delegation	15
8.2	Powers and duties	15
8.3	Meetings of the Executive Management	15
8.3.1	Frequency	15
8.3.2	Convocation	16
8.3.3	Invitation	16
8.3.4	Chairpersonship	16
8.4	Resolutions	16
8.4.1	Attendance quorum	16
8.4.2	Majority and casting vote	16
8.4.3	Items not on the agenda	16
8.5	Minutes	16
8.6	Reporting	17

9	Miscellaneous	17
9.1	Duty of care and loyalty	17
9.2	Conflicts of interest	17
9.3	Confidentiality	18
9.4	Written form	18
9.5	Authority to sign	18
9.6	Indemnification and insurance	18
9.7	Final provisions	19

4
1	General provisions

1.1	Principles and scope of application

1
These organizational regulations (the "Regulations") were enacted by the board of directors of Aebi Schmidt Holding AG (the "Company") on the basis of Article 716b of the Swiss Code of Obligations ("CO") and Article 17 para. 2 of the articles of association of the Company (the "Articles").

2
These Regulations define the organization and responsibilities of the executive bodies of the Company (the "Executive Bodies"). They implement and supplement applicable law and the Articles by establishing binding rules regarding the organization of the Company and its subsidiaries (the "Group Companies" and, together with the Company, the "Group") and its overall management.

1.2	Executive Bodies

3	These Regulations govern the internal organization and corporate governance as well as functions, powers and duties of the following Executive Bodies and persons of the Company:

a)
the board of directors of the Company (the "Board") and its members (each a "Board Member"), including its chairperson (the "Chairperson"), its vice-chairperson (the "Vice-Chairperson") and its lead independent director (the "Lead Independent Director");

b)	the committees of the Board (the "Board Committees");

c)	the executive management of the Company (the "Executive Management") under the leadership of the chief executive officer of the Company (the "CEO");

d)	the secretary of the Board (the "Secretary").

1.3	Organization of the Group

4
The Company, as the listed parent company of the Group, controls directly or indirectly all subsidiaries (which, for the avoidance of doubt, shall include all types of legal entities controlled directly or indirectly by the Company) of the Group. The Company fulfils strategic, financial and management functions not only for itself, but also with respect to the Group companies and entities. In view of this group-wide function, the Board and the other Executive Bodies in general have to make determinations on matters that pertain to both the Company and its subsidiaries. Notwithstanding this, the Company respects the legal independence of all its subsidiaries according to applicable laws. It sets standards for the Group to allow for an efficient and harmonized steering of the Group subject to applicable legal limitations.

5
2	The Board of Directors

2.1	Constitution

5
The general meeting of shareholders of the Company (the "General Meeting") elects the Chairperson and the other Board Members in accordance with article 7 para. 5 of the Articles. PCS (as defined in article 16 of the Articles) has nomination rights in accordance with article 16 of the Articles.

6	The Board appoints one of its members as Vice-Chairperson for a term of office until completion of the next General Meeting.

7
The Board further appoints the Secretary (a person keeping the minutes and supporting in the preparation of the meetings of the Board (the "Board Meetings"), who does not need to be a member of the Board. The Secretary, for purposes of his or her duties related to the Secretary function, directly reports to the Chairperson.

8
The Board, upon recommendation of the Governance and Sustainability Committee, shall submit nominations of new Board Members for election at the General Meeting, which ensure an adequate size as well as a diverse and well-balanced composition of the Board, and that a majority of the Board Members are independent within applicable legal and stock exchange requirements.

2.2	Responsibilities

2.2.1	Principle

9
The Board is entrusted with the ultimate direction, the supervision and control of the management of the Company and the Group. It is authorized to pass resolutions on all matters which are not reserved for or delegated to the General Meeting or another body of the Company by law, the Articles or these Regulations.

2.2.2	Powers and duties

10	In particular, the Board shall have the following powers and duties:

a)	ultimate direction and issuing the necessary policies and directives with respect to the Company and the Group;

b)	determination of the organization and strategy with respect to the Company and the Group;

c)	determination of the accounting system, reporting and financial controls as well as the financial planning with respect to the Company and the Group;

d)
appointment and removal of the members of the Board Committees (except for the members of the Human Resources and Compensation Committee), the Secretary, the CEO and the other members of the Executive Management;

6
e)	granting and withdrawal of signatory rights;

f)
ultimate supervision of the persons entrusted with the management, in particular in view of compliance with the law (including stock exchange regulations and the rules of the U.S. Securities and Exchange Commission applicable to the Company), as it may change from time to time ("Applicable Law"), the Articles, these Regulations and other internal regulations, policies and directives;

g)
review and approval of the business report (including the annual report, the consolidated financial statements of the Group and the annual financial statements of the Company) and of the compensation report, the report on non-financial matters pursuant to art. 964c CO and other reports that are subject to approval by the Board, and receipt of the reports of the auditors;

h)	planning of the General Meeting of the Company and implementation of its resolutions;

i)	approval of quarterly reports and interim accounts;

j)	submission of a motion for debt-restructuring moratorium (Nachlassstundung) and notification of the court in case of over-indebtedness;

k)	execution of the tasks reserved to the Board by law in the context of changes of share capital;

l)	establishment of the dividend policy;

m)	approval of the consolidated Group budget;

n)	response to any takeover offer for the Company;

o)	decision on agreements related to mergers, spin-offs, conversions and/or transfers of assets (Vermögensübertragung) pursuant to the Swiss Merger Act (Fusionsgesetz) with respect to the Company;

p)	verification of the professional qualifications of the auditors in accordance with the statutory requirements;

q)	establishment of any code of conduct;

r)	determination of the authorities to approve investments, capital expenditures and other financial thresholds in the Charter of Competence (which are enacted separately by the Board); and

7
s)	approval of share buybacks of the Company.

2.2.3	Delegation of management

11
Where not stipulated as a Board responsibility in the law, the Articles or these Regulations, the Board delegates the management of the Company and the Group to the members of the Executive Management pursuant and subject to these Regulations.

2.2.4	Performance assessment

12
Once per year, the Board shall, under the direction of the Chairperson (in cooperation with the Lead Independent Director, if applicable), assess its proper performance as well as the performance of the CEO and the Executive Management.

2.3	Meetings of the Board of Directors

2.3.1	Frequency

13	Board Meetings shall be held as often as the business requires, but as a general rule at least four times per year.

2.3.2	Convocation

14
Board Meetings shall be convened by the Chairperson. In the absence of the Chairperson, another Board Member may convene a Board Meeting. Any Board Member may, in writing and stating the items to be discussed, request that the Chairperson call a Board Meeting.

2.3.3	Place

15
Board Meetings may be held in person, by telephone, by video conference or other electronic means. Unless otherwise decided by the Board, at least 50% of the Board Meetings shall take place physically in Switzerland with the majority of the Board Members present in person.

2.3.4	Invitation

16
The invitation to attend a regular Board Meeting shall be made in writing including by email, listing the items on the agenda, at least ten (10) calendar days in advance. In urgent or extraordinary cases, the Chairperson may convene a Board Meeting by some other appropriate manner and at shorter notice.

2.3.5	Agenda items

17
The agenda shall be prepared by the Chairperson. Motions for the agenda and any enclosures must be addressed to the Chairperson sufficiently in advance for the invitation and the motions to be circulated simultaneously, except in cases where urgency does not allow for keeping this time frame.

8
18
At Board Meetings, each Board Member shall be entitled to submit proposals regarding the items on the agenda. This right may also be exercised by way of correspondence. If all Board Members are present and agree, deviations from the formal requirements are permitted; in particular, decisions can be taken that relate to matters not stated on the agenda.

19
Furthermore, these formal requirements do not have to be observed if a Board Meeting is only convened to record the implementation of an approved change of the share capital or of the currency of the share capital, to pass resolutions regarding the corresponding changes to the Articles and to adopt a report on a capital increase.

2.3.6	Chairpersonship

20	The Board Meetings shall be chaired by the Chairperson or, in their absence, by the Vice-Chairperson or another Board Member.

2.3.7	Representation

21	Absent Board Members may not be represented.

2.4	Resolutions

2.4.1	Attendance quorum

22
The attendance quorum of the Board is met if at least half of the Board Members are present. Board Members may attend the Board Meetings by any means of communication (e.g., by telephone, video, internet/intranet or other technical means) and the requirement of presence is met if the Board Members are able to communicate simultaneously.

23
No attendance quorum is required to record the implementation of an approved change of share capital or a change in the currency of the share capital, to pass resolutions regarding the corresponding changes to the Articles and to adopt a report on a capital increase.

2.4.2	Majority and casting vote

24	Resolutions shall be passed by the majority of the votes cast. Abstentions shall not be counted. In case of a tie, the Chairperson shall not have a casting vote.

25	The affirmative majority of all Board Members, whether present or not, is required for a resolution on:

−	changes to these Regulations;

9
−	changes to the Charter of Competence;

−	an additional listing of the Company's shares on a stock exchange;

−
the decision to carry out a capital increase based on art. 3a and/or art. 3b of the Articles (i.e., within the conditional capital or the capital band) in the amount of more than 5% of the Company's issued share capital and, to the extent that the Board has already issued capital in a previous capital increase based on art. 3a and/or 3b of the Articles, or reserved such capital, any capital increase based on art. 3a and/or art. 3b of the Articles which would, together with such previous capital increase, exceed 5% of the Company's issued share capital.

2.4.3	Resolutions by written consent

26
Resolutions of the Board may also be passed in writing (including signed by way of DocuSign or another electronic signature that does not need to be in qualified form), by email or in other electronic form as determined by the Chairperson, unless a Board Member requests oral consideration within the period indicated in the corresponding motion. These circular resolutions shall be considered approved if all Board Members have given their written consent (including by email or in other electronic form as determined by the Chairperson).

2.5	Minutes

27
Minutes of the proceedings and resolutions of the Board shall be taken and signed by the Chairperson and the Secretary. If no Secretary has been appointed, or if the Secretary is not present at the Board Meeting, an ad-hoc secretary shall be appointed.

2.6	Information and right to information of the Board of Directors

2.6.1	Documents

28	The Board shall determine which written documents shall be regularly circulated for the information of the Board.

2.6.2	Right to request information

29	Any Board Member may request information about all matters concerning the Company and the Group reasonably necessary to fulfil the fiduciary duties of such Board Member.

30
At the Board Meetings, the CEO, if present, or the Chairperson or Lead Independent Director (or another person so designated by the Chairperson or Lead Independent Director) shall inform the Board on the current course of business and on important developments of the Company and the Group. In addition, at Board Meetings, all Board Members as well as all present members of the Executive Management shall be obliged to provide the information requested by any Board Member.

10
31
Outside of Board Meetings, any Board Member may request information concerning the course of the business of the Group and the Company as well as on specific business dealings/matters of the Company by addressing a written request (including by email) to the Chairperson with a copy to the Vice-Chairperson, the CEO and the Lead Independent Director (if applicable) for information. If the Chairperson rejects the Board Member's request for information, the respective Board Member may ask that the Board decide on such request. The Board shall be informed promptly of any extraordinary business development, and Board Members shall be informed of extraordinary occurrences promptly by way of circulating letter or by telephone or email.

2.6.3	Inspection rights

32
Board Members have, upon written request (including by email) to the Chairperson with a copy to the Vice-Chairperson, the CEO and the Lead Independent Director (if applicable), full and unrestricted access to the books and records of the Company. If the Chairperson rejects the Board Member's request for information, the respective Board Member may ask that the Board decide on such request request.

3	The Chairperson

33	The Chairperson has the following powers and duties:

a)
convening, after approval of the meeting agenda and information to be sent to the Board Members by the Lead Independent Director in accordance with section 5.2c) (if applicable), and chairing of Board Meetings, signing the minutes (together with the person keeping the minutes) and, where appropriate, liaising with the CEO in preparation of such Board Meetings;

b)	leading the yearly assessment of the Board;

c)
external communication, after consultation and in coordination with the CEO, on matters of general interest for the Company or the Group and outside the day-to-day operational management vis-à-vis shareholders, investors, the general public, and the media, and without prejudice to section 7.2;

d)	chairing the General Meetings and signing the minutes of such General Meetings (together with the person keeping the minutes);

e)	performing all other tasks which accrue to the Chairperson by law, the Articles or these Regulations.

34	The Chairperson has the right to inspect all books and files.

11
4	The Vice-Chairperson

35
As long as at least two directors nominated by PCS (as defined in article 15 of the Articles, the "Nominated Directors") are Board Members, the position of the Vice-Chair shall be filled by one of the Nominated Directors (except in case that the Chairperson is exceptionally a Nominated Director).

36	If the Chairperson is unable to exercise their office, the Vice-Chairperson shall act as their deputy.

37
The Vice-Chairperson, acting as deputy for the Chairperson, shall have the same powers and duties for the performance of their role as a deputy as those accruing to the Chairperson, but such powers and duties shall be confined to resolutions to be passed during the period of the representation.

38	If the Vice-Chairperson is unable to act as deputy, the longest serving Board Member shall take their office.

5	The Lead Independent Director

5.1	Appointment

39	If the Chairperson is not independent, the Board (upon proposal by the Governance and Sustainability Committee) appoints a Lead Independent Director who is to be confirmed annually.

5.2	Powers and duties

40
The Lead Independent Director coordinates the activities of the other independent Board Members and performs such duties and responsibilities as the Board may determine. He serves as liaison between the Chairperson and the independent Board Members, with whom he can call separate meetings.

41	The Lead Independent Director shall:

a)	convene and chair the independent Board Members' sessions taking place without the presence of the Chairperson, which shall occur as often as business requires, but at least once a year;

b)	preside at all other meetings at which the Chairperson and the Vice Chairperson are not present and provide prompt and candid feedback to the Chairperson and the CEO;

c)
approve meeting agendas and information sent to the Board Members, as well as meeting schedules to ensure that the Board and the Board Committees have sufficient time for discussion of all agenda items;

12
d)	work with the Governance and Sustainability Committee in the performance evaluation process of the Board and individual Board Members and personally conduct performance evaluations as appropriate;

e)
consider the design and organization of the Board, including review and vetting of potential nominees and committee structure and membership, and provide input to the Governance and Sustainability Committee;

f)	facilitate communication between Board Members and the Chairperson and the CEO, respectively, without becoming the exclusive means of such communication;

g)	monitor the Company's mechanism for receiving and responding to communications to the Board from shareholders; and

h)	monitor the Board' activities to ensure sound corporate governance and independence in deliberations.

42
In performing the duties described above, the Lead Independent Director is expected to consult with the chairpersons of the appropriate Board Committees and solicit their participation. In general, the Lead Independent Director chairs the Governance and Sustainability Committee.

6	The Board Committees

6.1	Board Committees and ad-hoc Board Committees

43
The Board delegates certain tasks to standing Board Committees and may, at any time, further designate one or more additional ad-hoc Board Committees as necessary, whereas the additional ad-hoc Board Committees shall not have any decision-making authority. The Chairperson, the Vice Chairperson, and such other Board Members approved by the respective chairperson of the Board Committee have the right to attend meetings of the Board Committees (unless such attendance would create an apparent conflict of interest).. The Board shall in particular have the following Board Committees:

a)	Audit Committee;

b)	Human Resources and Compensation Committee;

c)	Governance and Sustainability Committee.

6.2	Charters

44
The composition, powers and duties of the Board Committees are determined in the Articles and in separate committee charters, which form an integral part of these Regulations. The membership, powers and duties for ad-hoc committees are determined in the respective resolutions of the Board.

13
6.3	Composition

45
Subject to the powers of the General Meeting with respect to the Human Resources and Compensation Committee and unless otherwise determined by a Board Committee's charter or Applicable Law, each Board Committee is constituted by a chair and at least one further member, each appointed by the Board from among the Board Members in accordance with the Committee's charters. Membership of each Board Committee shall comply with the independence requirements as set forth in each Board Committee charter.

6.4	Term

46	Unless otherwise determined by a Board Committee's charter, the term of a membership in a Board Committee is one year from the date of appointment.

7	The CEO

7.1	Appointment

47	The Board appoints the CEO, upon motion of the Governance and Sustainability Committee.

7.2	Powers and duties

48
The CEO shall head and direct the Executive Management and be the contact person for the Board in its dealings with the Executive Management. As such, the CEO shall have the following duties and responsibilities:

a)	be responsible of the operational management of the Group under the supervision of the Board;

b)	be responsible for the Executive Management's good functioning and organization, and convene and chair its meetings;

c)	prepare and supervise the implementation of the resolutions of the Board;

d)	supervise the members of the Executive Management who shall report directly to the CEO;

e)
determine the Executive Management members' individual annual objectives taking into account the mid-term plan and the budget, and prepare and propose their individual compensation for the approval of the Board following a recommendation of the Human Resources and Compensation Committee (within the maximum amounts approved by the General Meeting);

14
f)	initiate, develop and manage the strategic planning process with the assistance of the relevant members of the Executive Management, and present the strategic plan to the Board for approval;

g)	subject to section 3 of these Regulations, be in charge of external communication;

h)
in coordination with the Chairperson and subject to section 3  of these Regulations, represent the Company vis-à-vis the shareholders and maintain the relations with shareholders and investors, particularly on matters relating to day-to-day operational management;

i)	present to the Governance and Sustainability Committee and to the Board a succession plan for the members of the Executive Management and key executives on an annual basis; and

j)
lead the process of determining the budget within the Group and present it to the Board for approval. Upon approval by the Board, it shall be the responsibility of the CEO to ensure that all expenditure is within the budget and meets the profitability targets at the different levels.

7.3	Further delegation

49
The CEO may delegate the implementation of the resolutions passed by the Board or a Board Committee to individual members of the Executive Management for execution (who may further delegate such tasks in accordance with section 8.1.4 of these Regulations). The CEO shall monitor the implementation of such resolutions.

8	The Executive Management

8.1	Organization

8.1.1	Appointment

50
Appointment and dismissal of the members of the Executive Management shall in principle be proposed by the CEO (other than with respect to himself), reviewed and recommended by the Governance and Sustainability Committee and approved by the Board.

51	The Executive Management consists of at least three members including the CEO and the chief financial officer.

8.1.2	Compensation

52
Compensation of the members of the Executive Management shall be proposed by the CEO, based on the achievement of objectives and benchmarking, reviewed and recommended by the Human Resources and Compensation Committee and decided by the Board (within the maximum amounts approved by the General Meeting).

15
8.1.3	Responsibility

53	The members of the Executive Management, under the leadership and direction of the CEO, are responsible for the management of the Group.

8.1.4	Further delegation

54
The members of the Executive Management may further delegate authorities in line with their responsibilities according to regulations issued by the Executive Management in accordance with section 8.2 of these Regulations.

8.2	Powers and duties

55	Subject and according to these Regulations, and under the leadership and direction of the CEO, the Executive Management has the following powers and duties:

a)
conduct the operational management of the Group, implement the strategic business policy, implement these Regulations and draw up the necessary additional regulations and directives for approval by the Board;

b)	prepare the business of the Board and implement its resolutions, directives and approved regulations;

c)
manage and supervise all ongoing business and transactions of the Group within the framework of these Regulations, save for decisions with extraordinary importance which require prior approval by the Board;

d)	prepare for approval by the Board and implement the accounting, financial control and the consolidated Group budget;

e)
prepare and present the annual financial statements, the quarterly accounts, the annual report as well as the report on non-financial matters to the Board or the competent Board Committee, as applicable;

f)	keep the Board informed on all matters of fundamental significance for the business; and

g)	ensure periodical and legally required reporting throughout the organization.

8.3	Meetings of the Executive Management

8.3.1	Frequency

56	The meetings of the Executive Management shall be convened as often as the business of the Company or the Group requires.

16
8.3.2	Convocation

57
Meetings shall be convened by the CEO or, in the CEO's absence, by another member of the Executive Management. Any member of the Executive Management may, in writing and stating the items to be discussed, request the CEO to promptly convene a meeting.

8.3.3	Invitation

58
The invitation to attend a meeting of the Executive Management shall be made in writing (including by email), indicating the agenda items, at least five (5) days in advance. The CEO may decide not to include incomplete motions, or motions submitted too late, in the agenda or may defer such motions to a later meeting.

59	In urgent cases, the CEO may convene the Executive Management in some other appropriate form at shorter notice.

8.3.4	Chairpersonship

60	The CEO shall chair the meetings of the Executive Management. The CEO may invite other persons who are not part of the Executive Management to attend the meeting in an advisory capacity.

8.4	Resolutions

8.4.1	Attendance quorum

61
The attendance quorum of the Executive Management is met if the majority of its members are present. Members of the Executive Management may attend the meetings of the Executive Management by any means of communication (e.g., by telephone, video, internet/intranet or other technical means) and the requirement of presence is met if the members of the Executive Management are able to communicate simultaneously.

8.4.2	Majority and casting vote

62	Resolutions shall be passed by a majority of the votes cast. Abstentions shall not be counted. In the event of a tie, the CEO shall have a casting vote.

8.4.3	Items not on the agenda

63	Items which are not on the agenda may only be decided upon if all the present members of the Executive Management consent to a decision being taken.

8.5	Minutes

64	The CEO shall arrange for appropriate minutes of the meetings of the Executive Management recording the substance of the meeting and any decisions taken.

17
65	Dissenting opinions, made for the record in the context of resolutions of the Executive Management, shall be recorded in the minutes.

8.6	Reporting

66
The CEO shall inform the Chairperson and the Lead Independent Director (if applicable) on an ongoing basis, and the Board regularly, of the course of business and the compliance with the budget and of exceptional occurrences outside the ordinary course of business. In particular, the CEO shall regularly inform the Board of market trends and of objectives and strategies of the Company.

67	Reporting to the Board shall be effected at the Board Meetings. Where appropriate, the CEO shall report to the Board in writing on matters pertaining to the Company and the Group.

68	The CEO may delegate the reporting to the Board to members of the Executive Management.

9	Miscellaneous

9.1	Duty of care and loyalty

69
Each Board Member and each member of the Executive Management shall be under a duty to carry out their responsibilities with due care and to safeguard the best interests of the Company which includes devoting the attention and time necessary for the fulfillment of the duties assigned to them.

9.2	Conflicts of interest

70	Each member of an Executive Body shall arrange their personal and business affairs to avoid an actual or potential conflict of interest.

71
Each member of an Executive Body is obliged to immediately make an appropriate notification if the circumstances change so that they might affect or appear to affect the respective member's independence or in case of a conflict of interest. In case of a new mandate, such notification must occur prior to accepting such mandate.

72
All conflicts of interest involving a member of an Executive Body, including conflicts of interest that constitute "related party transactions" under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, shall be reported to and reviewed by the Audit Committee in accordance with the terms of its charter. In addition, any conflict of interest involving a Board Member and other directorships or roles as described in the charter of the Governance and Sustainability Committee shall be reported to and reviewed by the Governance and Sustainability Committee in accordance with the terms of its charter.

18
73
For the purposes of this section, a Nominated Director (as defined in section 4 of these Regulations) is not deemed to have a conflict solely because of the nomination by PCS (as defined in article 15 of the Articles) if they participate (and decide on) matters listed in paragraph 25 of these Regulations or matters that similarly affect all shareholders.

9.3	Confidentiality

74
The members of the Executive Bodies shall keep at all times strictly confidential and refrain from disclosing to third parties any information and documents relating to the Company and/or the Group which they received, or which came to their attention in connection with their function as members of Executive Bodies, except for information already in the public domain. This obligation and duty continues even after the expiration of the term of office.

75
At the latest on expiry of their term of office, the members of the Executive Bodies shall, at the sole discretion of the Company, destroy all documents relating to the Company and/or the Group or return the same. Such destruction or return shall be confirmed in writing by the respective member. If required, for example in case of legal proceedings, the member can access relevant documents at the office of the Secretary.

9.4	Written form

76
Wherever reference is made in these Regulations to written communication, this may be done by any method of transmission which enables evidence of forwarding of the text and evidence of receipt of the message to be produced, i.e. for example by email.

9.5	Authority to sign

77	All persons authorized to represent the Company shall sign jointly with one other such person.

9.6	Indemnification and insurance

78
In accordance with the terms of article 25 para. 3 of the Articles and this Section 9.6 and subject to the limitations of Applicable Law, the Company shall agree to indemnify and hold harmless, to the full extent permitted by Applicable Law, any current and former members of the Executive Bodies (each an "Indemnitee") for any damage suffered by them as a result of any threatened, pending or completed actions, claims or proceedings, or settlements thereof, in connection with their services as members of the Executive Bodies for the Company or any of the Company's subsidiaries, and to provide advances on such amounts (including advances on expenses reasonably incurred).

79
The more specific terms and conditions of the Company's obligation to indemnify shall be agreed in separate indemnification agreements by the Company with the members of the Executive Bodies in a form approved by the Board.

19
80
Notwithstanding the foregoing, the Company is not obligated to indemnify an Indemnitee with respect to actions, claims or proceedings resulting from an intentional or grossly negligent breach of duty by such Indemnitee.

81	The Company will procure directors' and officers' liability insurance for the members of the Executive Bodies in line with customary practice for Swiss companies listed in the United States.

9.7	Final provisions

82	These Regulations come into effect on the first day of trading of the Company’s shares on the NASDAQ Global Select Market.

83	These Regulations shall be verified and, if necessary, amended as deemed appropriate but at least every two years.

Chairperson	Secretary

/s/ Peter Spuhler	/s/ Nadja Ceregato

Peter Spuhler	Nadja Ceregato

Exhibit 10.1

Execution Version

Credit Facilities Agreement

dated

10 March 2025

between

Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland
(hereinafter: Company and Original Borrower and Original Guarantor)

and

the entities listed in Part I of Schedule 1 (The Original Parties) as original obligors

and

UBS Switzerland AG
Bahnhofstrasse 45, 8001 Zurich, Switzerland
(hereinafter: Mandated Lead Arranger and Agent and Security Agent and Original Lender)

and

Zürcher Kantonalbank
Bahnhofstrasse 9, 8001 Zurich, Switzerland
(hereinafter: Lead Arranger and Original Lender)

and

the entities listed in Part II of Schedule 1 (The Original Parties) as original lenders regarding

USD 600,000,000 term loan and revolving credit facilities

Credit Facilities Agreement – Project Badger	2

	7.6	Limitation on Ancillary Outstandings	69
	7.7	Adjustment for Ancillary Facilities upon acceleration	70
	7.8	Information	71
	7.9	Affiliates of Lenders as Ancillary Lenders	71
	7.10	Affiliates of Borrowers	71
	7.11	Revolving Facility Commitment amounts	72
	7.12	Amendments and Waivers – Ancillary Facilities	72
8.	REPAYMENT OF LOANS		72
	8.1	Repayment of Facility A	72
	8.2	Repayment of Revolving Facility Loans	73
9.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION		74
	9.1	Illegality	74
	9.2	Voluntary cancellation	74
	9.3	Voluntary prepayment of Facility A Loans	74
	9.4	Voluntary prepayment of Revolving Facility Loans	75
	9.5	Right of cancellation and repayment in relation to a single Lender	75
	9.6	Right of cancellation in relation to a Defaulting Lender	76
	9.7	Effect of prepayment of illegality and single Lender cancellation on scheduled repayments	76
10.	MANDATORY PREPAYMENT AND CANCELLATION		76
	10.1	Change of Control	76
	10.2	Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting	76
	10.3	Application of mandatory prepayments and cancellations	78
	10.4	Conditions of mandatory prepayments	78
11.	RESTRICTIONS		79
12.	INTEREST		80
	12.1	Calculation of interest – Term Rate Loans	80
	12.2	Calculation of interest – Compounded Rate Loans	80
	12.3	Margin	80
	12.4	Payment of interest	81
	12.5	Default interest	81
	12.6	Minimum interest	81
	12.7	Notification of rates of interest	82
13.	INTEREST PERIODS		83
	13.1	Selection of Interest Periods and Terms	83
	13.2	Changes to Interest Periods	84
	13.3	Non-Business Days	84
	13.4	Consolidation and division of Facility A Loans	84
14.	CHANGES TO THE CALCULATION OF INTEREST		85
	14.1	Interest calculation if no Term Rate	85
	14.2	Interest calculation if no RFR or Central Bank Rate	85
	14.3	Market disruption	85
	14.4	Cost of funds	85
	14.5	Break Costs	86

Credit Facilities Agreement – Project Badger	3

15.	FEES		86
	15.1	Underwriting fee	86
	15.2	Arrangement fee	86
	15.3	Agency fee	87
	15.4	Ticking fee	87
	15.5	Commitment fee	87
	15.6	Prepayment fee for voluntary prepayments	87
	15.7	Interest, commission and fees on Ancillary Facilities	88
16.	TAX GROSS UP AND INDEMNITIES		88
	16.1	Tax gross up	88
	16.2	Tax indemnity	89
	16.3	Stamp taxes	90
	16.4	Tax Credit	90
	16.5	Value added tax	90
	16.6	FATCA Information	91
	16.7	FATCA Deduction	93
17.	INCREASED COSTS		94
	17.1	Increased Costs	94
	17.2	Increased Cost claims	96
	17.3	Exceptions	96
18.	OTHER INDEMNITIES		96
	18.1	Currency indemnity	96
	18.2	Other indemnities	97
	18.3	Indemnity to the Agent	97
	18.4	Indemnity to the Security Agent	98
19.	MITIGATION BY THE LENDERS		98
	19.1	Mitigation	98
	19.2	Limitation of liability	99
20.	COSTS AND EXPENSES		99
	20.1	Transaction expenses	99
	20.2	Amendment costs	99
	20.3	Enforcement and preservation costs	99
21.	GUARANTEE		100
	21.1	Guarantee and indemnity	100
	21.2	Nature of guarantee and indemnity of Guarantor	100
	21.3	Continuing Guarantee	100
	21.4	Reinstatement	100
	21.5	Waiver of defences	101
	21.6	Immediate recourse	102
	21.7	Appropriations	103
	21.8	Deferral of Guarantors’ rights	103
	21.9	Release of Guarantors’ right of contribution	105
	21.10	Additional Security	106
22.	GUARANTEE AND SECURITY LIMITATIONS		106
	22.1	Swiss limitations	106

Credit Facilities Agreement – Project Badger	4

	22.2	US limitations	108
	22.3	Excluded Swap Obligations	109
	22.4	German limitations	110
	22.5	Other limitations	114
23.	REPRESENTATIONS		114
	23.1	General	114
	23.2	Status	114
	23.3	Binding obligations	115
	23.4	Non-conflict with other obligations	115
	23.5	Power and authority	115
	23.6	Validity and admissibility in evidence	115
	23.7	Governing law and enforcement; no immunity	116
	23.8	Insolvency	116
	23.9	No filing or stamp taxes	116
	23.10	Deduction of Tax	116
	23.11	No Default	117
	23.12	No misleading information	117
	23.13	Financial Statements	117
	23.14	No proceedings	118
	23.15	Compliance with laws	118
	23.16	Environmental laws	118
	23.17	Anti-Money Laundering Law and Anti-Corruption Laws	119
	23.18	Security and Financial Indebtedness	119
	23.19	Pari passu ranking	119
	23.20	Insurance	119
	23.21	Legal and beneficial ownership	119
	23.22	Good title to assets	119
	23.23	Intellectual Property	119
	23.24	Group structure chart	120
	23.25	Merger Documents and disclosure	120
	23.26	Dividends and intra-group loans	120
	23.27	Compliance with Non-Bank Rules	120
	23.28	No use of amounts for Restricted Persons or in Restricted Countries	121
	23.29	COVID-19 Loans	121
	23.30	US Regulatory matters	121
	23.31	Times when representations made	122
24.	INFORMATION UNDERTAKINGS		123
	24.1	Financial statements	123
	24.2	Provision and contents of Compliance Certificate	123
	24.3	Requirements as to financial statements	124
	24.4	Budget and business plan	124
	24.5	External bank debt situation and intercompany loans	125
	24.6	Group Structure	125
	24.7	Information: miscellaneous	125
	24.8	Notification of default	126
	24.9	“Know your customer” checks	126

Credit Facilities Agreement – Project Badger	5

25.	FINANCIAL COVENANTS		127
	25.1	Financial definitions	127
	25.2	Leverage Ratio	128
	25.3	Equity Ratio	128
	25.4	Financial testing	129
	25.5	Security release	129
26.	GENERAL UNDERTAKINGS		129
	26.1	Authorisations	129
	26.2	Compliance with laws	130
	26.3	Environmental compliance	130
	26.4	Anti-Money Laundering Laws and Anti-Corruption Laws	130
	26.5	Mergers, Acquisitions and Joint Ventures	130
	26.6	Group structure	131
	26.7	Change of business	131
	26.8	Preservation of assets	132
	26.9	Pari passu ranking	132
	26.10	Merger Documents	132
	26.11	Negative pledge	132
	26.12	Disposals	132
	26.13	Arm’s length terms	133
	26.14	Loans or credit	133
	26.15	No guarantees or indemnities	133
	26.16	Financial Indebtedness	133
	26.17	Shareholder Loans	134
	26.18	Insurance	134
	26.19	Intellectual Property	134
	26.20	Amendments	134
	26.21	Treasury Transactions	135
	26.22	Changes to Accounting Standards	135
	26.23	Changes to articles of association and other organizational documents	135
	26.24	Compliance with Non-Bank Rules	135
	26.25	No use of amounts for Restricted Persons or in Restricted Countries	136
	26.26	Share capital	136
	26.27	No change of seat or centre of main interest	136
	26.28	Guarantor Coverage	136
	26.29	Syndication	137
	26.30	Margin Regulations	137
	26.31	Further assurance	138
	26.32	ERISA	138
27.	EVENTS OF DEFAULT		139
	27.1	Non-payment	139
	27.2	Financial covenants	139
	27.3	Other obligations	139
	27.4	Misrepresentation	139
	27.5	Cross default	140
	27.6	Insolvency	140

Credit Facilities Agreement – Project Badger	6

	27.7	Insolvency proceedings	141
	27.8	Creditors’ process	142
	27.9	Unlawfulness and invalidity	142
	27.10	Change of ownership	142
	27.11	Audit qualification	142
	27.12	Repudiation and rescission of agreements	142
	27.13	Litigation	143
	27.14	Cessation of business	143
	27.15	Material Adverse Effect	143
	27.16	ERISA	143
	27.17	Acceleration	143
	27.18	Clean-Up Period	144
28.	CHANGES TO THE LENDERS		145
	28.1	Assignments and transfers by the Lenders	145
	28.2	Conditions of assignment or transfer	145
	28.3	Assignment or transfer fee	146
	28.4	Limitation of responsibility of Existing Lenders	147
	28.5	Procedure for transfer or assignment	147
	28.6	Copy of Transfer Certificate or Increase Confirmation to the Company	148
	28.7	Security over Lenders’ rights	148
	28.8	Pro rata interest settlement	149
	28.9	Exposure transfers (including sub-participations)	150
29.	DEBT PURCHASE TRANSACTIONS		150
30.	HEDGE COUNTERPARTIES		150
	30.1	Identity of Hedge Counterparties	150
	30.2	Change of Hedge Counterparty	151
	30.3	Hedge Counterparty Accession Undertaking	151
31.	CHANGES TO THE OBLIGORS		151
	31.1	Assignment and transfers by Obligors	151
	31.2	Additional Borrowers	151
	31.3	Resignation of a Borrower	152
	31.4	Additional Guarantors	153
	31.5	Resignation of a Guarantor	153
	31.6	Repetition of Representations	154
	31.7	Resignation and release of security on resignation	154
32.	ROLE OF THE AGENT, THE SECURITY AGENT AND THE ARRANGERS		154
	32.1	Appointment of the Agent and the Security Agent	154
	32.2	Instructions	155
	32.3	German Transaction Security	156
	32.4	Duties of the Agent and the Security Agent	157
	32.5	Role of the Arrangers	158
	32.6	No fiduciary duties	158
	32.7	Business with the Group	158
	32.8	Rights and discretions	158
	32.9	Responsibility for documentation	160

Credit Facilities Agreement – Project Badger	7

	32.10	No duty to monitor	161
	32.11	Exclusion of liability	161
	32.12	Finance Parties’ indemnity to the Agent and the Security Agent	162
	32.13	Resignation of the Agent or the Security Agent	163
	32.14	Replacement of the Agent	164
	32.15	Replacement of the Security Agent	165
	32.16	Confidentiality	165
	32.17	Relationship with the Lenders	165
	32.18	Credit appraisal by the Lenders and Ancillary Lenders	166
	32.19	Amounts paid in error	166
	32.20	Deduction from amounts payable by the Agent or the Security Agent	167
33.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES		167
34.	SHARING AMONG THE FINANCE PARTIES		168
	34.1	Payments to Finance Parties	168
	34.2	Redistribution of payments	168
	34.3	Recovering Finance Party’s rights	168
	34.4	Reversal of redistribution	168
	34.5	Exceptions	169
	34.6	Ancillary Lenders	169
35.	PAYMENT MECHANICS		169
	35.1	Payments to the Agent	169
	35.2	Distributions by the Agent	169
	35.3	Distributions to an Obligor	170
	35.4	Clawback and pre-funding	170
	35.5	Partial payments	170
	35.6	Business Days	171
	35.7	Currency of account	171
	35.8	Disruption to payment systems etc.	171
36.	SET-OFF		172
37.	NOTICES AND ENGLISH LANGUAGE		173
	37.1	Notices	173
	37.2	English language	174
38.	CALCULATIONS AND CERTIFICATES		174
	38.1	Accounts	174
	38.2	Certificates and determinations	174
	38.3	Day count convention and interest calculation	174
39.	SEVERABILITY		175
40.	REMEDIES AND WAIVERS		175
41.	AMENDMENTS AND WAIVERS		175
	41.1	Required consents	175
	41.2	All Lender matters	176
	41.3	Other exceptions	177
	41.4	Changes to reference rates	177
	41.5	Excluded Commitments	180

Credit Facilities Agreement – Project Badger	8

	41.6	Replacement of Lender	180
	41.7	Disenfranchisement of Defaulting Lenders	181
	41.8	Replacement of a Defaulting Lender	182
42.	CONFIDENTIALITY, DISCLOSURE OF CONFIDENTIAL INFORMATION AND SWISS BANKING SECRECY WAIVER		183
	42.1	Confidentiality	183
	42.2	Disclosure of Confidential Information and waiver of banking secrecy	184
	42.3	Entire agreement	186
	42.4	Inside information	186
	42.5	Continuing obligations	186
43.	PARALLEL DEBT		187
44.	BAIL-IN		188
	44.1	Contractual recognition of bail-in	188
	44.2	Bail-in definitions	188
45.	COUNTERPARTS AND CONCLUSION OF CONTRACT		189
46.	GOVERNING LAW		190
47.	ENFORCEMENT		190
	47.1	Jurisdiction	190
	47.2	Service of process	190
	47.3	Place of performance	190
48.	WAIVER OF JURY TRIAL		190
49.	ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCS		191
Signatures			193

Credit Facilities Agreement – Project Badger	9

List of Schedules

Schedule 1	The Original Parties
Schedule 2	Conditions Precedent
Schedule 3	Requests and Notices
Schedule 4	Form of Transfer Certificate
Schedule 5	Form of Compliance Certificate
Schedule 6	Group Structure Chart
Schedule 7	Form of Accession Agreement
Schedule 8	List of Material Group Companies as at the Transaction Closing Date
Schedule 9	White List
Schedule 10	Form of Ancillary Agreement
Schedule 11	Form of Increase Confirmation
Schedule 12	Hedge Counterparty Accession Undertaking
Schedule 13	Form of Resignation Letter
Schedule 14	Reference Rate Terms
Schedule 15	Daily Non-Cumulative Compounded RFR Rate
Schedule 16	Cumulative Compounded RFR Rate

Credit Facilities Agreement – Project Badger	10

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Without prejudice to the terms defined elsewhere in this Agreement and not set out below, the following capitalized terms shall have the following meaning:

10 Non-Bank Rule means the rule that the aggregate number of Lenders under this Agreement which are not Qualifying Banks must not at any time exceed ten, in each case in accordance with the meaning of the Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

20 Non-Bank Rule means the rule that (without duplication) the aggregate number of creditors (including the Lenders) other than Qualifying Banks of a Swiss Borrower under all its outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement) must not at any time exceed 20, in each case in accordance with the meaning of the Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

Accession Agreement means a document substantially in the form set out in Schedule 7 (Form of Accession Agreement).

Accounting Standards means:

(a)	regarding the consolidated financial statements of the Group: subject to a change to US GAAP in accordance with paragraph (b) of Clause 26.22 (Changes to Accounting Standards), Swiss GAAP FER;

(b)	regarding the stand-alone financial statements of any member of the Group incorporated in Switzerland: CO; and

(c)	regarding the stand-alone financial statements of any member of the Group not incorporated in Switzerland: local generally accepted accounting principles in the relevant jurisdiction of incorporation.

Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 31.2 (Additional Borrowers).

Additional Business Day means any day specified as such in the applicable Reference Rate Terms.

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 31.4 (Additional Guarantors).

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Credit Facilities Agreement – Project Badger	11

Agent’s Spot Rate of Exchange means:

(a)	the Agent’s spot rate of exchange; and

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the Zurich foreign exchange market at or about 11.00 a.m. (Zurich time) on a particular day.

Agreement means this credit facilities agreement including all its Schedules.

Ancillary Agreement means each document relating to or evidencing the terms of an Ancillary Facility, in each case substantially in the form of Schedule 10 (Form of Ancillary Agreement) or in a form as otherwise agreed between the relevant Ancillary Borrower and the relevant Ancillary Lender.

Ancillary Borrower means each Borrower to which an Ancillary Facility is made available in accordance with Clause 7 (Ancillary Facilities).

Ancillary Commencement Date means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility.

Ancillary Commitment means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 7 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Agreement relating to that Ancillary Facility.

Ancillary Facility means any ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities).

Ancillary Lender means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).

Ancillary Outstandings means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility;

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility,

Credit Facilities Agreement – Project Badger	12

in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Agreement.

Annual Financial Statements means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 24.1 (Financial statements).

Anti-Boycott Regulation has the meaning given to that term in Clause 1.3 (Restricted Finance Party/Obligor).

Anti-Corruption Laws means all laws, rules, and regulations of any jurisdiction applicable to the members of the Group from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and the relevant provisions of the Swiss Criminal Code, and the rules and regulations thereunder.

Anti-Money Laundering Laws means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to the members of the Group and related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

Arranger means the Mandated Lead Arranger or the Lead Arranger.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means:

(a)	in relation to Facility A the period from and including the Signing Date to and including the earlier of

(i)	the Transaction Closing Date; and

(ii)	the Long Stop Date, provided that, if on the Long Stop Date the originally applicable End Date (as defined in the Merger Agreement) is or has been extended pursuant to the terms of the Merger Agreement, the Availability Period for Facility A shall automatically be extended and end on the Extended Long Stop Date. No further extensions shall be possible beyond the Extended Long Stop Date; and

(b)	in relation to the Revolving Facility, the period from and including the Facilities Closing Date until the date falling one Month prior to the Final Maturity Date.

Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)	the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and, in the case of the Revolving Facility only, the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments; and

Credit Facilities Agreement – Project Badger	13

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of the Revolving Facility only, the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, the following amounts shall not be deducted from that Lender’s Revolving Facility Commitment:

(i)	that Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

Base Currency means USD.

Base Currency Amount means:

(a)	in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower (or the Company on behalf of that Borrower) for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement); and

(b)	in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 7.2 (Availability) (or, if the amount requested to be utilised under any Ancillary Facility in accordance with the terms of the relevant Ancillary Agreement is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.

Baseline CAS means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

Credit Facilities Agreement – Project Badger	14

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 31 (Changes to the Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility by operation of Clause 7.5 (Roll-in of Existing Guarantee) or with the approval of the relevant Lender pursuant to Clause 7.10 (Affiliates of Borrowers).

Break Costs means any amount specified as such in the applicable Reference Rate Terms.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Zurich, Switzerland, New York City, United States and London, United Kingdom, and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) which is a TARGET Day; and

(c)	(in relation to:

(i)	the fixing of an interest rate in relation to a Term Rate Loan;

(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(iii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

Cancellation Date means the date (if any) on which the UBS Mandate Letter or this Agreement is terminated in accordance with its respective terms by one of the parties thereto or the Total Commitments are cancelled in accordance with the terms of this Agreement before the Facilities Closing Date occurs.

Central Bank Rate has the meaning given to that term in the applicable Reference Rate Terms.

Central Bank Rate Adjustment has the meaning given to that term in the applicable Reference Rate Terms.

Certain Funds Loan means a Loan made or to be made during the Certain Funds Period.

Certain Funds Period means the period commencing on the Signing Date and ending on the earliest of:

(a)	the Transaction Closing Date; and

(b)	the last day of the Availability Period relating to Facility A; and

Credit Facilities Agreement – Project Badger	15

(c)	the date on which the Merger Agreement is mutually terminated by the parties thereto (or becomes invalid pursuant to its express terms).

Change of Control means:

(a)	any person or group of persons acting in concert (other than any Anchor Shareholder or persons acting in concert with any Anchor Shareholder) gaining direct or indirect control of more than 33⅓ per cent. of the share capital and/or the voting rights (whether exercisable or not) of the Company (whether by way of ownership, permanent proxy, contract, agency or otherwise);

(b)	the Anchor Shareholders together directly or indirectly holding less than 33⅓ per cent. of the share capital and the voting rights (whether exercisable or not) of the Company (for the avoidance of doubt, no Change of Control under this paragraph (b) shall occur as long as merely one Anchor Shareholder holds 33⅓ per cent. or more of the share capital and the voting rights (whether exercisable or not) of the Company); or

(c)	following the Transaction Closing Date, the Company ceasing to control directly or indirectly 100 per cent. of the share capital and the voting rights of the Target,

provided that, for the purpose of this definition, Anchor Shareholders means each of the following natural persons:

(i)	Peter Spuhler, Gerold Büttiker and/or Barend Fruithof; and

(ii)	any spouse and/or descendant of Peter Spuhler, Gerold Büttiker and/or Barend Fruithof.

Charged Assets means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

Clause means a clause of this Agreement.

Clean-Up Default means an Event of Default other than an Event of Default arising under any of Clauses 27.1 (Non-payment), 27.2 (Financial covenants), 27.3 (Other obligations), 27.4 (Misrepresentation), 27.5 (Cross default), 27.6 (Insolvency), 27.7 (Insolvency proceedings), 27.9 (Unlawfulness and invalidity), 27.12 (Repudiation and recission of agreements), and 27.15 (Material Adverse Effect), provided, however, that:

(a)	an Event of Default arising under Clause 27.3 (Other obligations) shall only constitute a Clean-Up Default insofar as it relates to a breach of a Clean-Up Undertaking; and

(b)	an Event of Default arising under Clause 27.4 (Misrepresentation) shall only constitute a Clean-Up Default insofar as it relates to a breach of a Clean-Up Representation.

Clean-Up Period means the Initial Clean-Up Period or a Permitted Acquisition Clean-Up Period.

Clean-Up Representation any representations and warranties made by or in respect of any member of the Target Group (or any acquired person, business or undertaking constituting a Permitted Acquisition) under the Finance Documents, other than in relation to the representations and warranties made under Clauses 23.2 (Status), 23.3 (Binding obligations), 23.5 (Power and authority), 23.12 (No misleading information) and 23.28 (No use of amounts for Restricted Persons or in Restricted Countries).

Credit Facilities Agreement – Project Badger	16

Clean-Up Undertaking any covenants or obligations made by or in respect of any member of the Target Group (or any acquired person, business or undertaking constituting a Permitted Acquisition) under the Finance Documents other than in relation to covenants or obligations made under Clauses 25 (Financial covenants), 26.1 (Authorisations), 26.5 (Mergers, Acquisitions and Joint Ventures), 26.9 (Pari passu ranking) and 26.25 (No use of amounts for Restricted Persons or in Restricted Countries).

CO means the Swiss Federal Code of Obligations (Schweizerisches Obligationenrecht) of 30 March 1911 (SR 220), as amended from time to time.

Code means the US Internal Revenue Code of 1986.

Combined Group means the Group and the Target Group and, as of the Transaction Closing Date, the Group.

Commitment means a Facility A Commitment or a Revolving Facility Commitment.

Compliance Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

Compounded Rate Currency means any currency which is not a Term Rate Currency.

Compounded Rate Interest Payment means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

Compounded Rate Loan means any Loan or, if applicable, Unpaid Sum which is not a Term Rate Loan.

Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Baseline CAS (if any).

Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

Credit Facilities Agreement – Project Badger	17

(c)	has been made available to the Company and each Finance Party.

Confidential Information means all information relating to the Company and its shareholders/beneficial owners, any Obligor, the Group, the Target Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group, the Target Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or the Target Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 42 (Confidentiality, Disclosure of Confidential Information and Swiss Banking Secrecy Waiver);

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or the Target Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group or the Target Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

COVID-19 Act means the Federal Act on the Granting of Loans and Joint Sureties as a Consequence of the Corona Virus (COVID-19 Joint Surety Act) dated 18 December 2020, as amended from time to time.

Cumulative Compounded RFR Rate means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 16 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

Daily Rate means the rate specified as such in the applicable Reference Rate Terms.

Credit Facilities Agreement – Project Badger	18

Data has the meaning given to that term in Clause 42.2 (Confidentiality, Disclosure of Confidential Information and Swiss Banking Secrecy Waiver).

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

Default means an Event of Default or any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Lender means any Lender:

(a)	which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Discharged Rights and Obligations has the meaning given to that term in Clause 28.5 (Procedure for transfer or assignment).

Disclosing Parties has the meaning given to that term in Clause 42.2 (Confidentiality, Disclosure of Confidential Information and Swiss Banking Secrecy Waiver).

Credit Facilities Agreement – Project Badger	19

Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group, but a FATCA Exempt Party and reasonably acceptable to the Agent (as confirmed by the Agent in writing).

Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the environment, including, without limitation, any waste.

Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate means each person (as defined in Section 3(9) of ERISA) that together with any Obligor would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the failure of an Obligor or any ERISA Affiliate to make by its due date a required instalment under Section 430(j) of the Code with respect to any Pension Plan; (d) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard, in each case with respect to a Pension Plan, whether or not waived, or a failure by an Obligor or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (e) a complete or partial withdrawal by an Obligor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or is in endangered or critical status, within the meaning of Section 305 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (g) the appointment of a trustee to administer, any Pension Plan; (h) the imposition of any liability under Title IV of ERISA, including the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of an Obligor or any ERISA Affiliate, but excluding PBGC premiums due but not delinquent under Section 4007 of ERISA, upon such Obligor or any ERISA Affiliate; (i) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code) or (j) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Obligor (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be excepted to result in material liability to such Obligor.

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Event of Default means any event or circumstance specified as such in Clause 27 (Events of Default).

Excluded Company means any member of the Group with respect to which the Agent (acting in its sole discretion taking into account the jurisdiction of the relevant member of the Group and any compliance restrictions of the Agent, the relevant entity’s overall contribution to the Group’s EBITDA, the costs associated with an accession and the administrative burden associated with such accession for the Agent, the Security Agent and the Group) in consultation with the Company and the Lenders determines and confirms to the Company from time to time that it would not be feasible and/or overly burdensome for such member of the Group to accede to the Agreement as a Guarantor.

Existing Company Facilities Agreement means the Swiss law governed USD 180,000,000 and EUR 45,000,000 term loan and EUR 165,000,000 revolving credit facilities agreement originally dated 11 November 2021 (as amended from time to time) entered into between, among others, the Company as company, original borrower and original guarantor, Aebi & Co. AG Maschinenfabrik as original borrower, Aebi Schmidt International AG as original borrower, Zürcher Kantonalbank as arranger, agent and original lender, Credit Suisse (Switzerland) Ltd. (now: UBS Switzerland AG) as arranger, security agent and original lender and UBS Switzerland AG as arranger and original lender.

Existing Facilities Agreements means the Existing Company Facilities Agreement and the Existing Target Facilities Agreement.

Existing Guarantees means the rental guarantee issued by Zürcher Kantonalbank for Aebi & Co. AG Maschinenfabrik under the Existing Company Facilities Agreement.

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Existing Lender has the meaning given to that term in Clause 28.1 (Assignments and transfers by the Lenders).

Existing Shareholder Loan Agreements means the following agreements:

(a)	the shareholder loan agreement originally dated 28 July 2015/10 September 2015, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and Gebuka AG as lender relating to a shareholder loan in an amount of CHF 10,000,000;

(b)	the shareholder loan agreement originally dated 28 July 2015/10 August 2015, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and PCS Holding AG as lender relating to a shareholder loan in an amount of CHF 13,563,257;

(c)	the shareholder loan agreement originally dated 21 June 2018/23 June 2018/27 June 2018, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and Gebuka AG as lender relating to a shareholder loan in an amount of EUR 10,000,000; and

(d)	the shareholder loan agreement originally dated 21 June 2018/25 June 2018/27 June 2018, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and PCS Holding AG as lender relating to a shareholder loan in an amount of EUR 15,000,000.

Existing Target Facilities Agreement means the credit agreement originally dated 8 August 2018, between, amongst others, the Target as borrower, the lenders party thereto as lenders and Wells Fargo Bank, N.A., as administrative agent (as amended and/or restated from time to time).

Extended Long Stop Date means 30 December 2025.

External Basket has the meaning given to it in the definition “Permitted Financial Indebtedness”.

Facilities Closing Date means the date of initial Utilisation of Facility A.

Facility means Facility A or the Revolving Facility.

Facility A means the senior amortising term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

Facility A Commitment means:

(a)	in relation to an Original Lender, the amount in the Base Currency set out opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

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(b)	in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

Facility A Repayment Date means each date set out in Clause 8.1 (Repayment of Facility A).

Facility A Repayment Instalment means each repayment instalment of the Facility A Loans specified in paragraph (a) of Clause 8.1 (Repayment of Facility A).

Facility Office means:

(a)	in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

Farmbro Acquisition means the acquisition of Farmbro Group Inc., a Ontario, Canada upfitting company by the Target or any of its Affiliates.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

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FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means:

(a)	the arrangement and underwriting fee letter dated 16 December 2024 between the Company and the Agent setting out the fees referred to in Clauses 15.1 (Underwriting fee) and 15.2 (Arrangement fee);

(b)	the agency fee letter dated 16 December 2024 between the Company and the Agent setting out the fees referred to in Clause 15.3 (Agency fee);

(c)	any other letter or letters dated on or around the Signing Date between one or more of the Original Lenders and/or Arrangers and the Company (or the Agent and the Company and/or the Security Agent and the Company) setting out any of the fees referred to in Clause 15 (Fees); and

(d)	any agreement setting out fees payable to a Finance Party referred to in paragraph (g) of Clause 2.2 (Increase) or Clause 15.7 (Interest, commission and fees on Ancillary Facilities) or any other Finance Document.

Final Maturity Date means the date falling five years after the Facilities Closing Date.

Finance Documents means this Agreement, the Mandate Letters, any Accession Agreement, any Ancillary Agreement, any Compliance Certificate, any Compounding Methodology Supplement, any Fee Letter, any Utilisation Request, any Selection Notice, any Hedging Agreement, any Reference Rate Supplement, any Subordination Agreement, any Transaction Security Document and any other document designated as a “Finance Document” by the Agent and the Company provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)	the definitions of “Confidential Information”, “Default”, “Material Adverse Effect”, “Obligors’ Agent”, “Subordination Agreement”, “Transaction Document”, “Transaction Security” and “Transaction Security Document”;

(b)	paragraph (a) of the definition of “Permitted Transaction”;

(c)	paragraph (a)(i), (a)(v) and (c) of Clause 1.2 (Construction);

(d)	Clause 2.3 (Finance Parties’ rights and obligations);

(e)	Clause 2.5 (Obligors’ Agent);

(f)	Clause 21 (Guarantee);

(g)	Clause 27 (Events of Default) (other than paragraph (b) of Clause 27.12 (Repudiation and rescission of agreements) and Clause 27.16 (Acceleration));

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(h)	Clause 35.5 (Partial Payments); and

(i)	Clause 43 (Parallel debt).

Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with the applicable Accounting Standards, be treated as a balance sheet liability.

Finance Party means the Agent, an Arranger, the Security Agent, a Lender, a Hedge Counterparty or any Ancillary Lender provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definitions of “Confidential Information”, “Secured Parties” and “Subordination Agreement”;

(b)	paragraph (c) of the definition of “Material Adverse Effect”;

(c)	paragraph (a)(i) of Clause 1.2 (Construction);

(d)	Clause 2.3 (Finance Parties’ rights and obligations);

(e)	Clause 2.5 (Obligors’ Agent);

(f)	Clause 21 (Guarantee);

(g)	Clause 26.9 (Pari passu ranking);

(h)	Clause 26.31 (Further assurance);

(i)	Clause 32 (Role of the Agent, The Security Agent and the Arrangers);

(j)	Clause 33 (Conduct of business by the Finance Parties);

(k)	Clause 42 (Confidentiality, Disclosure of Confidential Information and Swiss Banking Secrecy Waiver);

(l)	Clause 44 (Bail-In); and

(m)	Clause 47 (Enforcement).

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

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(d)	the amount of any liability in respect of Finance Leases but excluding, for the avoidance of doubt, any on-balance sheet operating leases based on US GAAP;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Maturity Date or are otherwise classified as borrowings under the Accounting Standards;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Standards; and

(k)	without double-counting, the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

Financial Year means the annual accounting period of the Group ending on 31 December in each year.

First Currency has the meaning given to that term in Clause 18.1 (Currency indemnity).

Floorplan/Chassis Pool Arrangements means contractual arrangements with original equipment manufacturers (OEMs) pursuant to which they allocate and deliver chassis to members of the Group for performing upfits.

Freely Disposable Amount has the meaning given to that term in Clause 22.1 (Swiss limitations).

Funding Rate means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 14.4 (Cost of funds).

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Funds Flow Statement means a funds flow statement in agreed form.

German Transaction Security has the meaning given to that term in Clause 32.3 (German Transaction Security).

German Transaction Security Documents has the meaning given to that term in Clause 32.3 (German Transaction Security).

Group means the Company and each of its Subsidiaries from time to time, including, for the avoidance of doubt, as from the Transaction Closing Date, US HoldCo and the Target Group.

Group Senior Management means the members of the management board (Geschäftsleitung) of the Group.

Guarantor means the Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 31 (Changes to the Obligors).

Guarantor Coverage Test has the meaning given to that term in Clause 26.28 (Guarantor Coverage).

Guidelines means, together, the guidelines, S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02.123 vom 22. September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), and S-02.130.1 in relation to money market instruments and book claims of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”), the circular letters no. 15 (1-015-DVS-2017d) of 3 October 2017 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss federal withholding tax and Swiss federal stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben” vom 3. Oktober 2017) and no. 34 (1-034-V-2011) of 26 July 2011 in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities, promissory note loans, bills of exchange and subparticipations (Kreisschreiben Nr. 46 vom 24. Juli 2019 betreffend “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”) and the circular letter no. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 vom 25. Juli 2019 betreffend “Obligationen”) and the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern), in each case as issued by the Swiss Federal Tax Administration, and as amended or replaced from time to time.

Hedge Counterparty means any Lender or Affiliate of a Lender (but not any person which is not a Lender or an Affiliate of a Lender) which (cumulatively) is or becomes (i) a party to any Hedging Agreement and (ii) a Party as a Hedge Counterparty pursuant to Clause 30.3 (Hedge Counterparty Accession Undertaking). For the avoidance of doubt, if any Lender or Affiliate of a Lender which is a Hedge Counterparty ceases to be a Lender or an Affiliate of a Lender, respectively, it also ceases to be a Hedge Counterparty.

Hedge Counterparty Accession Undertaking means an undertaking substantially in the form set out Schedule 12 (Form of Hedge Counterparty Accession Undertaking) or in any other form acceptable to the Agent which contains an accession to this Agreement as a “Hedge Counterparty”.

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Hedging Agreement means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by a Borrower and a Hedge Counterparty for the purpose of hedging interest rate or foreign exchange rate risks in relation to the Facilities.

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation) or any other form agreed between the Agent and the Company.

Increase Lender has the meaning given to that term in Clause 2.2 (Increase).

Increased Costs has the meaning given to that term in Clause 17.1 (Increased Costs).

Initial Clean-Up Period means the period beginning on the Signing Date and ending on the date falling 120 days after the Transaction Closing Date.

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation, merger or solvent liquidation);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

Credit Facilities Agreement – Project Badger	28

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation, merger or solvent liquidation);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Intellectual Property means:

(a)	any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, inventions and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

Interest Payment Date has the meaning given to that term in Clause 12.4 (Payment of interest).

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.5 (Default interest).

Interpolated Term Rate means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Term Rates) which results from interpolating on a linear basis between:

(a)	the applicable Term Rate for the longest period (for which that Term Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Term Rate for the shortest period (for which that Term Rate is available) which exceeds the Interest Period of that Loan,

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each as of the Quotation Time.

Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

Legal Opinion means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 31 (Changes to the Obligors).

Legal Reservations means:

(a)	the limitation of enforcement by laws relating to insolvency or reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under applicable limitation laws;

(c)	the general principle of equity (Treu und Glauben) or similar principles under the laws of any applicable jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application referred to in any Legal Opinion, provided that none of the Finance Parties shall be required to disclose any Legal Opinion to any Obligor or any of its Affiliates unless it is ordered to do so by a competent court.

Lender means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Increase) or Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

Listing means the listing, on or around the Transaction Closing Date, of the Aebi Schmidt Common Stock (as defined in the Merger Agreement) being issued pursuant to Section 2.03 of the Merger Agreement on Nasdaq (as defined in the Merger Agreement).

LMA means the Loan Market Association.

Loan means a Facility A Loan or a Revolving Facility Loan.

Long Stop Date means 30 September 2025.

Lookback Period means the number of days specified as such in the applicable Reference Rate Terms.

Major Breach means, only insofar as it does not directly or indirectly relate to the Target Group, a breach of any of Clause 26.4 (Anti-money laundering and anti-corruption compliance) to Clause 26.6 (Group structure), Clause 26.11 (Negative pledge), Clause 26.12 (Disposals), Clause 26.15 (No guarantees or indemnities), Clause 26.16 (Financial Indebtedness), Clause 26.17 (Shareholder Loans), Clause 26.20 (Amendments), Clause 26.25 (No use of amounts for Restricted Persons or in Restricted Countries) or Clause 26.27 (No change of seat or centre of main interest).

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Major Default means, only insofar as it does not directly or indirectly relate to the Target Group, any circumstances constituting an Event of Default under any of Clause 27.1 (Non-payment), Clause 27.3 (Other obligations), Clause 27.4 (Misrepresentation), Clause 27.6 (Insolvency), Clause 27.7 (Insolvency proceedings), Clause 27.9 (Unlawfulness and invalidity), Clause 27.10 (Change of ownership) or Clause 27.12 (Repudiation and recission of agreements), save that:

(a)	an Event of Default referred to under Clause 27.3 (Other obligations) shall only constitute a Major Default insofar as it relates to a Major Breach; and

(b)	an Event of Default referred to under Clause 27.4 (Misrepresentation) shall only constitute a Major Default insofar as it relates to a Major Representation.

Major Representation means a representation or warranty under any of Clause 23.2 (Status) to Clause 23.8 (Insolvency), Clause 23.17 (Anti-money laundering and anti-corruption), Clause 23.28 (No use of amounts for Restricted Persons or in Restricted Countries) or Clause 23.30 (US Regulatory matters), only insofar as they do not relate, directly or indirectly, to any member of the Target Group.

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to the reduction).

Mandate Letters means the UBS Mandate Letter and the ZKB Mandate Letter, which (notwithstanding any other provision in any Finance Document) in each case shall not be disclosed to any person which is not a party to the respective Mandate Letter.

Margin has the meaning given to that term in Clause 12.3 (Margin).

Margin Regulations means Regulations T, U and X issued by the Board of Governors of the United States Federal Reserve System.

Margin Stock means “margin stock” or “margin securities” as defined in the Margin Regulations.

Market Disruption Rate means the rate (if any) specified as such in the applicable Reference Rate Terms.

Material Adverse Effect means a material adverse effect on:

(a)	the business, assets, financial or earnings conditions of the Obligors (taken as a whole); or

(b)	the ability of any Obligor to perform its material obligations (including payment obligations) under and of the Finance Documents; or

Credit Facilities Agreement – Project Badger	31

(c)	subject to the Legal Reservations, the validity or enforceability of the Finance Documents, or ranking of any Security granted or purporting to be granted pursuant to any Finance Documents, or the rights or remedies of any Finance Party under any of the Finance Documents.

Material Group Company means from time to time:

(a)	each Obligor;

(b)	as from the Transaction Closing Date, the Target;

(c)	each member of the Group representing 10 per cent. or more (determined on an unconsolidated basis and excluding intra-group items) of the Group’s consolidated EBITDA (with negative earnings before interest, tax, depreciation and amortisation of members of the Group deemed to be zero) or 10 per cent. or more of the Group’s consolidated Total Assets; and

(d)	each member of the Group designated by the Company in a Compliance Certificate to become an Additional Guarantor in order to satisfy the Guarantor Coverage Test.

As of the Signing Date and assuming completion of the Merger, the Material Group Companies (calculated on the basis of the Pro-Forma Combined Financial Statements of the Combined Group) are the members of the Group listed in Schedule 8 (List of Material Group Companies as at the Transaction Closing Date) (it being understood that any members of the Target Group only need to accede to this Agreement within the deadline set out in Clause 26.28 (Guarantor Coverage)).

Compliance with the conditions set out in paragraph (c) above shall be determined by reference to the latest consolidated Annual Financial Statements and the latest stand-alone financial statements of that member of the Group (audited, if available)  on an annual basis (for the first time as per 31 December 2025) in the Compliance Certificate delivered together with the Annual Financial Statements in accordance with Clause 24.2 (Provision and contents of Compliance Certificate).

Merger means the combination of the Company and its Subsidiaries with the Target and its Subsidiaries by way of a public exchange offer to be made to the shareholders of the Target under the terms of which the Target shareholders will be entitled to exchange their shares for newly issued shares of the Company, each as set out in the Merger Agreement.

Merger Agreement means the agreement and plan of merger dated as of 16 December 2024 and entered into by and among the Target, the Company, ASH US Group, LLC and Badger Merger Sub, Inc. regarding the Merger, which is governed by Delaware law except for matters relating to the fiduciary duties of the board of directors of the Target, which are governed by Michigan law.

Merger Documents means the Merger Agreement and any other document designated as a “Merger Document” by the Agent and the Company.

ML Signing Date means the date of the UBS Mandate Letter, being 16 December 2024.

Credit Facilities Agreement – Project Badger	32

Month means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.

Multiemployer Plan means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

New Employee Participation Plan means an employee participation plan (if any) to be approved by the Company’s board of directors relating to up to five per cent. of share capital of the Company.

New Lender has the meaning given to that term in Clause 28.1 (Assignments and transfers by the Lenders).

Non-Bank Rules means, together, the 10 Non-Bank Rule and the 20 Non-Bank Rule.

Non-Consenting Lender has the meaning given to that term in Clause 41.6 (Replacement of Lender).

Non-FATCA Exempt Lender has the meaning given to that term in Clause 16.6 (FATCA Information).

Obligor means a Borrower or a Guarantor.

Obligors’ Agent means the Company, appointed to act on behalf of each other Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

Opening Equity Ratio means the pro-forma Equity Ratio of the Combined Group as per 31 December 2024 which shall be calculated based on the Pro-Forma Combined Financial Statements.

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

Original Financial Statements means:

(a)	in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2024;

(b)	in relation to the Target, the audited consolidated financial statements of the Target Group for the financial year ended 31 December 2024; and

(c)	in relation to any other Obligor, its audited stand-alone financial statements for the financial year ended 31 December 2024 or its audited stand-alone financial statements delivered to the Agent as required by Clause 31 (Changes to the Obligors).

Original Jurisdiction means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the Signing Date or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be).

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Original Obligor means each Obligor listed in Part I of Schedule 1 (The Original Parties).

Original Subordination Agreements means each of the subordination agreements (containing a conditional assignment, if and to the extent the relevant claims are not already assigned for security purposes to the Security Agent (acting for the Finance Parties) under a separate security assignment agreement) to be entered into on or about the date of initial Utilisation relating to each of the Existing Shareholder Loan Agreements between the relevant lender as subordinated creditor, the Company as debtor and the Security Agent (acting in the name and for the account of the Secured Parties) relating to the subordination of all claims of the relevant lender under or in relation to the relevant shareholder loan agreement(s), each in form and substance satisfactory to the Security Agent.

Parallel Debt means the independent claim of the Security Agent under Clause 43 (Parallel debt).

Parallel Debt Creditor means the Security Agent in its capacity as creditor of the Parallel Debt.

Parallel Debt Obligations has the meaning given to that term in Clause 43 (Parallel debt).

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

PBGC means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or any ERISA Affiliate or to which any Obligor or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.

Perfection Requirements means the making or the procuring of the appropriate registrations, filings, endorsements, notarisation, stamping and/or notifications required to be made in any jurisdiction, or the taking of any other action, in order to perfect the Transaction Security created under the Transaction Security Documents.

Permitted Acquisition means:

(a)	the Merger;

(b)	the Farmbro Acquisition;

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(c)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal or a Permitted Reorganisation;

(d)	an acquisition of securities which are cash equivalent investments;

(e)	an acquisition of securities as part of ordinary course and non-speculative treasury activities;

(f)	an acquisition of shares or other ownership interests in a limited liability person (including by way of formation) which has not traded prior to the close of the acquisition;

(g)	an acquisition of shares (other than in the Company or any member of the Group whose shares are subject to Transaction Security) which are issued to its immediate Holding Company;

(h)	any acquisition (whether made by way of an asset or share deal or through any merger) by any member of the Group of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) (each a Relevant Target) that meets the following conditions:

(i)	the aggregate enterprise value of the Relevant Targets (or, if less than 100 per cent. of the share capital is acquired, the pro rata share acquired of the aggregate enterprise value of the Relevant Targets) thus acquired does not exceed an amount of USD 30,000,000 (or its equivalent in any other currency) per Financial Year;

(ii)	the Relevant Target is neither a Restricted Person nor is its business activity related to Restricted Persons and it does not conduct business in a Restricted Country;

(iii)	the Relevant Target is not involved in the production or trade of weapons or other military or dual use goods or the mining, minerals or oil and gas industry;

(iv)	the Relevant Target is incorporated or established in an OECD country;

(v)	the reported earnings before interest, taxes, depreciation and amortization of the Relevant Target (A) was positive in the 12 months prior to the entering into the relevant acquisition or (B) was negative in an amount not exceeding USD 5,000,000 (or its equivalent in other currencies) in the 12 months prior to the entering into the relevant acquisition and the most recent business plan relating to the Relevant Target shows that within a time period of two full financial years of the Relevant Target after the closing of the proposed acquisition it will be positive; and

(vi)	the proposed acquisition would not cause the Leverage Ratio (pro forma for the relevant acquisition) to exceed the applicable Leverage Ratio for the most recently completed Testing Period;

(i)	until the Transaction Closing Date, any acquisition of shares of the Company by the Company in connection with the employee participation plan dated 1 January 2010 provided such repurchase may not exceed two per cent. of the Company’s share capital and no Event of Default has occurred or would result from such transaction;

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(j)	any acquisition of shares of the Company by the Company as part of the New Employee Participation Plan; and

(k)	any acquisition to which the Majority Lenders have given their prior written consent.

Permitted Acquisition Clean-Up Period means, in relation to a Permitted Acquisition the period beginning on the closing date for that acquisition and ending on the date falling 120 days after that closing date or on such other date agreed by the Majority Lenders.

Permitted Disposal means any sale, lease, licence, transfer or other disposal:

(a)	of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of any asset by a member of the Group (the Disposing Company) to another member of the Group (the Acquiring Company), but if:

(i)	the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

(ii)	the Disposing Company had given Transaction Security over the asset, the Acquiring Company must give substantially equivalent Transaction Security over that asset; and

(iii)	the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing on and from the time of the disposal an amount no less than that guaranteed by the Disposing Company;

(c)	of any asset from an Obligor to a member of the Group which is not an Obligor provided that the aggregate amount of market value of the transferred assets (net of the market value of any assets transferred from a member of the Group which is not an Obligor to an Obligor) does not exceed ten per cent. of the Group’s Pro-Forma EBITDA in any Financial Year;

(d)	of assets (other than shares or businesses) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non cash asset for cash);

(e)	of obsolete or redundant vehicles, plant and equipment for cash;

(f)	of cash equivalent investments for cash or in exchange for other cash equivalent investments;

(g)	constituted by a licence of intellectual property rights to the extent not prohibited by this Agreement;

(h)	arising as a result of any Permitted Security or any Permitted Transaction;

Credit Facilities Agreement – Project Badger	36

(i)	until the Transaction Closing Date, the sale of shares of the Company by the Company in connection with the employee participation plan dated 1 January 2010 provided such sale may not exceed two per cent. of the Company’s share capital and no Event of Default has occurred or would result from such transaction;

(j)	the sale of shares of the Company by the Company as part of the New Employee Participation Plan;

(k)	of assets of the Group (other than shares or equity interests in any Material Group Company) up to an amount of USD 50,000,000 (or its equivalent in any other currency) per Financial Year and up to an amount of USD 100,000,000 (or its equivalent in any other currency) over the lifetime of this Agreement; and

(l)	to which the Majority Lenders have given their prior written consent.

Permitted Financial Indebtedness means Financial Indebtedness:

(a)	prior to its prepayment in full pursuant to Clause 3.1 (Purpose) on the Facilities Closing Date, arising under the Existing Facilities Agreements;

(b)	arising under the Finance Documents;

(c)	arising under any Shareholder Loan Agreements, provided that the relevant shareholder loans granted under such Shareholder Loan Agreements are subordinated pursuant to a Subordination Agreement;

(d)	to the extent covered by a letter of credit, guarantee or indemnity issued under an Ancillary Facility;

(e)	arising under a Permitted Loan, a Permitted Guarantee, a Permitted Transaction or under a transaction permitted by Clause 26.21 (Treasury Transactions);

(f)	of any person acquired by a member of the Group after the Transaction Closing Date which is incurred under arrangements in existence at the date of that acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of not more than 90 days following the date of that acquisition;

(g)	arising under any cash pooling, netting, set-off or other cash management arrangements of the Obligors which are in a form acceptable to the Agent;

(h)	arising under any Finance Leases not exceeding USD 30,000,000 (or its equivalent in other currencies) at any time;

(i)	of up to an aggregate amount of USD 100,000,000 (or its equivalent in any other currency) for the Group in addition to Permitted Financial Indebtedness according to paragraphs (a) to (h) above (the External Basket) of which, however, only an amount of USD 75,000,000 (or its equivalent in any other currency) may constitute Financial Indebtedness in the form of cash utilisations; and

(j)	to which the Majority Lenders have given their prior written consent.

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Permitted Guarantee means:

(a)	prior to its prepayment in full pursuant to Clause 3.1 (Purpose) or the roll-in of the Existing Guarantee pursuant to Clause 7.5 (Roll-in of Existing Guarantee), each on the Facilities Closing Date, any guarantee subsisting in connection with the Existing Facilities Agreements;

(b)	the endorsement of negotiable instruments in the ordinary course of trade;

(c)	any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(d)	any guarantee pursuant to the Transaction Documents;

(e)	any guarantee permitted under Clause 26.16 (Financial Indebtedness).

(f)	any guarantee (i) by an Obligor of obligations incurred in compliance with this Agreement by another Obligor or (ii) by a member of the Group which is not an Obligor of obligations incurred in compliance with this Agreement by another member of the Group;

(g)	any guarantee by an Obligor of the obligations of a member of the Group which is not an Obligor in an aggregate principal amount not exceeding ten per cent. of the Group’s Pro-Forma EBITDA at any time, provided that the maximum amount of any such guarantee shall reduce the basket set out in paragraph (c) of the definition of “Permitted Loan” in a corresponding amount;

(h)	guarantees granted by persons or undertakings acquired pursuant to a Permitted Acquisition which are existing at the time of the acquisition and, in each case, not outstanding for a period of more than 90 days after the date of the acquisition or counter-guaranteed or counter-indemnified by or on behalf of the relevant seller where the seller is a creditworthy counterparty in the reasonable opinion of the Company;

(i)	any guarantee arising under, or required to be given pursuant to, workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation (including any guarantee given or subsisting in order to comply with Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or Section 7e of the German Social Security Code IV (Sozialgesetzbuch IV) (or any similar provisions (introduced to render insolvency protection) or successor provisions) or any works council or similar agreement or arrangement in relation to part-time work, working-time accounts or other flexible work arrangements);

(j)	any guarantee granted for the benefit of third parties (i.e., other than Affiliates) in respect of obligations of members of the Group arising under rental or lease agreements in the ordinary course of business;

(k)	any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal, provided that the relevant indemnity is in a customary form and subject to customary limitations;

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(l)	any guarantee not otherwise permitted pursuant to the preceding paragraphs in an aggregate principal amount not exceeding USD 50,000,000 (or its equivalent in any other currency) at any time, provided that the maximum amount of any such guarantee shall reduce the basket set out in paragraph (i) of the definition of “Permitted Security” in a corresponding amount); and

(m)	any guarantee to which the Majority Lenders have given their prior written consent.

Permitted Loans means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	any loan made by an Obligor to another Obligor or any loan made by a member of the Group which is not an Obligor to another member of the Group;

(c)	any loan made by an Obligor to a member of the Group which is not an Obligor in an aggregate principal amount not exceeding ten per cent. of the Group’s Pro-Forma EBITDA at any time, provided that the maximum amount of any such loan shall reduce the basket set out in paragraph (g) of the definition of “Permitted Guarantee” in a corresponding amount;

(d)	any loans existing at the time of (but not incurred in contemplation of) the acquisition of any company acquired pursuant to a Permitted Acquisition and made by that company or its Subsidiaries provided that the amount of that loan is not increased after completion of the Permitted Acquisition except to the extent permitted by other paragraphs of the definition of Permitted Loan and provided further that any such loan is outstanding only for a period of not more than 90 days following the date of the relevant acquisition;

(e)	loans in the ordinary course of business to third parties (i.e., other than Affiliates) or Joint Ventures up to an aggregate amount of USD 15,000,000 (or its equivalent in any other currency) on a consolidated basis for the Group; or

(f)	any other loans or credits to which the Majority Lenders have given its prior written consent.

Permitted Non-Qualifying Banks means in aggregate up to five Lenders which are not, in each case, Qualifying Banks, and “Permitted Non-Qualifying Bank” shall mean one of them.

Permitted Reorganisation means any reorganisation, merger or solvent liquidation involving the business, assets or shares of (or other interest in) any member of the Group within the Group (i.e. not involving any person which is not a member of the Group) which:

(a)	does not involve the Company, the Target or any Material Group Company;

(b)	involves the Company, the Target or any Material Group Company, provided that (i) the Company is always the surviving entity in connection with such transaction and (ii) any assets transferred in the course of such transaction are transferred to an Obligor;

Credit Facilities Agreement – Project Badger	39

(c)	is described or referred to in the Merger Documents;

(d)	consists in the contribution of the shares in ASH North America Inc. to HoldCo and/or the Target as further set out in “step 8” of the Structure Memorandum and occurs no later than 120 calendar days after the Transaction Closing Date (the ASH NA Contribution); or

(e)	is approved by the Agent (acting on the instructions of the Majority Lenders),

provided, in each case, that, if any assets affected by such reorganisation, merger or solvent liquidation are subject to Transaction Security, the Company shall procure that documentation is put in place to the effect that the Finance Parties retain substantially equivalent Transaction Security, in each case, in type, form and substance (including with respect to the identity of the person envisaged to provide such Transaction Security in view of compliance, regulatory and other requirements) reasonably satisfactory to the Agent, it being understood that (i) it is not unreasonable for the Agent to refuse Transaction Security which it deems contrary to its internal policies, and (ii) substantially concurrently with completion of the ASH NA Contribution, the Company will procure that Transaction Security is established over all equity interests in ASH North America Inc. by the new owner of the equity interests in ASH North America Inc.

Permitted Security means:

(a)	any Transaction Security and any cash collateral to secure obligations under the Finance Documents and, until the Facilities Closing Date, any Security to secure obligations under any of the Existing Facilities Agreements;

(b)	any Security arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(c)	any Security over rental deposits placed by a member of the Group with a bank or lessor pursuant to a property lease entered into in the ordinary course of business;

(d)	any Security customarily granted in the general terms and conditions applicable, and in relation to, bank accounts held by any member of the Group (Sicherungsrechte unter AGBs von Banken);

(e)	any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness;

(f)	any Security arising under, or required to be created pursuant to, workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation (including any Security created or subsisting in order to comply with Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or Section 7e of the German Social Security Code IV (Sozialgesetzbuch IV) (or any similar provisions (introduced to render insolvency protection) or successor provisions) or any works council or similar agreement or arrangement in relation to part-time work or working-time accounts or other flexible work arrangements);

Credit Facilities Agreement – Project Badger	40

(g)	any Security over or affecting any asset (i) acquired by a member of the Group after the Facilities Closing Date or (ii) of any person which becomes a member of the Group after the Facilities Closing Date where the Security is created prior to the date on which that person becomes a member of the Group, in each case if:

(i)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured (otherwise than by a capitalisation of interest) has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	unless permitted under another paragraph of this definition, the Security is removed or discharged within 90 days of the date of acquisition of such asset (unless otherwise permitted to remain outstanding pursuant to any other paragraph of this definition (without double counting));

(h)	any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(i)	any Security not otherwise permitted pursuant to the preceding paragraphs securing the External Basket in an aggregate principal amount outstanding not exceeding USD 50,000,000 (or its equivalent in any other currency) at any time, provided that each utilisation of the basket set out in paragraph (l) of the definition of Permitted Guarantee shall reduce the amount available under this paragraph (i) in a corresponding amount); and

(j)	any Security to which the Majority Lenders have given their prior written consent.

Permitted Transaction means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security given, or other transaction arising, under the Finance Documents;

(b)	a Permitted Reorganisation;

(c)	any payments, disposals or other transactions contemplated by the Merger Documents;

(d)	the ASH NA Contribution;

(e)	the Listing; or

(f)	any transaction permitted by the Agent (acting on the instructions of the Majority Lenders).

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Plan means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, that is or was within any of the preceding six plan years sponsored, maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) any Obligor, or with respect to which any Obligor has any actual or contingent liability.

Principal Obligations has the meaning given to that term in Clause 43 (Parallel debt).

Pro-Forma Combined Financial Statements means the pro-forma consolidated financial statements (prepared in accordance with US GAAP) of the Combined Group for the Financial Year ended on 31 December 2024.

Qualifying Bank means:

(a)	any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen), as amended from time to time; or

(b)	a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Guidelines.

Qualifying Lender means a Lender which is cumulatively:

(a)	a Qualifying Bank; and

(b)	beneficially entitled to the interest payable under a Loan and which is tax resident in Switzerland or a jurisdiction having a double taxation agreement with Switzerland in full force and effect which attributes the right to levy taxes on interest payments exclusively to the state of tax residency and fulfils all criteria for the application of that double taxation agreement and any relevant provisions thereof.

Quarter Date means each of 31 March, 30 June, 30 September and 31 December.

Quarterly Financial Statements means the financial statements delivered pursuant to paragraph (b) of Clause 24.1 (Financial statements).

Quotation Day means the day specified as such in the applicable Reference Rate Terms.

Quotation Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

Quoted Tenor means, in relation to a Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

Recipient has the meaning given to that term in Clause 16.5 (Value added tax).

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Recovered Amount has the meaning given to that term in Clause 34.1 (Payments to Finance Parties).

Recovering Finance Party has the meaning given to that term in Clause 34.1 (Payments to Finance Parties).

Reference Rate Supplement means, in relation to any currency, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Company and each Finance Party.

Reference Rate Terms means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency in Schedule 14 (Reference Rate Terms) or in any Reference Rate Supplement.

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

Relevant Market means the market specified as such in the applicable Reference Rate Terms.

Relevant Party has the meaning given to that term in Clause 16.5 (Value added tax).

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Repeating Representations means each of the representations set out in Clause 23.2 (Status) to Clause 23.7 (Governing law and enforcement; no immunity), paragraphs (c) and (d) of Clause 23.12 (No misleading information), paragraphs (a) and (b) of Clause 23.13 (Financial Statements), Clause 23.19 (Pari passu ranking), Clause 23.21 (Legal and beneficial ownership), Clause 23.22 (Good title to assets), Clause 23.24 (Group Structure Chart),Clause 23.26 (Dividends and intra-group loans) to Clause 23.28 (No use of amounts for Restricted Persons or in Restricted Countries) and Clause 23.30 (US Regulatory matters).

Reportable Event means an event described in Section 4043(c) of ERISA and the regulations thereunder, other than any event as to which the thirty (30) day notice period has been waived.

Reporting Day means the day (if any) specified as such in the applicable Reference Rate Terms.

Reporting Time means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

Reports means:

(a)	the final tax due diligence report dated 10 December 2024 entitled “Project Badger – Tax Due Diligence Report”, prepared by PricewaterhouseCoopers AG;

(b)	the final due diligence report dated 10 December 2024 entitled “Due Diligence (DD) Report”, prepared by Wuersch & Gering LLP; and

(c)	the final financial due diligence report dated 22 November 2024 entitled “Project Badger – Financial Due Diligence Report”, prepared by PricewaterhouseCoopers AG,

in each case addressed to the Company and relating to the Merger.

Resignation Letter means a letter substantially in the form set out in Schedule 13 (Form of Resignation Letter).

Restricted Country means any country or region subject from time to time to any sanctions and/or trade embargos administrated by any Sanctioning Authority. As of the Signing Date these are Cuba, Iran, North Korea, Syria and non-government controlled Ukrainian territory (including, as of the Signing Date, the non-government-controlled parts of the regions of Crimea, Donetsk, Luhansk, Zaporizhzhia and Kherson).

Restricted Finance Party has the meaning given to that term in Clause 1.3 (Restricted Finance Party/Obligor).

Restricted Obligations has the meaning given to that term in Clause 22.1 (Swiss limitations).

Restricted Person means a person, trust, entity, or any other party, including, without limitation, official or de facto authorities and institutions:

(a)	located, domiciled, resident, incorporated or operating in a Restricted Country;

Credit Facilities Agreement – Project Badger	44

(b)	subject to any sanctions lists administered by any Sanctioning Authority; or

(c)	owned or controlled by, or acting in the name or on the instructions of, a person, entity, trust or any other party as defined in (a) and (b) hereinbefore.

Revolving Facility means the senior revolving credit facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

Revolving Facility Commitment means:

(a)	in relation to an Original Lender, the amount in the Base Currency set out opposite its name under the heading “Revolving Facility Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

Revolving Outstandings has the meaning given to that term in Clause 7.7 (Adjustment for Ancillary Facilities upon acceleration).

RFR means the rate specified as such in the applicable Reference Rate Terms.

RFR Banking Day means any day specified as such in the applicable Reference Rate Terms.

Rollover Loan means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan;

(c)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan.

Sanctioning Authority means any authority issuing and/or administrating sanctions and trade embargos in the United Nations, the European Union, Switzerland (e.g. the State Secretariat for Economic Affairs of Switzerland and / or the Directorate of Public International Law), the United States of America (e.g. the Office of Foreign Asset Control of the US Department of Treasury), the United Kingdom (e.g. HM Treasury), Hong Kong, Singapore and any authority issuing and/or administrating sanctions and trade embargos in any other applicable country notified from time to time by a Lender for the purpose of this definition.

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Sanctions Provisions has the meaning given to that term in Clause 1.3 (Restricted Finance Party/Obligor).

Schedule means a schedule to this Agreement.

Second Currency has the meaning given to that term in Clause 18.1 (Currency indemnity).

Secured Parties means each Finance Party from time to time party to this Agreement.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect including, without limitation, any transfers or assignments for security purposes but excluding, for the avoidance of doubt, any guarantees or similar instruments (dingliche Sicherheiten inkl. Sicherungsübertragungen und -abtretungen, exklusive Personalsicherheiten).

Security Property means:

(a)	the German Transaction Security expressed to be granted in favour of the Security Agent as security trustee (Sicherheitentreuhänder) for, or security agent or representative of, the Secured Parties or as Parallel Debt Creditor and all proceeds of that German Transaction Security;

(b)	the Parallel Debt and all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the liabilities to the Security Agent as security trustee (Sicherheitentreuhänder) for, or security agent or representative of, the Secured Parties and secured by the German Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Agent as security trustee (Sicherheitentreuhänder) for, or security agent or representative of, the Secured Parties or as Parallel Debt Creditor; and

(c)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as security trustee (Sicherheitentreuhänder) on trust for (or in any other capacity on behalf of) the Secured Parties or which it holds in its own name as Parallel Debt Creditor.

Selection Notice means a notice substantially in the form set out in Part II of Schedule 3 (Requests and Notices).

Share Pledges means the Security interests established in favour of the Finance Parties under each of share pledge agreements listed as being a Transaction Security Document in Part IA of Schedule 2 (Conditions Precedent).

Shareholder Loan Agreements means each of the Existing Shareholder Loan Agreements and any other shareholder loan agreement pursuant to which any direct or indirect shareholder of the Company extends any loan to the Company.

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Sharing Payment has the meaning given to that term in Clause 34.1 (Payments to Finance Parties).

Signing Date means the date of this Agreement.

Structure Memorandum means the draft of the Strawman paper dated 6 December 2024 entitled “Project Badger, Strawman Paper – Draft ” prepared by PricewaterhouseCoopers GmbH.

Subordination Agreement means each subordination agreement (containing a conditional assignment, if and to the extent the relevant claims are not already assigned for security purposes to the Security Agent (acting for the Finance Parties) under a separate security assignment agreement) entered into by a creditor of a claim, an Obligor as debtor and the Security Agent (acting for the Finance Parties) regarding the subordination of such claim towards the claims of the Finance Parties under the Finance Documents, each in form and substance satisfactory to the Security Agent.

Subsidiary means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation;

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation; or

(d)	which must be consolidated in Group wide financial statements pursuant to the Accounting Standards,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

Sum has the meaning given to that term in Clause 18.1 (Currency indemnity).

Supplier has the meaning given to that term in Clause 16.5 (Value added tax).

Swiss GAAP FER means the Swiss accounting and reporting recommendations issued from time to time by the foundation for accounting and reporting recommendations (Stiftung für Fachempfehlungen und Rechnungslegung).

Swiss Obligor means a Borrower or Guarantor incorporated in Switzerland or, if different, considered to be tax resident in Switzerland for Swiss Withholding Tax purposes.

Swiss Withholding Tax means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), as amended from time to time together with the related ordinances, regulations and guidelines.

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Syndication Date means the day on which Successful Syndication (as defined in the UBS Mandate Letter) occurs.

T2 means the real time gross settlement system operated by the Eurosystem, or any successor system.

Target means The Shyft Group, Inc., a Michigan corporation.

Target Day means any day on which T2 is open for the settlement of payments in EUR.

Target Group means the Target and each of its Subsidiaries from time to time.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment has the meaning given to that term in Clause 16.3 (Tax Credit).

Term Rate means the rate specified as such in the applicable Reference Rate Terms.

Term Rate Currency means:

(a)	euro; and

(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

Term Rate Loan means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency.

Term Reference Rate means, in relation to a Term Rate Loan:

(a)	the applicable Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 14.1 (Interest calculation if no Term Rate),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

Total Commitments means the aggregate of the Total Facility A Commitments and the Total Revolving Facility Commitments, being in aggregate USD 600,000,000 at the Signing Date.

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Total Facility A Commitments means the aggregate of the Facility A Commitments, being USD 350,000,000 at the Signing Date.

Total Facility Amount means USD 600,000,000.

Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments, being USD 250,000,000 at the Signing Date.

Total Revolving Outstandings has the meaning given to that term in Clause 7.7 (Adjustment for Ancillary Facilities upon acceleration).

Transaction Closing Date means the date on which the Merger is consummated.

Transaction Documents means the Finance Documents and the Merger Documents.

Transaction Security means the Security created or expressed to be created pursuant to the Transaction Security Documents.

Transaction Security Documents means each of the documents listed as being a Transaction Security Document in paragraph 2(a) of Part IA of Schedule 2 (Conditions Precedent) and any other document entered into by any Obligor, any member of the Group or any third party creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Transfer Certificate.

Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

UBS Mandate Letter means the mandate/commitment letter between the Company and UBS Switzerland AG dated 16 December 2024.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US means the United States of America.

US Bankruptcy Code means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as it has been, or may be, amended, from time to time.

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US Bankruptcy Event of Default means any of the following occurs in respect of a Material Group Company:

(a)	(i) a court of competent jurisdiction in the US shall enter a decree or order for relief in respect of any Material Group Company in an involuntary case under any US Bankruptcy Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable US federal or state law; or (ii) an involuntary case shall be commenced against any Material Group Company under any US Bankruptcy Law now or hereafter in effect; or a decree or order of a US court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Material Group Company under US Bankruptcy Law, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Material Group Company for all or a substantial part of its property under US Bankruptcy Law; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Material Group Company under US Bankruptcy Law, and any such event described in this clause (ii) shall continue for 15 Business Days without having been dismissed, bonded or discharged; or

(b)	(i) any Material Group Company shall have an order for relief entered with respect to it or shall commence a voluntary case under any US Bankruptcy Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any US Bankruptcy Law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property under US Bankruptcy Law; or any Material Group Company shall make any assignment for the benefit of creditors under US Bankruptcy Law; or (ii) any Material Group Company incorporated in the US shall under US Bankruptcy Law be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Material Group Company (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in subclause (a) above.

US Bankruptcy Law means the US Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States from time to time in effect.

US GAAP means United States generally accepted accounting principles, applied on a consistent basis.

US Guarantor means a Guarantor that is organized under the laws of the US or any state of the US (including the District of Columbia).

US HoldCo means ASH US Group, LLC, a Delaware limited liability company.

US Tax Obligor means:

(a)	a Borrower which is resident for US federal income tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

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Utilisation means a Loan.

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.

Utilisation Request means a notice substantially in the relevant form set out in Part I of Schedule 3 (Requests and Notices).

VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);

(b)	any tax imposed based on the Swiss Federal Act on Value Added Tax of 12 June 2009 (Bundesgesetz über die Mehrwertsteuer), as amended from time to time together with the related ordinances, regulations and guidelines; and

(c)	any other tax of a similar nature, whether imposed in Switzerland, the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

White List means the list of institutions, funds and entities set forth in Schedule 9 (White List).

Withdrawal Liability means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

ZKB Mandate Letter means the mandate/commitment letter between the Company and Zürcher Kantonalbank dated 16 December 2024.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the Agent, an Arranger, any Finance Party, any Hedge Counterparty, any Lender, any Ancillary Lender, any Borrower, any Ancillary Borrower, any Guarantor, any Obligor, any Party, any Secured Party, the Security Agent or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in agreed form is a document which is previously agreed in writing by or on behalf of the Company and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	assets includes present and future properties, revenues and rights of every description;

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(iv)	a Lender’s cost of funds in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(v)	a Finance Document, a Transaction Document or a Transaction Security Document or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated (in any case, however fundamentally);

(vi)	a group of Lenders includes all the Lenders;

(vii)	guarantee means (other than in Clause 21.1 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xi)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xii)	a time of day is a reference to Zurich time unless otherwise specified.

(b)	The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

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(d)	A Borrower providing cash cover for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an account and the following conditions being met:

(i)	the account is with the Ancillary Lender for which that cash cover is to be provided;

(ii)	until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; and

(iii)	the Borrower has executed a security document over that account, in form and substance satisfactory to the Finance Party with which that account is held, creating a security interest over that account as required by such Finance Party.

(e)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

(f)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

(g)	A Borrower repaying or prepaying Ancillary Outstandings means:

(i)	that Borrower providing cash cover in respect of the Ancillary Outstandings;

(ii)	the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or

(iii)	the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amount by which Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.

(h)	An amount borrowed includes any amount utilised under an Ancillary Facility.

(i)	Unless explicitly stated otherwise in this Agreement, the unused amount of any basket or threshold set out in this Agreement relating to any Financial Year or any other reference period may not be carried forward to the next Financial Year or to the next reference period, as applicable.

(j)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

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(k)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(i)	Schedule 14 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement.

(l)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 15 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 16 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

(m)	The IG Rating Requirement being satisfied and similar terms means that the Company has received a rating of at least BBB-/Baa3/BBB- (i.e. an investment grade rating) from any one of S&P, Moody’s or Fitch Ratings, provided that if several of those rating agencies have provided a rating but not all of them have provided an investment grade rating, no investment grade rating shall be deemed to be available and the IG Rating Requirement shall be deemed not to be satisfied.

(n)	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.3	Restricted Finance Party/Obligor

(a)	The representations and undertakings contained in Clause 23.28 (No use of amounts for Restricted Persons or in Restricted Countries) and the undertakings under Clause 26.25 (No use of amounts for Restricted Persons or in Restricted Countries) (together the Sanctions Provisions) apply to any Obligor (and, if relevant any member of the Group) only if and to the extent that the making of such representations or undertakings and/or such references do not result in a violation of, conflict with or liability under the Council Regulation (EC) No 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, section 7 of the German Foreign Trade and Payments Regulation (Außenwirtschaftsverordnung – AWV) (in conjunction with section 4 and section 19 paragraph 3 no. 1 a) of the German Foreign Trade Act (Außenwirtschaftsgesetz – AWG) and/or any other applicable anti-boycott laws or regulations (together the Anti-Boycott Regulations).

(b)	In relation to each Lender that notifies the Agent to this effect (each a Restricted Finance Party), the Sanctions Provisions shall only apply for the benefit of that Restricted Finance Party to the extent that it would not result in any violation of, conflict with or liability under any Anti-Boycott Regulations.

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(c)	In connection with any amendment, waiver, determination or direction relating to any part of a Sanction Provision of which a Restricted Finance Party does not have the benefit pursuant to paragraph (b) above:

(i)	the Commitments of that Lender will be excluded for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained; and

(ii)	its status as Lender shall be disregarded for the purpose of determining whether the consent of the Majority Lenders (or any other applicable consent threshold) has been obtained or whether the determination or direction by the Majority Lenders (or any other applicable consent threshold required to make the relevant determination or direction) has been made.

1.4	German terms

(a)	A director includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of the Federal Republic of Germany, including in relation to a person incorporated in the Federal Republic of Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand);

(b)	AktG denotes the German Stock Corporation Act (Aktiengesetz), BGB denotes the German Civil Code (Bürgerliches Gesetzbuch), GmbHG denotes the German Limited Liability Companies Act (GmbHG), HGB denotes the German Commercial Code (Handelsgesetzbuch), InsO denotes the German Insolvency Code (Insolvenzordnung), StGB denotes the German Criminal Code (Strafgesetzbuch) and ZPO denotes the German Code of Civil Procedure (Zivilprozessordnung).

1.5	Currency symbols and definitions

(a)	$, USD and dollars denote the lawful currency of the United States of America.

(b)	€, EUR and euro denote the single currency of the Participating Member States.

(c)	CHF and Swiss francs denote the lawful currency of Switzerland.

1.6	Divisions

For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different US jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

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1.7	Rates

The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to the continuation of, administration of, submission of, calculation of or any other matter related to the Term Reference Rate or the Compounded Reference Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term Reference Rate or the Compounded Reference Rate or any other Replacement Reference Rate prior to its discontinuance or unavailability. The Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term Reference Rate, the Compounded Reference Rate, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Term Reference Rate, the Compounded Reference Rate or any other Replacement Reference Rate, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available:

(i)	a multicurrency senior amortising term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(ii)	a multicurrency senior revolving credit facility in an aggregate amount equal to the Total Revolving Facility Commitments.

(b)	Facility A shall be available to the Company.

(c)	The Revolving Facility shall be available to all Borrowers.

(d)	Subject to the terms of this Agreement and the relevant Ancillary Agreement, an Ancillary Lender may make all or part of its Revolving Facility Commitment available to any Borrower as an Ancillary Facility.

2.2	Increase

(a)	The Company may, by giving prior notice to the Agent by no later than the date falling 30 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 9.6 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 9.1 (Illegality); or

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(B)	paragraph (a) of Clause 9.5 (Right of cancellation and repayment in relation to a single Lender),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)	the increased Commitments will be assumed by one or more Eligible Institutions (each an Increase Lender) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)	each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)	any increase in the Commitments relating to a Facility shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)	The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)	The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

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(e)	The Company shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any receiver or delegate in connection with any increase in Commitments under this Clause 2.2.

(f)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 28.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 28.5 (Procedure for transfer or assignment) and if the Increase Lender was a New Lender.

(g)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter.

(h)	Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(i)	Clause 28.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.3	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several and not joint and each Obligor and each Finance Party explicitly waives the joint and several liability (Solidarhaftung) of the Finance Parties provided for in article 544 CO (to the extent applicable).

(b)	Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents and no Finance Party may be held responsible for any other Finance Party’s failure to perform its obligations under the Finance Documents.

(c)	The Finance Parties do not form a community of creditors (Gläubigergemeinschaft) and are neither joint and several creditors (Solidargläubiger) nor joint creditors (Gesamtgläubiger). The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt. Each Finance Party may, except as otherwise provided in the Finance Documents, separately enforce its rights under the Finance Documents, independent of any other Finance Party, provided that if any Finance Party commences proceedings in respect of the Finance Documents, it shall promptly notify the other Finance Parties.

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2.4	Lenders’ status

(a)	Each of the Original Lenders represents and warrants that as at the Signing Date it is:

(i)	a Qualifying Bank;

(ii)	a Qualifying Lender; and

(iii)	a FATCA Exempt Party.

(b)	Any Lender which becomes a Party after the Signing Date represents and warrants in the documentation which it executes on becoming a Party as a Lender:

(i)	whether or not it is a Qualifying Lender;

(ii)	whether or not it is a Qualifying Bank (and, if not, that it counts as one Lender only for purposes of the Non-Bank Rules); and

(iii)	that it is a FATCA Exempt Party,

and if a Lender fails to indicate its status in accordance with this paragraph (b)(i) and (b)(ii), then that Lender shall be treated for the purposes of this Agreement (including by the Obligors) as if it is not a Qualifying Lender and not a Qualifying Bank until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company).

2.5	Obligors’ Agent

(a)	Each Obligor (other than the Company) by its execution of this Agreement or an Accession Agreement appoints the Company (acting through one or more authorised signatories) to act as its direct representative (direkter Stellvertreter) in its name and for its account (including as a representative of several parties (Mehrfachvertretung) or self-dealing (Selbstkontrahieren)) in relation to the Finance Documents and irrevocably authorises:

(i)	the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to sign and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests and Selection Notices), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to, or the consent of, that Obligor; and

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(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case each Obligor shall be bound as though that Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)	The appointment of the Obligors’ Agent may be terminated by written notice by the respective Obligor to the Obligors’ Agent and the Agent. The Finance Parties shall be entitled to assume that the appointment (including the power of attorney granted pursuant to this Clause 2.5) has not been terminated unless the Agent has received such notice in writing.

(d)	Each Obligor (other than the Company) hereby releases the Company from the restrictions on self-dealing (Insichgeschäft) and/or multiple representation (Mehrfachvertretung) pursuant to § 181 BGB and any similar restrictions under any other applicable law (to the extent permitted by applicable mandatory law). Each Obligor which cannot release the Company from such restrictions shall notify the Agent accordingly.

3.	PURPOSE

3.1	Purpose

(a)	The Company shall apply all amounts borrowed by it under Facility A (directly or indirectly) towards:

(i)	the refinancing of existing interest-bearing Financial Indebtedness of the Company and other members of the Combined Group, including, in particular the Existing Facilities Agreements; and

(ii)	the payment of the costs and expenses incurred in connection with the refinancing referred to above and the Merger.

(b)	Each Borrower shall apply all amounts borrowed by it under the Revolving Facility towards:

(i)	the refinancing of the Financial Indebtedness and payment of the amounts referred to in paragraph (a) above; and

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(ii)	the financing of general corporate and working capital purposes of the Group, including the financing of Permitted Acquisitions.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in Part IA and Part IB of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

(b)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Utilisation, other than one to which Clause 4.5 (Utilisations during the Certain Funds Period) applies, if on the date of the respective Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan, and in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

(b)	in relation to any Utilisation on the Facilities Closing Date, all the representations and warranties in Clause 23 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Reporting Day and the Utilisation Date for that Loan; and

(ii)	it is:

(A)	in the case of a Revolving Facility Loan, CHF or EUR; or

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(B)	in the case of a Facility A Loan, EUR;

or has been approved by the Agent (acting on the instructions of all Lenders under the relevant Facility) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation; and

(iii)	there are Reference Rate Terms for that currency.

(b)	If the Agent has received a written request from the Company for a currency to be approved under paragraph (a) above, the Agent will confirm to the Company as soon as reasonably possible before the proposed Utilisation Date:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum number of Loans

(a)	A Borrower (or the Company) may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than ten Facility A Loans would be outstanding; or

(ii)	more than 15 Revolving Facility Loans would be outstanding.

(b)	A Borrower (or the Company) may not request that a Facility A Loan be divided if, as a result of the proposed division, more than ten Facility A Loans would be outstanding.

(c)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5	Utilisations during the Certain Funds Period

(a)	Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Loan if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Major Default is continuing or would result from the proposed Loan;

(ii)	none of the events or circumstances described in Clauses 27.6 (Insolvency) or 27.7 (Insolvency proceedings) has occurred with respect to the Target;

(iii)	there has not been any demand for repayment of loans under any of the Existing Facilities Agreements on the basis of the occurrence of an event of default or termination event (however described);

(iv)	all the Major Representations are true;

(v)	no Change of Control has occurred; and

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(vi)	none of the events or circumstances provided for in Clause 9.1 (Illegality) has occurred in respect of a Lender (which for the avoidance of doubt, shall only affect that Lender’s obligation to comply with Clause 5.4 (Lenders’ participation)).

(b)	During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation)) and subject as provided in Clause 9.1 (Illegality), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Loan;

(ii)	rescind, terminate or cancel this Agreement or any of the Facilities or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Loan;

(iii)	refuse to participate in the making of a Certain Funds Loan;

(iv)	exercise any right of set-off or counterclaim in respect of a Loan to the extent to do so would prevent or limit the making of a Certain Funds Loan; or

(v)	cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Loan, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

A Borrower (or the Company on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than 10.00 a.m. (Zurich time) three Business Days prior to the proposed Utilisation Date (or such other time and date as may be agreed between the Company and the Agent (acting on the instructions of all the Lenders participating in that Facility)).

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower;

(ii)	it identifies the Facility to be utilised;

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(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(v)	the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)	Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Facilities Closing Date. Only one Utilisation may be requested in each subsequent Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request for a Facility must be the Base Currency or an Optional Currency relating to that Facility.

(b)	The amount of the proposed Utilisation must not exceed the Available Facility and must be:

(i)	for Facility A:

(A)	if the currency selected is the Base Currency applicable to Facility A, an amount of not less than USD 20,000,000 or, if more, an integral multiple of USD 1,000,000 or, if less, the Available Facility (or such other amounts agreed to by all the Lenders under Facility A); or

(B)	if the currency selected is EUR, an amount of not less than EUR 20,000,000 or, if more, an integral multiple of EUR 1,000,000 or, if less, the Available Facility (or such other amounts agreed to by all the Lenders under Facility A); or

(ii)	for the Revolving Facility:

(A)	if the currency selected is the Base Currency applicable to the Revolving Facility, an amount of not less than USD 5,000,000 or, if more, an integral multiple of USD 1,000,000 or, if less, the Available Facility (or such other amounts agreed to by all the Lenders under the Revolving Facility); or

(B)	if the currency selected is CHF, an amount of not less than CHF 5,000,000 or, if more, an integral multiple of CHF 1,000,000 or, if less, the Available Facility (or such other amounts agreed to by all the Lenders under the Revolving Facility); or

(C)	if the currency selected is EUR, an amount of not less than EUR 5,000,000 or, if more, an integral multiple of EUR 1,000,000 or, if less, the Available Facility (or such other amounts agreed to by all the Lenders under the Revolving Facility),

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in the case of paragraphs (i) and (ii) above, if the currency selected is an Optional Currency other than CHF and EUR, in the case of a Revolving Facility Loan, or EUR, in the case of a Facility A Loan, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, and subject to Clause 8.2 (Repayment of Revolving Facility Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	Other than as set out in paragraph (d) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	If a Revolving Facility Loan is made to repay Ancillary Outstandings, each Lender’s participation in that Loan will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Loans then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Loans then outstanding as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments.

(d)	The Agent shall determine the Base Currency Amount of each Revolving Facility Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 35.1 (Payments to the Agent).

5.5	Limitations on Utilisations

(a)	The Revolving Facility shall not be utilised unless Facility A has been utilised.

(b)	Facility A can only be utilised on the Transaction Closing Date. Any amount of Facility A which is not utilised on the Transaction Closing Date will be immediately cancelled.

(c)	The maximum aggregate amount of the Ancillary Commitments of all the Lenders shall not at any time exceed USD 100,000,000.

5.6	Balancing payments

The Agent shall, on 31 March, 30 June, 30 September or 31 December of any calendar year, determine whether the Base Currency Amount of the outstanding Facility A Loans and/or Revolving Facility Loans exceeds the Total Facility A Commitments and/or the Total Revolving Facility Commitments, respectively. In case the aggregate Base Currency Amount of the outstanding Loans exceeds the relevant Commitments by more than five per cent., the Company shall repay or prepay (or ensure that the relevant Borrowers repay or prepay) Facility A Loans and/or Revolving Facility Loans within five Business Days of being notified by the Agent in the amount by which the aggregate Base Currency Amount of the outstanding Facility A Loans and/or Revolving Facility Loans exceeds the relevant Commitments.

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5.7	Cancellation of Commitment

(a)	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

(b)	The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

6.	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower (or the Company on its behalf) shall select the currency of a Loan in a Utilisation Request or a Selection Notice, respectively.

6.2	Unavailability of a currency

If before 11.00 a.m. (Zurich time) on any Reporting Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower or the Company to that effect on the next Business Day. In this event, any Lender that gives notice pursuant to this Clause 6.2 (Unavailability of a currency) will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

7.	ANCILLARY FACILITIES

7.1	Type of Facility

An Ancillary Facility may be by way of:

(a)	an overdraft facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	a short term loan facility;

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(d)	a derivatives facility;

(e)	a foreign exchange facility; or

(f)	any other facility or accommodation required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender.

7.2	Availability

(a)	If the Company and a Lender agree and except as otherwise provided in this Agreement, that Lender may provide all or part of its Revolving Facility Commitment as an Ancillary Facility.

(b)	An Ancillary Facility shall not be made available unless, not later than ten Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)	the proposed Borrower(s) or Affiliate(s) of a Borrower which may use the Ancillary Facility;

(B)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)	the proposed type of Ancillary Facility to be provided;

(D)	the proposed Ancillary Lender;

(E)	the proposed Ancillary Commitment and the maximum amount of the Ancillary Facility; and

(F)	the currency/-ies in which the Ancillary Facility is available (it being understood that the Ancillary Commitment shall be in the Base Currency); and

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

(c)	The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

(d)	Subject to compliance with paragraph (b) above:

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Company, the Agent and the Ancillary Lender.

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7.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

(b)	Those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers or Affiliates of Borrowers nominated pursuant to Clause 7.10 (Affiliates of Borrowers) to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)	may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the Revolving Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment);

(v)	must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Final Maturity Date (or such earlier date when the Revolving Facility Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero); and

(vi)	if the relevant Ancillary Borrower is incorporated in Switzerland or, if different, considered to be a tax resident in Switzerland for Swiss Withholding Tax purposes, must require that the Ancillary Facility is subject to the Non-Bank Rules and the respective limitations and representations similar to those set out in this Agreement, including, without limitations, with respect to the conditions of assignment, transfer or sub-participations set out in Clause 28 (Changes to the Lenders).

(c)	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:

(i)	Clause 38.3 (Day count convention and interest calculation) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility;

(ii)	an Ancillary Facility comprising more than one account where the terms of the Ancillary Agreement shall prevail to the extent required to permit the netting of balances on those accounts; and

(iii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Agreement, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 15.7 (Interest, commission and fees on Ancillary Facilities).

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7.4	Repayment of Ancillary Facility

(a)	An Ancillary Facility shall cease to be available on the Final Maturity Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

(c)	No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless:

(i)	the Total Revolving Facility Commitments have been cancelled in full or all outstanding Utilisations under the Revolving Facility have become due and payable in accordance with the terms of this Agreement;

(ii)	it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or

(iii)	both:

(A)	the Available Commitments relating to the Revolving Facility; and

(B)	the notice of the demand given by the Ancillary Lender,

would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Loans.

(d)	If a Revolving Facility Loan is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

7.5	Roll-in of Existing Guarantee

(a)	The Parties acknowledge and agree that the Existing Guarantee shall with effect as of the date of the initial Utilisation, be rolled into an Ancillary Facility provided to Aebi & Co. AG Maschinenfabrik by the Lead Arranger.

(b)	In connection with the roll-in described in paragraph (a) above, the Lead Arranger (in its capacity as Ancillary Lender) and Aebi & Co. AG Maschinenfabrik (in its capacity as Ancillary Borrower) shall, no later than on the date of the initial Utilisation, enter into an Ancillary Agreement setting out the terms and conditions of the Existing Guarantee rolled into this Agreement.

7.6	Limitation on Ancillary Outstandings

Each Borrower shall procure that the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility.

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7.7	Adjustment for Ancillary Facilities upon acceleration

(a)	In this Clause 7.7:

(i)	Revolving Outstandings means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of:

(A)	its participation in each Revolving Facility Loan then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Revolving Facility); and

(B)	if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and

(ii)	Total Revolving Outstandings means the aggregate of all Revolving Outstandings.

(b)	If the Agent exercises any of its rights under Clause 27.17 (Acceleration) (other than declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under the Revolving Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Revolving Facility Commitment bears to the Total Revolving Facility Commitments, each as at the date the Agent exercises the relevant right(s) under Clause 27.17 (Acceleration).

(c)	If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)	Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Clause 7.7 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings (less any accrued interest, fees and commission to which the transferor will remain entitled to receive notwithstanding that transfer, pursuant to Clause 28.8 (Pro rata interest settlement)).

(e)	All calculations to be made pursuant to this Clause 7.7 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent’s Spot Rate of Exchange.

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(f)	This Clause 7.7 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in either the Base Currency, a currency which has been an Optional Currency for the purpose of any Revolving Facility or in another currency which is acceptable to that Lender.

7.8	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

7.9	Affiliates of Lenders as Ancillary Lenders

(a)	Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Facility Commitment is the amount set out opposite its name under the heading “Revolving Facility Commitment” in Part II of Schedule 1 (The Original Parties) and/or the amount of any Revolving Facility Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 7.2 (Availability).

(c)	If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(d)	Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

7.10	Affiliates of Borrowers

(a)	Subject to the terms of this Agreement, an Affiliate incorporated in an OECD member country of a Borrower may with the approval of the relevant Lender become a borrower with respect to an Ancillary Facility.

(b)	The Company shall specify any relevant Affiliate of a Borrower in any notice delivered by the Company to the Agent pursuant to paragraph (b)(i) of Clause 7.2 (Availability).

(c)	If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 31.3 (Resignation of a Borrower), its Affiliate shall cease to have any rights under this Agreement or any Ancillary Agreement.

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(d)	Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)	Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or Ancillary Agreement.

7.11	Revolving Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Revolving Facility Commitment is not less than:

(a)	its Ancillary Commitment; or

(b)	the Ancillary Commitment of its Affiliate.

7.12	Amendments and Waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 7). In such a case, Clause 41 (Amendments and Waivers) will apply.

8.	REPAYMENT OF LOANS

8.1	Repayment of Facility A

(a)	The Company shall repay the aggregate Facility A Loans in instalments by repaying on each Facility A Repayment Date an amount which reduces the Base Currency Amount of the outstanding aggregate Facility A Loans by the amount of the Facility A Repayment Instalment set out opposite that Facility A Repayment Date below:

Facility A Repayment Date	Facility A Repayment Instalment
31 December 2025	USD 17,500,000
31 December 2026	USD 35,000,000
31 December 2027	USD 35,000,000
31 December 2028	USD 35,000,000
31 December 2029	USD 35,000,000
Final Maturity Date	remainder

(b)	No part of Facility A which is repaid may be reborrowed.

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8.2	Repayment of Revolving Facility Loans

(a)	Subject to paragraph (b) below, each Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Revolving Facility Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Revolving Facility Loan; and

(ii)	the proportion borne by each Lender’s participation in the maturing Revolving Facility Loan to the amount of that maturing Revolving Facility Loan is the same as the proportion borne by that Lender’s participation in the new Revolving Facility Loans to the aggregate amount of those new Revolving Facility Loans, the aggregate amount of the new Revolving Facility Loans shall, unless the relevant Borrower or the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Revolving Facility Loan so that:

(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans (1) the relevant Borrower will only be required to make a payment under Clause 35.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess, and (2) each Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by that Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan and that Lender will not be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans (1) the relevant Borrower will not be required to make a payment under Clause 35.1 (Payments to the Agent) and (2) each Lender will be required to make a payment under Clause 35.1 (Payments to the Agent) in respect of its participation in the new Revolving Facility Loans only to the extent that its participation in the new Revolving Facility Loans exceeds that Lender’s participation in the maturing Revolving Facility Loan and the remainder of that Lender’s participation in the new Revolving Facility Loans shall be treated as having been made available and applied by that Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Facility Loan.

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9.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

9.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to Clause 41.6 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

9.2	Voluntary cancellation

The Company may, if it gives the Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD 5,000,000 and integral multiples of USD 1,000,000 thereafter) of an Available Facility. Any cancellation under this Clause 9.2 shall reduce the Commitments of the Lenders rateably under that Facility.

9.3	Voluntary prepayment of Facility A Loans

(a)	The Company may if it gives the Agent not less than:

(i)	in the case of a Term Rate Loan, ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice; and

(ii)	in the case of a Compounded Rate Loan, ten RFR Banking Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice,

prepay the whole or any part of that Facility A Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Facility A Loan by a minimum amount of USD 5,000,000 or, of more, an integral multiple of USD 1,000,000).

(b)	A Facility A Loan may only be prepaid after the last day of the Availability Period for the applicable Facility (or, if earlier, the day on which the applicable Available Facility is zero).

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(c)	The Company may apply voluntary prepayments against any Facility A Loans in its sole discretion.

9.4	Voluntary prepayment of Revolving Facility Loans

(a)	A Borrower to which a Revolving Facility Loan has been made may, if it or the Company gives the Agent not less than:

(i)	in the case of a Term Rate Loan, ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice; or

(ii)	in the case of a Compounded Rate Loan, ten RFR Banking Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice,

prepay the whole or any part of any Revolving Facility Loan (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Loan by a minimum amount of USD 5,000,000 or, of more, an integral multiple of USD 1,000,000).

(b)	The Company may apply voluntary prepayments against any Revolving Facility Loans in its sole discretion.

9.5	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 12.6 (Minimum interest) or paragraph (c) of Clause 16.1 (Tax gross up);

(ii)	any Lender claims indemnification from the Company or an Obligor under Clause 16.2 (Tax indemnity) or Clause 17.1 (Increased Costs); or

(iii)	the representation made by a Lender under Clause 2.4 (Lenders’ status) proves to be incorrect other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority, the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Available Commitment(s) of that Lender shall be immediately reduced to zero.

(c)	On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued under the Finance Documents and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

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9.6	Right of cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 20 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

9.7	Effect of prepayment of illegality and single Lender cancellation on scheduled repayments

If any Facility A Loan is repaid or prepaid in accordance with Clause 9.1 (Illegality) or Clause 9.5 (Right of cancellation and repayment in relation to a single Lender) then, other than to the extent that any part of the relevant Commitment is subsequently increased pursuant to Clause 2.2 (Increase), the amount of the Facility A Repayment Instalments for each Repayment Date falling after the repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

10.	MANDATORY PREPAYMENT AND CANCELLATION

10.1	Change of Control

Upon the occurrence of:

(a)	a Change of Control; or

(b)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

the Facilities will be immediately cancelled and shall immediately cease to be available for further utilisation and all Loans and Ancillary Outstandings, accrued interest and other amounts under the Finance Documents, shall become immediately due and payable.

10.2	Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting

If one of the following events occurs, the Company shall promptly notify the Agent and the Borrowers shall prepay Loans:

(a)	debt capital markets transaction: in the amount of net proceeds received by members of the Group from any debt capital markets transactions (issue of (convertible) bonds, notes, bond-like instruments, promissory notes (Schuldscheindarlehen), or similar instruments) irrespective of whether such debt capital markets transaction is effected by way of a public offering or a private placement or otherwise;

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(b)	disposal: in the amount of net proceeds from the disposal of any fixed assets (Anlagevermögen) received by members of the Group exceeding USD 30,000,000 in any Financial Year, except if:

(i)

(A)	the Leverage Ratio as shown in the last two (consecutive) Compliance Certificates delivered to the Agent in accordance with Clause 24.2 (Provision and content of Compliance Certificate) was less than 2.50x; or

(B)	the IG Rating Requirement is satisfied; or

(ii)	the proceeds are reinvested in equivalent assets within six months after receipt (or committed to be reinvested within six months after receipt and actually reinvested within twelve months after receipt), provided that, for purposes of the calculation of the threshold set forth in this paragraph (b), staggered disposals which are economically connected shall be considered as one disposal only and the relevant staggered disposal proceeds shall be aggregated in the Financial Year in which such disposal is agreed upon (whereby the actual prepayment only becomes due upon actual receipt of the net proceeds);

(c)	insurance payment: in the amount of net insurance proceeds received by members of the Group exceeding USD 10,000,000 in any Financial Year, except if:

(i)

(A)	the Leverage Ratio as shown in the last two (consecutive) Compliance Certificates delivered to the Agent in accordance with Clause 24.2 (Provision and content of Compliance Certificate) was less than 2.50x; or

(B)	the IG Rating Requirement is satisfied; or

(ii)	the proceeds are used to cover damages or make reinvestments within six months after receipt (or committed to be used for such coverage within six months after receipt and actually used accordingly within twelve months after receipt);

(d)	legal proceedings payment: in the amount of net legal proceedings proceeds received by members of the Group exceeding USD 10,000,000 in any Financial Year, except if:

(i)

(A)	the Leverage Ratio as shown in the last two (consecutive) Compliance Certificates delivered to the Agent in accordance with Clause 24.2 (Provision and content of Compliance Certificate) was less than 2.50x; or

(B)	the IG Rating Requirement is satisfied; or

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(ii)	the proceeds are used to cover damages or make reinvestments within six months after receipt (or committed to be used for such coverage within six months after receipt and actually used accordingly within twelve months after receipt); and

(e)	delisting: in full, if, following the Listing, the Company’s shares cease to be listed directly or indirectly on a recognized stock exchange.

10.3	Application of mandatory prepayments and cancellations

(a)	Any mandatory prepayment of Loans made under paragraphs (a) to (d) of Clause 10.2 (Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting) shall be applied in prepayment and cancellation of Facility A, provided that the amounts to be repaid in relation to Facility A shall be applied to the Facility A Repayment Instalments in inverse chronological order. Once Facility A has been repaid in full, no further mandatory prepayments of Loans are required to be made by a Borrower (or any of them) under paragraphs (a) to (d) of Clause 10.2 (Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting).

(b)	Any mandatory prepayment of Loans made under paragraph (e) of Clause 10.2 (Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting) shall be applied as follows:

(i)	first, in prepayment and cancellation of Facility A, provided that the amounts to be repaid in relation to Facility A shall be applied to the Facility A Repayment Instalments in inverse chronological order; and

(ii)	secondly, in prepayment and cancellation of the Revolving Facility.

10.4	Conditions of mandatory prepayments

(a)	The obligations of the Borrowers to prepay Loans and cancel Available Commitments under paragraphs (b) to (d) of Clause 10.2 (Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting) are subject to the permissibility under applicable law and regulations (including financial assistance, capital maintenance, corporate benefit restrictions on upstreaming of cash and the restrictions or potential civil and criminal liability implied by fiduciary or statutory duties of the directors or officers of the relevant member of the Group), provided that the Group will use reasonable endeavours to overcome any such restrictions and further provided that once these restrictions are removed, any relevant proceeds will be applied in prepayment of the Facilities at the end of the next Interest Period.

(b)	The obligations of the Borrowers to prepay Loans and cancel Available Commitments under paragraphs (b) to (d) of Clause 10.2 (Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting) also do not apply if the upstreaming of funds from the member of the Group receiving the proceeds to the respective Borrower leads to significant tax leakage or costs (as evidenced by the Company in writing) provided that the Group will use reasonable endeavours to reduce such leakage or costs and further provided that once the leakage or costs are no longer significant, any relevant proceeds will be applied in prepayment of the Facilities at the end of the next Interest Period.

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(c)	The mandatory prepayments under Clause 10.2 (Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting) shall take place within ten Business Days or within any other longer period approved in writing in advance by the Agent, in each case after (i) the occurrence of the events or circumstances giving rise to the respective mandatory prepayment, or (ii) the lapse of the relevant deadlines, if any.

11.	RESTRICTIONS

(a)	Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 9 (Illegality, Voluntary Prepayment and Cancellation) or Clause 10 (Mandatory Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Subject to Clause 15.6 (Prepayment fee for voluntary prepayment), any prepayment under this Agreement shall be made together with accrued interest (once determined) on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of Facility A which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)	No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)	If the Agent receives a notice under Clause 9 (Illegality, Voluntary Prepayment and Cancellation) or Clause 10 (Mandatory prepayment and cancellation), it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h)	If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

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(i)	Any prepayment of a Utilisation (other than a prepayment pursuant to Clause 9.1 (Illegality) or Clause 9.5 (Right of cancellation and repayment in relation to a single Lender) shall be applied pro rata to each Lender’s participation in that Utilisation.

12.	INTEREST

12.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term Reference Rate.

12.2	Calculation of interest – Compounded Rate Loans

(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)	If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

12.3	Margin

Subject to Clause 12.5 (Default interest), the margin (the Margin) applicable on each Loan (for both Facility A and the Revolving Facility) shall be determined as follows:

(a)	Until the first adjustment of the Margin on the basis of the Compliance Certificate delivered to the Agent for the Testing Period ending on 31 December 2025 in accordance with Clause 24.2 (Provision and contents of Compliance Certificate), the Margin is 3.45 per cent. per annum for Loans in the Base Currency and 3.25 per cent. per annum for Loans in an Optional Currency.

(b)	Thereafter, the Margin shall be determined on a quarterly basis as set out below and based on the Leverage Ratio as determined in the most recent Compliance Certificate delivered to the Agent:

Leverage Ratio	Margin for Loans in the Base Currency	Margin for Loans in an Optional Currency
> 3.50x	3.95% p.a.	3.75% p.a.
> 3.00x ≤ 3.50x	3.45% p.a.	3.25% p.a.
> 2.50x ≤ 3.00x	3.00% p.a.	2.80% p.a.
> 2.00x ≤ 2.50x	2.60% p.a.	2.40% p.a.
> 1.50x ≤ 2.00x	2.20% p.a.	2.00% p.a.
> 1.00x ≤ 1.50x	1.90% p.a.	1.70% p.a.
≤ 1.00x	1.70% p.a.	1.50% p.a.

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(c)	The Margin shall be adjusted by the Agent ten Business Days after receipt of a Compliance Certificate, provided that the new Margin shall apply to (i) any new Loan (including, for the avoidance of doubt, any Rollover Loans), and (ii) in respect of a Loan already made, with effect as from the date immediately after the following Interest Payment Date.

12.4	Payment of interest

A Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at three-monthly intervals after the first day of the Interest Period) (each such date, an Interest Payment Date).

12.5	Default interest

(a)	As from the occurrence and during the continuation of an Event of Default under Clause 27.1 (Non-payment), Clause 27.6 (Insolvency), Clause 27.7 (Insolvency proceedings) or Clause 27.8 (Creditors’ process), with respect to each Loan, a Margin which is two per cent. higher than the then applicable Margin in respect of such Loan pursuant to paragraph (a) or (b) (as applicable) of Clause 12.3 (Margin) shall apply to the relevant Loan.

(b)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is equal to (i) the Margin as determined pursuant to paragraph (a) above, plus (ii) the applicable Term Reference Rate or Compounded Reference Rate, as applicable, as if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).

(c)	Any interest accruing under this Clause 12.5 shall be immediately payable by the relevant Obligor on demand by the Agent.

12.6	Minimum interest

(a)	By entering into this Agreement, the Parties have assumed in bona fide that the interest payable hereunder or under any other Finance Document is not and will not become subject to any Tax Deduction on account of Swiss Withholding Taxes. Nevertheless, if a Tax Deduction is required by Swiss law to be made by a Borrower in respect of any interest payable under a Finance Document and should it be unlawful for such Borrower to comply with paragraph (c) of Clause 16.1 (Tax gross up) for any reason (where this would otherwise be required by the terms of Clause 16.1 (Tax gross up)) then:

(i)	the applicable interest rate in relation to that interest payment shall be:

(A)	the interest rate which would have applied to that interest payment (as provided for in Clause 12.1 (Calculation of interest – Term Rate Loans) and Clause 12.2 (Calculation of interest – Compounded Rate Loans)) in the absence of this paragraph (a),

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divided by

(B)	one minus the rate at which the relevant Tax Deduction is required to be made (where the rate at which the relevant Tax Deduction is required to be made is for this purpose expressed as a fraction of one rather than as a percentage),

(ii)	the relevant Borrower shall:

(A)	pay the relevant interest at the adjusted rate in accordance with paragraph (a)(i)above; and

(B)	make the Tax Deduction on the interest so recalculated, and

(iii)	all references to a rate of interest in such Finance Document shall be construed accordingly.

(b)	To the extent that interest payable by a Borrower under a Finance Document becomes subject to Swiss Withholding Tax, each relevant Lender and that Borrower shall cooperate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary for the Borrower to obtain authorisation (i) to make interest payments without them being subject to Swiss Withholding Tax, (ii) to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties, and (iii) to enable that Lender to receive a full or partial refund of the Swiss Withholding Tax under an applicable double taxation treaty.

(c)	In case a Borrower pays interest at an adjusted rate in accordance with paragraph (a) above, Clause 16.4 (Tax credit) shall apply correspondingly.

12.7	Notification of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest relating to a Term Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:

(i)	the relevant Borrower (or the Company) of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

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(iii)	the relevant Lenders and the relevant Borrower (or the Company) of:

(A)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 14.4 (Cost of funds).

(c)	The Agent shall promptly notify the relevant Borrower (or the Company) of each Funding Rate relating to a Loan.

(d)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Company) of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 14.4 (Cost of funds) applies.

(e)	This Clause 12.7 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

13.	INTEREST PERIODS

13.1	Selection of Interest Periods and Terms

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or, if the Loan is a Facility A Loan and has already been borrowed, in a Selection Notice.

(b)	Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Company on behalf of the Borrower) to which that Facility A Loan was made not later than 10.00 a.m. (Zurich time) three Business Days prior to the last day of the Interest Period in relation to such Facility A Loan.

(c)	If a Borrower (or the Company) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be the period specified in the applicable Reference Rate Terms.

(d)	Subject to this Clause 13, the relevant Borrower (or the Company on its behalf) may select an Interest Period of any period specified in the applicable Reference Rate Terms or of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan.

(e)	As from the occurrence and during the continuation of an Event of Default, only one Month Interest Periods may be selected for any Loans.

(f)	An Interest Period for a Loan shall not extend beyond the Final Maturity Date applicable to its Facility.

(g)	Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

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(h)	A Revolving Facility Loan has one Interest Period only.

(i)	Prior to the Syndication Date, Interest Periods shall be the period specified in the applicable Reference Rate Terms or such other period as the Agent and the Company may agree and any Interest Period which would otherwise end during the Month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

13.2	Changes to Interest Periods

(a)	Prior to the earlier of:

(i)	the Agent determining the interest rate for a Facility A Loan; and

(ii)	the first day of an Interest Period for a Facility A Loan,

the Agent may, but is not obliged to, shorten an Interest Period for any Facility A Loan to ensure there are sufficient Facility A Loans (with an aggregate Base Currency Amount equal to or greater than the relevant Facility A Repayment Instalment) which have an Interest Period ending on the relevant Facility A Repayment Date for the Borrowers to make the relevant Facility A Repayment Instalment due on that date.

(b)	If the Agent makes any of the changes to an Interest Period referred to in this Clause 13.2, it shall promptly notify the Company and the Lenders.

13.3	Non-Business Days

Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

13.4	Consolidation and division of Facility A Loans

(a)	Subject to paragraph (b) below, if two or more Interest Periods:

(i)	relate to Facility A Loans made to the same Borrower; and

(ii)	end on the same date,

those Facility A Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

(b)	Subject to Clause 4.4 (Maximum number of Loans) and Clause 5.3 (Currency and amount) if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans, that Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Loan immediately before its division.

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14.	CHANGES TO THE CALCULATION OF INTEREST

14.1	Interest calculation if no Term Rate

(a)	Interpolated Term Rate: If no Term Rate is available for the Interest Period of a Term Rate Loan, the applicable Term Reference Rate shall be the Interpolated Term Rate for a period equal in length to the Interest Period of that Loan.

(b)	Cost of funds: If paragraph (a) above applies but it is not possible to calculate the Interpolated Term Rate then if “Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan, Clause 14.4 (Cost of funds) shall apply to that Loan for that Interest Period.

14.2	Interest calculation if no RFR or Central Bank Rate

If:

(a)	there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,

Clause 14.4 (Cost of funds) shall apply to that Loan for that Interest Period.

14.3	Market disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(b)	before the Reporting Time for that Loan, the Agent receives notifications from at least two Lenders (whose participations in that Loan exceed 30 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 14.4 (Cost of funds) shall apply to that Loan for that Interest Period.

14.4	Cost of funds

(a)	If this Clause 14.4 applies to a Loan for an Interest Period neither Clause 12.1 (Calculation of interest – Term Rate Loans) nor Clause 12.2 (Calculation of interest - Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

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(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan.

(b)	If this Clause 14.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

(d)	If this Clause 14.4 applies pursuant to Clause 14.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not notify a rate to the Agent by the relevant Reporting Time,

that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(e)	If this Clause 14.4 applies the Agent shall, as soon as is practicable, notify the Company.

14.5	Break Costs

(a)	If an amount is specified as Break Costs in the Reference Rate Terms for a Loan or Unpaid Sum, each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

15.	FEES

15.1	Underwriting fee

The Company shall pay or shall procure that another Obligor shall pay to the Mandated Lead Arranger (for its own account) an underwriting fee in the amount and at the times agreed in the respective Fee Letter.

15.2	Arrangement fee

The Company shall pay or shall procure that another Obligor shall pay to the Arrangers (each for their own account) an arrangement fee in the amount and at the times agreed in the ZKB Mandate Letter and the respective Fee Letter, respectively.

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15.3	Agency fee

The Company shall pay or shall procure that another Obligor shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the respective Fee Letter.

15.4	Ticking fee

The Company shall pay or shall procure that another Obligor shall pay to the Agent (for the account of the Lenders) a ticking fee in the Base Currency computed at a rate of:

(a)	20 per cent. of the applicable Margin (as set forth in paragraph (b) of Clause 12.3 (Margin) with reference to the column titled “Margin for Loans in an Optional Currency”) on the Total Facility Amount for the period starting 46 days after the ML Signing Date until the earliest of (i) the Facilities Closing Date, (ii) the Cancellation Date, and (iii) the day falling 90 days after the ML Signing Date; and

(b)	35 per cent. of the applicable Margin (as set forth in paragraph (b) of Clause 12.3 (Margin) with reference to the column titled “Margin for Loans in an Optional Currency”) on the Total Facility Amount for the period starting 91 days after the ML Signing Date until the earlier of (i) the Facilities Closing Date, and (ii) the Cancellation Date,

provided that in case of the occurrence of (i) the Facilities Closing Date, the accrued Ticking Fee is payable on the Facilities Closing Date, and (ii) the Cancellation Date, the accrued Ticking Fee is payable on the Cancellation Date.

15.5	Commitment fee

(a)	The Company shall pay or shall procure that another Obligor shall pay to the Agent (for the account of each Lender) a commitment fee in the Base Currency computed at the rate of 35 per cent. of the Margin (as set forth in paragraph (b) of Clause 12.3 (Margin) with reference to the column titled “Margin for Loans in an Optional Currency”) in the Base Currency on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

15.6	Prepayment fee for voluntary prepayments

Notwithstanding anything else in this Agreement, if a Borrower makes more than three voluntary prepayments of Compounded Rate Loans (other than a Compounded Rate Loan under an Ancillary Agreement) in any Financial Year, it shall, for any voluntary prepayment of Compounded Rate Loans (other than a Compounded Rate Loan under an Ancillary Agreement) made thereafter in that Financial Year, pay to the Agent (i) a prepayment fee in the amount of USD 1,500 per voluntary prepayment (for the account of the Agent) and (ii) a prepayment fee in the amount of USD 500 per voluntary prepayment per Lender (for the account of the Lenders).

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15.7	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

16.	TAX GROSS UP AND INDEMNITIES

16.1	Tax gross up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	In case an Obligor has to make an increased payment in accordance with paragraph (c) above, paragraph (b) of Clause 12.6 (Minimum interest) regarding cooperation of that Obligor and the respective Lender shall apply correspondingly.

(e)	A payment to a Lender shall not be increased under paragraph (c) above and no increased payment shall be made pursuant to Clause 12.6 (Minimum interest) to a Lender:

(i)	if on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	for a Tax Deduction on account of Swiss Withholding Tax as a result of the relevant Lender having breached the restrictions pursuant to Clause 28 (Changes to the Lenders), if the Obligors are in compliance with their obligations pursuant to Clause 26.24 (Compliance with Non-Bank Rules).

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(f)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

16.2	Tax indemnity

(a)	Each Obligor shall, within five Business Days of demand by the Agent, indemnify a Finance Party against the loss, liability or cost that Finance Party will suffer or has suffered (directly or indirectly) in the amount of any Tax deducted withheld, incurred or accounted by a Finance Party in respect of any of the Finance Documents. A Finance Party making or intending to make a claim pursuant to this Clause 16.2 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify that Borrower.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed or imposed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or branch profits received or receivable; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 16.1 (Tax gross up) or an increased interest as calculated pursuant to Clause 12.6 (Minimum interest);

(B)	would have been compensated for by an increased payment under Clause 16.1 (Tax gross up) or an increased interest as calculated pursuant to Clause 12.6 (Minimum interest) but was not so compensated solely because one of the exclusions in these Clauses applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

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(c)	A Finance Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 16.2, notify the Agent.

16.3	Stamp taxes

Each Obligor shall pay and, within five Business Days of demand by the Agent, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

16.4	Tax Credit

If an Obligor makes an increased payment under Clause 12.6 (Minimum interest) or Clause 16.1 (Tax gross up) or a payment under Clause 16.2 (Tax indemnity) (a Tax Payment) and the relevant Finance Party determines that:

(a)	a Tax credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

16.5	Value added tax

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

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(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 16.5 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the Swiss grouping rules or any other similar provision in any jurisdiction so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply the requested confirmation, forms, documentation or other information.

16.6	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

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(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the Signing Date;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

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supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant or successor form (as applicable); or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall upon reasonable request by the Borrower provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

(i)	In addition and irrespective of the foregoing, by signing this Agreement or confirming its adherence to this Agreement, each Lender represents to the Agent and the Security Agent (i) that it is a FATCA Exempt Party, (ii) herewith also undertakes to inform the Agent and the Security Agent immediately if it becomes aware that it is not, will not be or has ceased to be, a FATCA Exempt Party and (iii) to notify the Agent if any withholding certificate, withholding statement, document authorisation or waiver or information provided by the Lender to the Agent is or becomes materially inaccurate or incomplete.

(j)	In case the Agent or the Security Agent in reliance of such representation and undertaking does not make the required FATCA Deduction on a payment to a Lender but it is later established that such FATCA Deduction should have been made because that Lender is not, or has ceased to be, a FATCA Exempt Party (each such Lender a Non-FATCA Exempt Lender), when the payment to that Lender was to be made, the relevant Non-FATCA Exempt Lender shall immediately on demand indemnify the Agent or the Security Agent, as the case may be, against any costs, loss or liability incurred by the Agent or the Security Agent in not making the relevant FATCA Deduction (unless the FATCA Deduction was not made by reason of the Agent’s or the Security Agent’s gross negligence or wilful misconduct).

16.7	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

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(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

(c)	In the event that any payment is subject to the passthru payment provisions as described in section 1471(b)(1)(D)(i) and (ii) of the Code the Party making the payment shall confirm its passthru payment percentage (applicable to that payment) to the Agent on or before making such payment. If the Party fails to notify the Agent of its applicable passthru percentage prior to payment, the Agent shall treat the applicable passthru percentage as 100 per cent. for the purposes of the Finance Documents (and payments made thereunder).

17.	INCREASED COSTS

17.1	Increased Costs

(a)	Subject to Clause 17.3 (Exceptions) the Company shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date or (ii) compliance with Basel III or CRD IV.

(b)	In this Agreement Increased Costs means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.

(c)	For the purpose of this Clause 17.1:

Basel III means:

(i)	the following documents published by the Basel Committee on Banking Supervision relating to “Basel III” in December 2010:

(A)	Basel III: A global regulatory framework for more resilient banks and banking systems”;

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(B)	“Basel III: International framework for liquidity risk measurement, standards and monitoring”; and

(C)	“Guidance for national authorities operating the countercyclical capital buffer”,

each as amended, supplemented or restated;

(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011 (as amended, supplemented or restated); and

(iii)	any follow-up agreement, guidance, standards or paper published by the Basel Committee on Banking Supervision relating to “Basel III”.

CRD IV means EU CRD IV and UK CRD IV.

EU CRD IV means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(ii)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

UK CRD IV means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the Withdrawal Act);

(ii)	the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(iii)	direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

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17.2	Increased Cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall notify the Company.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and a reasonable explanation thereof, it being understood that (i) the relevant Finance Party shall not be obliged to disclose any information which it reasonably considers to be confidential, and (ii) any information provided by the relevant Finance Party as explanation under this paragraph (b) must be treated as strictly confidential.

17.3	Exceptions

Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	compensated for by Clause 12.6 (Minimum interest) or Clause 16.2 (Tax indemnity) (or would have been compensated for under Clause 12.6 (Minimum interest) or Clause 16.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.6 (Minimum interest) or of paragraph (b) of Clause 16.2 (Tax indemnity) applied);

(c)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III or CRD IV) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(d)	attributable to a FATCA Deduction required to be made by a Party; or

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

18.	OTHER INDEMNITIES

18.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

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that Obligor shall as an independent obligation, within five Business Days of demand, indemnify the Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other indemnities

(a)	The Company shall (or shall procure that an Obligor will) within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 34 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in a Utilisation requested by the Company or a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful misconduct or gross negligence by that Finance Party); or

(iv)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

(b)	The Company shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Merger (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 18.2.

18.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

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(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability incurred by the Agent in acting as Agent under the Finance Documents (otherwise than by reason of the Agent’s gross negligence or wilful misconduct).

18.4	Indemnity to the Security Agent

(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and any receiver or delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Company to comply with its obligations under Clause 20 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security (including with the assistance of any third parties);

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each receiver and delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Security Agent, receiver or delegate under the Finance Documents or which otherwise relates to any of the Charged Assets (otherwise, in each case, than by reason of the relevant Security Agent’s, receiver’s and delegate’s gross negligence or wilful misconduct).

(b)	The Security Agent and any receiver or delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 18.4.

19.	MITIGATION BY THE LENDERS

19.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 12.6 (Minimum interest), Clause 16 (Tax gross up and indemnities) or Clause 17.1 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

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(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.	COSTS AND EXPENSES

20.1	Transaction expenses

The Company shall promptly upon demand pay to the Finance Parties the amount of all documented costs and expenses (including fees for accountants, notary fees and pre-agreed legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the Signing Date.

20.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is to be made on the basis of Clause 41.4 (Changes to reference rates),

the Company shall, within five Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all documented costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	Enforcement and preservation costs

The Company shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including fees for accountants, notary fees and legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

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21.	GUARANTEE

21.1	Guarantee and indemnity

Subject to the limitations set out in Clause 22 (Guarantee and Security limitations), each Guarantor irrevocably and unconditionally jointly and severally, as a primary obligor and not merely as a surety:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all the other Obligors’ obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount to the Agent on behalf of the Finance Parties as if it was the principal obligor; and

(c)	indemnifies each Finance Party immediately upon first demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

21.2	Nature of guarantee and indemnity of Guarantor

Each Guarantor herewith acknowledges that it guarantees and indemnifies under this Agreement in accordance with article 111 of the CO and the terms and conditions of this Agreement on first demand by the Agent as a primary obligor and not as a surety (Bürge), irrespective of the validity or enforceability of the obligations of the other Obligors under this Agreement or any other Finance Document, and waiving all rights of objection and defence arising from or under this Agreement or any other Finance Document.

21.3	Continuing Guarantee

This guarantee is a continuing guarantee of payment and performance and not merely of collectability, i.e. is entered into for an unlimited term, and will extend to the ultimate balance of sums payable by any Obligor (other than the respective Guarantor) under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.4	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor (other than the respective Guarantor) or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the respective Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

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21.5	Waiver of defences

(a)	The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause 21, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including, without limitation:

(i)	any time, waiver or consent granted to, or composition with, any other Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Obligor or any other person;

(v)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

(b)	In addition to the above, each Guarantor agrees that its obligations under and in respect of the guarantee contained in this Clause 21 and any security interest securing the obligations under the Finance Documents shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all rights, claims or defences that it might otherwise have (now or in the future) with respect to each of the following (whether or not such Guarantor has knowledge thereof):

(i)	the validity or enforceability of this Agreement, any other Finance Document or any Hedging Agreement, any of the obligations under the Finance Documents or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(ii)	any renewal, extension or acceleration of, or any increase in the amount of the obligations under the Finance Documents, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Finance Documents or any Hedging Agreement;

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(iii)	any failure, omission or delay in enforcement (by agreement or otherwise), or the stay or enjoining (by court order, operation of law or otherwise) of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Finance Document or any Heding Agreement, at law, in equity or otherwise) with respect to the obligations under the Finance Documents or any guaranty, agreement, Transaction Security or other security relating thereto;

(iv)	any change, reorganization or termination of the corporate structure or existence of the Borrower or any other Guarantor or any of their Subsidiaries and any corresponding restructuring of the obligations under the Finance Documents;

(v)	the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the obligations under the Finance Documents or any other impairment of such collateral;

(vi)	any exercise of remedies with respect to the Transaction Security or any other security for the obligations under the Finance Documents at such time and in such order and in such manner as the Agent and the Secured Parties may decide, whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Guarantor would otherwise have; and

(vii)	any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the obligations under the Finance Documents or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Guarantor for the obligations under the Finance Documents, or of such Guarantor under the guarantee contained in this Clause 21 or of any security interest granted by any Guarantor, whether in an insolvency or liquidation proceeding or in any other instance other than, in each case, the payment in full of the obligations under the Finance Documents.

21.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

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21.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the respective Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the respective Guarantor or on account of the respective Guarantor’s liability under this Clause 21.

21.8	Deferral of Guarantors’ rights

(a)	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantors will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:

(i)	to be indemnified by another Obligor;

(ii)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(iv)	to bring legal or other proceedings for an order requiring any other Obligor to make any payment, or perform any obligation, in respect of which any of the Guarantors has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);

(v)	to exercise any right of set-off against any other Obligor; and/or

(vi)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.

(b)	In particular, until all amounts which may be or become payable by an Obligor to the Finance Parties (or any of them) under or in connection with the Finance Documents have been irrevocably paid or discharged in full and unless the Agent otherwise directs, no Guarantor shall exercise any right of recourse (Rückgriffsrecht) it may have against any other Obligor by reason of performance by it under this guarantee for the benefit of that other Obligor, nor shall a Guarantor set off any claim under such right of recourse against any debt it may have vis-à-vis such other Obligor, or assign or pledge such right of recourse in full or in part. Each other Obligor herewith undertakes neither to make any payment to a Guarantor with respect to any such right of recourse nor to set-off any claim such other Obligor may have against a Guarantor against any claim a Guarantor may have under a right of recourse against such other Obligor. Any amount received or recovered by a Guarantor in violation of this Clause 21.8 shall immediately be notified by that Guarantor to the Agent and, upon the Agent’s request, paid forthwith to the Agent for application to any outstanding amount of the Finance Parties under or in connection with the Finance Documents.

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(c)	Each of the Guarantors herewith assigns any and all claims it may have under such right of recourse against any other Obligor to the Agent (acting for the account of the Finance Parties) for security purposes (Sicherungszession) effective as of the date of adjudication of bankruptcy, the grant of a moratorium, the entry into any kind of composition arrangements with creditors or as of the date of resolution of liquidation of such other Obligor.

(d)	If any payment is made on account of the obligations under the Finance Documents by any Guarantor or is received or collected on account of the obligations under the Finance Documents from any Guarantor or its property:

(i)	If such payment is made by a Guarantor or from its property in respect of the obligations under the Finance Documents of the Borrower or any other Guarantor, such Guarantor shall, subject to the terms of this clause (d), be entitled to contribution in respect of such payment and, subject to and upon (but not before) a payment in full of the obligations under the Finance Documents, shall be entitled (A) to demand and enforce reimbursement for the full amount of such payment from such other Guarantor, and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of such payment. For this purpose, the fair share of each Guarantor shall be determined based on an equitable apportionment among all Guarantors (other than the Guarantor whose primary obligations were so guaranteed by the other Guarantors) based on the relative value of their assets and any other equitable considerations deemed appropriate by the court. For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under Clause 21 hereof will be deemed to be enforceable and payable after the guaranty under Clause 21 hereof.

(ii)	If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against the Borrower or any other Guarantor, whether under this clause (d) or otherwise, such Guarantor shall be entitled, subject to and upon (but not before) a payment in full of the obligations under the Finance Documents, to be subrogated to any security interest that may then be held by the Agent upon any collateral securing or purporting to secure any of the obligations under the Finance Documents. Any right of subrogation of any Guarantor shall be enforceable solely after a payment in full of the obligations under the Finance Documents and solely against the Guarantors, and not against the Secured Parties, and neither the Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any collateral securing or purporting to secure any of the obligations under the Finance Documents for any purpose related to any such right of subrogation.

(iii)	All rights and claims arising under this clause (d) or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favour of any Guarantor as to any payment on account of either (x) the obligations under the Finance Documents or (y) any other obligation that is secured by any collateral that also secures or purports to secure any of the obligations under the Finance Documents, in each case made by it or received or collected from its property shall be fully subordinated to the obligations under the Finance Documents in all respects prior to the payment in full of the obligations under the Finance Documents. Until the payment in full of the obligations under the Finance Documents, no Guarantor may demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case, receivership, or insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Agent, for application to the payment of the obligations under the Finance Documents. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Agent, in the exact form received and, if necessary, duly endorsed.

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(iv)	The obligations of the Guarantors under this Agreement and the other Finance Documents, including their liability for the obligations under the Finance Documents and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this paragraph (d) or otherwise. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

21.9	Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

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21.10	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

22.	GUARANTEE AND SECURITY LIMITATIONS

22.1	Swiss limitations

(a)	If and to the extent an Obligor incorporated in Switzerland guarantees and/or secures and/or becomes liable under this Agreement or any other Finance Document for obligations of any other Obligor (other than the wholly owned Subsidiaries of such Obligor) (the Restricted Obligations) and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Obligor or would otherwise be restricted under Swiss law and practice then applicable, such Obligor’s aggregate liability for Restricted Obligations shall not exceed the amount of that Obligor’s freely disposable equity at the time it becomes liable including, without limitation, any statutory reserves which can be transferred into unrestricted, distributable reserves, in accordance with Swiss law (the Freely Disposable Amount).

(b)	This limitation shall only apply to the extent it is a requirement under applicable law and practice at the time the Obligor is required to perform Restricted Obligations under the Finance Documents. Such limitation shall not free the Obligor from its obligations in excess of the Freely Disposable Amount, but merely postpone the performance date thereof until such times when the Obligor has again freely disposable equity and if and to the extent such freely disposable equity is available.

(c)	If the enforcement of the obligations of the Obligor under this Agreement or any other Finance Document would be limited due to the effects referred to in this Clause 22, the Obligor shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Agent, (i) write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however, only if such assets are not necessary for the Obligor’s business (nicht betriebsnotwendig) and (ii) reduce its share capital to the minimum allowed under then applicable law, provided that such steps are permitted under the Finance Documents.

(d)	If and to the extent requested by the Agent, the Obligor and any Holding Company of the Obligor which is a party to this Agreement shall procure that the Obligor will take and will cause to be taken, to the extent reasonably practicable and possible, all and any action as soon as reasonably practicable, including, without limitation:

(i)	the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Finance Documents;

(ii)	the provision of an audited interim balance sheet;

(iii)	the provision of a determination by the Obligor of the Freely Disposable Amount based on such audited interim balance sheet;

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(iv)	the provision of a confirmation from the auditors of the Obligor that a payment of the Obligor under the Finance Documents in an amount corresponding to the Freely Disposable Amount is in compliance with the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves; and

(v)	the obtaining of any other confirmations which may be required as a matter of Swiss mandatory law in force at the time the Obligor is required to make a payment or perform other obligations under this Agreement or any other Finance Document, in order to allow a prompt payment in relation to Restricted Obligations with a minimum of limitations.

(e)	If so required under applicable law (including tax treaties) at the time it is required to make a payment under this Agreement or any other Finance Document, the Obligor:

(i)	shall use its best efforts to ensure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;

(ii)	shall deduct the Swiss Withholding Tax at such rate (being 35 per cent. on the date hereof) as in force from time to time if the notification procedure pursuant to sub-paragraph (i) above does not apply; or shall deduct the Swiss Withholding Tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to sub-paragraph (i) applies for a part of the Swiss Withholding Tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and

(iii)	shall promptly notify the Agent that such notification or, as the case may be, deduction has been made, and provide the Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.

(f)	In the case of a deduction of Swiss Withholding Tax, the Obligor shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment under this Agreement or any other Finance Document, will, as soon as possible after such deduction:

(i)	request a refund of the Swiss Withholding Tax under applicable law (including tax treaties); and

(ii)	pay to the Agent upon receipt any amount so refunded on account for the performance of Restricted Obligations by that Obligor.

(g)	The Finance Parties shall use commercially reasonable efforts to co-operate with the Obligor to secure such refund.

(h)	To the extent the Obligor is required to deduct Swiss Withholding Tax pursuant to this Agreement or any other Finance Document, and if the Freely Disposable Amount is not fully utilised, the Obligor will be required to pay an additional amount so that after making any required deduction of Swiss Withholding Tax the aggregate net amount paid to the Agent is equal to the amount which would have been paid if no deduction of Swiss Withholding Tax had been required, provided that the aggregate amount paid (including the additional amount) shall in any event be limited to the Freely Disposable Amount.

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22.2	US limitations

(a)	In this Clause 22.2:

Fraudulent Transfer Law means any applicable United States bankruptcy, federal and state fraudulent transfer and conveyance statute and any related case law; and

Terms used in this Clause 22.2 are to be construed in accordance with the Fraudulent Transfer Laws.

(b)	Each US Guarantor acknowledges that:

(i)	It will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents and its entry into the Finance Documents is necessary and convenient to the conduct, promotion or attainment of the business of such US Guarantor; and

(ii)	those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any Fraudulent Transfer Law.

(c)	Each Finance Party agrees that each US Guarantor’s liability under Clause 21 and this Clause 22 shall be limited to the maximum amount that can be guaranteed by such Guarantor without rendering such Guarantor’s obligations under Clause 21 hereof void or voidable under applicable law, including, without limitation, any Fraudulent Transfer Law or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Clause 21 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. To the fullest extent permitted by applicable law, this Clause 22 shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any equity interest in such Guarantor.

(d)	Each US Guarantor represents and warrants to each Finance Party that:

(i)	the fair value of the assets of such Guarantor exceeds its debts and liabilities, subordinated, contingent or otherwise;

(ii)	the present fair saleable value of the property of such Guarantor is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(iii)	such Guarantor is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured;

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(iv)	such Guarantor is not engaged in, and is not about to engage in, business for which it has unreasonably small capital; and

(v)	it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

For purposes of the foregoing, the amount of contingent liabilities have been computed as the amount that, in light of all the facts and circumstances existing on the date this representation and warranty is made, can reasonably be expected to become an actual or matured liability.

22.3	Excluded Swap Obligations

(a)	Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honour all of its obligations under this guarantee in respect of Swap Obligations (provided, that each Qualified ECP Guarantor shall only be liable under this Clause 22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 22, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this Clause 22.3 constitute, and this Clause 22.3 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For the avoidance of doubt, and notwithstanding anything else in any Finance Document to the contrary, Excluded Swap Obligations shall not constitute obligations under the Finance Documents.

(b)	In this Clause 22.3:

Commodity Exchange Act means the US Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Excluded Swap Obligation means, with respect to any US Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such US Guarantor of, or the grant by such US Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such US Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such US Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

Qualified ECP Guarantor means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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Swap Obligation means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

22.4	German limitations

(a)	In this Clause 22.4:

German Guarantor means any Guarantor incorporated in Germany in the form of a limited liability company (Gesellschaft mit beschränkter Haftung (GmbH)).

Net Assets means, in relation to any German Guarantor:

(i)	the aggregate of all asset items (Aktivposten) pursuant to Section 266 para. 2 (A) to (E) HGB; less

(ii)	the aggregate of all liabilities (Passivposten) pursuant to Section 266 para. 3 (B) to (E) HGB,

in each case calculated in accordance with HGB (taking into account applicable case law on the calculation of net assets pursuant to Section 30 GmbHG) and accounting practices consistent with those applied in the preparation of the latest annual unconsolidated financial statements for that German Guarantor (except to the extent otherwise required by a change in law relating to the accounting principles or accounting practices), provided that:

(A)	the amount of any liabilities of that German Guarantor to any of its direct or indirect shareholders in respect of Financial Indebtedness shall not be taken into account as liabilities to the extent such liabilities are subordinated pursuant to Section 39 para. 1 no. 5 or para. 2 InsO, but only if and to the extent a waiver of such liabilities (or their contribution into the capital reserves of that German Guarantor) by the creditor would not present a risk of personal liability of the directors or other officers of the creditor;

(B)	the amount of any financial liabilities incurred by that German Guarantor in wilful or negligent breach of any provision of the Finance Documents shall not be taken into account as liabilities;

(C)	the amount of any claims against a shareholder for payment of unpaid share capital (whether or not a demand for payment has been made) shall not be taken into account as an asset; and

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(D)	any amounts that may not be distributed pursuant to sections 253 para. (6), 268 para (8) or 272 para. (5) or pursuant to any other similar mandatory statutory limitation on distributable amounts (Ausschüttungssperren) shall not be taken into account as asset items (Aktivposten).

Registered Share Capital means, in relation to a German Guarantor, its registered share capital (Stammkapital) less:

(i)	the amount of any increase of the registered share capital (Stammkapital) of that German Guarantor made after the Signing Date or, as the case may be, the date on which it becomes an Additional Guarantor, that has been effected without the prior written consent of the Agent; and

(ii)	the amount of the registered share capital (Stammkapital) of that German Guarantor which is not paid-up (eingezahlt).

Up-stream and/or Cross-stream Guarantee means, in relation to any German Guarantor, any guarantee and/or indemnity under Clause 21 (Guarantee) or any other guarantee, indemnity or similar assurance against loss contained in any Finance Document (for the purposes of this Clause 22.4 each a guarantee) in each case granted by a German Guarantor if and to the extent that such guarantee is for or in respect of the obligations or liabilities of:

(i)	a member of the Group or any Affiliate that is not a direct or indirect Subsidiary of that German Guarantor; or

(ii)	a direct or indirect Subsidiary of that German Guarantor if and to the extent such obligations or liabilities (including guarantees) secure obligations or liabilities of a member of the Group (other than that German Guarantor) or any Affiliate that is not a direct or indirect Subsidiary of that German Guarantor.

(b)	For the avoidance of doubt, this Clause 22.4 does not apply to any guarantee which is not an Up-stream and/or Cross-stream Guarantee.

(c)	Subject to paragraphs (d) to (g) below, the Finance Parties may not enforce any Up-stream and/or Cross-stream Guarantee given by any German Guarantor if and to the extent that the enforcement of that Up-stream and/or Cross-stream Guarantee would otherwise result in the Net Assets of that German Guarantor:

(i)	being lower than its Registered Share Capital; or

(ii)	(where its Net Assets are already lower than its Registered Share Capital) being further reduced,

and for this purpose the Net Assets of that German Guarantor shall be (or be deemed to be) reduced at the time of enforcement of that Up-stream and/or Cross-stream Guarantee by the amount so enforced and shall not be reduced at the time of granting of that Up-stream and/or Cross-stream Guarantee.

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(d)	The restrictions in paragraph (c) above shall not apply to any Up-stream and/or Cross-stream Guarantee given by a German Guarantor:

(i)	for or in respect of:

(A)	Loans or loans and other cash advances under an Ancillary Facility borrowed by a Borrower (other than that German Guarantor) to the extent the proceeds thereof have been on-lent by that Borrower to that German Guarantor or any of its Subsidiaries and the amount so on-lent has not been repaid; or

(B)	letters of credit, guarantees, indemnities or similar instruments issued under an Ancillary Facility utilised by a Borrower (other than that German Guarantor) to the extent issued in respect of liabilities or obligations of that German Guarantor or any of its Subsidiaries) and that Borrower has not been reimbursed or indemnified, in each case to the extent that German Guarantor may immediately set-off its indemnity, reimbursement, compensation or other claim arising as a result of its entry into that Up-stream and/or Cross-stream Guarantee (or its enforcement) against the repayment, indemnity or reimbursement claim or other claim of that Borrower arising from the on-lending to, or issue in favour of, that German Guarantor or any of its Subsidiaries;

(ii)	for or in respect of liabilities or obligations of another Obligor under or in connection with any Finance Document if:

(A)	that German Guarantor is the dominated entity under a domination agreement or the subsidiary under a profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag)) with that other Obligor or a Holding Company of that other Obligor (whether directly or through a chain of any such agreements) but only if:

(1)	that German Guarantor will have a fully recoverable loss compensation claim (Verlustausgleichsanspruch) against the dominating or parent entity; or

(2)	the existence of that domination and/or profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) otherwise results in Section 30 para. 1 sentence 1 GmbHG not being applicable and the corresponding unlimited payment under the Up-stream and/or Cross-stream Guarantee does not result in any risk of personal civil or criminal liability for the managing directors of that German Guarantor; or

(B)	that Up-stream and/or Cross-stream Guarantee is covered (gedeckt) by a full-value (vollwertigen) indemnity or recourse claim (within the meaning of Section 30 para. 1 sentence 2 second alternative GmbHG) of that German Guarantor against its shareholder; or

(iii)	to the extent neither the granting of, nor payment under, nor failure to obtain release of, that Up-stream and/or Cross-stream Guarantee by that German Guarantor would cause a violation of Section 30 GmbHG or result in personal liability of the managing directors of that German Guarantor pursuant to Section 43 para. 2 GmbHG or any other provision of statutory law the breach of which would result in a personal or criminal liability of the managing directors of the German Guarantor and which has its basis (Ursprung) in the granting of Up-stream and/or Cross-stream Guarantees.

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(e)	If enforcement of any Up-stream and/or Cross-stream Guarantee against a German Guarantor is or would be limited or excluded pursuant to paragraph (c) above, that German Guarantor shall, upon request of the Agent (acting on the instructions of the Majority Lenders), use best efforts to promptly (and in any event within three months of such request) realise, to the extent permitted by law and commercially reasonable, each asset capitalised on its balance sheet with a book value that is significantly lower than its market value and which is not required for its business (betriebsnotwendig).

(f)	The restrictions in paragraph (c) above shall only apply if the relevant German Guarantor delivers to the Agent, within 15 Business Days of its receipt of a demand for payment of any Up-stream and/or Cross-stream Guarantee:

(i)	a description to what extent the guarantee in respect of which the demand has been made constitutes an Up-stream and/or Cross-stream Guarantee;

(ii)	its balance sheet or interim balance sheet (together with the adjustments contemplated by the definition of “Net Assets” or “Registered Share Capital”) as at the most recent calendar month end; and

(iii)	calculations as to the amount of the Up-stream and/or Cross-stream Guarantee which may be enforced pursuant to paragraph (c) above (the Preliminary Enforceable Amount)

(together the Management Determination). The relevant German Guarantor shall, within three Business Days of delivery of the Management Determination, pay to each Finance Party which has made a demand under the Up-stream and/or Cross-stream Guarantee an amount which in aggregate is equal to the Preliminary Enforceable Amount.

(g)	If the Agent (acting on the instructions of the Majority Lenders) disputes the accuracy of the Management Determination, the restrictions in paragraph (c) above shall only apply if the relevant German Guarantor obtains and delivers to the Agent, within 30 Business Days of its receipt of notice of such dispute, a report by auditors of international standing and repute appointed by it:

(i)	certifying the accuracy of that German Guarantor’s balance sheet or interim balance sheet as at the most recent calendar month end; and

(ii)	including calculations as to the amount of the Up-stream and/or Cross-stream Guarantee which may be enforced pursuant to paragraph (c) above (the Enforceable Amount),

(together the Auditors’ Determination). The costs related to the Auditor’s Determination shall be borne by the Company and the Auditor’s Determination shall, in the absence of manifest error, be conclusive and binding on all Parties as to the matters to which it relates. The relevant German Guarantor shall, within three Business Days of delivery of the Auditor’s Determination, pay to each Finance Party an amount which in aggregate is equal to the amount by which the Enforceable Amount exceeds the Preliminary Enforceable Amount. If the Enforceable Amount is less than the Preliminary Enforceable Amount, each Finance Party to which payment has been made pursuant to paragraph (f) above shall, within three Business Days of demand made by the relevant German Guarantor upon or after delivery of the Auditor’s Determination, repay to the relevant German Guarantor the amount of such balance if such demand is made within three months of delivery of the Auditors’ Determination (Ausschlussfrist).

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(h)	Notwithstanding delivery of a Management Determination or Auditors’ Determination, the Finance Parties shall be entitled to enforce any Up-stream and/or Cross-stream Guarantee from time to time in accordance with, and subject to the restrictions in, the preceding paragraphs, provided that, unless otherwise agreed by that German Guarantor, no more than two Auditors’ Determinations may be requested in relation to any German Guarantor in any financial year of that German Guarantor.

(i)	The provisions set out in this Clause 22.4 shall apply to a limited partnership (Kommanditgesellschaft) with a German limited liability company as general partner mutatis mutandis.

22.5	Other limitations

If any Obligor is incorporated in a jurisdiction other than Switzerland, the US or Germany any guarantee and/or security limitations (and similar) (if any) shall be agreed between the Parties.

23.	REPRESENTATIONS

23.1	General

Each Obligor makes the representations and warranties set out in this Clause 23 to each Finance Party on behalf of itself and, where stated, on behalf of its Subsidiaries.

23.2	Status

(a)	It is a limited liability company, limited partnership or a stock corporation duly incorporated or organized and validly existing under the laws of its Original Jurisdiction.

(b)	Each of its Subsidiaries is a limited liability company, limited partnership or stock corporation, duly incorporated or organized and validly existing under the law of its jurisdiction of incorporation.

(c)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

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23.3	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) of this Clause 23.3), each Transaction Security Document to which it or any of its Subsidiaries is a party creates, subject to the Perfection Requirements, the security interests which that Transaction Security Document purports to create and those security interests are valid and effective as from the time when they are to be perfected in accordance with the terms of the Transaction Security Document.

23.4	Non-conflict with other obligations

Subject to the Legal Reservations, the entry into, and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security pursuant to the Transaction Security Documents do not and will not conflict with:

(a)	any law or regulation applicable to it or any other of its Subsidiaries which is a Material Group Company;

(b)	the constitutional documents of the relevant Obligor or any other of its Subsidiaries which is a Material Group Company; or

(c)	any agreement or instrument binding upon it or any other of its Subsidiaries which is a Material Group Company or its or any other of its Subsidiaries’ (which is a Material Group Company) assets or constitute a default or termination event (however described) under any such agreement or instrument.

23.5	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

23.6	Validity and admissibility in evidence

(a)	All Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been (or will be at the required date) obtained or effected and are in full force and effect.

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(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been (or will be at the required date) obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

23.7	Governing law and enforcement; no immunity

(a)	Subject to the Legal Reservations:

(i)	the choice of the governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions; and

(ii)	any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

(b)	It is not entitled to any immunity from any legal proceedings in its Relevant Jurisdiction to enforce a Finance Document to the extent it is a party thereto or any of its liabilities or obligations arising thereunder.

23.8	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 27.8 (Creditors’ process),

has been taken or threatened in writing in relation to it or any other of its Subsidiaries which is a Material Group Company; and none of the circumstances described in Clause 27.6 (Insolvency) applies to it or any other of its Subsidiaries which is a Material Group Company.

23.9	No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Transaction Security Document which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Transaction Security Document, and except for any notarial fees payable in connection with the notarisation of any Transaction Security Document.

23.10	Deduction of Tax

It is not required by law to make any deduction for or on account of Tax from any payment it may make under any Finance Document, provided that the Lenders comply with their obligations under Clause 28 (Changes to the Lenders) and the representations set out in Clause 2.4 (Lenders’ status) are correct.

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23.11	No Default

(a)	No Event of Default and, on the Signing Date and the Facilities Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

23.12	No misleading information

Save as disclosed in writing to the Agent and the Arrangers prior to the Signing Date (and with respect to any information received from the members of the Target Group and the Target’s shareholders as well as providers of the Reports to the best knowledge and belief of the Group Senior Management (having made due and careful enquiry) only):

(a)	any factual information provided by or on behalf of the Company, any Obligor or any other member of the Group to the Finance Parties (or any of them) in connection with the entering into of the Finance Documents or the primary syndication of any Facility (the Information) was true and accurate and not misleading (including by way of omission) in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)	no event or circumstance has occurred or arisen and no information has been omitted from the Information and no information has been given or withheld that results in the Information being untrue or misleading (including by way of omission) in any material respect;

(c)	all projections, budgets and business plans provided by or on behalf of the Company, any other Obligor or any member of the Group to any Finance Party have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(d)	all other written information provided by any member of the Group (including its Affiliates and advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading (including by way of omission) in any respect as at such date.

23.13	Financial Statements

(a)	The Original Financial Statements were prepared in accordance with the applicable Accounting Standards consistently applied and fairly represent the financial condition and the results of operations (consolidated in the case of the financial statements of the Target) during the relevant Financial Year.

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(b)	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group) since the date of the relevant Original Financial Statements.

(c)	Its most recent financial statements delivered to the Agent pursuant to Clause 24.1 (Financial statements):

(i)	have been prepared in accordance with the applicable Accounting Standards as applied to the Original Financial Statements; and

(ii)	fairly present its consolidated financial condition as at the end of, and its consolidated results of operations (consolidated in the case of consolidated financial statements) for, the period to which they relate.

(d)	The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(e)	Since the date of the most recent financial statements delivered to the Agent pursuant to Clause 24.1 (Financial statements) there has been no material adverse change in its assets, business or financial condition of the Group.

23.14	No proceedings

(a)	No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency with an aggregate dispute value of USD 5,000,000 (or its equivalent in any other currency) or higher have been started and are ongoing or threatened in writing against it or any of its Subsidiaries.

(b)	No judgment or order of a court, arbitral body or agency with an aggregate dispute value of USD 5,000,000 (or its equivalent in any other currency) or higher has been made against it or any of its Subsidiaries.

23.15	Compliance with laws

It and each of its Subsidiaries is in compliance with all applicable laws, rules and regulations in all material respects, including, without limitation, with the reporting obligations to maintain a register of the beneficial owners of its shares in accordance with article 697j et seqq. CO (or any similar reporting obligations if incorporated in a jurisdiction other than Switzerland).

23.16	Environmental laws

It and each of its Subsidiaries is in compliance with all applicable Environmental Laws in all material respects, has obtained all Environmental Permits required in connection with its business, and is in compliance with the respective terms, and, other than as disclosed in the Reports or the Merger Documents, no property currently owned, leased, occupied or controlled by it is contaminated with any hazardous substance and, no property previously owned, leased, occupied or controlled by it is contaminated with any hazardous substance.

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23.17	Anti-Money Laundering Law and Anti-Corruption Laws

It and each of its Subsidiaries has conducted its businesses in compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and regulations.

23.18	Security and Financial Indebtedness

(a)	No Security exists over all or any of its present or future assets or the present or future assets of any of its Subsidiaries other than as permitted by this Agreement.

(b)	Neither it nor any of its Subsidiaries has any Financial Indebtedness outstanding other than as permitted by this Agreement.

23.19	Pari passu ranking

(a)	Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its (other) unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(b)	The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

23.20	Insurance

The Group maintains adequate insurance coverage in accordance with industry practices with reputable insurance companies or underwriters on, and in relation to, the business and assets of the Group.

23.21	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

23.22	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all required material Authorisations to use, the assets necessary to carry on its business as presently conducted.

23.23	Intellectual Property

It and each of its Subsidiaries:

(a)	is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted;

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(b)	to the best of its knowledge, does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect; and

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it,

in each case where failure to do so is or is reasonably likely to be materially adverse to the interests of the Finance Parties.

23.24	Group structure chart

Assuming completion of the Merger has occurred, the structure chart contained in Schedule 6 (Group Structure Chart) is true, complete and accurate as of the Transaction Closing Date and any structure chart provided pursuant to Clause 24.6 (Group structure) is true, complete and accurate as of the date it is delivered.

23.25	Merger Documents and disclosure

(a)	The Merger Documents contain all the terms of the Merger.

(b)	As of the Signing Date, other than as disclosed in the Reports and the Merger Documents, there is no disclosure made to the Merger Documents delivered or addressed to the Company or any of the Obligors which has or may have a material adverse effect on any of the information, opinions, intentions, forecasts and projections contained or referred to in Clause 23.12 (No misleading information).

(c)	To the best of its knowledge on the Signing Date, no representation or warranty given by any party to the Merger Documents (as qualified by any disclosure made to the Merger Documents) is untrue or misleading in any material respect.

23.26	Dividends and intra-group loans

Except for limitations by operation of mandatory law or as set out in this Agreement:

(a)	there are no limitations on dividend payments by any Subsidiary of an Obligor in favour of such Obligor; and

(b)	there are no restrictions for any Subsidiary of an Obligor to grant intra-group loans to such Obligor.

23.27	Compliance with Non-Bank Rules

(a)	For as long as the Non-Bank Rules are applicable, each Swiss Obligor is in compliance with the Non-Bank Rules.

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(b)	Paragraph (a) above shall not be deemed to be breached if the maximum number of creditors of a Swiss Obligor which are not Qualifying Banks as permitted pursuant to the Non-Bank Rules is exceeded solely as a result of:

(i)	a Lender incorrectly declaring its status as to whether or not it is a Qualifying Bank or whether or not it qualifies as one Lender only for purposes of the Non-Bank Rules;

(ii)	a Lender ceasing to be a Qualifying Bank or qualifying as one Lender only for purposes of the Non-Bank Rules;

(iii)	a Lender’s non-compliance with Clause 2.4 (Lenders’ status) or Clause 28 (Changes to the Lenders); or

(iv)	any transfers to Lenders which are not Qualifying Banks without the consent of the Company after the occurrence of an Event of Default.

(c)	For the purpose of its compliance with the 20 Non-Bank Rule under this Clause 23.27, each Swiss Obligor shall assume that the aggregate number of Lenders under this Agreement which are not Qualifying Banks is five (irrespective of whether or not there are, at any time, any such Lenders).

23.28	No use of amounts for Restricted Persons or in Restricted Countries

Neither it nor any of its Subsidiaries is a Restricted Person, and neither it nor any of its Subsidiaries (a) has used any amount borrowed by any Borrower under the Facilities to (directly or indirectly) provide funds to Restricted Persons or into Restricted Countries, or (b) otherwise caused nor permitted the proceeds raised under the Facilities to be used for participation in or facilitation of business activities involving, directly or indirectly, (i) a Restricted Person or (ii) a Restricted Country or otherwise restricted by Sanctioning Authorities.

23.29	COVID-19 Loans

Neither it nor any of its Subsidiaries has incurred any Financial Indebtedness under the COVID-19 Act or under any similar federal or cantonal programme in Switzerland, nor have they incurred any Financial Indebtedness under or in connection with any government scheme, government programme or other similar arrangement related to COVID-19 in a jurisdiction other than Switzerland.

23.30	US Regulatory matters

(a)	None of the Obligors nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. Neither the making of any extension of credit hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

(b)	No Obligor is, nor is required to be registered as an “investment company” under the US Investment Company Act of 1940, as amended.

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(c)	Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by an Obligor is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state laws. (i) No ERISA Event has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Obligor nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA except, with respect to each of the foregoing clauses (i) to (iv) of this paragraph (c), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or the imposition of a lien or security interest on the assets of any Obligor which would reasonably be expected to result in a Material Adverse Effect. With respect to each Pension Plan, the adjusted funding target attainment percentage as determined by the applicable Pension Plan’s Enrolled Actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder (AFTAP), would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither any Obligor nor any ERISA Affiliate maintains or contributes to a Pension Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

23.31	Times when representations made

(a)	All the representations and warranties in this Clause 23 are made on the Signing Date and on the Facilities Closing Date.

(b)	The representations and warranties in Clause 23.12 (No misleading information) are deemed to be made by each Obligor on the Syndication Date.

(c)	The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on the date of each Selection Notice, on each Utilisation Date, on the date of each Increase Confirmation, on the first day of each Interest Period and on the date of each Compliance Certificate (except that those contained in paragraphs (a) and (b) of Clause 23.13 (Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(d)	All the representations and warranties in this Clause 23, except Clause 23.24 (Group structure chart), Clause 23.25 (Merger Documents and disclosure), Clause 23.12 (No misleading information) and paragraph (c) of Clause 23.13 (Financial Statements) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

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(e)	Each representation or warranty deemed to be made after the Signing Date shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

24.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1	Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 120 days after the end of each of its Financial Years, for the first time for the Financial Year ending on 31 December 2025:

(i)	the audited consolidated financial statements of the Group for that Financial Year; and

(ii)	the stand-alone financial statements (audited, to the extent required by applicable law) of each Obligor for that Financial Year,

including, in each case, a comparison with the previous year’s results for the same period in line with the requirements of the applicable Accounting Standards; and

(b)	as soon as they are available, but in any event within 45 calendar days after each Financial Quarter ending on 31 March, 30 June and 30 September, for the first time for the first full such Financial Quarter after the Transaction Closing Date, the unaudited consolidated financial statements of the Group, including a comparison with the previous year’s results for the same period in line with the requirements of the applicable Accounting Standards.

24.2	Provision and contents of Compliance Certificate

(a)	The Company shall supply a Compliance Certificate to the Agent with each set of its Annual Financial Statements and each set of its Quarterly Financial Statements, for the first time together with the Annual Financial Statements or the Quarterly Financial Statements (as applicable) for the first full Financial Quarter after the Transaction Closing Date.

(b)	The Compliance Certificate shall, amongst other things, set out (in reasonable detail) (i) computations and/or details as to compliance with Clause 25 (Financial covenants) and (ii) with respect to the Compliance Certificate to be delivered together with each set of Annual Financial Statements, a detailed break-down of the EBITDA and Total Assets contribution of each Material Group Company and such other information reasonably requested by the Agent in order to determine compliance with the Guarantor Coverage Test.

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(c)	In addition to the requirements set out in paragraph (b) above, in respect of any Compliance Certificate delivered in relation to a Testing Period ending on the last day of any Financial Year, the Compliance Certificate shall also include either:

(i)	a confirmation of compliance with Clause 26.28 (Guarantor Coverage); or

(ii)	a statement indicating which Subsidiaries of the Group will become Guarantors in accordance with Clause 31.4 (Additional Guarantors) in order to comply with Clause 26.28 (Guarantor Coverage).

(d)	Each Compliance Certificate shall be signed by two members of the Group Senior Management (one of whom shall be the CFO).

24.3	Requirements as to financial statements

Each set of financial statements delivered pursuant to Clause 24.1 (Financial statements):

(a)	shall include a balance sheet, a profit and loss statement and a cashflow statement; and

(b)	shall be prepared using the Accounting Standards, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the relevant Obligor, unless, in relation to any set of financial statements, the Company notifies the Agent that there has been a change in the Accounting Standards or the accounting practices and the Company delivers to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the Accounting Standards or accounting practices upon which the relevant Obligor’s Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 25 (Financial covenants) has been complied with, to determine the Margin pursuant to Clause 12.3 (Margin) and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

24.4	Budget and business plan

The Company shall supply to the Agent in sufficient copies for all the Lenders as soon as the same becomes available but in any event:

(a)	no later than 31 January of each Financial Year a budget (including (i) projected consolidated profit and loss, balance sheet and cashflow statement for the Group and (ii) projected financial covenant calculations) for that Financial Year, for the first time for the Financial Year starting 1 January 2026; and

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(b)	no later than 15 August of each Financial Year, for the first time for the Financial Year starting 1 January 2026, a forward looking mid-term business plan covering at least two financial years of the Group on a rolling basis and information on the Group’s business strategy.

24.5	External bank debt situation and intercompany loans

The Company shall supply to the Agent with each set of its Annual Financial Statements and with each set of its Quarterly Financial Statements, (i) an update on the external bank debt situation of the Group, showing the lenders, the borrowers, the limits made available to the borrowers and the amounts which were utilised and unutilised (including, for the avoidance of doubt, details of any guarantee instruments), as well as any security granted for such debt, and (ii) an overview of intercompany loans showing lenders, borrowers and the principal amounts as well as any security granted.

24.6	Group Structure

The Company shall supply to the Agent with each set of its Annual Financial Statements, for the first time as of 31 December 2025, an updated Group structure chart or a confirmation that the Group structure has not changed since the delivery of the last Group structure chart.

24.7	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	at the same time as they are dispatched, copies of all documents dispatched by the Company or any Obligor to its creditors generally (or any class of them);

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened in writing or pending involving any member of the Group (in the case of civil actions only proceedings with an amount in dispute exceeding USD 5,000,000 shall require notification);

(c)	promptly upon becoming aware of it, information on the occurrence of events or circumstances triggering or likely to trigger a mandatory prepayment according to Clause 10.2 (Capital markets transaction, disposal, insurance and legal proceedings proceeds, delisting);

(d)	information on any event or circumstance which has, or can reasonably be expected to have, a Material Adverse Effect;

(e)	promptly, such information as the Security Agent may reasonably require about the Charged Assets and compliance with the Obligors with the terms of any Transaction Security Documents; and

(f)	promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement) as any Finance Party through the Agent may reasonably request.

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24.8	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

24.9	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) or in the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the Signing Date; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Company shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 31 (Changes to the Obligors).

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(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

25.	FINANCIAL COVENANTS

25.1	Financial definitions

In this Agreement:

EBITDA means earnings from continuing operations before interest, taxes, depreciation and amortisation as reported by the Group in its consolidated Annual Financial Statements in accordance with the applicable Accounting Standard.

Economic Equity means, at any time, equity attributable to equity holders of the Company in accordance with applicable Accounting Standards plus the aggregate amount of all shareholder loans granted under any Shareholder Loan Agreement which are subject to a subordination pursuant to a Subordination Agreement (or otherwise in form and substance satisfactory to the Security Agent).

Equity Ratio means, at any time, Economic Equity divided by Total Assets.

Leverage Ratio means, at any time, Net Senior Debt divided by Pro-Forma EBITDA on a rolling basis for the Testing Period.

Net Senior Debt means, at any time, the aggregate amount of all short-term and long-term financial liabilities of the Group in accordance with applicable Accounting Standards less the aggregate amount of the Floorplan/Chassis Pool Arrangements (to the extent such arrangements qualify as short-term or long-term financial liabilities of the Group in accordance with applicable Accounting Standards) up to a maximum amount of USD 50,000,000, less the aggregate amount of all shareholder loans granted under any Shareholder Loan Agreement which are subject to a subordination pursuant to a Subordination Agreement (or otherwise in form and substance satisfactory to the Security Agent) less cash and cash equivalents.

Pro-Forma EBITDA means EBITDA adjusted (where appropriate) on a pro-forma basis for Permitted Acquisitions (including, if and when completed, the Farmbro Acquisition) and Permitted Disposals during the relevant period and, with respect to the Financial Quarters ending on 31 March 2025, 30 June 2025 and 30 September 2025, as further adjusted to account for external transaction costs and expenses directly relating to the Merger up to an aggregate maximum amount of USD 20,000,000.

Reporting Date means the last day of the relevant Testing Period.

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Testing Period means each twelve months period ending on a Quarter Date.

Total Assets means, at any time, the aggregate amount of all fixed and current assets of the Group as reported by the Group in its consolidated Annual Financial Statements in accordance with the applicable Accounting Standard.

25.2	Leverage Ratio

From the Facilities Closing Date and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, the Company shall ensure that per the relevant testing date:

(a)	the Leverage Ratio for each Financial Quarter ending on 31 December shall not exceed the Leverage Ratio set out in the below table:

As of reporting per	Leverage Ratio
31 December 2025	3.25x
31 December 2026	3.00x
31 December 2027	2.75x
31 December 2028 and thereafter	2.50x

(b)	the Leverage Ratio for each Financial Quarter ending on 31 March, 30 June or 30 September, starting with the first full Financial Quarter after the Transaction Closing Date, shall:

(i)	with respect to each relevant Quarter Date in 2025, not exceed 3.75x; and

(ii)	thereafter, not exceed the Leverage Ratio which is 0.50x higher than the Leverage Ratio set out in the table in paragraph (a) above for the immediately preceding 31 December.[1]

25.3	Equity Ratio

From the Facilities Closing Date and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, the Company shall ensure that the Equity Ratio for the Group in respect of any Testing Period ending on 31 December (for the first time as of 31 December 2025) shall amount to a minimum of:

(a)	for 31 December 2025, the lower of (i) 0.8 times the Opening Equity Ratio and (ii) 33 per cent.;

(b)	for 31 December 2026, the higher of (i) the lower of (A) 0.8 times the Opening Equity Ratio and (B) 33 per cent. and (ii) 27.5 per cent.; and

(c)	for 31 December 2027 and thereafter, the higher of (i) the lower of (A) 0.8 times the Opening Equity Ratio and (B) 33 per cent. and (ii) 30 per cent.

[1]	E.g. the applicable Leverage Ratio for 30 June 2026 is 3.75x, as the Leverage Ratio for the immediately preceding 31 December (i.e. 31 December 2025) is 3.25x.

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25.4	Financial testing

(a)	The financial covenant set out in Clause 25.2 (Leverage Ratio) shall be calculated as of each Reporting Date in accordance with the applicable Accounting Standards and tested by reference to each set of consolidated financial statements delivered pursuant to paragraph (a)(i) and (b), of Clause 24.1 (Financial statements), and each Compliance Certificate delivered pursuant to Clause 24.2 (Provision and contents of Compliance Certificate), for the first time as of the end of the first full Financial Quarter after the Transaction Closing Date (irrespective of whether or not the Availability Period is extended to the Extended Long Stop Date).

(b)	The financial covenant set out in Clause 25.3 (Equity Ratio) shall be calculated as of 31 December of each calendar year in accordance with the applicable Accounting Standards and tested by reference to each set of consolidated financial statements delivered pursuant to paragraph (a)(i)of Clause 24.1 (Financial statements), and the relevant Compliance Certificate delivered pursuant to Clause 24.2 (Provision and contents of Compliance Certificate), for the first time as of 31 December 2025 (irrespective of whether or not the Availability Period is extended to the Extended Long Stop Date).

25.5	Security release

If either:

(a)	the Leverage Ratio as shown in the last three (consecutive) Compliance Certificates delivered to the Agent in accordance with Clause 24.2 (Provision and content of Compliance Certificate) was less than 2.50x; or

(b)	the IG Rating Requirement is satisfied,

upon request of the Company, all Share Pledges shall be released, all in accordance with the terms of the relevant Transaction Security Documents.

26.	GENERAL UNDERTAKINGS

The undertakings in this Clause 26 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

26.1	Authorisations

(a)	Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Transaction Documents; and

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document.

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(b)	Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation (including Environmental Permits) required under any applicable law or regulation of any Relevant Jurisdiction to operate and carry on its business where failure to do so is or is reasonably likely to be materially adverse to the interests of the Finance Parties.

26.2	Compliance with laws

Each Obligor shall (and the Company shall ensure that each other member of the Group will) comply in all material respects with all laws and regulations to which it may be subject, including, without limitation, with the reporting obligations and the obligations to maintain a register of the beneficial owners of its shares in accordance with article 697j et seqq. CO (or any similar reporting obligations if incorporated in a jurisdiction other than Switzerland).

26.3	Environmental compliance

Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(a)	comply with all Environmental Laws in all material respects;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law.

26.4	Anti-Money Laundering Laws and Anti-Corruption Laws

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach any Anti-Corruption Laws.

(b)	Each Obligor shall (and the Company shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable Anti-Money Laundering Laws and Anti-Corruption Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws and regulations.

26.5	Mergers, Acquisitions and Joint Ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	enter into any amalgamation, demerger, merger, consolidation or corporate restructuring;

(ii)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them);

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(iii)	incorporate a company;

(iv)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture with a person which is not a member of the Group; or

(v)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing), provided that any of the above transactions is deemed to have taken place upon the consummation of such transaction.

(b)	Paragraph (a) above does not apply to:

(i)	Permitted Acquisitions;

(ii)	Permitted Reorganisations;

(iii)	Permitted Transactions; and

(iv)	Permitted Disposals.

26.6	Group structure

(a)	After the Transaction Closing Date and except as permitted under paragraph (b) below, the Company shall not (and the Company shall ensure that no other member of the Group will) effect changes to the legal structure of the Group (except as disclosed in Schedule 6 (Group Structure Chart)).

(b)	Paragraph (a) above does not apply to:

(i)	Permitted Acquisitions;

(ii)	Permitted Reorganisations;

(iii)	Permitted Transactions; and

(iv)	Permitted Disposals.

(c)	The Company shall promptly following any changes to the legal structure of the Group as a result of a transaction set out in paragraph (b) above, supply an updated Group structure chart to the Agent.

26.7	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on by the Combined Group at the Signing Date.

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26.8	Preservation of assets

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

26.9	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its (other) unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

26.10	Merger Documents

(a)	The Company shall (and the Company shall ensure that the Exchange Agent (as defined in the Merger Agreement) and each member of the Group being a party to any Merger Document will) promptly perform all its obligations and pay all amounts payable under the Merger Documents as and when they become due (except to the extent that any such obligations or amounts are being contested in good faith by a member of the Group).

(b)	The Company shall (and the Company shall ensure that each other member of the Group will), take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Merger Document.

26.11	Negative pledge

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	Paragraph (a) above does not apply to any Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

26.12	Disposals

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not, and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset, provided that any of the above transactions is deemed to have been entered into upon the consummation of such transaction.

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(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

26.13	Arm’s length terms

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any transaction (a) with any third parties except on arm’s length terms and (b) with any other member of the Group except in compliance with applicable corporate and tax laws.

26.14	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

26.15	No guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

26.16	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to any Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

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26.17	Shareholder Loans

(a)	No member of the Group other than the Company shall (and the Company shall ensure that no other member of the Group will) accept any loan from any (direct or indirect) shareholder of the Company which are not otherwise permitted by this Agreement.

(b)	The Company shall not repay any principal of any shareholder loan extended under any Existing Shareholder Loan Agreement or any other current or future shareholder loans which are subject to a Subordination Agreement made to it (other than by way of set-off of dividend distributions), except if:

(i)	the Leverage Ratio as shown in the last three (consecutive) Compliance Certificates delivered to the Agent in accordance with Clause 24.2 (Provision and content of Compliance Certificate) was less than 2.50x; or

(ii)	(and for as long as) the IG Rating Requirement is satisfied.

26.18	Insurance

The Company shall ensure that the Group maintains adequate insurance coverage in accordance with industry practices with reputable insurance companies or underwriters on, and in relation to, the business and assets of the Group.

26.19	Intellectual Property

Each Obligor shall (and the Company shall procure that each other member of the Group will) ensure that:

(a)	it is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted as of the Transaction Closing Date;

(b)	neither it nor any of its Subsidiaries does, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect; and

(c)	it has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it,

where failure to do so is or is reasonably likely to be materially adverse to the interests of the Finance Parties.

26.20	Amendments

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document to which it is party except:

(i)	in case of the Finance Documents, in accordance with Clause 41 (Amendments and waivers);

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(ii)	in case of the Merger Documents, (A) with the prior written consent of the Agent or (B) to the extent the relevant amendment, variation, novation, supplement, superseding, waiver or termination is not materially adverse to the interests of the Finance Parties (or any of them).

(b)	The Company shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in paragraph (a) above.

26.21	Treasury Transactions

No Obligor shall (and the Company will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

(a)	the hedging transactions documented by the Hedging Agreements (provided that under all Hedging Agreements entered into for the purpose of hedging interest rate risks, not more than 100 per cent. of the Borrowers’ interest exposure under this Agreement is hedged); and

(b)	in the ordinary course of business and not for speculative purposes.

26.22	Changes to Accounting Standards

(a)	Subject to paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) make any modifications, amendments or changes (including changes in year-end closing date) to the Accounting Standards, unless such modifications, amendments or changes are prescribed by law or regulation or by the applicable accounting body or regulator, and each Obligor shall (and the Company shall ensure that each other member of the Group will) consistently apply the Accounting Standards.

(b)	The Company shall ensure that US GAAP is adopted as the Accounting Standard applicable to the consolidated financial statements of the Group by no later than the date on which the Listing occurs.

26.23	Changes to articles of association and other organizational documents

No Obligor shall (and the Company shall ensure that no other member of the Group will) make any modifications, amendments or changes to its articles of association, certification of incorporation, certificate of formation, bylaws or other constitutional and organizational documents, unless such modifications, amendments or changes as are prescribed by law or regulation or necessary to comply with the obligations of the Obligors under any Finance Document or are not materially adverse to the interests of the Finance Parties.

26.24	Compliance with Non-Bank Rules

(a)	For as long as the Non-Bank Rules are applicable, each Swiss Obligor shall ensure that it is at all times in compliance with the Non-Bank Rules.

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(b)	Paragraph (a) above shall not be deemed to be breached if the maximum number of creditors of a Swiss Obligor which are not Qualifying Banks as permitted pursuant to the Non-Bank Rules is exceeded solely as a result of:

(i)	a Lender incorrectly declaring its status as to whether or not it is a Qualifying Bank or whether or not it qualifies as one Lender only for purposes of the Non-Bank Rules;

(ii)	a Lender ceasing to be a Qualifying Bank or qualifying as one Lender only for purposes of the Non-Bank Rules;

(iii)	a Lender’s non-compliance with Clause 28 (Changes to the Lenders); or

(iv)	any transfers to Lenders which are not Qualifying Banks without the consent of the Company after the occurrence of an Event of Default.

(c)	For the purpose of its compliance with the 20 Non-Bank Rule under this Clause 26.24, each Swiss Obligor shall assume that the aggregate number of Lenders under this Agreement which are not Qualifying Banks is five (irrespective of whether or not there are, at any time, any such Lenders).

26.25	No use of amounts for Restricted Persons or in Restricted Countries

The Borrowers shall not (and the Company shall ensure that no other member of the Group will) use any amount borrowed under the Facilities to:

(a)	(directly or indirectly) provide funds to Restricted Persons or into Restricted Countries;

(b)	otherwise cause or permit the proceeds raised under the Facilities to be used for participation in or facilitation of business activities involving (directly or indirectly) a Restricted Person, a Restricted Country or otherwise use such proceeds in a way restricted by Sanctioning Authorities

26.26	Share capital

No Obligor whose shares are subject to the Transaction Security shall (and the Company shall ensure that no other member of the Group whose shares are subject to the Transaction Security will) issue any additional shares.

26.27	No change of seat or centre of main interest

No Obligor shall change its legal seat and no Obligor incorporated in the European Union shall change its centre of main interest (as such term is used in article 3(1) of the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast)), in each case, outside of the country of its Original Jurisdiction.

26.28	Guarantor Coverage

(a)	The Company shall ensure that:

(i)	within 60 calendar days of the Transaction Closing Date (calculated and tested on the basis of the Pro-Forma Combined Financial Statements of the Combined Group); and

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(ii)	within 60 calendar days of the delivery of the Annual Financial Statements for a Financial Year (calculated and tested on the basis of the Annual Financial Statements for that Financial Year (starting with the Financial Year 2025)), the Guarantors together represent not less than 80 per cent. of the Group’s EBITDA and not less than 80 per cent. of the Group’s Total Assets (the Guarantor Coverage Test).

(b)	If and to the extent required to comply with the obligations under paragraph (a)(i) above the Company shall procure that as soon as reasonably practicable and in any event within 60 calendar days of the Transaction Closing Date, any member of the Target Group required to become an Additional Guarantor in order to satisfy the Guarantor Coverage Test tested by reference to the Pro-Forma Combined Financial Statements of the Combined Group but otherwise calculated in accordance with paragraph (d) below, accedes as an Additional Guarantor in accordance with Clause 31.4 (Additional Guarantors).

(c)	If and to the extent required to comply with the obligations under paragraph (a)(ii) above the Company shall procure that as soon as reasonably practicable and in any event within 60 calendar days of the delivery of the Annual Financial Statements for a Financial Year, any member of the Group required to become an Additional Guarantor in order to satisfy the Guarantor Coverage Test tested by reference to such Annual Financial Statements but otherwise calculated in accordance with paragraph (d) below, accedes as an Additional Guarantor in accordance with Clause 31.4 (Additional Guarantors).

(d)	For the purposes of the calculations contemplated by this Clause 26.28:

(i)	the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) of a member of the Group will, if less than zero, be treated as zero for the numerator and denominator for the purposes of calculating compliance with the Guarantor Coverage Test; and

(ii)	each member of the Group being an Excluded Company as at the date on which compliance with the Guarantor Coverage Test is determined shall be disregarded on numerator and denominator when determining the guarantor coverage under the Guarantor Coverage Test and not be required to accede as an Additional Guarantor.

26.29	Syndication

The Company shall provide reasonable assistance to the Agent in the preparation of the information memorandum and the primary syndication of the Facilities (including, without limitation, by making senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

26.30	Margin Regulations

The Borrowers shall not (and the Company shall ensure that no other member of the Group will) use any amount borrowed under the Facilities to (directly or indirectly) buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations. None of the Obligors shall engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of the Margin Regulations). No part of the proceeds of any extension of credit shall be used for any purpose which entails a violation of or which is inconsistent with the provisions of the Margin Regulations. As reasonably requested by the Agent, the Borrower shall execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) and shall otherwise assist the Lenders with the Lenders’ compliance with the Margin Regulations as such compliance relates to the Borrower and the Loans, including by providing the Agent with all other documents, forms and certificates reasonably requested by the Agent in relation thereto.

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26.31	Further assurance

(a)	Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)	Each Obligor shall (and the Company shall ensure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

26.32	ERISA

Each Obligor shall not (and each Obligor shall ensure that each of its Subsidiaries will not):

(a)	engage, or permit any ERISA Affiliate to engage, in any transaction in connection with which the Obligor, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of Section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, if either of which would have a Material Adverse Effect;

(b)	fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any such Plan, agreement relating thereto or applicable law, the Borrower, an Obligor or any ERISA Affiliate is required to pay as contributions thereto, if such failure could reasonably be expected to have a Material Adverse Effect; or

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(c)	contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability other than the payment of accrued benefits under such plan, or (ii) any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code if either of (i) or (ii) would have a Material Adverse Effect.

27.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 is an Event of Default (save for Clause 27.17 (Acceleration) and Clause 27.18 (Clean-Up period)).

27.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by an administrative or technical error; and

(b)	payment is made within five Business Days of its due date.

27.2	Financial covenants

Any requirement of Clause 25 (Financial covenants) is not satisfied.

27.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.1 (Non-payment) and Clause 27.2 (Financial covenants)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply (except for a failure to comply with Clause 26.4 (Anti-Money Laundering Law and Anti-Corruption Laws) or Clause 26.25 (No use of amounts for Restricted Persons or in Restricted Countries)) is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Agent giving notice to the Company or the relevant Obligor, and (ii) any Obligor becoming aware of the failure to comply.

27.4	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered or written communication (including e-mail) made by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made (by reference to the facts and circumstances then existing).

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(b)	No Event of Default under paragraph (a) above will occur if the event or circumstance giving rise to the misrepresentation (except for a misrepresentation under Clause 23.17 (Anti-Money Laundering Law and Anti-Corruption Laws) or Clause 23.28 (No use of amounts for Restricted Persons or in Restricted Countries)) is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Agent giving notice to the Company or the relevant Obligor, and (ii) an Obligor becoming aware of the relevant event or circumstance.

27.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 27.5 if (i) the Financial Indebtedness is owed to a member of the Group or (ii) the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 10,000,000 (or its equivalent in any other currency or currencies).

27.6	Insolvency

(a)	Any Material Group Company:

(i)	is unable or admits inability to pay its debts as they fall due (zahlungsunfähig), including with respect to any Material Group Company incorporated in Germany, within the meaning of section 17 InsO;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends making payments on its debts or on any class thereof or announces an intention to do so; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	Any Material Group Company incorporated in Switzerland is over-indebted (überschuldet) within the meaning of article 725b CO, except if the following conditions are met: (i) creditors of the relevant Material Group Company have subordinated claims within the meaning of article 725b para. 4 CO in an amount sufficient to cure the over-indebtedness and (ii) its board of directors is not obligated to inform the competent bankruptcy court as a result of the over-indebtedness.

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(c)	Any Material Group Company incorporated in Germany is overindebted within the meaning of section 19 InsO.

(d)	The value of the assets of Material Group Company incorporated outside of Switzerland, Germany or the US is less than its liabilities (taking into account, if required by the applicable Accounting Standards, contingent and prospective liabilities) if such over-indebtedness qualifies as an insolvency trigger under applicable laws and regulations and unless such shortfall has been satisfactory remedied under applicable law by means which are also recognised by the competent auditors.

(e)	A moratorium is declared in respect of any indebtedness of any Material Group Company.

27.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the opening of bankruptcy proceedings, the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Group Company;

(ii)	a composition, assignment or arrangement with any creditor of any Material Group Company;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Group Company or any of its assets; or

(iv)	enforcement of any Security over any assets of any Material Group Company,

or any analogous procedure or step is taken in any jurisdiction.

(b)	A US Bankruptcy Event of Default occurs with respect to any Material Group Company.

(c)	In this Clause 27.7 with respect to any person incorporated or established in Switzerland, the proceedings referred to in (a) above shall include, (i) the appointment of any Sachwalter, Liquidator, Konkursamt, Konkursverwaltung, or Sanierungsbeauftragter (including, in any case, a supervisory authority acting in any such capacity) or any of its officials or employees; (ii) a bankruptcy, liquidation, composition with creditors (Nachlassvertrag), restructuring procedure (Sanierungsverfahren) and any type of moratorium (provisorische Nachlassstundung / Nachlassstundung / Notstundung / Konkursaufschub / Stundung / Fälligkeitsaufschub) and (iii) any liquidation proceedings initiated by a competent court in accordance with article 731b para. 1bis no. 3 CO)

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(d)	This Clause 27.7 shall not apply to any solvent liquidation which constitutes a Permitted Reorganisation or any debt enforcement proceeding or winding-up petition which is frivolous or vexatious and which is discharged, stayed or dismissed within the earlier of (i) the applicable time frame under applicable law and (ii) 15 Business Days of its commencement.

27.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of USD 10,000,000 unless, in each case, such actions are (a) vexatious or frivolous and (b) permanently set aside within 15 Business Days of their commencement.

27.9	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under any of the Finance Documents is or becomes unlawful.

(b)	Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under any of the Finance Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Paragraphs (a) to (c) above shall not apply where the relevant circumstance, if capable of being remedied, is remedied within ten Business Days of the earlier of (i) the Agent giving written notice to the Company, and (ii) the relevant Obligor or security provider (as applicable) becoming aware of the relevant circumstance.

27.10	Change of ownership

The Company ceases to own, directly or indirectly, 100 per cent. of the share capital and voting rights of any other Obligor (other than the Company).

27.11	Audit qualification

The relevant auditors make a material reservation or material qualification in relation to or qualify the audited annual consolidated financial statements of the Group or the audited annual stand-alone financial statements of any member of the Group, in each case, to the extent that the facts leading to such qualification have a material negative impact on the Finance Parties under the Finance Documents.

27.12	Repudiation and rescission of agreements

(a)	An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

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(b)	Any member of the Group party to the Merger Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Finance Parties under the Finance Documents.

27.13	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started, or any judgment or order of a court, arbitral body or agency is made, in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which is or are or are reasonably likely to have a Material Adverse Effect.

27.14	Cessation of business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal or a Permitted Transaction.

27.15	Material Adverse Effect

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

27.16	ERISA

(a) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan, or (b) any Obligor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any instalment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan, in each case if any of the events set forth in (a)-(b) above either individually or when taken together with other such events, would reasonably be expected to result in a Material Adverse Effect.

27.17	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company (provided that upon the occurrence of a US Bankruptcy Event of Default, paragraphs (a), (b), (c), (d) and (e) shall occur automatically without any notice, direction, instruction or other action):

(a)	cancel each Available Commitment of each Lender and/or each Ancillary Commitment of each Ancillary Lender at which time each such Available Commitment and Ancillary Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation;

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(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(d)	declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable;

(e)	declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(f)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

27.18	Clean-Up Period

Notwithstanding any other provision of any Finance Document:

(a)	any breach of a Clean-Up Representation or a Clean-Up Undertaking; or

(b)	any Event of Default constituting a Clean-Up Default,

which occurs during a Clean-Up Period will be deemed not to be a breach of representation or warranty, a breach of covenant or an Event of Default (as the case may be) if:

(i)	it would have been (if it were not for this Clause 27.18) a breach of representation or warranty, a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to:

(A)	in the case of such a breach or Event of Default which occurs during the Initial Clean-Up Period, any member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group); or

(B)	in the case of such a breach or Event of Default which occurs during a Permitted Acquisition Clean-Up Period, the company (or any of its Subsidiaries) or the business or undertaking which is the subject of the relevant acquisition (or any obligation to procure or ensure in relation to that company, Subsidiary, business or undertaking);

(ii)	it is capable of remedy and reasonable steps are being taken to remedy it;

(iii)	in the case of the Initial Clean-Up Period, the circumstances giving rise to it have not been procured by or approved by the Company;

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(iv)	in the case of a Permitted Acquisition Clean-Up Period, the circumstances giving rise to it have not been procured by or approved by the Company or any Obligor that was an Obligor immediately prior to the relevant acquisition; and

(v)	it is not reasonably likely to have a Material Adverse Effect.

(c)	If the relevant circumstances are continuing on or after the end of that Clean-Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

28.	CHANGES TO THE LENDERS

28.1	Assignments and transfers by the Lenders

Subject to this Clause 28 and Clause 29 (Debt Purchase Transactions), a Lender (the Existing Lender) may:

(a)	assign any of its claims under any Finance Document (Forderungsabtretung); or

(b)	transfer any of its rights and obligations under any Finance Document by way of assumption or accession of contract (Vertragsübernahme oder Vertragsbeitritt),

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which represents that it is or as of the effective date of the relevant transfer or assignment will be a FATCA Exempt Party and which is, in each case, not (i) a Restricted Person or (ii) a Defaulting Lender (the New Lender).

28.2	Conditions of assignment or transfer

(a)	Subject to this Clause 28.2, the consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	made to another Existing Lender;

(ii)	made to a New Lender that is an Affiliate of any Existing Lender provided that such Affiliate is a Qualifying Bank;

(iii)	made to a New Lender identified on the White List, provided that such New Lender confirms that it is a Qualifying Bank or a Permitted Non-Qualifying Bank; or

(iv)	made at a time when an Event of Default is continuing.

(b)	The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent ten Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

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(c)	It is not unreasonable for the Company to withhold its consent if the relevant assignment or transfer would lead to a violation of the Non-Bank Rules.

(d)	Each Existing Lender and the Company may, when making any transfer or assignment to a New Lender under this Clause 28 (Changes to the Lenders) rely on any representation and warranty made by such New Lender under Clause 2.4 (Lenders’ status) and may assume the truth and accuracy of that representation and warranty.

(e)	An assignment or transfer of part of a Lender’s participation must be for an amount not less than USD 5,000,000 or, if more, an integral multiple of USD 1,000,000, unless (i) the transferring Lender transfers all its rights and obligations under the Finance Documents, or (ii) an Event of Default is continuing.

(f)	A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer or assignment) is complied with.

(g)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12.6 (Minimum interest), Clause 16 (Tax gross up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (g) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility.

(h)	Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.3	Assignment or transfer fee

(a)	Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD 5,000.

(b)	No fee is payable pursuant to paragraph (a) above if the assignment or transfer is made in connection with primary syndication of any Facility.

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28.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

28.5	Procedure for transfer or assignment

(a)	Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate

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(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 28.8 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by assumption of contract (Vertragsübernahme) under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the Discharged Rights and Obligations);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Arrangers, the Security Agent, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers, the Security Agent and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

28.6	Copy of Transfer Certificate or Increase Confirmation to the Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation.

28.7	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender, including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

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(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents; or

(iii)	be made if, as a result of such charge, assignment or Security, the Non-Bank Rules would no longer be complied with; and

provided that any such charge, assignment or other Security shall provide that upon any enforcement thereof, any resulting assignment, transfer, sub-participation of rights under the Finance Documents shall be made in accordance with this Clause 28.7.

28.8	Pro rata interest settlement

(a)	If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.5 (Procedure for transfer or assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (the Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.8, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 28.8 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 28.8 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

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28.9	Exposure transfers (including sub-participations)

(a)	Other than permitted assignments and transfers under Clause 28.1 (Assignments and transfers by the Lenders), no Lender shall enter into any arrangement with another person under which such Lender transfers its exposure under this Agreement in full or in part to that other person (which must represent that it is a FATCA Exempt Party), unless under such arrangement throughout the life of such arrangement:

(i)	the relationship between that Lender and that other person is that of contracting parties (including in the bankruptcy or similar event of the Lender or an Obligor);

(ii)	the other person will have no proprietary interest in the benefit of this Agreement or in any monies received by the Lender under or in relation to this Agreement; and

(iii)	the other person will under no circumstances (other than permitted transfers under Clause 28.1 (Assignments and transfers by the Lenders)):

(A)	be subrogated to, or substituted in respect of, the Lender’s claims under this Agreement; and

(B)	have otherwise any contractual relationship with, or rights against, the Obligors under or in relation to this Agreement.

(b)	The restrictions set out in paragraph (a) above will no longer be applicable if, as a consequence of a material change of the Non-Bank Rules, exposure transfers (which do not meet the conditions set out in paragraph (a) above) do not result in a Borrower becoming subject to Swiss Withholding Tax consequences.

29.	DEBT PURCHASE TRANSACTIONS

The Obligors shall not (and the Company shall ensure that no other member of the Group will) (a) enter into any Debt Purchase Transaction or (b) be a Lender or a party to a Debt Purchase Transaction.

30.	HEDGE COUNTERPARTIES

30.1	Identity of Hedge Counterparties

No entity providing hedging arrangements to any Borrower shall be entitled to any share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities and obligations arising in relation to those hedging arrangements unless that entity is or becomes a Party as a Hedge Counterparty.

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30.2	Change of Hedge Counterparty

A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under that Hedging Agreement) transfer any of its rights or obligations in respect of the Hedging Agreements to which it is a party to any other Lender or Affiliate of a Lender if the relevant transferee has (if not already a Party as a Hedge Counterparty) acceded to this Agreement pursuant to Clause 30.3 (Hedge Counterparty Accession Undertaking) as a Hedge Counterparty.

30.3	Hedge Counterparty Accession Undertaking

With effect from the date of acceptance by the Agent of a Hedge Counterparty Accession Undertaking duly executed and delivered to the Agent by the relevant acceding party or, if later, the date specified in that Hedge Counterparty Accession Undertaking, the relevant Lender or Affiliate of a Lender acceding as a Hedge Counterparty shall also become a Party as a “Hedge Counterparty” and shall assume the same obligations and become entitled to the same rights as if it had been an original party to this Agreement as a Hedge Counterparty.

31.	CHANGES TO THE OBLIGORS

31.1	Assignment and transfers by Obligors

No Obligor or other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents by way of a (partially) universal succession ((partielle) Universalsukzession) pursuant to the Swiss Merger Act or otherwise.

31.2	Additional Borrowers

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.9 (“Know your customer” checks), the Company may request that any of its wholly-owned Subsidiaries becomes a Borrower. That Subsidiary shall become a Borrower if:

(i)	it is incorporated in the same jurisdiction as an existing Borrower and the Majority Lenders approve the addition of that Subsidiary or otherwise if all the Lenders approve the addition of that Subsidiary;

(ii)	the accession of that Subsidiary as a Borrower would not cause any Lender to breach any law, regulation or official internal policy applicable to that Lender (in each case as in force as at the date such request is made by the Company under this Clause 31.2) it being understood that the consent of a Lender to the accession shall constitute a confirmation that at the time of accession no such breach exists in relation to that Lender;

(iii)	the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Agreement;

(iv)	the Subsidiary is (or becomes) a Guarantor prior to or simultaneously with becoming a Borrower;

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(v)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(vi)	the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

(c)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

31.3	Resignation of a Borrower

(a)	With the prior consent of all the Lenders, the Company may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:

(i)	the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)	where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 31.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case).

(c)	Upon notification by the Agent to the Company of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

(d)	The Agent may, at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (b)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

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31.4	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 24.9 (“Know your customer” checks), the Company may request that a Subsidiary becomes a Guarantor.

(b)	A member of the Group (other than any member of the Group which is an Excluded Company) shall become an Additional Guarantor if:

(i)	the Majority Lenders approve the addition of that Guarantor, provided, however, that if the Majority Lenders do not give such consent and as a consequence the Company would be in breach of Clause 26.28 (Guarantor Coverage), no breach of Clause 26.28 (Guarantor Coverage) shall occur;

(ii)	the Company and that Subsidiary deliver to the Lender a duly completed and executed Accession Agreement; and

(iii)	the Agent has received (or has waived the requirement to receive) all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to such Subsidiary, each in form and substance satisfactory to the Agent.

(c)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

(d)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

31.5	Resignation of a Guarantor

(a)	The Company may request that a Guarantor (other than the Company or the Target) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if all the Lenders have consented to the resignation of that Guarantor.

(b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	the Company has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 21.1 (Guarantee and indemnity); and

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 31.3 (Resignation of a Borrower) (or will do so contemporaneously with its resignation as a Guarantor).

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31.6	Repetition of Representations

Delivery of an Accession Agreement constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (d) of Clause 23.31 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

31.7	Resignation and release of security on resignation

If a Borrower or Guarantor resigns in accordance with Clause 31.3 (Resignation of a Borrower) or Clause 31.5 (Resignation of a Guarantor) (as applicable) then where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Agent may, at the cost and request of the Company, release and discharge those assets, business or shares (or equivalent) and re-issue and/or re-transfer (as appropriate) all rights, interest and title to such assets, business or shares.

32.	ROLE OF THE AGENT, THE SECURITY AGENT AND THE ARRANGERS

32.1	Appointment of the Agent and the Security Agent

(a)	Each Finance Party (other than the Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each Finance Party (other than the Agent) authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	Each Finance Party (other than the Security Agent) appoints the Security Agent to act as its agent under and in connection with the Transaction Security Documents and authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Transaction Security Documents together with any other incidental rights, powers, authorities and discretions. Each of Obligors acknowledges such rights and powers.

(d)	In particular, the Security Agent is appointed (i) with respect to any Transaction Security of an accessory nature granted pursuant to the Transaction Security Documents, as a direct representative (direkter Stellvertreter), acting in the name and on behalf of the Secured Parties (as defined in the Transaction Security Documents) and/or (ii) with respect to any Transaction Security of a non-accessory nature granted pursuant to the Transaction Security Documents, as an indirect representative (indirekter Stellvertreter), acting in its own name but in a fiduciary (treuhänderisch) capacity for the account of the Secured Parties.

(e)	Each Finance Party (other than the Agent) hereby exempts each of the Agent and the Security Agent from the restrictions pursuant to § 181 BGB and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party.

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32.2	Instructions

(a)	The Agent and the Security Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Each of the Agent and the Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	Neither the Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

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32.3	German Transaction Security

(a)	Each of the Secured Parties (other than the Security Agent) hereby appoints the Security Agent as security trustee (Sicherheitentreuhänder), security agent, representative and administrator under this Agreement and in respect of the Transaction Security Documents governed by German law (the German Transaction Security Documents) and as beneficiary of the Parallel Debt Obligations for the purposes of the German Transaction Security Documents.

(b)	The Security Agent hereby accepts its appointment as trustee, agent, representative and administrator and as beneficiary of the Parallel Debt Obligations and declares that it holds the Security Property (other than the Parallel Debt and any Transaction Security governed by German law (the German Transaction Security) expressed to be granted in favour of the Security Agent as Parallel Debt Creditor) on trust for, or as agent or representative of, the Secured Parties on the terms contained in this Agreement.

(c)	The Security Agent shall:

(i)	hold and administer any German Transaction Security in the form of a security transfer or assignment (Sicherungsübereignung/Sicherungseigentum oder Sicherungsabtretung) or otherwise transferred to it under, or created as, a non-accessory security right (nicht-akzessorische Sicherheit); and

(ii)	administer any German Transaction Security in the form of a pledge (Pfandrecht) or otherwise transferred to any Secured Party under, or created as, an accessory security right (akzessorische Sicherheit) as agent of the other Secured Parties.

(d)	Each of the Secured Parties (other than the Security Agent) authorises the Security Agent:

(i)	to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the German Transaction Security Documents together with any other incidental rights, powers, authorities and discretions;

(ii)	to take such action on its behalf as may from time to time be authorised under or in accordance with the German Transaction Security Documents;

(iii)	to accept and execute on its behalf as its representative (Stellvertreter) or direct representative (direkter Stellvertreter):

(A)	any pledge or other creation of any accessory security right granted in favour of such Secured Party in connection with the Finance Documents under German law, and

(B)	any Secured Parties’ German Transaction Security; and

(iv)	to agree to and execute on its behalf as its representative (Stellvertreter) or direct representative (direkter Stellvertreter) any amendments, supplements and/or alterations to any German Transaction Security Document which creates or evidences a pledge or any other accessory security right (akzessorische Sicherheit) (and any German Transaction Security Document creating or evidencing any Secured Parties’ German Transaction Security), including the release or confirmation of release of such Security.

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(e)	For the avoidance of doubt, the Parallel Debt Obligations are not held on trust by the Security Agent for any Secured Party.

(f)	For the purposes of this Clause 32.3, any other provision of the Facilities Agreement or any other Finance Document pursuant to which the Security Agent is authorised and instructed by any Secured Party to execute, or may effect on behalf of each or any Secured Party, any amendment, supplement or replacement of the Finance Documents and/or to take any other action or steps on behalf of that Secured Party, each Secured Party hereby irrevocably exempts the Security Agent from the restrictions pursuant to § 181 BGB and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Secured Party.

(g)	A Secured Party which is barred by its constitutional documents or by-laws or applicable law from granting any exemption referred to in paragraph (f) above shall notify the Security Agent accordingly on or promptly after the Signing Date or, as applicable, promptly after becoming a Party (or, as applicable, promptly upon the change of its constitutional documents or by-laws or applicable law). Any such Secured Party (or any other Secured Party on behalf of which the Security Agent is, for any other reason, not authorised or entitled to act as representative (Stellvertreter) and/or to take any other action or steps in accordance with the terms of this Agreement) shall, upon request of the Company or the Security Agent, promptly enter into such documents, make such declarations and/or take such other actions or steps which would otherwise be entered into, made or taken by the Security Agent on behalf of that Secured Party in accordance with the terms of the Finance Documents. At the request of the Company or the Security Agent, each other Secured Party shall provide the Security Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf.

(h)	Each Secured Party (other than the Security Agent) hereby ratifies and approves all acts and declarations previously done or made by the Security Agent on such Secured Party’s behalf (including, for the avoidance of doubt, the declarations made by the Security Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party as future pledgee or otherwise).

32.4	Duties of the Agent and the Security Agent

(a)	The Agent’s and the Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or the Security Agent for that Party by any other Party.

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(c)	Without prejudice to Clause 28.6 (Copy of Transfer Certificate or Increase Confirmation to the Company), paragraph (b) above shall not apply to any Transfer Certificate or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Agent or the Security Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Security Agent, respectively) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

32.5	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

32.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent, the Arrangers or the Security Agent as a trustee or fiduciary of any other person.

(b)	None of the Agent, the Arrangers, the Security Agent or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

32.7	Business with the Group

The Agent, the Arrangers, the Security Agent and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

32.8	Rights and discretions

(a)	The Agent and the Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

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(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a written statement or certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that written statement or certificate.

(b)	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent or the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or the Security Agent (and so separate from any lawyers instructed by the Lenders) if the Agent or the Security Agent, respectively, in its reasonable opinion deems this to be desirable.

(e)	The Agent or the Security Agent, respectively, may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent or the Security Agent may act in relation to the Finance Documents through its officers, employees and agents and neither the Agent nor the Security Agent shall:

(i)	be liable for any error of judgment made by any such person; or

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(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent’s or the Security Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise, each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, each the Agent and the Security Agent:

(i)	may disclose; and

(ii)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Arrangers is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

32.9	Responsibility for documentation

None of the Agent, any Arranger, the Security Agent or any Ancillary Lender is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, an Arranger, the Security Agent, an Ancillary Lender, an Obligor or any other person in or in connection with any Finance Document, the Reports or the Structure Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

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(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

32.10	No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

32.11	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Ancillary Lender), none of the Agent, the Security Agent nor any Ancillary Lender will be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

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(b)	No Party (other than the Agent, the Security Agent or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent or any Ancillary Lender, in respect of any claim it might have against the Agent, the Security Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent, the Security Agent or any Ancillary Lender may rely on this paragraph (b).

(c)	Neither the Agent nor the Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent, if the Agent or the Security Agent, as applicable, has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent, as applicable, for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Security Agent or any Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender, and each Lender confirms to the Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent and the Security Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or the Security Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent or the Security Agent, as applicable, at any time which increase the amount of that loss. In no event shall the Agent and the Security Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent or the Security Agent, as applicable has been advised of the possibility of such loss or damages.

32.12	Finance Parties’ indemnity to the Agent and the Security Agent

Each Finance Party shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and the Security Agent, respectively, within five Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security Agent, respectively, (otherwise than by reason of the Agent’s or the Security Agent’s gross negligence or wilful misconduct) in acting as Agent or Security Agent, respectively, under the Finance Documents (unless the Agent or the Security Agent, respectively, has been reimbursed by an Obligor pursuant to a Finance Document).

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32.13	Resignation of the Agent or the Security Agent

(a)	Each of the Agent and the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b)	Alternatively each of the Agent and the Security Agent may resign by giving 30 calendar days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent or Security Agent, as applicable.

(c)	If the Majority Lenders have not appointed a successor Agent or Security Agent, as applicable, in accordance with paragraph (b) above within 20 calendar days after notice of resignation was given, the retiring Agent or Security Agent, as applicable, (after consultation with the Company) may appoint a successor Agent or Security Agent, as applicable.

(d)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 32 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)	The retiring Agent or Security Agent, as applicable, shall, at its own cost, make available to the successor Agent or Security Agent, as applicable, such documents and records and provide such assistance as the successor Agent or the Security Agent, as applicable, may reasonably request for the purposes of performing its functions as Agent or Security Agent, as applicable, under the Finance Documents.

(f)	The Agent’s or the Security Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Agent or Security Agent, as applicable, shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) (in the case of the Agent) and Clause 18.4 (Indemnity to the Security Agent) (in the case of the Security Agent) and this Clause 32 (and any agency fees for the account of the retiring Agent or Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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(h)	The Agent and/or the Security Agent, shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent or Security Agent pursuant to paragraph (c) above) if on or after the date which is three Months before the earliest FATCA Application Date relating to any payment to the Agent or the Security Agent, as applicable, under the Finance Documents, either:

(i)	the Agent or the Security Agent fails to respond to a request under Clause 16.6 (FATCA Information) and a Lender reasonably believes that the Agent or the Security Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent or the Security Agent pursuant to Clause 16.6 (FATCA Information) indicates that the Agent or the Security Agent, as applicable, will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent or the Security Agent notifies the Company and the Lenders that the Agent or the Security Agent, as applicable, will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent or the Security Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent or the Security Agent, as applicable, requires it to resign.

32.14	Replacement of the Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent replace the Agent by appointing a successor Agent.

(b)	The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 18.3 (Indemnity to the Agent) and this Clause 32 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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32.15	Replacement of the Security Agent

(a)	After consultation with the Company, the Majority Lenders may, by giving 30 calendar days’ notice to the Security Agent replace the Security Agent by appointing a successor Security Agent.

(b)	The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(c)	The appointment of the successor Security Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Security Agent. As from this date, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 18.4 (Indemnity to the Security Agent) and this Clause 32 (and any agency fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Security Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

32.16	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent and the Security Agent shall be regarded as acting through its respective agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent or the Security Agent, respectively, the Agent or the Security Agent (as applicable) shall be entitled to treat such information as confidential to that division or department and the Agent and the Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent, any Arranger or any Ancillary Lender is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

32.17	Relationship with the Lenders

(a)	Subject to Clause 28.8 (Pro rata interest settlement), the Agent and the Security Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s or the Security Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 37 (Notices) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

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32.18	Credit appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent, the Security Agent, the Arrangers and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)	the adequacy, accuracy or completeness of the Reports, the Structure Memorandum, the budgets, the business plan and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Assets.

32.19	Amounts paid in error

(a)	If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

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(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent,

(whether arising under this Clause 32.19 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)	All payments to be made by a Party to the Agent (whether made pursuant to this Clause 32.19 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

32.20	Deduction from amounts payable by the Agent or the Security Agent

If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent, as applicable may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent, as applicable, would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

33.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

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34.	SHARING AMONG THE FINANCE PARTIES

34.1	Payments to Finance Parties

(a)	Subject to paragraph (b) below, if a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 35 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within five Business Days, notify details of the receipt or recovery, to the Agent;

(ii)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 35 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)	the Recovering Finance Party shall, within five Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 35.5 (Partial payments).

(b)	Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

34.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 35.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

34.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 34.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

34.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

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34.5	Exceptions

(a)	This Clause 34 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 34, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

34.6	Ancillary Lenders

(a)	This Clause 34 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 27.16 (Acceleration).

(b)	Following the exercise by the Agent of any of its rights under Clause 27.17 (Acceleration), this Clause 34 shall apply to all receipts or recoveries by Ancillary Lenders.

35.	PAYMENT MECHANICS

35.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Agreement, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account and with such bank as the Agent, in each case, specifies.

35.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 35.3 (Distributions to an Obligor) and Clause 35.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial center of the country of that currency.

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35.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 36 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

35.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent (or the Security Agent) under the Finance Documents for another Party, the Agent (or the Security Agent) is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Agent (or the Security Agent) pays an amount to another Party and it proves to be the case that the Agent (or the Security Agent) had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent (or the Security Agent) shall on demand refund the same to the Agent (or the Security Agent) together with interest on that amount from the date of payment to the date of receipt by the Agent (or the Security Agent), calculated by the Agent (or the Security Agent) to reflect its cost of funds.

(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

35.5	Partial payments

(a)	If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under the Finance Documents;

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(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

35.6	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

35.7	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

35.8	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

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(b)	the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 41 (Amendments and Waivers).

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (otherwise than by the Agent’s gross negligence or wilful misconduct) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 35.8; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

36.	SET-OFF

(a)	A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents against any (matured or unmatured) obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)	Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

(c)	All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. Each Obligor waives its right to offset its obligations under the Finance Documents against any claims it may have against any or all Lenders and/or any party acquiring rights under the Finance Documents, even if its claims may not be recoverable as a result of insolvency or over-indebtedness.

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37.	NOTICES AND ENGLISH LANGUAGE

37.1	Notices

(a)	Unless provided otherwise in this Agreement, any communication to be made under or in connection with the Finance Documents must be in writing and must be delivered in person, by letter post or by way of electronic communication, including unencrypted e-mail and shall be communicated as follows:

(i)	Notices to any of the Obligors:

The Obligors’ Agent
Aebi Schmidt Holding AG
attn. Tim Tecklenburg and Adrian Arnold
Schulstrasse 4
8500 Frauenfeld
Switzerland
E-mail: Tim.Tecklenburg@aebi-schmidt.com; Adrian.Arnold@aebi-schmidt.com

(ii)	Notices to the Agent, the Security Agent, the Arrangers or any of the Lenders:

UBS Switzerland AG

attn. Konca Sen, Agency (EA21 / EA429.03)

Postfach

8098 Zurich

Switzerland
E-mail: konca.sen@ubs.com

or, in case of changes to the above addresses, to any other address or e-mail address notified at least five Business Days prior to the relevant notice. The Agent shall inform the other Parties promptly upon receipt of such change of address.

(b)	Notices under the Finance Documents shall be effective upon receipt by the relevant Party. Notices under the Finance Documents to or from an Obligor have to be sent via the Agent. The Agent may rely on all notices or other communication that it considers authentic and to be given by the person named as author.

(c)	The Obligors authorise the Finance Parties and the Agent (and their respective advisers) to communicate by unencrypted e-mail and other means of electronic communication.

(d)	The Parties acknowledge the existence of risks inherent to such electronic communication, including: (a) limited confidentiality: (unencrypted) e-mails and attachments thereto or any other communication by electronic means may be susceptible without significant efforts to (systematic) interception by third parties and authorities; (b) manipulation: contents and address of the sender of such communication and any attachments thereto may be susceptible to manipulation and unauthorised amendment by a third party or to (permanent or temporary) delays in the transmission of the respective communication; (c) transmission failures: technical malfunctions may cause deliveries to go to recipients other than the intended addressee thereof or to be delayed or partially or entirely deleted; (d) lack of integrity: the recipient of such message may be unable to verify in a timely fashion whether the sender thereof is authentic and whether the content thereof is not unduly manipulated; and (e) data corruption by viruses: viruses, trojan horses, worms, etc. may be transmitted by electronic communications and may cause significant damage to computer systems of the recipients thereof.

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(e)	In particular, the Finance Parties and the Agent do not represent or warrant that (i) any electronic communication sent by a Finance Party or the Agent or addressed to an Obligor will be timely received by the addressee, (ii) any electronic communication purportedly sent by a Finance Party or the Agent, its respective directors, officers and employees or agents, has actually been sent by it, or (iii) any electronic communication to it will be read or processed on time.

(f)	The Agent reserves the right at any time to reject receipt of electronic communications, or make the receipt or processing thereof subject to certain conditions. Neither the Finance Parties nor the Agent shall be responsible or liable for any damage suffered, or cost incurred, by an Obligor or any other party as a result of or in connection with any electronic communication.

37.2	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

38.	CALCULATIONS AND CERTIFICATES

38.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

38.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

38.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

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(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to two decimal places.

39.	SEVERABILITY

Should any part or provision of this Agreement be held to be invalid or unenforceable by any competent court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties shall negotiate in good faith a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection.

40.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

41.	AMENDMENTS AND WAIVERS

41.1	Required consents

(a)	Subject to Clause 41.2 (All Lender matters) and Clause 41.3 (Other exceptions), any term of the Finance Documents (other than the Mandate Letters) may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Agent (and, to the extent relating to any Transaction Security, the Security Agent) may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 41.

(c)	Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 32.8 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 41 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

(e)	Paragraph (c) of Clause 28.8 (Pro rata interest settlement) shall apply to this Clause 41.1.

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41.2	All Lender matters

Subject to Clause 41.4 (Changes to reference rates), an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definitions of “Majority Lenders” or “Change of Control” in Clause 1.1 (Definitions);

(b)	subject to Clause 1.3 (Restricted Finance Party/Obligor), a limitation of the definitions of “Restricted Person”, “Restricted Country” or “Sanctioning Authority” in Clause 1.1 (Definitions);

(c)	an extension to the date of payment of any amount under the Finance Documents;

(d)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(e)	a change in currency of payment of any amount under the Finance Documents;

(f)	any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(g)	a change to the Borrowers or Guarantors other than in accordance with Clause 31 (Changes to the Obligors);

(h)	any provision which expressly requires the consent of all the Lenders;

(i)	Clause 1.3 (Restricted Finance Party/Obligor), Clause 2.3 (Finance Parties’ rights and obligations), Clause 2.4 (Lenders’ status), Clause 9 (Illegality, Voluntary Prepayment and Cancellation), Clause 10 (Mandatory prepayment and cancellation), Clause 11 (Restrictions), Clause 23.17 (Anti-money laundering and anti-corruption laws), Clause 23.28 (No use of amounts for Restricted Persons or in Restricted Countries), Clause 26.4 (Anti-money laundering and anti-corruption compliance), Clause 26.25 (No use of amounts for Restricted Persons or in Restricted Countries), Clause 28 (Changes to the Lenders), Clause 29 (Debt Purchase Transactions), Clause 30 (Hedge Counterparties), Clause 31 (Changes to the Obligors), Clause 34 (Sharing among the Finance Parties), this Clause 41, Clause 46 (Governing Law) or Clause 47 (Enforcement);

(j)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 21 (Guarantee);

(ii)	the Charged Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; and

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(k)	a change in the nature or scope of any subordination agreed pursuant to any Finance Document; or

(l)	the release of any guarantee and indemnity granted under Clause 21 (Guarantee) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

41.3	Other exceptions

(a)	Subject to paragraph (b) below, an amendment or waiver which relates to the rights or obligations of the Agent, an Arranger, the Security Agent, any Ancillary Lender or a Hedge Counterparty (each in their capacity as such) may not be effected without the consent of the Agent, that Arranger, the Security Agent, that Ancillary Lender or that Hedge Counterparty, as the case may be.

(b)	Any waiver by the Agent of the requirement to receive any documents or other evidence listed in Part IA and Part IB of Schedule 2 (Conditions Precedent) may not be effected without the consent of the Arrangers.

41.4	Changes to reference rates

(a)	Subject to Clause 41.3 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

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may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(b)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the Signing Date,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company.

(c)	In this Clause 41.4:

Published Rate means:

(i)	the Term Rate for any Quoted Tenor; or

(ii)	an RFR.

Published Rate Replacement Event means, in relation to a Published Rate:

(i)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Company, materially changed;

(ii)

(A)

(1)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(2)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

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(B)	the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(C)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(D)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(E)	in the case of the Term Rate for any Quoted Tenor for EUR, the supervisor of the administrator of that Term Rate makes a public announcement or publishes information stating that that Term Rate for that Quoted Tenor is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or

(iii)	in the opinion of the Majority Lenders and the Company, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(A)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(B)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (B) above;

(ii)	in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(iii)	in the opinion of the Majority Lenders and the Company, an appropriate successor to a Published Rate.

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41.5	Excluded Commitments

If

(a)	any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made; or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in paragraphs (c), (d) and (f) of Clause 41.2 (All Lender matters)) or such a vote within 15 Business Days of that being made,

(unless, in either case, the Company and the Agent agree to a longer time period in relation to any request):

(i)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

41.6	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)	an Obligor becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 16.1 (Tax gross up), Clause 16.2 (Tax indemnity) or Clause 17.1 (Increased Costs) or an increased interest as calculated pursuant to Clause 12.6 (Minimum interest) to any Lender, then the Company may, on 20 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a Replacement Lender) and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 28 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest, (to the extent that the Agent has not given a notification under Clause 28.8 (Pro rata interest settlement), Break Costs (if any) and other amounts payable in relation thereto under the Finance Documents.

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(b)	The replacement of a Lender pursuant to this Clause 41.6 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 60 calendar days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 41.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)	A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Company or the Agent (at the request of the Company) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	Lenders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

41.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

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(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 41.7, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

41.8	Replacement of a Defaulting Lender

(a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 20 Business Days’ prior written notice to the Agent and such Lender:

(i)	replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of the undrawn Revolving Facility Commitment of the Lender; or

(iii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Revolving Facility,

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to an Eligible Institution (a Replacement Lender) which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 28 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(iv)	in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs (if any) and other amounts payable in relation thereto under the Finance Documents; or

(v)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (iv) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 41.8 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 60 calendar days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

42.	CONFIDENTIALITY, DISCLOSURE OF CONFIDENTIAL INFORMATION AND SWISS BANKING SECRECY WAIVER

42.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.2 (Disclosure of Confidential Information and waiver of banking secrecy), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

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42.2	Disclosure of Confidential Information and waiver of banking secrecy

Any Finance Party may disclose to any person (and to that extent the Obligors hereby release each Finance Party and its Affiliates and each Finance Party hereby releases each other Finance Party and its Affiliates from all banking secrecy and further domestic and international confidentiality obligations, including with respect to any data transfer to and from abroad):

(a)	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 32.17 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

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(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.7 (Security over Lenders’ rights);

(viii)	who is a Party;

(ix)	in connection with the exercise of any remedies hereunder or under any other Finance Document or any action or proceeding relating to this Agreement or any other Finance Document or the enforcement of rights hereunder or thereunder;

(x)	that is an insurer, re-insurer or insurance broker of a Finance Party or of an Affiliate of Finance Party and the officers, employees, auditors and professional advisers of such insurer, re-insurer or insurance broker; or

(xi)	with the consent of the Company,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii), (b)(iii) and (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a confidentiality undertaking or is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(B)	in relation to paragraphs (b)(v), (b)(vi), (b)(vii) and (b)(x) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b) (i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

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(e)	Each Obligor hereby releases each Finance Party and their respective Affiliates globally and their respective advisors globally and each Finance Party hereby releases each other Finance Party and their respective Affiliates globally and their respective advisors globally (collectively, the Disclosing Parties) from Swiss or foreign bank-client data confidentiality, data protection and other confidentiality obligations in connection with information about the Obligors, the Disclosing Parties, the Finance Documents and any other relevant information (Data) for purposes of administration of the Finance Documents and/or communication amongst each other and with (in each case actual or prospective) any lender, risk transferee, party to a Finance Document, rating agency, other agent appointed or third parties directly or indirectly involved in the transaction or risk transfer and in each case their advisors, and/or as required or desirable for the exercise or enforcement of any right or duty under the Finance Documents. For the avoidance of doubt, this also includes the disclosure to and amongst the Disclosing Parties’ respective Affiliates and advisors globally for the aforementioned purposes.

(f)	The waiver in paragraph (e) above explicitly includes cross-border data transfers and access by any means of communication, including electronic data transfer or access by email or internet data portals. Data held outside of Switzerland is subject to the relevant foreign laws and regulations and is not subject to Swiss laws, including Swiss bank-client data confidentiality and data protection rules, and may require the Disclosing Parties to disclose all or any part of the Data to authorities or other third parties.

(g)	For the avoidance of doubt, nothing herein prohibits any person from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any other person.

42.3	Entire agreement

This Clause 42 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

42.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

42.5	Continuing obligations

The obligations in this Clause 42 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

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(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

43.	PARALLEL DEBT

(a)	Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally agrees and undertakes to pay to the Security Agent, as joint and several creditor (Solidargläubiger) alongside each Secured Party in its own right and not as agent or representative of such other Secured Party, sums equal to and in the currency of each amount payable by that Obligor to each of the Secured Parties (other than the Security Agent) under the Finance Documents (the Principal Obligations) as and when that amount falls due for payment under the Finance Documents (the Parallel Debt Obligations) or would have fallen due but for any discharge resulting from failure of any Secured Party to take appropriate steps, in insolvency proceedings affecting the Obligors, to preserve its entitlement to be paid that amount.

(b)	The Security Agent shall have its own several and independent right to demand payment of the Parallel Debt Obligations from the rights of the other Secured Parties to demand payment of the Principal Obligations, irrespective of any discharge of the Obligors’ obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Obligors, to preserve their entitlement to be paid those amounts.

(c)	Any amount due and payable by the Obligors to the Security Agent under paragraph (a) above shall be decreased to the extent that the other Finance Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by the Obligors to the other Finance Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under paragraph (a) above.

(d)	For the avoidance of doubt, the Parties acknowledge that the Transaction Security securing the Parallel Debt Obligations is granted to the Security Agent (acting in such capacity) in its capacity as sole creditor of the Parallel Debt Obligations.

(e)	Notwithstanding paragraphs (a) and (b) above, any payment under the Finance Documents shall be made to the Agent or, as the case may be, the relevant Hedge Counterparty unless expressly stated otherwise in any Finance Document or unless the Agent or, as the case may be, the relevant Hedge Counterparty directs such payment to be made to the Security Agent.

(f)	Without limiting or affecting the Security Agent’s rights against any Obligor (whether under this Clause 43 or under any other provision of the Finance Documents), the Security Agent agrees with each other Secured Party (on a several and divided basis) that it will not exercise its rights under the Parallel Debt Obligations in respect of the Principal Obligations owing to a Secured Party except with the consent of that other Secured Party, provided that, for the avoidance of doubt, nothing in this paragraph (f) shall in any way limit the Security Agent’s right to act in the protection or preservation of rights under any Transaction Security Document or to enforce any Transaction Security as contemplated by this Agreement, the relevant Transaction Security Document or any other Finance Document (or to do any act reasonably incidental to the foregoing).

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44.	BAIL-IN

44.1	Contractual recognition of bail-in

(a)	Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)	any Bail-In Action in relation to any such liability, including (without limitation):

(A)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(B)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(C)	a cancellation of any such liability; and

(ii)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)	The Parties further agree that upon the taking of any Bail-In Action by a relevant Resolution Authority, any liability of a Party to another Party under the Finance Documents shall, as a matter of contract as between the Parties, be reduced, converted, cancelled, or suspended (and that any term of this Agreement shall be varied) in such manner as it is expressed to be pursuant to such Bail-In Action.

44.2	Bail-in definitions

In this Clause 44:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the “relevant implementing law or regulation” as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

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EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

EU Bail-In Legislation Schedule means the document described as such and published by the LMA (or any successor person) from time to time.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

45.	COUNTERPARTS AND CONCLUSION OF CONTRACT

(a)	Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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(b)	Each Finance Document may be concluded by an exchange of signed signature pages, attached as an electronic photocopy (.pdf, .tif, etc.) to email.

46.	GOVERNING LAW

This Agreement shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, excluding its conflict of laws principles.

47.	ENFORCEMENT

47.1	Jurisdiction

(a)	The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be city of Zurich (Zurich 1), Switzerland.

(b)	This Clause 47.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

47.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Switzerland) hereby:

(i)	irrevocably appoints the Company as its process agent (Zustellungsbevollmächtigter) (the Process Agent) in Switzerland for the service of any notice, demand, or decree, injunction, summons or judgment in connection with any Finance Document; and

(ii)	agrees that failure by the Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	The Company hereby irrevocably accepts its appointment as Process Agent.

47.3	Place of performance

Place of performance is Zurich 1 (Switzerland). Each Obligor (other than an Obligor incorporated in Switzerland) herewith elects this place of performance as its special domicile in Switzerland pursuant to article 50 paragraph 2 of the Swiss Act on Debt Collection and Bankruptcy.

48.	WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING IN THE US DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 48.

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49.	ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCS

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any derivative transaction or any other agreement or instrument that is a QFC (such support, QFC Credit Support, and each such QFC, a Supported QFC), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the U.S. Special Resolution Regimes) in respect of such Supported QFC and QFC Credit Support:

(a)	In the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Clause, the following terms have the following meanings:

(i)	BHC Act Affiliate of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)	Covered Entity means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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(iii)	Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	QFC has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Signatures

Aebi Schmidt Holding AG as Company and Original Borrower and Original Guarantor

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Name: Barend Fruithof Title: Group CEO	Name: Thomas Schenkirsch Title: Head Group Strategic Development & Deputy Group CEO

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Aebi Schmidt International AG as Original Guarantor

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Name: Barend Fruithof Title: Chairman of the Board of Directors	Name: Thomas Schenkirsch Title: Member of the Board of Directors

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Aebi Schmidt Deutschland GmbH as Original Guarantor

/s/ Thomas Berger
Name: Thomas Berger Title: Geschaeftsfuehrer (Managing Director)

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M-B Companies, Inc. as Original Guarantor

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Name: Barend Fruithof Title: Chairman of the Board	Name: Thomas Schenkirsch Title: Vice Chairman of the Board

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Monroe Truck Equipment Inc. as Original Guarantor

/s/ Steffen Schewerda	/s/ Kurt Ballweg
Name: Steffen Schewerda Title: Chief Executive Officer	Name: Kurt Ballweg Title: Chief Financial Officer

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ASH US Group, LLC as Original Guarantor

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Name: Barend Fruithof Title: Chairman of the Board of its sole member, Aebi Schmidt Holdings AG	Name: Thomas Schenkirsch Title: Vice Chairman of the Board of its sole member, Aebi Schmidt Holdings AG

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UBS Switzerland AG as Mandated Lead Arranger, Agent, Security Agent and Original Lender

/s/ Sandro Saponaro	/s/ Anja Manella
Name: Sandro Saponaro Title: Director	Name: Anja Manella Title: Executive Director

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Zürcher Kantonalbank as Lead Arranger and Original Lender

/s/ Daniel Rohner	/s/ Nick Baumann
Name: Daniel Rohner Title: Vice President	Name: Nick Baumann Title: Member of the Senior Management

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JPMorgan Chase Bank, N.A., London Branch as Original Lender

/s/ Vishnu Vaidyanathan
Name: Vishnu Vaidyanathan Title: Vice President	Name: Title:

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Bank of America Europe DAC as Original Lender

/s/ Graham Fitzell
Name: Graham Fitzell Title: Vice President	Name: Title:

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Santander Bank, N.A. as Original Lender

/s/ L. Daniel Menendez
Name: L. Daniel Menendez Title: Senior Vice President	Name: Title:

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Commerzbank Aktiengesellschaft as Original Lender

/s/ Kristin Bahlburg	/s/ Volker Seher
Name: Kristin Bahlburg Title: Director	Name: Volker Seher Title: Vice President

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ING Bank N.V., Amsterdam, Lancy/Geneva Branch as Original Lender

/s/ Gregory Lambillon	/s/ Jochen Munzinger
Name: Gregory Lambillon Title: CEO - Country Manager	Name: Jochen Munzinger Title: Head of Sector

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PNC Bank, National Association as Original Lender

/s/ Ryan Smalley
Name: Ryan Smalley Title: Senior Vice President	Name: Title:

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Raiffeisen Switzerland Cooperative as Original Lender

/s/ Klaus Isler	/s/ Jonas Lippuner
Name: Klaus Isler Title: Mitglied Direktion	Name: Jonas Lippuner Title: Mitglied Direktion

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Citizens Bank, N.A. as Original Lender

/s/ He-Young Ryu
Name: He-Young Ryu Title: Senior Vice President	Name: Title:

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Fifth Third Bank, National Association as Original Lender

/s/ Jacob Young
Name: Jacob Young Title: Officer	Name: Title:

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Luzerner Kantonalbank AG as Original Lender

/s/ Marcella Marbach	/s/ Jérôme Gretener
Name: Marcella Marbach Title: Relationship Manager	Name: Jérôme Gretener Title: Relationship Manager

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Migros Bank AG as Original Lender

/s/ Christian Egli	/s/ Rolf Küttel
Name: Christian Egli Title: RM Structured Finance	Name: Rolf Küttel Title: RM Structured Finance

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Berner Kantonalbank AG as Original Lender

/s/ Valentin Zahner	/s/ Juraj Janos
Name: Valentin Zahner Title: Relationship Manager	Name: Juraj Janos Title: Relationship Manager

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Thurgauer Kantonalbank as Original Lender

/s/ Alexander Schaffert	/s/ Pascal Stillhard
Name: Alexander Schaffert Title: Senior Spezialist Fimenkuden Key Accounts	Name: Pascal Stillhard Title: Senior Berater Fimenkuden Key Accounts

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Schaffhauser Kantonalbank as Original Lender

/s/ Michèle Kaufmann	/s/ Jan Kern
Name: Michèle Kaufmann Title: Relationship Manager Corporate & Commercial Clients	Name: Jan Kern Title: Head of Corporate & Commercial Clients

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Schedule 1
The Original Parties

Part I
The Original Obligors

Name of Borrowers	Original Jurisdiction	Registered Address	Registration number
Aebi Schmidt Holding AG	Switzerland	Schulstrasse 4, 8500 Frauenfeld, Switzerland	CHE-112.947.556

Name of Guarantor	Original Jurisdiction		Registration number
Aebi Schmidt Holding AG	Switzerland	Schulstrasse 4, 8500 Frauenfeld, Switzerland	CHE-112.947.556
Aebi Schmidt International AG	Switzerland	Leutschenbachstrasse 52, 8050 Zürich, Switzerland	CHE-245.421.273
Aebi Schmidt Deutschland GmbH	Germany	Albtalstrasse 36, 79837 St. Blasien, Germany	Commercial Register of the Local Court of Freiburg i.Br. HRB 650012
M-B Companies, Inc.	Wisconsin	URS Agents, LLC; Home Ste 1, Madison, WI 53703-3691	Entity ID 1M17872
Monroe Truck Equipment Inc.	Wisconsin	1051 W 7th St, Monroe, WI 53566-9102	Entity ID 1M15353
ASH US Group, LLC	Delaware	800 North State Street Suite 304, Dover, Kent County, Delaware 19901	File Number 10034985

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Part II
The Original Lenders

Name of Original Lender	Allocation	Facility A Commitment	Revolving Facility Commitment
UBS Switzerland AG	USD 83’000’000.00	USD 48’416’666.68	USD 34’583’333.32
JP Morgan Chase Bank, N.A., London Branch	USD 75’500’000.00	USD 44’041’666.67	USD 31’458’333.33
Bank of America Europe DAC	USD 56’500’000.00	USD 32’958’333.33	USD 23’541’666.67
Zürcher Kantonalbank	USD 56’500’000.00	USD 32’958’333.33	USD 23’541’666.67
Santander Bank, N.A.	USD 37’800’000.00	USD 22’050’000.00	USD 15’750’000.00
Commerzbank Aktiengesellschaft	USD 37’800’000.00	USD 22’050’000.00	USD 15’750’000.00
ING Bank N.V., Amsterdam, Lancy/Geneva Branch	USD 37’800’000.00	USD 22’050’000.00	USD 15’750’000.00
PNC Bank, National Association	USD 37’800’000.00	USD 22’050’000.00	USD 15’750’000.00
Raiffeisen Switzerland Cooperative	USD 37’800’000.00	USD 22’050’000.00	USD 15’750’000.00
Citizens Bank, N.A.	USD 22’500’000.00	USD 13’125’000.00	USD 9’375’000.00
Fifth Third Bank, National Association	USD 22’500’000.00	USD 13’125’000.00	USD 9’375’000.00
Luzerner Kantonalbank	USD 22’500’000.00	USD 13’125’000.00	USD 9’375’000.00
Migros Bank AG	USD 22’500’000.00	USD 13’125’000.00	USD 9’375’000.00
Berner Kantonalbank AG	USD 19’000’000.00	USD 11’083’333.33	USD 7’916’666.67
Thurgauer Kantonalbank	USD 19’000’000.00	USD 11’083’333.33	USD 7’916’666.67
Schaffhauser Kantonalbank	USD 11’500’000.00	USD 6’708’333.33	USD 4’791’666.67
Total	USD 600’000’000.00	USD 350’000’000.00	USD 250’000’000.00

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Schedule 2
Conditions Precedent

Part IA
Conditions precedent to signing of this Agreement

All documents and evidence mentioned and listed below in this Part IA of this Schedule 2 shall be provided by the relevant party in a form and substance satisfactory to the Original Lenders:

1.	Company

(a)	A copy of the constitutional documents of each Original Obligor, being:

(i)	with respect to each Original Obligor incorporated in Switzerland, a copy of a certified up-to-date excerpt from the commercial register (Handelsregisterauszug) relating to such Original Obligor and a copy of the certified articles of association (Statuten) of such Original Obligor;

(ii)	with respect to each Original Obligor incorporated in the Federal Republic of Germany, an up-to-date online commercial register extract (Handelsregisterausdruck), its articles of association (Satzung) and a list of shareholders (Gesellschafterliste); and

(iii)	with respect to each Original Obligor organized under the laws of the US or any state of the US (including the District of Columbia), a true and complete copy of the bylaws (or limited liability company agreement or other equivalent governing documents) of such Obligor, a true and complete copy of the certificate or articles of incorporation or certificate of formation, including all amendments thereto, of such Obligor, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization and a certificate as to the good standing of such Obligor in the jurisdiction in which it is formed or organized as of a recent date from such Secretary of State (or other similar official), which has not been amended.

(b)	A copy of a resolution of the board of directors (or equivalent governing body) of each the Original Obligors (other than any Original Obligor incorporated in the Federal Republic of Germany):

(i)	approving the terms of, and the transactions contemplated by, the Transaction Documents and resolving that it executes, and performs its obligations under, the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf and to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request and any Selection Notice) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party; and

(iii)	in the case of an Original Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents.

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(c)	To the extent necessary under applicable law or its organizational documents, a copy of a resolution of the shareholders of each of the Original Obligors (other than any Original Obligor incorporated in the Federal Republic of Germany), inter alia, approving the terms of, and the transactions contemplated by, the Finance Documents to which the relevant Original Obligor is a party.

(d)	In relation to each Original Obligor incorporated in Germany, a copy of a shareholders’ resolution (Gesellschafterbeschluss) and/or, if applicable, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or the advisory board (Beirat) approving the terms of, and the transactions contemplated by, the Transaction Documents and resolving that it executes, and performs its obligations under, the Transaction Documents to which it is a party.

(e)	A certificate of each Original Obligor dated no earlier than the Signing Date signed by an authorised signatory of such Original Obligor:

(i)	other than with respect to each Original Obligor incorporated in Germany, confirming that borrowing, securing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, securing, guaranteeing or similar limit binding on the relevant Original Obligor to be exceeded;

(ii)	containing a specimen signature of each person authorised to execute the Finance Documents or any document or notice in connection therewith on behalf of that Original Obligor; and

(iii)	confirming that each copy document relating to that Original Obligor specified in this paragraph 1 of Part IA of this Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded.

2.	Transaction Security Documents and Subordination Agreements

(a)	Agreed forms of the following Transaction Security Documents:

Name of Security provider	Transaction Security Document
Company	Swiss law governed share pledge agreement between the Company as pledgor, the Security Agent and the Secured Parties as pledgees regarding the pledge of all shares in Aebi Schmidt International AG.
Swiss law governed share pledge agreement between the Company as pledgor, the Security Agent and the Secured Parties as pledgees regarding the pledge of 99.98% of the shares in Aebi & Co. AG Maschinenfabrik.
German law governed share pledge agreement between the Company as pledgor and the Security Agent and the other Secured Parties as pledgees regarding the pledge of all shares in Aebi Schmidt Deutschland GmbH.
New York law governed share pledge agreement between the Company as pledgor and the Security Agent on behalf of the Secured Parties, as pledgee regarding the pledge of all equity interests in ASH North America Inc.
Swiss law governed security assignment agreement between the Company as assignor and the Security Agent as assignee regarding the assignment for security purposes of certain claims and receivables under existing and future intercompany loans granted by the Company to any other member of the Group.

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(b)	Agreed form of each of the Original Subordination Agreements.

3.	Finance Documents

(a)	This Agreement duly executed by the Company and the other Original Obligors.

(b)	The Mandate Letters duly executed by the Company.

(c)	The Fee Letters covering certain of the fees set out in Clause 15 (Fees) duly executed by the Company.

4.	Legal Opinions

Agreed forms of the following legal opinions:

(a)	A legal opinion (enforceability) of Niederer Kraft Frey Ltd., legal advisers to the Original Lenders, as to Swiss law.

(b)	A legal opinion (enforceability) of Gleiss Lutz Hootz Hirsch PartmbB Rechtsanwälte, Steuerberater, legal advisers to the Original Lenders, as to German law.

(c)	A legal opinion (capacity) of Advestra Ltd., legal advisers to the Company, as to Swiss law.

(d)	A legal opinion (capacity and enforceability) of Wuersch & Gering LLP legal advisers to the Company, as to Delaware law and New York law, respectively.

(e)	A legal opinion (capacity) of Attolles Law, S.C. legal advisers to the Company, as to Wisconsin law.

(f)	A legal opinion (capacity) of Hengeler Mueller - Partnerschaft von Rechtsanwälten mbB, legal advisers to the Company, as to German law.

5.	Other Documents and Evidence

(a)	Copies of the Merger Agreement and of any other Merger Documents, in each case duly executed by all parties thereto.

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(b)	The Agent shall have received a certificate as to the incumbency and specimen signature of each officer executing any Finance Document or any other document delivered in connection herewith on behalf of any Obligor organized under the laws of the US or any state of the US (including the District of Columbia).

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Part IB
Conditions precedent to initial Utilisation

All documents and evidence mentioned and listed below in this Part IB of this Schedule 2 shall be provided by the relevant party in a form and substance satisfactory to the Original Lenders:

1.	Finance Documents

(a)	Each of the agreed form Transaction Security Documents and Original Subordination Agreements referred to in Part IA (Conditions precedent to signing this Agreement), paragraph 2 (Transaction Security Documents) of this Schedule 2 duly executed by each party thereto.

(b)	Evidence satisfactory to the Original Lenders regarding the valid creation and perfection of the security interests under the Transaction Security Document referred to in paragraph (a) above (or mechanics being implemented, that the security will be perfected at the Facilities Closing Date), including with respect to the legally valid subordination of the Shareholder Loans in accordance with the Original Subordination Agreements in respect of interest and repayment of principal.

(c)	A duly executed Ancillary Facility Agreement relating to the Existing Guarantee.

2.	Legal Opinions

Each of the legal opinions referred to in Part IA (Conditions precedent to signing this Agreement), paragraph 4 (Legal Opinions) of this Schedule 2, duly executed by the relevant legal advisor.

3.	Other Documents and Evidence

(a)	Evidence of the payment of all fees, costs and expenses due under the Finance Documents up to and including the Facilities Closing Date.

(b)	A certificate duly executed by the Company dated on the Transaction Closing Date certifying that:

(i)

(1)	all conditions to Closing (as defined in the Merger Agreement) set forth in article VIII of the Merger Agreement have been satisfied (including, without limitation, the Requisite Regulatory Approvals (as defined in the Merger Agreement)); and

(2)	all closing actions set out in section 1.02 of the Merger Agreement have been taken (or will be taken substantially simultaneously with the initial Utilisation of Facility A),

in each case except to the extent any conditions to Closing (as defined in the Merger Agreement) or closing actions referred to above have been waived with the prior written consent of the Finance Parties, and that, therefore, the Merger Agreement has been consummated and the Transaction Closing Date has occurred (or will occur substantially simultaneously with the initial Utilisation of Facility A); and

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(ii)	there has been, to the best of its knowledge, no breach (by any of the parties thereto), waiver or amendment of the Merger Documents, which is materially adverse to the interests of the Finance Parties, except in each case with the prior written consent of the Finance Parties.

(c)	Evidence that all amounts outstanding under (i) the Existing Facilities Agreements and (ii) subject to Clause 7.5 (Roll-in of Existing Guarantee), any and all existing bilateral financing arrangements between the Group and Zürcher Kantonalbank and between the Group and the Agent will be repaid and cancelled in full no later than on the Facilities Closing Date and that all existing security and guarantees granted in connection with the Existing Facilities Agreements are released as of repayment or roll-in pursuant to Clause 7.5 (Roll-in of Existing Guarantee), as applicable.

(d)	Evidence that no change of substance and legal structure of the Target Group based on disposals of fixed assets (unless made on arm’s length terms and in the ordinary course of business) or businesses or undertakings or similar transactions, which is materially adverse to the interests of the Originals Lenders has occurred between the ML Signing Date and the Facilities Closing Date, subject in each case to changes set forth in the Structure Memorandum.

(e)	Evidence that the Leverage Ratio for the Combined Group as per the end of the last full financial year prior to the Facilities Closing Date did not exceed 3.25x.

(f)	Delivery of (i) the Pro-Forma Combined Financial Statements, including a calculation of the Opening Equity Ratio, showing that the Opening Equity Ratio is at least 30 per cent, and (ii) the Original Financial Statements.

(g)	A copy of the Funds Flow Statement.

(h)	The Agent shall have received customary UCC, tax, bankruptcy and judgment lien searches with respect to any Obligor organized under the laws of the US or any state of the US (including the District of Columbia) in form and substance reasonably satisfactory to it, including reflecting the absence of liens and security interests other than those being released on or prior to the Facilities Closing Date or which are otherwise permitted under the Finance Documents.

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Part II
Conditions precedent required to be delivered by an Additional Obligor

All documents and evidence mentioned and listed below in this Part II of Schedule 2 shall be provided by the relevant party in a form and substance satisfactory to the Lenders:

1.	An Accession Agreement, duly executed by the Additional Obligor and the Company.

2.	A copy of the certified up-to-date constitutional documents of the Additional Obligor (reflecting, if required, the necessary clauses for financial support of upstream or cross-stream nature).

3.	A copy of a resolution of the board of directors (or equivalent governing body) of the Additional Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Accession Agreement and the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Accession Agreement and any other Finance Document to which it is a party;

(ii)	authorising a specified person or persons to execute the Accession Agreement and other Finance Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is/shall become a party; and

(iv)	authorising the Company to act as its agent in connection with the Finance Documents.

4.	If required by the applicable laws or constitutional documents, copy of the minutes of the shareholders’ meeting of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is/shall become a party.

5.	If required by the applicable laws or constitutional documents, a copy of a resolution of the board of directors of each corporate shareholder of each Additional Obligor approving the terms of the resolution referred to in paragraph 4 above.

6.	A certificate of the Additional Obligor dated no earlier than the date of the Accession Agreement signed by an authorised signatory of the Additional Obligor:

(i)	confirming that borrowing, securing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, securing, guaranteeing or similar limit binding on the Additional Obligor to be exceeded;

(ii)	containing a specimen signature of each person authorised to execute the Finance Documents or any document or notice in connection therewith on behalf of the Additional Obligor; and

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(iii)	confirming that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded.

7.	If available, the latest audited financial statements of the Additional Obligor.

8.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(i)	A legal opinion (enforceability) of the Swiss legal advisers to the Agent, as to Swiss law in the form distributed to the Lenders prior to signing the Accession Agreement.

(ii)	A legal opinion (capacity) of the legal advisers to the Company, as to the law of the jurisdiction of incorporation or formation of the Additional Obligor in the form distributed to the Lenders prior to signing the Accession Agreement.

9.	A copy of any other Authorisation or other document, opinion or assurance which the Lenders considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Agreement or for the validity and enforceability of any Finance Document.

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Schedule 3
Requests and Notices

Part I
Form of Utilisation Request

From:	[Borrower]/[Company]*

To:	[Agent]

Dated:	[insert date]

Aebi Schmidt Holding AG – USD 600,000,000 Credit Facilities Agreement
dated [   ] 2025 (the Credit Facilities Agreement)

Dear Sir or Madam

1.	We refer to the Credit Facilities Agreement. This is a Utilisation Request. Terms defined in the Credit Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Borrower:	[ ]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Revolving Facility]**

Currency of Loan:	[USD]/[EUR]/[CHF]/[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[one Month] / [three Months]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Credit Facilities Agreement or, to the extent applicable, Clause 4.5 (Utilisations during the Certain Funds Period) of the Credit Facilities Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Revolving Facility Loan]./[The proceeds of this Loan should be credited to [account bank], [IBAN]].

5.	This Utilisation Request is irrevocable.

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Yours faithfully

[Name of Borrower]/[Name of Company][, acting on behalf of [name of Borrower]]

Name: Title:	Name: Title:

NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company.

**	Select the Facility to be utilised and delete references to the other Facilities.

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Part II
Form of Selection Notice

From:	[Name of Borrower]/[Company]*

To:	[Agent]

Dated:	[insert date]

Aebi Schmidt Holding AG – USD 600,000,000 Credit Facilities Agreement
dated [   ] 2025 (the Credit Facilities Agreement)

Dear Sir or Madam

1.	We refer to the Credit Facilities Agreement. This is a Selection Notice. Terms defined in the Credit Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Facility A Loan[s] with an Interest Period ending on [ ].

3.	[We request that the above Facility A Loan[s] be divided into [ ] Facility A Loans with the following Base Currency Amounts and Interest Periods:]

or

4.	[We request that the next Interest Period for the above Facility A Loan[s] is [one Month] / [three Months].]

5.	We confirm that the Repeating Representations are true and correct as of the first day of the next Interest Period of the Loan(s) referred to herein.

6.	This Selection Notice is irrevocable.

[Name of Borrower]/[Name of Company][, acting on behalf of [name of Borrower]]

Name: Title:	Name: Title:

NOTES:

*	Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Company.

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Schedule 4
Form of Transfer Certificate

To:	[ ] as Agent and [ ] as Security Agent

From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:	[insert date]

Aebi Schmidt Holding AG – USD 600,000,000 Credit Facilities Agreement
dated [   ] 2025 (the Credit Facilities Agreement)

Dear Sir or Madam

1.	We refer to the Credit Facilities Agreement. This agreement (the Agreement) shall take effect as a Transfer Certificate for the purposes of the Credit Facilities Agreement. Terms defined in the Credit Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	Notice by the Existing Lender

[If the consent of the Company is required pursuant to Clause 28 (Changes to the Lenders):] [The Existing Lender hereby requests the Company to consent to the transfer of the Existing Lender’s rights and obligations under the Credit Facilities Agreement pursuant to Clause 28 (Changes to the Lenders) thereof to the extent specified herein to the New Lender. The Existing Lender hereby represents to the Company that the details of the transfer set forth herein are complete and accurate.]

[If the consent of the Company is not required pursuant to Clause 28 (Changes to the Lenders):] [The Existing Lender hereby notifies the Company of the transfer of the Existing Lender’s rights and obligations under the Credit Facilities Agreement pursuant to Clause 28 (Changes to the Lenders) of the Credit Facilities Agreement to the extent specified herein to the New Lender. The Existing Lender hereby represents to the Company that the details of the transfer set forth herein are complete and accurate. No consent of the Company is required pursuant to Clause 28.2 (Conditions of assignment or transfer) of the Credit Facilities Agreement as [reason to be specified]].

3.	Transfer and Assumption

Subject to the Agent’s confirmation pursuant to Clause 28.5 (Procedure for transfer or assignment), (i) the Existing Lender hereby transfers its rights and obligations under the Credit Facilities Agreement to the New Lender to the extent specified herein; (ii) the New Lender hereby accepts and assumes the Existing Lender’s rights and obligations under the Credit Facilities Agreement to the extent specified herein; (iii) the Existing Lender shall be discharged of its obligations to the extent of the New Lender’s assumption thereof; and (iv) unless the New Lender is already a Finance Party, it shall become a Party to the Credit Facilities Agreement hereby.

Any amounts payable to the Existing Lenders by the Company pursuant to any Finance Document in respect of any period ending on or before the Transfer Date shall be for the account of the Existing Lender and the New Lender shall not have any interest in, or any rights in respect of, any such amount.

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4.	Transfer Fee

The New Lender shall pay a fee to the Agent in the amount of USD 5,000.

5.	Representations and Warranties of the New Lender

The New Lender represents and warrants that it (i) has received a copy of the Credit Facilities Agreement together with all further information it may have requested, and (ii) has not relied on any representation, or any information provided by the Existing Lender or any other Finance Party in assessing the legality, validity, effectiveness, appropriateness, accuracy or completeness of such representation or information, but made, and will make throughout the term of the Credit Facilities Agreement, an independent assessment of the business and financial condition, creditworthiness and prospects of the Obligors.

6.	The New Lender further represents to all Parties that it:

a.	[is]/[is not] a Qualifying Lender;

b.	is a Qualifying Bank]/[not a Qualifying Bank, qualifying as one Lender for purposes of the Non-Bank Rules]; and

c.	is a FATCA Exempt Party.

7.	[Include only with respect to a New Lender incorporated in the Federal Republic of Germany: The New Lender expressly confirms that it [can]/[cannot] exempt the Agent and the Security Agent from the restrictions pursuant to § 181 BGB and similar restrictions applicable to it pursuant to any other applicable law.]

8.	New Lender’s Covenants

The New Lender hereby undertakes, for the benefit of all Parties, to duly perform each obligation pursuant to the Credit Facilities Agreement and any document related thereto assumed by it herein.

9.	Disclaimer

No Finance Party confirms, represents or warrants the legality, validity, effectiveness, appropriateness or enforceability of the Credit Facilities Agreement or any document related thereto. None of the Finance Parties shall have any responsibility or liability with respect thereto or to the business or financial condition of the Company or any member of the Group, its creditworthiness or its compliance with any obligation pursuant to the Credit Facilities Agreement or any document related thereto.

New Lender expressly acknowledges the limitations of the Existing Lender’s obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders).

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10.	Governing Law and Jurisdiction

This Agreement shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, excluding its conflict of laws principles.

The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be city of Zurich (Zurich 1), Switzerland.

11.	Details of Transfer

Proposed Transfer Date	[●]
Existing Lender’s Commitment in [USD]/[EUR]/[CHF]	Facility A: Revolving Facility:
Portion of Existing Lender’s Commitment transferred to New Lender in [USD]/[EUR]/[CHF]	Facility A: Revolving Facility:

12.	Details of New Lender

Legal name and registered office:
Contact person:
Phone:
E-mail:

[ ] as New Lender

Name: Title:	Name: Title:

[ ] as Existing Lender

Name: Title:	Name: Title:

Credit Facilities Agreement – Project Badger	230

If the consent of the Company is required pursuant to Clause 28 (Changes to the Lenders):

Aebi Schmidt Holding AG as Company

Name: Title:	Name: Title:

Credit Facilities Agreement – Project Badger	231

Schedule 5
Form of Compliance Certificate

To:	[ ] as Agent

From:	[Company]

Dated:	[insert date]

Aebi Schmidt Holding AG – USD 600,000,000 Credit Facilities Agreement
dated [   ] 2025 (the Credit Facilities Agreement)

Dear Sir or Madam

1.	We refer to the Credit Facilities Agreement. This is a Compliance Certificate. Terms defined in the Credit Facilities Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	This Compliance Certificate relates to the Testing Period ending on [insert Quarter Date].

3.	We confirm that:

a.	the Leverage Ratio as set out in Exhibit A is correct as per the date set out therein;

b.	[the Equity Ratio as set out in Exhibit B is correct as per the date set out therein; and]

c.	[the break-down of the EBITDA and Total Assets contribution of each Material Group Company as set out in Exhibit C is correct as per the date set out therein.]*

4.	[Based on Exhibit C, we confirm that the following companies constitute Material Group Companies for the purposes of the Credit Facilities Agreement: [ ].]*

5.	[We confirm that the Guarantor Coverage Test [is]/[is not] complied with[ and therefore the following companies will accede as Additional Guarantors: [ ]]]*; and

6.	[We confirm that no Default is continuing.]

7.	Pursuant to Clause 24.2 (Provision and contents of Compliance Certificate) please find the [Annual Financial Statements]/[Quarterly Financial Statements] for the relevant Testing Period attached hereto.

Credit Facilities Agreement – Project Badger	232

Yours faithfully,

Aebi Schmidt Holding AG as Company

Name: Title:	Name: Title:

NOTES:

*	Only to be included in the Compliance Certificate to be given in respect of the Annual Financial Statements

Credit Facilities Agreement – Project Badger	233

Exhibit A – Leverage Ratio

Financial Covenant 25.2: Leverage Ratio

		Quarterly reported as	Quarterly reported as	Quarterly reported as	Quarterly reported as	Cumulative year to date as
		per	per	per	per	per
	in USD million	XX.XX.XXXX	XX.XX.XXXX	XX.XX.XXXX	XX.XX.XXXX	XX.XX.XXXX

Pro-Forma EBITDA calculation
	EBITDA	-	-	-	-	-
+	external transaction costs and expenses directly relating to the Merger up to an aggregate maximum amount of USD 20 million (only with respect to the Financial Quarters ending on 31 March 2025, 30 June 2025 and 30 September 2025)	-	-	-	-	-
+	EBITDA for Permitted Acquisitions on a pro-forma basis	-	-	-	-	-
-	EBITDA for Permitted Disposals on a pro-forma basis	-	-	-	-	-
=	Pro-Forma EBITDA	-	-	-	-	-

Net Senior Debt calculation
Closing
as per
XX.XX.XXXX
	short-term financial liabilities of the Group					-
+	long-term financial liabilities of the Group					-
-	Floorplan/Chassis Pool Arrangements (up to a maximum amount of USD 50 million)					-
-
-	shareholder loans which are subordinated pursuant to a Subordination Agreement
-	cash & cash equivalents					-
=	Net Senior Debt					-

	Leverage Ratio (Net Senior Debt / Pro-Forma EBITDA)					#DIV/0!

Credit Facilities Agreement – Project Badger	234

[Exhibit B – Minimum Equity Ratio]

Financial Covenant 25.3: Equity Ratio

in USD million

Economic Equity calculation
Closing
as per
XX.XX.XXXX
	equity attributable to equity holders of the Company	-
+	shareholder loans which are subordinated pursuant to a Subordination Agreement	-
=	Economic Equity	-

Total Assets calculation
Closing
as per
XX.XX.XXXX
	aggregate amount of all current assets of the Group	-
+	aggregate amount of all fixed assets of the Group	-
=	Total Assets	-

	Equity Ratio (Economic Equity / Total Assets)	#DIV/0!

Credit Facilities Agreement – Project Badger	235

[Exhibit C – EBITDA and Total Assets contribution of each Material Group Company]

Credit Facilities Agreement – Project Badger	236

Schedule 6
Group Structure Chart

Group structure chart relating to the Group assuming completion of the Merger has occurred:

[separate document attached]

Credit Facilities Agreement – Project Badger	237

Schedule 7
Form of Accession Agreement

To:	[ ] as Agent and [ ] as Security Agent

From:	[Subsidiary] and [Company]

Dated:	[insert date]

Aebi Schmidt Holding AG – USD 600,000,000 Credit Facilities Agreement
dated [   ] 2025 (the Credit Facilities Agreement)

Dear Sir or Madam

1.	We refer to the Credit Facilities Agreement. This accession agreement (the Accession Agreement) shall take effect as an Accession Agreement for the purposes of the Credit Facilities Agreement. Terms defined in the Credit Facilities Agreement have the same meaning in this Accession Agreement unless given a different meaning in this Accession Agreement.

2.	[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Credit Facilities Agreement and the other Finance Documents as an Additional [Borrower]/[Guarantor] pursuant to [Clause 31.2 (Additional Borrowers)] / [Clause 31.4 (Additional Guarantors)] of the Credit Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a [company limited by shares]/[limited liability company]/[other] with registered number [ ].

3.	The Additional [Borrower]/[Guarantor] hereby appoints the Company to act on its behalf as Obligors’ Agent as further set out in Clause 2.5 (Obligors’ Agent) of the Credit Facilities Agreement and expressly confirms that it [can/cannot] exempt Obligors’ Agent from the restrictions pursuant to § 181 BGB and similar restrictions applicable to it pursuant to any other applicable law.

4.	[Include in the case of Additional Borrower: The Company confirms that no Default is continuing or would occur as a result of the [Subsidiary] becoming an Additional Borrower.]

5.	[Include guarantee limitation language if and to the extent applicable.]

6.	[Subsidiary’s] administrative details for the purposes of the Credit Facilities Agreement are as follows:

Address:	[ ]
E-Mail:	[ ]
Attention:	[ ]

7.	This Accession Agreement shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, excluding its conflict of laws principles.

8.	The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Accession Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Zurich (Zurich 1), Switzerland.

Credit Facilities Agreement – Project Badger	238

9.	[Only include if Additional Obligor is not incorporated in Switzerland: The Additional Obligor designates Aebi Schmidt Holding AG as its representative for the service of judicial documents pursuant to article 140 of the Swiss Civil Procedure Code, and elects special domicile pursuant to article 50 Swiss Federal Debt Enforcement and Bankruptcy Act at the registered seat of the Company and the Company in each case accepts such designation.]

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING IN THE US DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESS-LY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 9.

Signatures

Aebi Schmidt Holding AG as Company

Name: Title:	Name: Title:

[Subsidiary] as Additional [Guarantor]/[Borrower]

Name: Title:	Name: Title:

Credit Facilities Agreement – Project Badger	239

[Agent] as Agent

Name: Title:	Name: Title:

Credit Facilities Agreement – Project Badger	240

Schedule 8
Material Group Companies as at the Transaction Closing Date

[separate document attached]

Credit Facilities Agreement – Project Badger	241

Schedule 9
White List

Banks

always including affiliates
Institution	Country
Aargauische Kantonalbank	Switzerland
ABC International Bank	United Kingdom
ABN AMRO Bank	Netherlands
Allianz Bank	Germany
Allied Irish Banks (AIB)	Ireland
Alpha Bank	Greece
Alternative Bank Schweiz AG	Switzerland
AMP Bank Limited	Australia
Appenzeller Kantonalbank	Switzerland
Australia and New Zealand Banking Group	Australia
Baloise Bank SoBa	Switzerland
Banca dello Stato del Cantone Ticino	Switzerland
Banca IFIS	Italy
Banca Monte dei Paschi di Siena	Italy
Banco Bilbao Vizcaya Agentaria (BBVA)	Spain
Banco BPM	Italy
Banco Sabadell	Spain
Banco Santander	Spain
Bank Avera	Switzerland
Bank CIC (Schweiz) AG	Switzerland
Bank für Tirol und Vorarlberg	Austria
Bank J. Safra Sarasin	Switzerland
Bank Julius Baer	Switzerland
Bank Millennium	Poland
Bank of America	USA
Bank of Ireland	Ireland
Bank of New York Mellon	USA
Bank Vontobel AG	Switzerland
Bankinter	Spain
Banque Cantonale de Fribourg	Switzerland
Banque Cantonale de Genève	Switzerland
Banque Cantonale du Jura	Switzerland
Banque Cantonale du Valais	Switzerland
Banque Cantonale Neuchâteloise	Switzerland
Banque Cantonale Vaudoise	Switzerland
Banque de Commerce et de Placements	France
Banque et Caisse d’Epargne de l’Etat	Luxembourg
Banque Internationale à Luxembourg	Luxembourg
Barclays International	United Kingdom
Basellandschaftliche Kantonalbank	Switzerland
Basler Kantonalbank	Switzerland

Credit Facilities Agreement – Project Badger	242

BAWAG P.S.K.	Austria
BayernLB	Germany
Belfius Bank	Belgium
Berenberg Bank	Germany
Berner Kantonalbank	Switzerland
BKS Bank	Austria
BMO Canada	Canada
BNP Paribas	France
BPIfrance	France
BRED Banque Populaire	France
Caisse Francaise de Financement Local	France
CaixaBank	Spain
Canadian Imperial Bank of Commerce (CIBC)	Canada
Cassa Depositi e prestiti SpA	Italy
Citibank	USA
Commerzbank	Germany
Commonwealth Bank of Australia	Australia
Cooperatieve Rabobank	Netherlands
Cornèr Banca	Switzerland
Crédit Agricole	France
Crédit Coopératif	France
Credit Europe Bank	Netherlands
Crédit Mutuel - CIC Group	France
CTBC Bank	Taiwan
Danske Bank	Denmark
DBS Bank	Singapore
DekaBank	Germany
Deutsche Apotheker- und Ärztebank eG - apoBank	Germany
Deutsche Bank	Germany
Development Bank of Japan	Japan
Dexia Bank	Belgium
DNB	Norway
DSK Bank	Bulgaria
DZ Bank	Germany
Ecobank International	France
EFG International	Switzerland
Erste Group Bank	Austria
Europe Arab Bank	United Kingdom
FidBank UK	United Kingdom
Fifth Third Bank	USA
First Citizens Bank	USA
First Commercial Bank	Taiwan
GarantiBank International	Netherlands
Glarner Kantonalbank	Switzerland
Goldman Sachs	USA
Graubündner Kantonalbank	Switzerland

Credit Facilities Agreement – Project Badger	243

Groupe BPCE	France
Habib Bank	Switzerland
Hamburg Commercial Bank	Germany
Helaba	Germany
HSBC	United Kingdom
Hungarian Development Bank	Hungary
Hypo Vorarlberg Bank	Austria
Hypothekarbank Lenzburg	Switzerland
IKB Deutsche Industriebank	Germany
ING Group	Netherlands
Intesa Sanpaolo Group	Italy
Jefferies	USA
JP Morgan	USA
KBC Group	Belgium
KEB Hana	South Korea
Kommunalkredit Austria	Austria
Kookmin Bank	South Korea
Korea Development Bank	South Korea
Kreditanstalt fuer Wiederaufbau (KfW)	Germany
KSK Köln	Germany
La Banque Postale	France
Landesbank Baden-Wurttemberg (LBBW)	Germany
Landesbank Berlin	Germany
LLB Schweiz AG	Switzerland
Lloyds Banking Group	United Kingdom
Luzerner Kantonalbank	Switzerland
Macquarie Bank	Australia
Mediobanca Group	Italy
MeDirect Bank	Malta
Migros Bank AG	Switzerland
Mitsubishi UFJ Financial Group (MUFG)	Japan
Mizuho Financial Group	Japan
Morgan Stanley	USA
National Australia Bank	Australia
National Westminster Bank (Natwest)	United Kingdom
Natixis	France
NIBC	Netherlands
Nidwaldner Kantonalbank	Switzerland
Nomura	Japan
Nordea Bank	Finland
NordLB	Germany
Norinchukin Bank	Japan
Novo Banco	Portugal
NRW.Bank	Germany
Nykredit	Denmark
Oberbank	Austria
Obwaldner Kantonalbank	Switzerland
ODDO BHF	Germany
OP Financial Group	Finland
Oversea-Chinese Banking Corporation	Singapore
Raiffeisen Bank International	Austria
Raiffeisen Schweiz Genossenschaft	Switzerland
Reichmuth & Co	Switzerland

Credit Facilities Agreement – Project Badger	244

Royal Bank of Canada (RBC)	Canada
Royal Bank of Scotland	Scotland
SaarLB	Germany
SBI Shinsei Bank	Japan
Schaffhauser Kantonalbank	Switzerland
Schwyzer Kantonalbank	Switzerland
Scotiabank	Canada
Shinan Bank	South Korea
Siemens Bank	Germany
Skandinaviska Enskilda Banken (SEB)	Sweden
Société Générale	France
Sparkassen-Finanzgruppe	Germany
St. Galler Kantonalbank	Switzerland
Standard Chartered	United Kingdom
Sumitomo Mitsui Banking Corporation (SMBC)	Japan
Suncorp Group	Australia
Svenska Handelsbanken	Sweden
Swedbank	Sweden
TD Bank Group	Canada
Thurgauer Kantonalbank	Switzerland
UBS Group	Switzerland
Ulster Bank	Ireland
UniCredit Group	Italy
Union de Banques Arabes et Françaises	France
United Overseas Bank	Singapore
Urner Kantonalbank	Switzerland
Valiant Bank AG	Switzerland
Vantage Bank	USA
Virgin Money	United Kingdom
VP Bank AG	Liechtenstein
Wells Fargo	USA
Westpac Banking Corporation	Australia
WIR Bank Genossenschaft	Switzerland
Woori Bank	South Korea
Zuger Kantonalbank	Switzerland
Zürcher Kantonalbank	Switzerland

Funds

always including affiliates
Institution	Country
Aberdeen Asset Management	United Kingdom
Akquivest	Luxembourg
Alberta Investment Management Corporation (AIMCo)	Canada
Alcentra	United Kingdom
Allianz Global Investors	Germany
Amundi	France
Apera Asset Management	United Kingdom
APG Asset Management	Netherlands
Apollo Global Management	USA
Arcano	Spain
Arcmont Asset Management	United Kingdom
Ardian	France

Credit Facilities Agreement – Project Badger	245

Ares Management	USA
Artemid	France
Aviva Investors	Luxembourg
Axa Investment Managers	France
Bain Capital	USA
Barings	USA
Beechbrook Capital	United Kingdom
Blackrock	USA
BNP Paribas Asset Management	France
Bridgepoint Credit	United Kingdom
Bright Capital	Germany
British Columbia Investment Management Corporation (BCI)	Canada
Canada Pension Plan	Canada
Capital Four	Denmark
CAPZA	France
Carlyle	USA
CDPQ	Canada
CIC Private Debt	France
Crescent Capital	USA
CVC Credit	Luxembourg
Eurazeo Private Debt	France
Federated Hermes	USA
Guggenheim Investments	USA
HarbourVest	USA
Hayfin Capital Management	Germany
HF Debt	Germany
HPS Partners	USA
ICG Asset Management	USA
Invesco	USA
Investcorp	USA
Investec	United Kingdom
Jefferies Private Credit	USA
Kartesia	United Kingdom
KKR	USA
LFPI Group	France
LGT Capital Partners	Switzerland
Lombard Odier Investment Managers	Switzerland
M Cap Finance	Germany
M&G	United Kingdom
Macquarie Private Credit	Australia
Muzinich	Germany
MV Credit	United Kingdom
Natixis Investment Managers	France
Northleaf Capital	USA
ODDO BHF Private Debt	Germany
Ontario Municipal Employees Retirement System (OMERS)	Canada

Credit Facilities Agreement – Project Badger	246

Ontario Teachers’ Pension Plan (OTPP)	Canada
Pacific Investment Management Company (PIMCO)	USA
Park Square Capital	United Kingdom
Partners Group	Switzerland
Patrimonium Asset Management	Switzerland
Permira	United Kingdom
Rothschild	France
SCOR Investment Partners	France
Skandia	Sweden
Stepstone Group	USA
Tikehau Capital	France
TPG	USA
Universities Superannuation Scheme (USS)	United Kingdom

Credit Facilities Agreement – Project Badger	247

Schedule 10
Form of Ancillary Agreement

Ancillary Agreement

between

[Name of Ancillary Borrower], [Address]
(hereinafter referred to as Ancillary Borrower)

and

[Name of Bank], [Address]
(hereinafter referred to as Bank)

regarding

the establishment of a USD [   ] Ancillary Facility

Recitals

(A)	On [date] 2025 Aebi Schmidt Holding AG as Company, Original Borrower and Original Guarantor, [ ] as [Original Borrower] [and] [Original Guarantor], [ ] as [Original Borrower] [and] [Original Guarantor], UBS Switzerland AG as Mandated Lead Arranger, Agent, Security Agent, Original Lender and Zürcher Kantonalbank as Lead Arranger and Original Lender, and certain other financial institutions as Original Lenders have entered into an USD 600,000,000 term loan and revolving credit facilities agreement (each term as defined therein unless otherwise defined herein) (the Credit Facilities Agreement).

(B)	In accordance with the terms of clause 7 (Ancillary Facilities) of the Credit Facilities Agreement, the Company has requested the establishment of an Ancillary Facility in the amount of USD [ ] for the Ancillary Borrower.

IT IS AGREED as follows:

1.	Construction

Except as otherwise defined herein, all capitalised terms used in this ancillary facility agreement (this Ancillary Agreement) shall have the same meaning as ascribed to them in the Credit Facilities Agreement and the Credit Facilities Agreement shall be an integral part of this Ancillary Agreement.

Credit Facilities Agreement – Project Badger	248

2.	Amount and Purpose of Ancillary Facility

Subject to the terms of this Ancillary Agreement, the Bank shall make available to the Ancillary Borrower an Ancillary Commitment in the amount of USD [   ] which shall solely be used for general corporate and working capital purposes of the Group.

3.	Ancillary Commencement Date

The Ancillary Commencement Date of the Ancillary Facility established under this Ancillary Agreement shall be the later of:

(a)	the date hereof; and

(b)	ten Business Days after the Agent’s notification to the other Lenders of the establishment of the Ancillary Facility in accordance with the Credit Facilities Agreement.

4.	Form of Utilisation[2]

(a)	This Ancillary Facility established under this Ancillary Agreement may be used as follows, all in accordance with clause 7.1 (Type of Facility) of the Credit Facilities Agreement:

(i)	[ ].

(b)	The use of the individual credit products is in each case limited by the amount of the then available Ancillary Facility established under this Ancillary Agreement.

(c)	[The Bank shall be under no obligation to incur any contingent liabilities under this Ancillary Agreement but shall have the unconditional right to refuse to issue any guarantee or similar instrument at its discretion without having to account for it. Also, the Bank’s terms and conditions for the issuance of guarantees (as amended from time to time) shall remain reserved.]

5.	Conditions for Utilisation of the Ancillary Facility

Each utilisation of the Ancillary Facility established under this Ancillary Agreement is subject to the conditions precedent set forth in clause 4.2 (Further conditions precedent) of the Credit Facilities Agreement being satisfied.

6.	[OTC Transactions

(a)	Prior to concluding an “OTC Transaction” the Bank may request that the legally binding Swiss master agreement for over-the-counter (“OTC”) derivatives (“OTC CH Master Agreement”) is agreed between the Ancillary Borrower and the Bank.

(b)	There is, however, no obligation on the part of the Bank to enter into any “OTC Transactions” (cf. OTC CH Master Agreement).

2 NTD: To be amended as applicable.

Credit Facilities Agreement – Project Badger	249

(c)	The “OTC CH Master Agreement” also applies to any other “OTC Transactions”, which are concluded independently of and outside the scope of this Ancillary Agreement between the Bank and the Ancillary Borrower.][3]

7.	Cancellation, Repayment or Prepayment of the Ancillary Facility

(a)	The Ancillary Facility established under this Ancillary Agreement shall cease to be available on the Final Maturity Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of the Credit Facilities Agreement.

(b)	The Bank may demand repayment or prepayment of any Ancillary Outstandings if:

(i)	the Total Revolving Facility Commitments have been cancelled in full or in part or all outstanding Utilisations under the Revolving Facility have become due and payable in accordance with the terms of the Credit Facilities Agreement;

(ii)	it becomes unlawful in any applicable jurisdiction for the Bank to perform any of its obligations as contemplated by the Credit Facilities Agreement or to fund, issue or maintain its participation in the Ancillary Facility established under this Ancillary Agreement; or

(iii)	both:

(A)	the Available Commitments relating to the Revolving Facility (taking into account the limitations set forth in clause 7.5(b) (Limitations on Ancillary Outstandings) of the Facilities Agreement; and

(B)	the notice of the demand given by the Bank,

would not prevent the Ancillary Borrower funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Loans.

8.	Facility Fee

(a)	The Ancillary Borrower shall pay to the Bank a facility fee in USD computed at a rate equal to the commitment fee rate as calculated in accordance with clause 15.5 (Commitment fee) of the Credit Facilities Agreement) (the “Facility Fee Rate”) of the aggregate Ancillary Commitment (i.e. USD [ ]), such facility fee to be calculated on an actual/360 days basis, payable quarterly in arrears. The Facility Fee Rate will be debited to the respective account(s) with the Bank.

(b)	With regards to any Ancillary Outstandings, the interest rates or commissions payable pursuant to this Ancillary Agreement shall be reduced by the Facility Fee Rate.

3 NTD: To be amended or deleted, as applicable.

Credit Facilities Agreement – Project Badger	250

9.	Interest Rates and payment

9.1	[Current account overdrafts

(a)	The interest rate for cash credits in the form of a current account overdraft is determined by the Bank. The interest rate is based, inter alia, on the prevailing money and capital market conditions.

(b)	The Bank may at any time and with immediate effect adjust the interest rate with five Business Days prior notice to the Ancillary Borrower to reflect changes in the money and capital market conditions and/or changes in the Bank’s risk assessment.

(c)	The current interest rates are printed on the account statements.][4]

9.2	[Term loans

(a)	The interest rate in the form of a term loan is determined by the Bank. The interest rate is based, inter alia, on the prevailing money and capital market conditions.

(b)	[insert applicable reference rate] is negative, a [insert applicable reference rate] of 0.00 per cent. will be used for the calculation.][5]

9.3	[Interest Due Date

(a)	With regards to current account overdrafts, interest falls due in each case as of the end of each Financial Quarter.

(b)	With regards to term loans, interest falls due in each case on the last day of the term of the respective term loan.

(c)	The interest may be debited to an account of the Ancillary Borrower.][6]

10.	[Commissions

(a)	For the utilisation of the Ancillary Facility established under this Ancillary Agreement in the form of a current account overdraft, a credit commission is payable by the Ancillary Borrower as of the end of each Financial Quarter, in the amount of [ ] per cent. quarter on the highest credit amount utilised.

(b)	In the case of contingent liabilities of the Bank, the Ancillary Borrower owes the commissions determined by the Bank.][7]

4 NTD: To be amended or deleted, as applicable.

5 NTD: To be amended or deleted, as applicable.

6 NTD: To be amended or deleted, as applicable.

7 NTD: To be amended or deleted, as applicable.

Credit Facilities Agreement – Project Badger	251

11.	Transaction Security

Any Ancillary Outstandings shall be secured by the Transaction Security and the Ancillary Borrower shall not provide any further security interest in favour of the Bank under this Ancillary Agreement.

12.	[Risks

(a)	The Bank expressly informs the Ancillary Borrower that taking up loans by using securities and/or cash account balances as collateral and/or the utilisation of the loan proceeds (leveraging) for investments in financial instruments of any kind (securities, derivatives, OTC/TOFF, FX etc.) also involves an interest rate, price, and currency risk.

(b)	The Ancillary Borrower is made aware of the following risks in particular: In case of adverse market developments, the assets pledged as collateral may be insufficient to cover the outstanding credit in full, so that at a time that is unfavourable for the Ancillary Borrower the collateral may have to be realized and the open positions may have to be closed out respectively liquidated. To the extent the realization of the available collateral is insufficient to cover the Bank’s claim from the loan, the Ancillary Borrower remains based on the credit relationship personally liable vis-à-vis the Bank for the full discharge of the remaining debt.][8]

13.	[Maturity and Prepayment of Term Loans

(a)	Subject to an extension or early termination, each term loan automatically falls due for repayment upon its maturity, without any need for a termination notice.

(b)	The Bank is entitled to debit a term loan that is due for repayment to an account of the Ancillary Borrower.

(c)	In case of a prepayment of term loans, Break Costs shall become payable.][9]

14.	Early Termination and Repayment

(a)	In case an Event of Default occurs in relation to this Ancillary Agreement or any Ancillary Outstandings under this Ancillary Agreement, the Bank promptly informs the Agent.

(b)	Without prejudice to any prepayment and repayment obligations as set forth in clause 7 of this Ancillary Agreement, on and at any time after the occurrence of an Event of Default this Ancillary Agreement may be accelerated in accordance with clause 27.16 (Acceleration) of the Credit Facilities Agreement.

8 NTD: To be amended or deleted, as applicable.

9 NTD: To be amended or deleted, as applicable.

Credit Facilities Agreement – Project Badger	252

15.	Currency fluctuations

In case the aggregate Base Currency Amount of the Ancillary Outstandings exceeds the Bank’s Ancillary Commitment by more than five per cent. on 31 March, 30 June, 30 September or 31 December of any calendar year, the Ancillary Borrower shall repay or prepay Ancillary Outstandings within five Business Days of being notified by the Bank in the amount by which the aggregate Base Currency Amount of the Ancillary Outstandings exceeds the Bank’s Ancillary Commitment.

16.	Release from Contingent Liabilities/Cash Cover

(a)	If this Ancillary Agreement and/or a credit line with regard to contingent liabilities of the Bank (e.g. guarantee limit) is cancelled, the Bank is entitled to request the Ancillary Borrower to release it from its current contingent liabilities (e.g. by discharge) within ten calendar days of the termination or such earlier point in time as stipulated in the Credit Facilities Agreement.

(b)	If the Bank cannot or can only be partially released from the liability within such deadline or if a release of the Bank in full is shown to be impossible from the outset, the Ancillary Borrower is obliged to provide cash cover for the outstanding contingent liabilities in the relevant currency and amount into the bank accounts designated by the Bank (including accounts newly opened for this purpose) at the Bank’s first demand, to the preclusion of any protests or objections. Cash cover shall be considered to be provided, if the following conditions are being met:

(i)	until no amount is or may be outstanding under the Ancillary Facility established under this Ancillary Agreement, withdrawals from the bank account may only be made to pay the Bank amounts due and payable to it under the Credit Facilities Agreement in respect of the Ancillary Facility established under this Ancillary Agreement; and

(ii)	the Ancillary Borrower has executed a security document over that bank account, in form and substance satisfactory to the Bank with which that account is held, creating a first ranking security interest over that bank account.

17.	Conflict with Finance Documents

In case of any conflict between the provisions of this Ancillary Agreement and the provisions of Credit Facilities Agreement, the Credit Facilities Agreement shall prevail.

18.	General Conditions

The Bank’s “General Conditions including the Safe Custody Regulations” supplement this Ancillary Agreement, provided that the provisions of this Ancillary Agreement shall prevail in case of a conflict.

19.	Place of Performance

The place of performance is in the city of Zurich (Zurich 1), Switzerland. For Ancillary Borrowers whose present or future domicile is outside Switzerland, the place of performance shall also be the place of debt enforcement (“special domicile” as defined in art. 50 para. 2 of the Federal Law on Debt Collection and Bankruptcy).

Credit Facilities Agreement – Project Badger	253

20.	Applicable Law and Place of Jurisdiction

(a)	This Ancillary Agreement shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, excluding its conflict of laws principles.

(b)	The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Ancillary Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be city of Zurich (Zurich 1), Switzerland.

(c)	This clause is for the benefit of the Bank only. As a result, the bank shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

(d)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING IN THE US DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESS-LY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 20.

Signatures on the next page

Credit Facilities Agreement – Project Badger	254

Signatures

[Name] as Ancillary Borrower

Name:	Name:
Title:	Title:

[Name ] as Bank

Name:	Name:
Title:	Title:

Credit Facilities Agreement – Project Badger	255

Schedule 11
Form of Increase Confirmation

To:	[Agent] as Agent, [Security Agent] as Security Agent, and Aebi Schmidt Holding AG as Company, for and on behalf of each Obligor

From:	[Increase Lender] (the Increase Lender)

Dated:	[insert date]

Aebi Schmidt Holding AG – USD 600,000,000 Credit Facilities Agreement
dated [   ] 2025 (the Credit Facilities Agreement)

Dear Sir or Madam

1.	We refer to the Credit Facilities Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purposes of the Credit Facilities Agreement. Terms defined in the Credit Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Credit Facilities Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the Relevant Commitment(s)) as if it had been an Original Lender under the Credit Facilities Agreement in respect of the Relevant Commitment(s).

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the Increase Date) is [ ].

5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.	The Facility Office and address, e-mail address and attention details for notices to the Increase Lender for the purposes of Clause 37.1 (Notices) of the Credit Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.2 (Increase) of the Credit Facilities Agreement.

8.	The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it:

(a)	[is]/[is not] a Qualifying Lender;

(b)	is a Qualifying Bank]/[not a Qualifying Bank, qualifying as one Lender for purposes of the Non-Bank Rules]; and

(c)	is a FATCA Exempt Party.

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9.	[Include only with respect to an Increase Lender incorporated in the Federal Republic of Germany: The Increase Lender expressly confirms that it [can/cannot] exempt the Agent and the Security Agent from the restrictions pursuant to § 181 BGB and similar restrictions applicable to it pursuant to any other applicable law.]

10.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.	This Agreement is governed by the substantive laws of Switzerland, excluding its conflict of laws principles.

12.	The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be city of Zurich (Zurich 1), Switzerland.

13.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:	The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities

[Increase Lender]

Name:	Name:
Title:	Title:

This Agreement is accepted as an Increase Confirmation for the purposes of the Credit Facilities Agreement by the Agent and the Increase Date is confirmed as [   ].

[Agent]

Name:	Name:
Title:	Title:

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[Security Agent]

Name:	Name:
Title:	Title:

Credit Facilities Agreement – Project Badger	258

THE SCHEDULE

Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender

[Insert relevant details]

[Facility Office address, e-mail address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent and the Increase Date is confirmed as [   ].

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Schedule 12
Hedge Counterparty Accession Undertaking

To:     [   ] as Agent and [   ] as Security Agent

From: [insert name of Hedge Counterparty]

Dated:

Aebi Schmidt Holding AG – USD 600,000,000 Credit Facilities Agreement
dated [   ] 2025 (the Credit Facilities Agreement)

1.	This undertaking (the Undertaking) is made on [ ] by [insert name of Hedge Counterparty] (the Acceding Hedge Counterparty) in relation to the Credit Facilities Agreement.

2.	Terms defined in the Credit Facilities Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

3.	The Acceding Hedge Counterparty has become a provider of hedging arrangements to [insert Borrower]. In consideration of the Acceding Hedge Counterparty being accepted as a Hedge Counterparty for the purposes of the Credit Facilities Agreement, the Acceding Hedge Counterparty confirms, for the benefit of the parties to the Credit Facilities Agreement, that, as from [date], it intends to be party to the Credit Facilities Agreement as a Hedge Counterparty, and undertakes to perform all the obligations expressed in the Credit Facilities Agreement to be assumed by a Hedge Counterparty and agrees that it shall be bound by all the provisions of the Credit Facilities Agreement, as if it had been an original party to the Credit Facilities Agreement as a Hedge Counterparty.

4.	This Undertaking may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	This Undertaking is governed by the substantive laws of Switzerland, excluding its conflict of laws principles.

6.	The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Undertaking (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be city of Zurich (Zurich 1), Switzerland.

7.	This Undertaking has been made on the date stated at the beginning of this Undertaking.

[Acceding Hedge Counterparty]

Name:	Name:
Title:	Title:

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Accepted by:

[Agent]

Name:	Name:
Title:	Title:

[Security Agent]

Name:	Name:
Title:	Title:

Credit Facilities Agreement – Project Badger	261

Schedule 13
Form of Resignation Letter

To:	[ ] as Agent

From:	[resigning Obligor] and Aebi Schmidt Holding AG

Dated:	[insert date]

Aebi Schmidt Holding AG – USD 600,000,000 Credit Facilities Agreement
dated [   ] 2025 (the Credit Facilities Agreement)

Dear Sir or Madam

1.	We refer to the Credit Facilities Agreement. This is a Resignation Letter. Terms defined in the Credit Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to [Clause 31.3 (Resignation of a Borrower)]/[Clause 31.5 (Resignation of a Guarantor)] of the Credit Facilities Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Credit Facilities Agreement and the Finance Documents.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[Only include if resigning Obligor resigns as Borrower: the [resigning Obligor] is under no actual or contingent obligations as a Borrower under any Finance Documents;]

(c)	[Only include if resigning Obligor resigns as Borrower: where the [resigning Obligor] is also a Guarantor (unless its resignation has been accepted in accordance with Clause 31.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Company confirms this is the case).]

(d)	[Only include if resigning Obligor resigns as Guarantor: no payment is due from the [resigning Obligor] under Clause 21.1 (Guarantee and indemnity);]

(e)	[Only include if resigning Obligor resigns as Guarantor: where the [resigning Obligor] is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 31.3 (Resignation of a Borrower).]

4.	This Resignation Letter shall be exclusively governed by and construed in accordance with the substantive laws of Switzerland, excluding its conflict of laws principles.

Credit Facilities Agreement – Project Badger	262

5.	The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Resignation Letter (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Zurich (Zurich 1), Switzerland.

Aebi Schmidt Holding AG as Company

Name:	Name:
Title:	Title:

[Resigning Obligor]

Name:	Name:
Title:	Title:

Credit Facilities Agreement – Project Badger	263

Schedule 14
Reference Rate Terms

Part I
USD

CURRENCY:	USD.

Cost of funds as a fallback	Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Baseline CAS	0.10 per cent.

Break Costs:	None specified.

Business Day Conventions (definition of “Month” and Clause 13.3 (Non-Business Days)):

(a)      If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)      subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)     if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

Credit Facilities Agreement – Project Badger	264

(b)     if that target is not a single figure, the arithmetic mean of:

(i)       the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)      the lower bound of that target range.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

For this purpose, Central Bank Rate Spread means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a)     the RFR for that RFR Banking Day; and

(b)     the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:

The Daily Rate for any RFR Banking Day is:

(a)     the RFR for that RFR Banking Day; or

(b)     if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)       the Central Bank Rate for that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment; or

(c)     if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)       the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

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Lookback Period:	Five RFR Banking Days.

Market Disruption Rate:	The percentage per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Baseline CAS.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:

Any day other than:

(a)     a Saturday or Sunday; and

(b)     a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities

Interest Periods

Length of Interest Period in absence of selection (paragraph (c) of Clause 13.1 (Selection of Interest Periods and Terms)):	three Months

Periods capable of selection as Interest Periods (paragraph (d) of Clause 13.1 (Selection of Interest Periods and Terms)):	One Month, three Months or such other period as the Company and the Agent (acting on the instruction of all Lenders under the relevant Facility) may agree from time to time, provided that no Interest Period for a Loan or Unpaid Sum in USD shall be longer than six Months.

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Length of Interest Period prior to Syndication Date (paragraph (i) of Clause 13.1 (Selection of Interest Periods and Terms):	one Month

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.3 (Market disruption)	Close of business in Zurich on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 14.4 (Cost of funds)	Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan (or, if earlier, on the date falling one Business Day before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Credit Facilities Agreement – Project Badger	267

Part II
CHF

CURRENCY:	Swiss francs.

Cost of funds as a fallback	Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Baseline CAS:	None.

Break Costs:	None.

Business Day Conventions (definition of “Month” and Clause 13.3 (Non-Business Days)):

(a)     If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)      subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)     if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The policy rate of the Swiss National Bank as published by the Swiss National Bank from time to time.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

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For this purpose, Central Bank Rate Spread means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between:

(a)      the RFR for that RFR Banking Day; and

(b)      the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:

The Daily Rate for any RFR Banking Day is:

(a)      the RFR for that RFR Banking Day; or

(b)      if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)       the Central Bank Rate for that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment; or

(c)      if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)       the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)      the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period:	Five RFR Banking Days

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Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Baseline CAS.
Relevant Market:	The Swiss francs overnight repo market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SARON (Swiss Average Rate Overnight) reference rate administered by SIX Index AG (or any other person which takes over the administration of that rate) as at the close of trading on the SIX Swiss Exchange on the relevant day displayed on page SARON.S of the Thomson Reuters screen under the heading CLSFIX.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for the settlement of payments and foreign exchange transactions in Zurich.

Interest Periods

Length of Interest Period in absence of selection (paragraph (c) of Clause 13.1 (Selection of Interest Periods and Terms)):	three Months

Periods capable of selection as Interest Periods (paragraph (d) of Clause 13.1 (Selection of Interest Periods and Terms)):	One Month, three Months or such other period as the Company and the Agent (acting on the instruction of all Lenders under the relevant Facility) may agree from time to time, provided that no Interest Period for a Loan or Unpaid Sum in CHF shall be longer than six Months.

Length of Interest Period prior to Syndication Date (paragraph (i) of Clause 13.1 (Selection of Interest Periods and Terms):	one Month

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.3 (Market disruption)	Close of business in Zurich on the Reporting Day for the relevant Loan.

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Deadline for Lenders to report their cost of funds in accordance with Clause 14.4 (Cost of funds)	Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan (or, if earlier, on the date falling one Business Day before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Credit Facilities Agreement – Project Badger	271

Part III
EUR

CURRENCY: EUR.

Compounded Reference Rate as a fallback Compounded Reference Rate will not apply as a fallback.
Cost of funds as a fallback Cost of funds will apply as a fallback.
Definitions

Additional Business Days:	A TARGET Day.

Break Costs:

The amount (if any) by which:

(a)      the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)      the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day Conventions (definition of “Month” and Clause 13.3 (Non-Business Days)):

(a)      If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)      subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

Credit Facilities Agreement – Project Badger	272

(ii)      if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)     if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Market Disruption Rate:	The Term Reference Rate.

Term Rate:	The euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen.

Quotation Day:	Two TARGET Days before the first day of the relevant Interest Period (unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

Quotation Time:	Quotation Day 11.00 a.m. (Brussels time).

Relevant Market:	The European interbank market.
Reporting Day:	The Quotation Day.

Interest Periods

Length of Interest Period in absence of selection (paragraph (c) of Clause 13.1 (Selection of Interest Periods and Terms)):	three Months

Periods capable of selection as Interest Periods (paragraph (d) of Clause 13.1 (Selection of Interest Periods and Terms)):	One Month, three Months or such other period as the Company and the Agent (acting on the instruction of all Lenders under the relevant Facility) may agree from time to time.

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Length of Interest Period prior to Syndication Date (paragraph (i) of Clause 13.1 (Selection of Interest Periods and Terms):	one Month

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 14.3 (Market disruption)	Close of business in Zurich on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 14.4 (Cost of funds)	Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan (or, if earlier, on the date falling one Business Day before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Credit Facilities Agreement – Project Badger	274

Schedule 15
Daily Non-Cumulative Compounded RFR Rate

The Daily Non-Cumulative Compounded RFR Rate for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day i;

UCCDRi-1 means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

ni means the number of calendar days from, and including, that RFR Banking Day i up to, but excluding, the following RFR Banking Day; and

the Unannualised Cumulative Compounded Daily Rate for any RFR Banking Day (the Cumulated RFR Banking Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

Cumulation Period means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

dcc has the meaning given to that term above; and

the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

Credit Facilities Agreement – Project Badger	275

where:

d0 means the number of RFR Banking Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

DailyRatei-LP means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

ni means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

dcc has the meaning given to that term above; and

tni has the meaning given to that term above.

Credit Facilities Agreement – Project Badger	276

Schedule 16
Cumulative Compounded RFR Rate

The Cumulative Compounded RFR Rate for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of Annualised Cumulative Compounded Daily Rate in Schedule 15 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

d0 means the number of RFR Banking Days during the Interest Period;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

DailyRatei-LP means for any RFR Banking Day i during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day i;

ni means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

d means the number of calendar days during that Interest Period.

Credit Facilities Agreement – Project Badger	277

Exhibit 10.2

RELATIONSHIP AGREEMENT

dated as of

July 1, 2025

among

PCS HOLDING AG,

PETER SPUHLER,

and

AEBI SCHMIDT HOLDING AG

i

RELATIONSHIP AGREEMENT

This RELATIONSHIP AGREEMENT (this “Agreement”), dated as of July 1, 2025, is entered into by and among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”), PCS Holding AG, a Swiss Aktiengesellschaft (“PCS”), Peter Spuhler (“PS” and, together with PCS, the “PCS Parties”, the PCS Parties and each Person that has executed and delivered to the Company a joinder to this Agreement in accordance with Section 3.01(c), each, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, the Company, The Shyft Group, Inc., a Michigan corporation (“Shyft”), ASH US Group, LLC, a newly formed Delaware limited liability company and direct, wholly owned Subsidiary of the Company (“Holdco”), and Badger Merger Sub, Inc., a newly formed Michigan corporation and direct, wholly owned Subsidiary of Holdco, have entered into that certain Agreement and Plan of Merger dated as of December 16, 2024 providing for the combination of the businesses of the Company and Shyft under the Company (the “Merger Agreement”); and

WHEREAS, the Shareholders and the Company deem it in their best interests and in the best interests of the Company to enter into this Agreement to set forth their respective rights, duties and obligations in connection with the consummation of the merger contemplated by the Merger Agreement and the ongoing governance of the Company.

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in this Article I.

“12.5% Condition” has the meaning set forth in Section 2.02(b).

“15% Condition” has the meaning set forth in Section 2.02(b).

“25% Condition” has the meaning set forth in Section 2.02(b).

“35% Condition” has the meaning set forth in Section 2.02(b).

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly, whether through one or more intermediaries or otherwise, controls, is controlled by or is under common control with such Person; provided that, the Company shall not be deemed to be an Affiliate of the PCS Parties and vice versa. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, orders, writs, judgments, awards, injunctions or rulings of any Governmental Authority.

“Articles of Association” means the articles of association of the Company substantially in the form attached to the Merger Agreement and which will be adopted on or prior to Closing, as the same may be amended, modified, supplemented or restated from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or Zurich, Switzerland are authorized or required by law to close.

“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation, reorganization, business combination or otherwise) that (a) results in or is in connection with any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Common Stock, (b) results in or is in connection with the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its Subsidiaries, on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), or (c) results in the then- current holders of Common Stock collectively owning less than a majority of the voting power of the surviving entity immediately following consummation thereof.

“Common Stock” means the common stock, par value $1.00 per share, of the Company and any voting securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, or internal reorganization in the form of a merger, consolidation or exchange, or similar transaction.

“Company” has the meaning set forth in the preamble.

“Competitively Sensitive Information” means Confidential Information designated by the general counsel of the Company that is competitively sensitive with respect to the applicable recipient in the reasonable discretion of the general counsel of the Company, including such Confidential Information with respect to profit margins, product and brand costs and profit and loss information, price lists, customer and supplier lists and other customer and supplier specific information, customer contracts, purchase orders, statements of work, plans to increase or reduce production outside of the ordinary course, plans to enter or leave product or geographic markets or similar information, new products plans, purchasing patterns and pricing, supply arrangements, strategic alliances, promotional plans and advertising plans, to the extent that such information is not aggregated, redacted, anonymized or otherwise desensitized. For the avoidance of doubt, information regarding the overall financial performance of the Company or aggregated information that does not include any specific information on any of the matters set forth above shall not be deemed to be Competitively Sensitive Information.

“Conditions” means, collectively, the 12.5% Condition, 15% Condition, 25% Condition, and 35% Condition, and each a “Condition”.

“Confidential Information” means all confidential and proprietary information and data of the Company or any of its Subsidiaries disclosed or otherwise made available to any Shareholder or any Representative (in such Person’s capacity as such) thereof (together, for this purpose, a “Recipient”) pursuant to the terms of this Agreement, whether disclosed electronically, orally or in writing or through other methods made available to the Recipient. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information (a) already in the public domain at the date of the transmission to the Recipient, or which has become generally available to the public other than as a result of a disclosure by the Recipient in breach of this Agreement, (b) in the Recipient’s possession and which is not, or was not at the time of acquisition of possession, to the Recipient’s actual knowledge, covered by any confidentiality agreements between the Recipient, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (c) which the Recipient may receive on a non-confidential basis from a third party and which is not, to the Recipient’s actual knowledge, covered by a confidentiality agreement with the Company or any of its Subsidiaries.

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“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi- governmental authority (to the extent that the rules, regulations or orders of such organization or authority are binding), or any arbitrator, court or tribunal of competent jurisdiction.

"Gebuka" means Gebuka AG, a Swiss corporation (Aktiengesellschaft) and its Affiliates.

“Joinder Agreement” means the joinder agreement in the form and substance of Exhibit A attached hereto.

“Lock-up Period” has the meaning set forth in Section 3.01(a).

“GSC Charter” means the charter of the Governance and Sustainability Committee of the Company, substantially in the form attached as Exhibit [F] to the Merger Agreement and which will be adopted on or prior to Closing, as the same may be amended, modified, supplemented or restated from time to time.

“Member of the Immediate Family” means, with respect to any Person that is a natural person, each parent, spouse or child or other descendants of such individual (including by adoption), each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in their capacity as such custodian or guardian.

“Merger Agreement” has the meaning set forth in the preamble.

“Overlapping Business” means any Person that offers products or services that directly compete with products or services offered by the Company in the same geographic area (“Competing Products”), which Competing Products generate annual revenue that is at least 10% of the consolidated annual revenue of the Company.

“Outstanding Shares” means the Company's outstanding shares as specified in the commercial register of the Company from time to time, excluding any treasury shares of the Company held by the Company or its Subsidiaries within the meaning of art. 659 ff. of the Swiss Code of Obligations.

“PCS Board Representatives” has the meaning set forth in Section 2.02(b).

“PCS Independent Director” has the meaning set forth in Section 2.02(b).

“PCS Nominated Director” has the meaning set forth in Section 2.02(b).

“PCS Parties” has the meaning set forth in the preamble.

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“Permitted Transferee” means (i) with respect to any Shareholder that is an entity, (x) a Subsidiary of such Shareholder (excluding, for the avoidance of doubt, any Portfolio Company of such Shareholder), or (y) the beneficial owner of 100% of the issued and outstanding equity interests of such Shareholder and (ii) with respect to any Shareholder that is an individual, (a) by gift to, or for the benefit of, any Member of the Immediate Family of such Shareholder, (b) to a trust or other estate planning vehicle for the benefit of such Shareholder and/or any Member of the Immediate Family of such Shareholder, so long as such Shareholder retains sole and exclusive control over the voting and disposition of the applicable shares of Common Stock (c) upon the death of such Shareholder, by the will or other instrument taking effect at death of such Shareholder or by Applicable Laws of descent and distribution to such Shareholder’s estate, executors, administrators and personal representatives, and then to such Shareholder’s heirs, legatees or distributes or
(d) to an entity in which such shareholder beneficially owns 100% of the issued and outstanding equity interests.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Portfolio Company” means, with respect to any Person, a portfolio company of such Person that is not controlled by such Person.

“Registration Rights Agreement” has the meaning set forth in Section 3.01(d).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” has the meaning set forth in Section 2.03(a)(iii).

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, (i) any entity of which such person, directly or indirectly, owns (A) securities or other ownership interests having ordinary voting power to elect a majority of the board or other governing body of directors or other Person or body performing similar functions or (B) more than 50% of the outstanding equity or financial interests or (ii) any entity in which such Person is or any of its Subsidiaries is a general partner or managing member of such other Person.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, is not a Shareholder or an Affiliate of a Shareholder.

“Top-Up Event” means an event that results in the PCS Parties not satisfying the 35% Condition, the 25% Condition, the 15% Condition or the 12.5% Condition, respectively, provided that, for the avoidance of doubt, a Top-Up Event will exclude any of the foregoing to the extent it results from any Transfer of shares of Common Stock and other equity securities of the Company by the PCS Parties or any of their Permitted Transferees.

“Trading Day” means any day on which the Nasdaq Capital Market (or any successor thereto) is open for regular trading of shares of Common Stock.

“Trading Period” means a period beginning on the Trading Day following a Top-Up Event and ending on the date following which at least 60 Trading Days have occurred.

“Transfer” means to, directly or indirectly, offer, sell, transfer, assign, donate, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, donation, pledge, encumbrance, hypothecation or similar disposition of, any Common Stock owned by a Person or any interest (including a beneficial interest) in any Common Stock owned by a Person, including establishing or increasing a put equivalent position, liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act, transferring of any interest in any direct or indirect holding company holding shares of Common Stock or through the issuance and redemption by any such holding company of its interest, or depositing into a voting trust or enter into a voting agreement or arrangement with respect to any such interests or grant any proxy or power of attorney with respect to, any shares of Common Stock beneficially owned by such Shareholder.

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ARTICLE II.

CONFIDENTIALITY; BOARD DESIGNATION; STANDSTILL; ACCESS TO INFORMATION

Section 2.01 Confidentiality.

(a)
Each Shareholder will, and will cause its Representatives to, (i) keep confidential all Confidential Information and not disclose or reveal any such information to any Person without the prior written consent of the Company, other than to such Shareholder’s Representatives whom such Shareholder determines in good faith need to know such information solely for the purpose of evaluating, monitoring or taking any other action with respect to the investment by such Shareholder in the Company, and (ii) cause its Representatives to observe the terms of this Section 2.01 as if they were parties to this Agreement; provided, however, that nothing herein will prevent any Shareholder from disclosing any information that is required to be disclosed by Applicable Law so long as, prior to such disclosure, such Shareholder, unless prohibited by Applicable Law, notifies the Company of any such disclosure, uses reasonable best efforts to limit the disclosure to only those portions that are required to be disclosed under such Applicable Law and maintains the confidentiality of such other information to the maximum extent permitted by Applicable Law. Each Shareholder shall be responsible for any breach of this Section 2.01 by any of its Representatives to whom a disclosure is made.

(b)
In furtherance and not in limitation of the foregoing, each PCS Board Representative shall be permitted to share Confidential Information with PCS or its Representatives, to the extent that such Confidential Information is necessary for PCS and its Representatives either (i) for the purposes set forth in clauses (i)-(iii) of Section 2.04(a), or (ii) to the extent necessary for such PCS Board Representative to consult with PCS or its Representatives on any matters considered by the Board;

provided, however, that in extraordinary circumstances to protect and maintain the legitimate interests of the Company or its shareholders, the Company (acting through the Board) may prohibit the disclosure of such information on a case-by-case basis. For the avoidance of doubt, the PCS Board Representatives shall at all times perform their duties as members of the Board in compliance with Applicable Law and promptly disclose any conflicts of interest that may arise out of their communications or coordination with the Shareholders to the Board; and

provided, further, that, under no circumstances shall any PCS Board Representative or PCS be permitted to share Confidential Information, directly or indirectly, with (i) any Portfolio Company of PCS or any of its Affiliates (including through their respective Representatives), or (ii) any Person who holds a management position in (x) a Portfolio Company of PCS or any of its Affiliates or (y) an Affiliate of PCS, in each case, that is an Overlapping Business. PCS agrees on behalf of itself and its Affiliates that any Person who receives Competitively Sensitive Information pursuant to this Agreement will not, until the date that is twelve months following the latest time at which any such Person received such Competitively Sensitive Information, hold a management position in (x) any Portfolio Company of PCS or any of its Affiliates or (y) an Affiliate of PCS, in each case, that is an Overlapping Business.

(c)
Except in the extraordinary circumstances described above in the first proviso of Section 2.01(b)or where it is, in the determination of the PCS Board Representatives, contrary to Applicable Law, a conflict of interest or otherwise inappropriate to consult with PCS, PCS may provide guidance and may advise the PCS Board Representatives on any material matters considered by the Board in a manner that ensures that PCS’ strategic views are made known to, and can be appropriately considered by, the Board.

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(d)
The restrictions set forth in this Section 2.01 shall survive until the date that is two years after the date on which the 12.5% Condition is no longer satisfied (without prejudice to any ongoing restrictions under Applicable Law).

(e)
Notwithstanding anything to the contrary in the foregoing, the parties hereto acknowledge that each Shareholder and its Affiliates, partners, officers and employees may serve as directors (or in similar roles) of Portfolio Companies of PCS or its Affiliates (“Dual Role Persons”), and such Shareholder shall not be deemed to be in breach of its obligations in this Section 2.01, and any such Portfolio Company will not be deemed to have received Confidential Information, solely due to the dual role of any such Dual Role Person so long as such Dual Role Person does not (i) provide or otherwise communicate any Confidential Information to such Portfolio Company or the directors, officers, employees, consultants or advisors of any such Portfolio Company, other than another Dual Role Person, (ii) direct or encourage such Portfolio Company to act with respect to any Confidential Information or (iii) use such Confidential Information other than in connection with evaluating, monitoring or taking any other action with respect to the investment by such Shareholder in the Company; provided that no officer or employee of any Shareholder or any of its Affiliates who has received any Competitively Sensitive Information may serve as director (or in similar role) of any Portfolio Company of PCS or any of its Affiliates or any Affiliate of PCS that is an Overlapping Business for as long as such information received remains Competitively Sensitive Information.

(f)
Notwithstanding anything to the contrary provided herein, no partner, officer or employee of any Shareholder or any of their respective Affiliates may serve as a director (or in similar role) of a Portfolio Company of any Shareholder or any of its Affiliates or any Affiliate of such Shareholder that is an Overlapping Business (provided that, for purposes of this Section 2.01(e), the reference to “is at least 15%” in the definition of Overlapping Business shall be deemed to be a reference to “represents any”), and serve as a PCS Board Representative.

(g)	Nothing in this Section 2.01 shall prohibit any Shareholder or any of its Affiliates from acquiring or owning securities or other investments in any Overlapping Business.

Section 2.02 Board Composition and Designation.

(a)
Subject to Applicable Law, the parties shall consider in good faith a reduction of the size of the Board to nine directors from and after the Annual General Meeting of the Company of calendar year 2026 with the objective of having a Board consist of directors that (x) are appropriately skilled and experienced considering the integration needs of the Company at such time and the Company’s status as a Swiss entity (and is otherwise complementary in respect of the then-existing needs of the Board), and (y) otherwise comply with any best practices or guidelines contained in the GSC Charter. The Parties shall work in good faith with the chairman of the Governance and Sustainability Committee regarding the Company’s efforts to maintain an overall board composition, including in respect of any minority groups, that complies with any best practices or guidelines contained in the GSC Charter or issued by proxy advisory firms of recognized national standing. In no event will the size of the Board be (i) less than nine and (ii) more than eleven during the period that PCS has director designation rights under this Agreement.

(b)
From and after the date hereof, PCS shall have the right to designate for nomination by the Governance and Sustainability Committee for approval and recommendation to Company’s stockholders by the Board, and the Parties shall each use their respective reasonable best efforts to have elected to the Board at any annual or special meeting of the Company’s stockholders, for so long as the PCS Parties, together with their Affiliates and respective Permitted Transferees, beneficially own:

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(i)
at least 35% of the Outstanding Shares of Common Stock (the “35% Condition”): four individuals who satisfy the director qualification criteria set forth in the GSC Charter of the Company (each such individual, a “PCS Nominated Director”), one of whom shall qualify as an independent director pursuant to Rule 5605(a)(2) of the Nasdaq Rules (such independent PCS Nominated Director, the “PCS Independent Director”, and the non-independent PCS Nominated Directors, the “PCS Board Representatives”);

(ii)	at least 25% but less than 35% of the Outstanding Shares of Common Stock (the “25% Condition”): three PCS Nominated Directors, none of whom shall need to be a PCS Independent Director;

(iii)	at least 15% but less than 25% of the Outstanding Shares of Common Stock (the “15% Condition”): two PCS Nominated Directors, none of whom shall need to be a PCS Independent Director; and

(iv)	at least 12.5% but less than 15% of the Outstanding Shares of Common Stock (the “12.5% Condition”): one PCS Nominated Director who shall not need to be a PCS Independent Director;

provided that, for the avoidance of doubt, subject to any remediation rights pursuant to Section 2.03(b): (i) once the 35% Condition is not satisfied, the PCS Parties shall no longer have the right to require the Company to nominate four PCS Nominated Directors even if the PCS Parties, together with their respective Permitted Transferees subsequently beneficially own at least 35% of the Outstanding Shares of Common Stock, (ii) once the 25% Condition is not satisfied, the PCS Parties shall no longer have the right to require the Company to nominate three PCS Nominated Directors even if the PCS Parties, together with their respective Permitted Transferees subsequently beneficially own at least 25% of the Outstanding Shares of Common Stock, (iii) once the 15% Condition is not satisfied, the PCS Parties shall no longer have the right to require the Company to nominate two PCS Nominated Directors even if the PCS Parties, together with their respective Permitted Transferees subsequently beneficially own at least 15% of the Outstanding Shares of Common Stock, and (iv) once the 12.5% Condition is not satisfied, the PCS Parties shall no longer have the right to require the Company to nominate one PCS Nominated Directors even if the PCS Parties, together with their respective Permitted Transferees subsequently beneficially own at least 12.5% of the Outstanding Shares of Common Stock;

provided, further, for the avoidance of doubt, that if none of the 35% Condition, 25% Condition, 15% Condition nor the 12.5% Condition are satisfied, (x) PCS shall not have the right to designate any Person for nomination by the Governance and Sustainability Committee for approval and recommendation to Company’s stockholders by the Board, and (y) the Parties shall have no obligation to have such nominee elected to the Board at any annual or extraordinary meeting of the Company’s stockholders.

(c)
Promptly following (x) if a Top-Up Event has not occurred, the occurrence of any event that causes the applicable Condition not to be satisfied, or (y) if a Top-Up Event has occurred and the applicable Condition is not satisfied immediately following the end of a Trading Period following a Top-Up Event, the PCS Parties shall cause the applicable number of PCS Nominated Directors (if any) to promptly tender their resignations from the Board and any committee of the Board on which such PCS Nominated Directors then sit to the extent necessary to ensure that the number of PCS Nominated Directors then serving on the Board do not exceed the number of PCS Nominated Directors that the PCS Parties would then be entitled to designate for nomination pursuant to this Section 2.02. If at any time following a PCS Nominated Directors’ appointment to the Board, such PCS Nominated Directors no longer satisfies the director qualification criteria set forth in the GSC Charter, then the PCS Parties shall cause such PCS Nominated Director to promptly resign from the Board.

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(d)
If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board with respect to a PCS Nominated Director, then (i) PCS may designate another individual who (x) satisfies the director qualification criteria set forth in the GSC Charter, and (y) if such PCS Nominated Director is a PCS Independent Director, who also qualifies as independent director pursuant to Rule 5605(a)(2) of the Nasdaq Rules (the “Replacement Nominee”), to fill such vacancy and serve as a PCS Board Representative or a PCS Independent Director, as applicable, and (ii) the Parties shall each use their respective reasonable best efforts to have the applicable Replacement Nominee elected to the Board at an annual or special meeting of the Company’s stockholders as promptly as reasonably practicable.

(e)
Until the Replacement Nominee is elected, PCS will have the right, but not the obligation, to designate the Replacement Nominee or another representative that satisfies the qualification criteria for a Replacement Nominee pursuant to the preceding Section 2.02(d) to attend, as a non-voting observer (an “Observer”), meetings of the Board and, such Observer shall (i) be entitled to participate, without voting rights, in all Board meetings; (ii) receive the same information and materials as the other Board members; (iii) be invited to meetings at the same time as the other Board members; and (iv) be entitled to the same expense reimbursement as the other Board members, in each case to the extent permitted under Applicable Law; provided that in the sole discretion of the Board, such Observer may be excluded from all or part of any meetings, or from access to any information, if such Observer’s attendance or access would be reasonably likely to result in the waiver of attorney-client privilege or attorney work product protection as between the Company or its Subsidiaries and its counsel. Subject to Applicable Law, Section 2.01 and any other restrictions determined by the Board from time to time, such Observer may share the information specified in clause (ii) of the immediately preceding sentence with PCS.

(f)
For the avoidance of doubt, subject to Section 2.02(a), (b) and (g), all of the members of the Board shall be nominated by the Governance and Sustainability Committee for approval and recommendation to the Company’s stockholders by the Board.

(g)
The chairperson of the Board ("Chair") shall, immediately after Closing, be [•]. Following the Closing, the individual to be proposed to the shareholders’ meeting for election as the Chair shall, following nomination by the Governance and Sustainability Committee, be proposed and recommended to the shareholders by the Board. For the avoidance of doubt, the Board shall duly consider the nomination of the Chair by the Governance and Sustainability Committee and make such proposal and recommendation to the shareholders in its discretion. For so long as the 12.5% Condition is satisfied, before making any such nomination, the Governance and Sustainability Committee shall consult with PCS with respect to the identity of the Chair; provided that, the PCS Parties acknowledge and agree that the Chair and the Chief Executive Officer of the Company shall be different individuals.

Section 2.03 Standstill Restrictions.

(a)
From the date of this Agreement and until the second anniversary of the date of this Agreement (the “Standstill Period”), each Shareholder shall not, and shall cause all of its respective Affiliates not to, directly or indirectly through another Person, without the prior written approval of the Board (which shall be approved by at least three quarters of all members of the Board, in each director’s sole discretion; it being understood that the PCS Nominated Directors need not recuse themselves for such decision of the Board):

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(i)
acquire, agree to acquire, propose, seek or offer to acquire or announce the intention to acquire, or knowingly facilitate the acquisition or ownership of (whether publicly or otherwise and whether or not subject to conditions) any equity securities, loans, debt securities or assets of the Company or any of its Subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities, loans or assets;

(ii)
enter into, agree to enter into, propose, or seek or offer to enter into or knowingly facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction (including a Change of Control) involving the Company or any of its Subsidiaries;

(iii)
initiate, knowingly encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) to vote, or seek to advise or influence any Person (other than any Permitted Transferees) with respect to the voting of, any voting securities of the Company (including, for the avoidance of doubt, indirectly by means of communication with the press or media), in each case, other than in a manner in accordance with the recommendation of the Board;

(iv)
file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its shareholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act;

(v)	nominate or recommend for nomination a person for election at any shareholder meeting of the Company at which directors of the Board are to be elected, other than pursuant to Section 2.02;

(vi)	submit any shareholder proposal for consideration at, or bring any other business before, any shareholder meeting of the Company;

(vii)	initiate, knowingly encourage, or actively participate or engage in, any “withhold” campaign with respect to any shareholder meeting of the Company;

(viii)
form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, other than with the Permitted Transferees;

(ix)
call, request the calling of, or otherwise seek or assist in the calling of an extraordinary meeting of the stockholders of the Company or make shareholder proposals to an (annual or extraordinary) meeting of the stockholders, unless in connection with the election of the Replacement Nominee to the Board pursuant to the terms and conditions of Section 2.02(d);

(x)	otherwise act, alone or in concert with others, to seek to control the management of the Company;

(xi)	disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing;

(xii)
take any action (except as expressly permitted herein) that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other extraordinary transaction described in this Section 2.03 with it or any of its Affiliates; or

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(xiii)
advise, assist or knowingly encourage or enter into any negotiations, agreements or arrangements with any other Persons (other than any Permitted Transferees) in connection with the foregoing (provided, that this paragraph (l) shall not restrict a Shareholder’s ability to Transfer its Common Stock in accordance with Section 3.01);

provided that the foregoing limitations will (i) in no way limit the activities of any Person appointed to the Board pursuant to this Agreement taken in his or her capacity as a director of the Company, including the acceptance by such Person of any compensation offered by the Company, (ii) not preclude the exercise of any pre-emptive subscription rights set forth in the Articles of Association, rights received as a dividend or other distribution in a rights offering or other issuance in respect of any Common Stock beneficially owned by the Shareholders, (iii) not limit any Shareholder or any of its Affiliates from participating in any auction process initiated by the Company or any of its Subsidiaries with respect to its assets in which the Company has invited in writing such Shareholder or any of its Affiliates to participate, and (iv) not prevent any PCS Party from forming, and reporting as, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any immediate family member of PS with respect to any voting securities of the Company, in which case such immediate family member shall be deemed an Affiliate of PS for purposes of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 2.03 shall be inoperative and of no force or effect if the Company enters into a definitive agreement providing for a Change of Control.

(b)	If after the date hereof any Top-Up Event occurs:

(i)
during the Trading Period following such Top-Up Event, Section 2.03(a) shall not prohibit PCS from acquiring, agreeing to acquire, proposing, seeking or offering to acquire any shares of Common Stock, and each such PCS Party shall be permitted to take such actions, solely with respect to a sufficient number of shares of Common Stock in order to reverse the effect of any dilution to the PCS Parties resulting from the Top-Up Event (and not, for the avoidance of doubt, any shares of Common Stock in excess of such number);

(ii)
during the Trading Period following such Top-Up Event, the PCS Parties may continue to designate the applicable number of PCS Nominated Director pursuant to Section 2.02(b) and shall not be obligated to cause any PCS Nominated Director to resign pursuant to Section 2.02(d); and

(iii)
the rights and obligations of the PCS Parties arising from their ownership of shares of Common Stock that were in effect prior to any Top-Up Event shall continue to be in effect following the end of such Trading Period so long as the PCS Parties own shares of Common Stock at the end of such Trading Period equal to or greater than the applicable Condition; provided that, for the avoidance of doubt, to the extent the PCS Parties’ exercise of (or failure to exercise) any rights set forth in this Section 2.03(c) in connection with a Top-Up Event does not cause the number of shares of Common Stock owned by the PCS Parties to exceed the applicable Condition at the end of the Trading Period following such Top-Up Event, the PCS Parties shall no longer have the designation rights set forth in Section 2.02 in respect of such Condition from and after the end of such Trading Period (irrespective of any future exercise of Top-Up Rights or any other rights under this Agreement).

Section 2.04 Access to Information.

(a)
To the extent legally permissible and subject to Section 2.01, the Company shall provide or procure that each Shareholder is promptly provided with any financial, accounting, taxation and other information and records of, or confirmations from, the Company and any of its Subsidiaries reasonably requested by such Shareholder (the “Company Information”), to the extent that such information is necessary for the Shareholder: (i) to monitor and evaluate its investment in the Company and to account appropriately for its investment in the Company in its accounts; (ii) to comply with any financial, regulatory or other reporting obligations under Applicable Law; and (iii) to comply with any applicable legal, regulatory, tax and/or accounting requirements (including any requests from regulatory or governmental bodies with jurisdiction over such Shareholder), including the completion of any tax return, compilation or filing as required by Applicable Law any inquiry from a tax authority.

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(b)
Each Board member shall be entitled to receive all of the information distributed to other members of the Board (including, but not limited to, drafts of all written consent resolutions to be reviewed and approved by the Board), and, generally, will have access to the same information as other members of the Board. Subject to Section 2.01, each PCS Board Representative will be entitled to share any information received in the preceding sentence with the PCS Parties for so long as the 12.5% Condition is met and so long such action would not be reasonably likely to result in the waiver of attorney-client privilege or attorney work product protection as between the Company or its Subsidiaries and its counsel.

ARTICLE III.

RESTRICTIONS ON TRANSFER

Section 3.01 General Restrictions on Transfer.

(a)
Except as permitted by Section 3.01(b) until the date that is the third anniversary of this Agreement (the "Lock-up Period"), each Shareholder will not, and will cause each of its Permitted Transferees not to Transfer, without the prior written approval by the Board (provided, that the PCS Board Representatives shall not participate in such decision), any Common Stock beneficially owned by the PCS Parties, together with their respective Permitted Transferees, except

(i)
following the date that is 6 months after the date of this Agreement, in a registered sale under a joint registration statement filed pursuant to the Registration Rights Agreement together with Gebuka, no more than 5% of the total outstanding Common Stock (on a combined basis together with Gebuka);

(ii)
following the date that is the first anniversary of the date of this Agreement, in a registered sale under a joint registration statement filed pursuant to the Registration Rights Agreement together with Gebuka, no more than an additional 5% of the total outstanding Common Stock (on a combined basis together with Gebuka); provided that, for the avoidance of doubt, the Shareholders and their Permitted Transferees shall not be permitted to Transfer in excess of an aggregate number of shares of Common Stock equal to 10% of the total outstanding Common Stock pursuant to clauses (i) and (ii) of this Section 3.01(a); and

(iii)
following the date that is the second anniversary of the date of this Agreement, together with Gebuka and in a registered sale under a joint registration statement filed pursuant to the Registration Rights Agreement or a sale pursuant to Rule 144 promulgated under the Securities Act, such number of shares of Common Stock that would result in (x) the PCS Parties, together with their respective Permitted Transferees, beneficially owning no less than 15% of the total outstanding Common Stock, and (y) Gebuka, together with its Permitted Transferees, beneficially owning no less than 5% of the total outstanding Common Stock.

(b)
The provisions of Section 3.01(a) shall not apply to any Transfer by any Shareholder or its Permitted Transferees (i) of all (or a portion of) of its Common Stock to a Permitted Transferee, (ii) pursuant to a liquidation, merger, stock sale, consolidation or other business combination of the Company with a Person that is unaffiliated with the Shareholders, (iii) by virtue of marital property law (eheliches Güterrecht), (iv) of the number of shares of Common Stock, or any portion thereof, acquired after the Effective Date not in breach of this Agreement, or (v) solely in connection with the pledging of any Common Stock or any exercise of lender’s rights or remedies, including any subsequent Transfer by such lender, pursuant to any loan agreement with a bona fide financial institution, provided that, during such time as PS is on the Board, any such pledge must be approved in advance by at least three quarters of all members of the Board, in each director’s sole discretion, it being understood that PS and the PCS Nominated Directors need not recuse themselves for such decision of the Board:. For the avoidance of doubt, any exercise of any lender’s rights and/or remedies under any such loan agreement and any transfer following any exercise of such remedies shall not be limited or restricted by any provision of this Agreement.

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(c)
Prior notice shall be given to the Company by the transferor of any Transfer permitted by this Section 3.01 (whether or not to a Permitted Transferee) of any Common Stock at least three Business Days prior to the date of any such Transfer, except in case of a sale pursuant to Rule 144 promulgated under the Securities Act. Prior to or concurrently with the consummation of any Transfer, the applicable Shareholder shall cause the transferee that is a Permitted Transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement as a Shareholder (provided that, the applicable transferring Shareholder shall continue to be liable hereunder for any failure of the transferee that is a Permitted Transferee to comply with any provisions of this Agreement). Upon any Transfer by any Shareholder of any of its Common Stock permitted by this Section 3.01 to a Permitted Transferee, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

(d)
Concurrently with the signing of this Agreement, the Company, the Shareholders and Gebuka shall enter into a registration rights agreement, the key terms of which are summarized in Exhibit B to this Agreement (the “Registration Rights Agreement”).

(e)
Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (i) except as permitted under the Securities Act and other applicable federal or state securities laws, (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974, as amended, or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.

(f)
Notwithstanding any other provision of this Agreement, during the Lock-Up Period, each Shareholder shall not, and shall cause each of its Permitted Transferees not to, Transfer shares of Common Stock (ii) from the date hereof until the one-year anniversary of the date hereof, constituting more than 2% of the then-Outstanding Shares of Common Stock in any 90-day period in a block trade, and (iii) from the one-year anniversary of the date hereof until the two-year anniversary of the date hereof, constituting more than 5% of the then-Outstanding Shares of Common Stock in any 90-day period in a block trade.

Section 3.02 Transfer of Governance and Other Rights. Notwithstanding anything else to the contrary in this Agreement, no Shareholder or any of its Permitted Transferees may Transfer any rights, remedies, obligations or liabilities specifically granted to such Person under this Agreement (including any board designation rights under Article II) to any Person and no such rights, remedies, obligations and liabilities shall inure to the benefit of any such Person. For the avoidance of doubt, no Person other than the Company, a PCS Board Representatives (solely under Section 2.01(b), or a PCS Party may exercise any rights or remedies under this Agreement.

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ARTICLE IV.

AGREEMENT TO VOTE OR CONSENT

Section 4.01 Vote Neutralization.

From and after the date hereof, for so long as the 12.5% Condition is satisfied, at any annual or extraordinary meeting of holders of capital stock of the Company, or in any action by written consent by such holders, at which directors of the Board are to be elected, each PCS Party shall abstain from voting, or cause to abstain from voting, all of its shares of Common Stock in respect of the election of any director nominated by the Governance and Sustainability Committee that is not a PCS Nominated Director. For the avoidance of doubt, such requirement to abstain from voting includes a requirement to submit a vote of “abstention” at any annual or extraordinary meeting of holders of capital stock of the Company. Notwithstanding the foregoing, the PCS Parties shall not be required to abstain from voting any of their respective shares of Common Stock in respect of the election of any Chair (i) that has not been nominated by the Governance and Sustainability Committee and proposed and recommended by the Board, or (ii) for so long as the PCS Parties beneficially own 100% of the shares of Common Stock and other equity securities of the Company that such Persons hold as of the date of this Agreement, that has been nominated by the Governance and Sustainability Committee and proposed and recommended by the Board if the Governance and Sustainability Committee as not (a) duly considered PCS' recommendations with respect to the identity of the Chair, as reasonably determined in good faith by PCS, or (b) consulted with PCS with respect to the identity of the Chair in accordance with Section 2.02(g).

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.01 Shareholder Representations and Warranties.

Each Shareholder represents and warrants to the Company and each other Shareholder that:

(a)	If such Shareholder is not a natural person, such Shareholder is an entity duly organized and validly existing under the laws of the jurisdiction of organization.

(b)
Such Shareholder has the legal capacity and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c)
If such Shareholder is not a natural person, the execution and delivery of this Agreement, the performance by such Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other company action of such Shareholder.

(d)
This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority (other than the filing of any required reports with the SEC).

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(e)
The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) if such Shareholder is not a natural person, conflict with or result in any violation or breach of any provision of any of the organizational documents of such Shareholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which such Shareholder is a party.

(f)
Except for this Agreement, such Shareholder is not bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (regardless of whether or not such agreements and arrangements are with the Company or any other Shareholder).

ARTICLE VI.

TERM AND TERMINATION

Section 6.01 Entry into Force.

(a)	This Agreement shall be effective immediately following the Effective Time.

Section 6.02 Termination.

(a)
This Agreement shall terminate upon the earliest of: (a) with respect to each Shareholder, the date on which such Shareholder or any of their Permitted Transferee(s) (together with its Affiliates) no longer satisfies the 12.5% Condition, (b) following a written notice to the Company by a PCS Party, at any time after the date that is the 4-year anniversary of this Agreement with 6-month written notice to all other Parties, (c) the liquidation or winding up of the Company; or (d) upon the written agreement of the Company and the Shareholders; provided that, for the avoidance of doubt, the sections listed in Section 6.03(b) shall survive termination of this Agreement for the durations specified therein.

(b)
Unless terminated earlier pursuant to Section 6.02 (a), this Agreement shall be effective from immediately following the Effective Time and shall continue to be effective and in force for an initial fixed term of twenty years. Thereafter, this Agreement shall continue to be in effect for successive period of five years unless terminated by any Party (x) upon 6-month' prior written notice to all other Parties prior to the conclusion of any such twenty-year or five-year period, or (y) pursuant to Section 6.02(a).

Section 6.03 Effect of Termination.

(a)
The termination of this Agreement shall terminate all further rights and obligations of the Parties under this Agreement except that such termination shall not effect: (i) the existence of the Company; (ii) the obligation of any party hereto to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination; (iii) the rights which any Shareholder may have by operation of law as a Shareholder; or (iv) the rights contained herein which are intended to survive termination of this Agreement.

(b)
The following provisions shall survive the termination of this Agreement: (i) this Section 6.03 and Section 7.02, Section 7.09, and Section 7.10 shall survive the termination of this Agreement in perpetuity or until the latest date permitted by Applicable Law, and (ii) Section 2.01 shall survive the termination of this Agreement until the date that is two years after the date on which the 12.5% Condition is no longer satisfied (subject to any additional restrictions under Applicable Law).

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ARTICLE VII.

MISCELLANEOUS

Section 7.01 Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

if to the Company:

Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland
Attention: Barend Fruithof / Thomas Schenkirsch
Email: barend.fruithof@aebi-schmidt.com / thomas.schenkirsch@aebi-schmidt.com if to the Shareholders, the applicable address set forth below their names on the signature pages attached hereto.

Section 7.03 Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 7.04 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

15

Section 7.05 Entire Agreement.

This Agreement, the Articles of Association, the GSC Charter and the Merger Agreement constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.06 Amendment and Modification; Waiver; Form.

(a) This Agreement, including this Section 7.06, may only be amended, modified or supplemented by an agreement in writing by the Company and the Shareholders. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(b)  To the extent permitted by Applicable Law, this Agreement may be signed in person or by means of electronic signature or e-signature, be it a qualified or simple (non-recognized) electronic signature (including DocuSign), or by other physical or electronic addition of a signature. This Agreement may be delivered by electronic transmission (e.g., email delivery in .pdf format or similar format). Any copy so signed and delivered shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof signed and delivered in person.

Section 7.07 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, to the extent permitted under Article III hereof.

Section 7.08 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that, the PCS Board Representatives are express third-party beneficiaries of, are intended to benefit from, and may enforce their rights under Section 2.01(b) (echter Vertrag zugunsten Dritter).

Section 7.09 Governing Law; Jurisdiction.

(a)	This Agreement shall, in all respects, be governed by and construed in accordance with Swiss law, without giving effect to Swiss conflict of laws rules.

(b)
Any dispute, controversy, or claim arising out of, or in relation to, this contract, including regarding the validity, invalidity, breach, or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Centre in force on the date on which a notice of arbitration is submitted in accordance with those Rules. The number of arbitrators shall be three. The seat of the arbitration shall be in Zurich, Switzerland. The arbitration proceedings shall be conducted in English.

Section 7.10 Actions by the Company. Any actions, including any decisions, waivers, requests or consents, to be taken or made by the Company under this Agreement shall only be made with the prior approval of the Board (provided, that the PCS Board Representatives shall not participate in such decision).

[Signature Page Immediately Follows]

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:

AEBI SCHMIDT HOLDING AG

By:	/s/ Barend Fruithof
Name: Barend Fruithof
Title: Group CEO

By:	/s/ Thomas Schenkirsch
Name: Thomas Schenkirsch
Title: Head Group Strategic Development

Shareholders:

PCS HOLDING AG

By:	/s/ Peter Spuhler
Name: Peter Spuhler
Title: Chairperson of the Board

PETER SPUHLER

/s/ Peter Spuhler

[Signature Page to Relationship Agreement]

Exhibit A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Relationship Agreement dated as of July 1, 2025 (as the same may be amended from time to time, the “Relationship Agreement”) by and among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”), PCS Holding AG, a Swiss Aktiengesellschaft (“PCS”), Peter Spuhler (“PS” and, together with PCS, the “PCS Parties”, the PCS Parties and each Person that has executed and delivered to the Company a joinder to the Relationship Agreement in accordance with Section 3.01(c) of the Relationship Agreement, the “Shareholders”).
Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Relationship Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Relationship Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired the Common Stock (to the extent permitted by the Relationship Agreement) as if it had executed the Relationship Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Relationship Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: [ ], 20[ ]

[NAME OF JOINING PARTY]

By:	Name:
Title:

Address for Notices:

AGREED ON THIS [ ], 20[ ]:

By:
Name:
Title:

A-1

Exhibit B

Registration Rights Agreement

A-1

Exhibit 10.3

RELATIONSHIP AGREEMENT

dated as of

July 1, 2025

among

GEBUKA AG

and

AEBI SCHMIDT HOLDING AG

i

RELATIONSHIP AGREEMENT

This RELATIONSHIP AGREEMENT (this “Agreement”), dated as of July 1, 2025, is entered into by and among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”), and Gebuka AG, a Swiss Aktiengesellschaft (“Gebuka”, together with each Person that has executed and delivered to the Company a joinder to this Agreement in accordance with Section 3.01(c), each, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, the Company, The Shyft Group, Inc., a Michigan corporation (“Shyft”), ASH US Group, LLC, a newly formed Delaware limited liability company and direct, wholly owned Subsidiary of the Company (“Holdco”), and Badger Merger Sub, Inc., a newly formed Michigan corporation and direct, wholly owned Subsidiary of Holdco, have entered into that certain Agreement and Plan of Merger dated as of December 16, 2024 providing for the combination of the businesses of the Company and Shyft under the Company (the “Merger Agreement”); and

WHEREAS, the Shareholders and the Company deem it in their best interests and in the best interests of the Company to enter into this Agreement to set forth their respective rights, duties and obligations in connection with the consummation of the merger contemplated by the Merger Agreement and the ongoing governance of the Company.

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in this Article I.

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly, whether through one or more intermediaries or otherwise, controls, is controlled by or is under common control with such Person; provided that, the Company shall not be deemed to be an Affiliate of the PCS Parties and vice versa. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, orders, writs, judgments, awards, injunctions or rulings of any Governmental Authority.

“Articles of Association” means the articles of association of the Company substantially in the form attached to the Merger Agreement and which will be adopted on or prior to Closing, as the same may be amended, modified, supplemented or restated from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or Zurich, Switzerland are authorized or required by law to close.

“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation, reorganization, business combination or otherwise) that (a) results in or is in connection with any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Common Stock, (b) results in or is in connection with the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its Subsidiaries, on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), or (c) results in the then- current holders of Common Stock collectively owning less than a majority of the voting power of the surviving entity immediately following consummation thereof.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Common Stock” means the common stock, par value $1.00 per share, of the Company and any voting securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, or internal reorganization in the form of a merger, consolidation or exchange, or similar transaction.

“Company” has the meaning set forth in the preamble.

“Competitively Sensitive Information” means Confidential Information designated by the general counsel of the Company that is competitively sensitive with respect to the applicable recipient in the reasonable discretion of the general counsel of the Company, including such Confidential Information with respect to profit margins, product and brand costs and profit and loss information, price lists, customer and supplier lists and other customer and supplier specific information, customer contracts, purchase orders, statements of work, plans to increase or reduce production outside of the ordinary course, plans to enter or leave product or geographic markets or similar information, new products plans, purchasing patterns and pricing, supply arrangements, strategic alliances, promotional plans and advertising plans, to the extent that such information is not aggregated, redacted, anonymized or otherwise desensitized. For the avoidance of doubt, information regarding the overall financial performance of the Company or aggregated information that does not include any specific information on any of the matters set forth above shall not be deemed to be Competitively Sensitive Information.

“Confidential Information” means all confidential and proprietary information and data of the Company or any of its Subsidiaries disclosed or otherwise made available to any Shareholder or any Representative (in such Person’s capacity as such) thereof (together, for this purpose, a “Recipient”) pursuant to the terms of this Agreement, whether disclosed electronically, orally or in writing or through other methods made available to the Recipient. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information (a) already in the public domain at the date of the transmission to the Recipient, or which has become generally available to the public other than as a result of a disclosure by the Recipient in breach of this Agreement, (b) in the Recipient’s possession and which is not, or was not at the time of acquisition of possession, to the Recipient’s actual knowledge, covered by any confidentiality agreements between the Recipient, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (c) which the Recipient may receive on a non-confidential basis from a third party and which is not, to the Recipient’s actual knowledge, covered by a confidentiality agreement with the Company or any of its Subsidiaries.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi- governmental authority (to the extent that the rules, regulations or orders of such organization or authority are binding), or any arbitrator, court or tribunal of competent jurisdiction.

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“Joinder Agreement” means the joinder agreement in the form and substance of Exhibit A attached hereto.

“Lock-up Period” has the meaning set forth in Section 3.01(a).

“Member of the Immediate Family” means, with respect to any Person that is a natural person, each parent, spouse or child or other descendants of such individual (including by adoption), each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in their capacity as such custodian or guardian.

“Merger Agreement” has the meaning set forth in the preamble.

“PCS Parties” means PCS Holding AG and Peter Spuhler together with their Affiliates.

“Permitted Transferee” means (i) with respect to any Shareholder that is an entity, (x) a Subsidiary of such Shareholder (excluding, for the avoidance of doubt, any Portfolio Company of such Shareholder) or (y) the beneficial owner of 100% of the issued and outstanding equity interests of such Shareholder and (ii) with respect to any Shareholder that is an individual, (a) by gift to, or for the benefit of, any Member of the Immediate Family of such Shareholder, (b) to a trust or other estate planning vehicle for the benefit of such Shareholder and/or any Member of the Immediate Family of such Shareholder, so long as such Shareholder retains sole and exclusive control over the voting and disposition of the applicable shares of Common Stock (c) upon the death of such Shareholder, by the will or other instrument taking effect at death of such Shareholder or by Applicable Laws of descent and distribution to such Shareholder’s estate, executors, administrators and personal representatives, and then to such Shareholder’s heirs, legatees or distributes or (d) to an entity of which the Shareholder is the 100% beneficial owner of the issued and outstanding equity interests.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Portfolio Company” means, with respect to any Person, a portfolio company of such Person that is not controlled by such Person.

“Registration Rights Agreement” has the meaning set forth in Section 3.01(d).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Rule 144” means Rule 144 promulgated under the Securities Act. “SEC” has the meaning set forth in Section 2.02(c).

“Securities Act” means the Securities Act of 1933, as amended. “Shareholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, (i) any entity of which such person, directly or indirectly, owns (A) securities or other ownership interests having ordinary voting power to elect a majority of the board or other governing body of directors or other Person or body performing similar functions or (B) more than 50% of the outstanding equity or financial interests or (ii) any entity in which such Person is or any of its Subsidiaries is a general partner or managing member of such other Person.

3

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, is not a Shareholder or an Affiliate of a Shareholder.

“Transfer” means to, directly or indirectly, offer, sell, transfer, assign, donate, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, donation, pledge, encumbrance, hypothecation or similar disposition of, any Common Stock owned by a Person or any interest (including a beneficial interest) in any Common Stock owned by a Person, including establishing or increasing a put equivalent position, liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act, transferring of any interest in any direct or indirect holding company holding shares of Common Stock or through the issuance and redemption by any such holding company of its interest, or depositing into a voting trust or enter into a voting agreement or arrangement with respect to any such interests or grant any proxy or power of attorney with respect to, any shares of Common Stock beneficially owned by such Shareholder.

ARTICLE II.

CONFIDENTIALITY; STANDSTILL

Section 2.01 Confidentiality.

Each Shareholder will, and will cause its Representatives to, (i) keep confidential all Confidential Information and not disclose or reveal any such information to any Person without the prior written consent of the Company, other than to such Shareholder’s Representatives whom such Shareholder determines in good faith need to know such information solely for the purpose of evaluating, monitoring or taking any other action with respect to the investment by such Shareholder in the Company, and (ii) cause its Representatives to observe the terms of this Section 2.01 as if they were parties to this Agreement; provided, however, that nothing herein will prevent any Shareholder from disclosing any information that is required to be disclosed by Applicable Law so long as, prior to such disclosure, such Shareholder, unless prohibited by Applicable Law, notifies the Company of any such disclosure, uses reasonable best efforts to limit the disclosure to only those portions that are required to be disclosed under such Applicable Law and maintains the confidentiality of such other information to the maximum extent permitted by Applicable Law. Each Shareholder shall be responsible for any breach of this Section 2.01 by any of its Representatives to whom a disclosure is made.

Section 2.02 Standstill Restrictions. From the date of this Agreement and until the second anniversary of the date of this Agreement (the “Standstill Period”), each Shareholder shall not, and shall cause all of its respective Affiliates not to, directly or indirectly through another Person, without the prior written approval of the Board (which shall be approved by at least three quarters of all members of the Board, in each director’s sole discretion):

(a)
acquire, agree to acquire, propose, seek or offer to acquire or announce the intention to acquire, or knowingly facilitate the acquisition or ownership of (whether publicly or otherwise and whether or not subject to conditions) any equity securities, loans, debt securities or assets of the Company or any of its Subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities, loans or assets;

(b)
enter into, agree to enter into, propose, or seek or offer to enter into or knowingly facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction (including a Change of Control) involving the Company or any of its Subsidiaries;

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(c)
initiate, knowingly encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) to vote, or seek to advise or influence any Person (other than any Permitted Transferees) with respect to the voting of, any voting securities of the Company (including, for the avoidance of doubt, indirectly by means of communication with the press or media), in each case, other than in a manner in accordance with the recommendation of the Board;

(d)
file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its shareholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act;

(e)	nominate or recommend for nomination a person for election at any shareholder meeting of the Company at which directors of the Board are to be elected;

(f)	submit any shareholder proposal for consideration at, or bring any other business before, any shareholder meeting of the Company;

(g)	initiate, knowingly encourage, or actively participate or engage in, any “withhold” campaign with respect to any shareholder meeting of the Company;

(h)
form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, other than with the Permitted Transferees;

(i)
call, request the calling of, or otherwise seek or assist in the calling of an extraordinary meeting of the stockholders of the Company or make shareholder proposals to an (annual or extraordinary) meeting of the stockholders;

(j)	otherwise act, alone or in concert with others, to seek to control the management of the Company;

(k)	disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing;

(l)
take any action (except as expressly permitted herein) that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other extraordinary transaction described in this Section 2.02 with it or any of its Affiliates; or

(m)
advise, assist or knowingly encourage or enter into any negotiations, agreements or arrangements with any other Persons (other than any Permitted Transferees) in connection with the foregoing (provided, that this paragraph (l) shall not restrict a Shareholder’s ability to Transfer its Common Stock in accordance with Section 3.01);

provided that the foregoing limitations will (i) in no way limit the activities of any Person appointed to the Board pursuant to this Agreement taken in his or her capacity as a director of the Company, including the acceptance by such Person of any compensation offered by the Company, (ii) not preclude the exercise of any pre-emptive subscription rights set forth in the Articles of Association, rights received as a dividend or other distribution in a rights offering or other issuance in respect of any Common Stock beneficially owned by the Shareholders, and (iii) not limit any Shareholder or any of its Affiliates from participating in any auction process initiated by the Company or any of its Subsidiaries with respect to its assets in which the Company has invited in writing such Shareholder or any of its Affiliates to participate. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 2.02 shall be inoperative and of no force or effect if the Company enters into a definitive agreement providing for a Change of Control.

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ARTICLE III.

RESTRICTIONS ON TRANSFER

Section 3.01 General Restrictions on Transfer.

(a)
Except as permitted by Section 3.01(b), until the date that is the third anniversary of this Agreement (the "Lock-up Period"), each Shareholder will not, and will cause each of its Permitted Transferees not to Transfer without the prior written approval by the Board, any Common Stock beneficially owned by Gebuka or their respective Permitted Transferees, except:

(i)
following the date that is 6 months after the date of this Agreement, in a registered sale under a joint registration statement filed pursuant to the Registration Rights Agreement together with the PCS Parties, no more than 5% of the total outstanding Common Stock (on a combined basis together with the PCS Parties);

(ii)
following the date that is the first anniversary of the date of this Agreement, in a registered sale under a joint registration statement filed pursuant to the Registration Rights Agreement together with Gebuka, no more than an additional 5% of the total outstanding Common Stock (on a combined basis together with the PCS Parties); provided that, for the avoidance of doubt, the Shareholders and their Permitted Transferees shall not be permitted to Transfer in excess of an aggregate number of shares of Common Stock equal to 10% of the total outstanding Common Stock pursuant to clauses (i) and (ii) of this Section 3.01(a); and

(iii)
following the date that is the second anniversary of the date of this Agreement, together with the PCS Parties and in a registered sale under a joint registration statement filed pursuant to the Registration Rights Agreement or a sale pursuant to Rule 144 promulgated under the Securities Act, such number of shares of Common Stock that would result in (x) the PCS Parties, together with their respective Permitted Transferees, beneficially owning no less than 15% of the total outstanding Common Stock, and (y) Gebuka, together with its Permitted Transferees, beneficially owning no less than 5% of the total outstanding Common Stock.

(b)
The provisions of Section 3.01(a) shall not apply to any Transfer by any Shareholder or its Permitted Transferees (i) of all (or a portion of) of its Common Stock to a Permitted Transferee, (ii) pursuant to a liquidation, merger, stock sale, consolidation or other business combination of the Company with a Person that is unaffiliated with the Shareholders (iii) by virtue of marital property law (eheliches Güterrecht), (iv) of the number of Common Stock, or any portion thereof, acquired after the Effective Date not in breach of this Agreement, or (v) solely in connection with the pledging of any Common Stock or any exercise of lender’s rights or remedies, including any subsequent Transfer by such lender, pursuant to any loan agreement with a bona fide financial institution. For the avoidance of doubt, any exercise of any lender’s rights and/or remedies under any such loan agreement and any transfer following any exercise of such remedies shall not be limited or restricted by any provision of this Agreement.

(c)
Prior notice shall be given to the Company by the transferor of any Transfer permitted by this Section 3.01 (whether or not to a Permitted Transferee) of any Common Stock at least three Business Days prior to the date of any such Transfer, except in case of a sale pursuant to Rule 144 promulgated under the Securities Act. Prior to or concurrently with the consummation of any Transfer, the applicable Shareholder shall cause the transferee that is a Permitted Transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement as a Shareholder (provided that, the applicable transferring Shareholder shall continue to be liable hereunder for any failure of the transferee that is a Permitted Transferee to comply with any provisions of this Agreement). Upon any Transfer by any Shareholder of any of its Common Stock permitted by this Section 3.01 to a Permitted Transferee, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

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(d)
Concurrently with the signing of this Agreement, the Company, Gebuka and the PCS Parties shall enter into a registration rights agreement, the key terms of which are summarized in Exhibit B to this Agreement (the “Registration Rights Agreement”).

(e)
Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (i) except as permitted under the Securities Act and other applicable federal or state securities laws, (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974, as amended, or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.

(f)
Notwithstanding any other provision of this Agreement, during the Lock-Up Period, each Shareholder shall not, and shall cause each of its Permitted Transferees not to, Transfer shares of Common Stock (ii) from the date hereof until the one-year anniversary of the date hereof, constituting more than 2% of the then-Outstanding Shares of Common Stock in any 90-day period in a block trade, and (iii) from the one-year anniversary of the date hereof until the two-year anniversary of the date hereof, constituting more than 5% of the then-Outstanding Shares of Common Stock in any 90-day period in a block trade.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01 Shareholder Representations and Warranties.

Each Shareholder represents and warrants to the Company and each other Shareholder that:

(a)	If such Shareholder is not a natural person, such Shareholder is an entity duly organized and validly existing under the laws of the jurisdiction of organization.

(b)
Such Shareholder has the legal capacity and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c)
If such Shareholder is not a natural person, the execution and delivery of this Agreement, the performance by such Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other company action of such Shareholder.

(d)
This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority (other than the filing of any required reports with the SEC).

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(e)
The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) if such Shareholder is not a natural person, conflict with or result in any violation or breach of any provision of any of the organizational documents of such Shareholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which such Shareholder is a party.

(f)
Except for this Agreement, such Shareholder is not bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (regardless of whether or not such agreements and arrangements are with the Company or any other Shareholder).

ARTICLE V.

TERM AND TERMINATION

Section 5.01 Entry into Force.

This Agreement shall be effective immediately following the Effective Time.

Section 5.02 Termination.

This Agreement shall terminate upon the earliest of: (a) the expiration of the Lock-up Period; (b) the liquidation or winding up of the Company; or (c) upon the written agreement of the Company and the Shareholders.

Section 5.03 Effect of Termination.

(a)
The termination of this Agreement shall terminate all further rights and obligations of the Parties under this Agreement except that such termination shall not effect: (i) the existence of the Company; (ii) the obligation of any party hereto to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination; (iii) the rights which any Shareholder may have by operation of law as a Shareholder; or (iv) the rights contained herein which are intended to survive termination of this Agreement.

(b)
The following provisions shall survive the termination of this Agreement: this Section 5.03, Section 6.02, Section 6.09 and Section 6.10 shall survive the termination of this Agreement in perpetuity or until the latest date permitted by Applicable Law.

ARTICLE VI.

MISCELLANEOUS
Section 6.01 Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 6.02 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

if to the Company:

Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland
Attention: Barend Fruithof / Thomas Schenkirsch
Email: barend.fruithof@aebi-schmidt.com / thomas.schenkirsch@aebi-schmidt.com if to the Shareholders, the applicable address set forth below their names on the signature pages attached hereto.

Section 6.03 Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 6.04 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.05 Entire Agreement.

This Agreement, the Articles of Association and the Merger Agreement constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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Section 6.06 Amendment and Modification; Waiver; Form.

This Agreement, including this Section 7.06 may only be amended, modified or supplemented by an agreement in writing by the Company and the Shareholders. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

To the extent permitted by Applicable Law, this Agreement may be signed in person or by means of electronic signature or e-signature, be it a qualified or simple (non-recognized) electronic signature (including DocuSign), or by other physical or electronic addition of a signature. This Agreement may be delivered by electronic transmission (e.g., email delivery in .pdf format or similar format). Any copy so signed and delivered shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof signed and delivered in person.

Section 6.07 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, to the extent permitted under Article III hereof.

Section 6.08 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.09 Governing Law; Jurisdiction.

(a)	This Agreement shall in all respects be governed by and construed in accordance with Swiss law , without giving effect to Swiss conflict of laws rules.

(b)
Any dispute, controversy, or claim arising out of, or in relation to, this contract, including regarding the validity, invalidity, breach, or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Centre in force on the date on which a notice of arbitration is submitted in accordance with those Rules. The number of arbitrators shall be three. The seat of the arbitration shall be in Zurich, Switzerland. The arbitration proceedings shall be conducted in English.

Section 6.10 Actions by the Company.

Any actions, including any decisions, waivers, requests or consents, to be taken or made by the Company under this Agreement shall only be made with the prior approval of the Board.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:

AEBI SCHMIDT HOLDING AG

By: /s/ Barend Fruithof
Name: Barend Fruithof
Title: Group CEO

By: /s/ Thomas Schenkirsch
Name: Thomas Schenkirsch
Title: Head Group Strategic Development

Shareholders:

GEBUKA AG

By: /s/ Gerold Buettiker
Name: Gerold Buettiker
Title: Chairperson of the Board

[Signature Page to Relationship Agreement]

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Exhibit A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Relationship Agreement dated as of July 1, 2025 (as the same may be amended from time to time, the “Relationship Agreement”) by and among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”), and Gebuka AG, a Swiss Aktiengesellschaft (“Gebuka”, together with each Person that has executed and delivered to the Company a joinder to the Relationship Agreement in accordance with Section 3.01(c) of the Relationship Agreement, the
“Shareholders”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Relationship Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Relationship Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired the Common Stock (to the extent permitted by the Relationship Agreement) as if it had executed the Relationship Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Relationship Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below. Date: [ ], 20[ ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [ ], 20[ ]:

By:
Name:
Title:

A-1

Exhibit B

Registration Rights Agreement

A-1

Exhibit 10.4

RELATIONSHIP AGREEMENT

dated as of

July 1, 2025

among

BAREND FRUITHOF

and

AEBI SCHMIDT HOLDING AG

i

RELATIONSHIP AGREEMENT

This RELATIONSHIP AGREEMENT (this “Agreement”), dated as of July 1, 2025, is entered into by and among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”), and Barend Fruithof (“BF”, together with each Person that has executed and delivered to the Company a joinder to this Agreement in accordance with Section 3.01(d), each, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, the Company, The Shyft Group Inc., a Michigan corporation (“Shyft”), ASH US Group, LLC, a newly formed Delaware limited liability company and direct, wholly owned Subsidiary of the Company (“Holdco”), and Badger Merger Sub, Inc., a newly formed Michigan corporation and direct, wholly owned Subsidiary of Holdco, have entered into that certain Agreement and Plan of Merger dated as of December 16, 2024 providing for the combination of the businesses of the Company and Shyft under the Company (the “Merger Agreement”); and

WHEREAS, the Shareholders and the Company deem it in their best interests and in the best interests of the Company to enter into this Agreement to set forth their respective rights, duties and obligations in connection with the consummation of the merger contemplated by the Merger Agreement and the ongoing governance of the Company.

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS
Section 1.01 Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in this Article I.

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly, whether through one or more intermediaries or otherwise, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, orders, writs, judgments, awards, injunctions or rulings of any Governmental Authority.

“Articles of Association” means the articles of association of the Company substantially in the form attached to the Merger Agreement and which will be adopted on or prior to Closing, as the same may be amended, modified, supplemented or restated from time to time.]

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or Zurich, Switzerland are authorized or required by law to close.

“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation, reorganization, business combination or otherwise) that (a) results in or is in connection with any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Common Stock, (b) results in or is in connection with the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its Subsidiaries, on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), or (c) results in the then- current holders of Common Stock collectively owning less than a majority of the voting power of the surviving entity immediately following consummation thereof.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Common Stock” means the common stock, par value $1.00 per share, of the Company and any voting securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, or internal reorganization in the form of a merger, consolidation or exchange, or similar transaction.

“Company” has the meaning set forth in the preamble.

“Competitively Sensitive Information” means Confidential Information designated by the general counsel of the Company that is competitively sensitive with respect to the applicable recipient in the reasonable discretion of the general counsel of the Company, including such Confidential Information with respect to profit margins, product and brand costs and profit and loss information, price lists, customer and supplier lists and other customer and supplier specific information, customer contracts, purchase orders, statements of work, plans to increase or reduce production outside of the ordinary course, plans to enter or leave product or geographic markets or similar information, new products plans, purchasing patterns and pricing, supply arrangements, strategic alliances, promotional plans and advertising plans, to the extent that such information is not aggregated, redacted, anonymized or otherwise desensitized. For the avoidance of doubt, information regarding the overall financial performance of the Company or aggregated information that does not include any specific information on any of the matters set forth above shall not be deemed to be Competitively Sensitive Information.

“Confidential Information” means all confidential and proprietary information and data of the Company or any of its Subsidiaries disclosed or otherwise made available to any Shareholder or any Representative (in such Person’s capacity as such) thereof (together, for this purpose, a “Recipient”) pursuant to the terms of this Agreement, whether disclosed electronically, orally or in writing or through other methods made available to the Recipient. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information (a) already in the public domain at the date of the transmission to the Recipient, or which has become generally available to the public other than as a result of a disclosure by the Recipient in breach of this Agreement, (b) in the Recipient’s possession and which is not, or was not at the time of acquisition of possession, to the Recipient’s actual knowledge, covered by any confidentiality agreements between the Recipient, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (c) which the Recipient may receive on a non-confidential basis from a third party and which is not, to the Recipient’s actual knowledge, covered by a confidentiality agreement with the Company or any of its Subsidiaries.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi- governmental authority (to the extent that the rules, regulations or orders of such organization or authority have a binding force), or any arbitrator, court or tribunal of competent jurisdiction.

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“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Lock-up Period” has the meaning set forth in Section 3.01(a).

“Member of the Immediate Family” means, with respect to any Person that is a natural person, each parent, spouse or child or other descendants of such individual (including by adoption), each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in their capacity as such custodian or guardian.

“Merger Agreement” has the meaning set forth in the preamble.

“Permitted Transferee” means (i) with respect to any Shareholder that is an entity, (x) a Subsidiary of such Shareholder (excluding, for the avoidance of doubt, any Portfolio Company of such Shareholder) or (y) the beneficial owner of 100% of the issued and outstanding equity interests of such Shareholder and (ii) with respect to any Shareholder that is an individual, (a) by gift to, or for the benefit of, any Member of the Immediate Family of such Shareholder, (b) to a trust or other estate planning vehicle for the benefit of such Shareholder and/or any Member of the Immediate Family of such Shareholder, so long as such Shareholder retains sole and exclusive control over the voting and disposition of the applicable shares of Common Stock (c) upon the death of such Shareholder, by the will or other instrument taking effect at death of such Shareholder or by Applicable Laws of descent and distribution to such Shareholder’s estate, executors, administrators and personal representatives, and then to such Shareholder’s heirs, legatees or distributes or
(d) to an entity of which the Shareholder is the 100% beneficial owner of the issued and outstanding equity interests.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Portfolio Company” means, with respect to any Person, a portfolio company of such Person that is not controlled by such Person.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” has the meaning set forth in Section 2.02(c).

“Securities Act” means the Securities Act of 1933, as amended. “Shareholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, (i) any entity of which such person, directly or indirectly, owns (A) securities or other ownership interests having ordinary voting power to elect a majority of the board or other governing body of directors or other Person or body performing similar functions or (B) more than 50% of the outstanding equity or financial interests or (ii) any entity in which such Person is or any of its Subsidiaries is a general partner or managing member of such other Person.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, is not a Shareholder or an Affiliate of a Shareholder.

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“Transfer” means to, directly or indirectly, offer, sell, transfer, assign, donate, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, donation, pledge, encumbrance, hypothecation or similar disposition of, any Common Stock owned by a Person or any interest (including a beneficial interest) in any Common Stock owned by a Person, including establishing or increasing a put equivalent position, liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act, transferring of any interest in any direct or indirect holding company holding shares of Common Stock or through the issuance and redemption by any such holding company of its interest, or depositing into a voting trust or enter into a voting agreement or arrangement with respect to any such interests or grant any proxy or power of attorney with respect to, any shares of Common Stock beneficially owned by such Shareholder.

ARTICLE II.

CONFIDENTIALITY; STANDSTILL
Section 2.01 Confidentiality.

Each Shareholder will, and will cause its Representatives to, (i) keep confidential all Confidential Information and not disclose or reveal any such information to any Person without the prior written consent of the Company, other than to such Shareholder’s Representatives whom such Shareholder determines in good faith need to know such information solely for the purpose of evaluating, monitoring or taking any other action with respect to the investment by such Shareholder in the Company, and (ii) cause its Representatives to observe the terms of this Section 2.01 as if they were parties to this Agreement; provided, however, that nothing herein will prevent any Shareholder from disclosing any information that is required to be disclosed by Applicable Law so long as, prior to such disclosure, such Shareholder, unless prohibited by Applicable Law, notifies the Company of any such disclosure, uses reasonable best efforts to limit the disclosure to only those portions that are required to be disclosed under such Applicable Law and maintains the confidentiality of such other information to the maximum extent permitted by Applicable Law. Each Shareholder shall be responsible for any breach of this Section 2.01 by any of its Representatives to whom a disclosure is made.

Section 2.02 Standstill Restrictions. From the date of this Agreement and until the second anniversary of the date of this Agreement (the “Standstill Period”), each Shareholder shall not, and shall cause all of its respective Affiliates not to, directly or indirectly through another Person, without the prior written approval of the Board (which shall be approved by at least three quarters all members of the Board, in each director’s sole discretion):

(a)
acquire, agree to acquire, propose, seek or offer to acquire or announce the intention to acquire, or knowingly facilitate the acquisition or ownership of (whether publicly or otherwise and whether or not subject to conditions) any equity securities, loans, debt securities or assets of the Company or any of its Subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities, loans or assets;

(b)
enter into, agree to enter into, propose, or seek or offer to enter into or knowingly facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction (including a Change of Control) involving the Company or any of its Subsidiaries;

(c)
initiate, knowingly encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) to vote, or seek to advise or influence any Person (other than any Permitted Transferees) with respect to the voting of, any voting securities of the Company (including, for the avoidance of doubt, indirectly by means of communication with the press or media), in each case, other than in a manner in accordance with the recommendation of the Board;

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(d)
file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its shareholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act;

(e)	nominate or recommend for nomination a person for election at any shareholder meeting of the Company at which directors of the Board are to be elected;

(f)	submit any shareholder proposal for consideration at, or bring any other business before, any shareholder meeting of the Company;

(g)	initiate, knowingly encourage, or actively participate or engage in, any “withhold” campaign with respect to any shareholder meeting of the Company;

(h)
form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, other than with the Permitted Transferees;

(i)
call, request the calling of, or otherwise seek or assist in the calling of an extraordinary meeting of the stockholders of the Company or make shareholder proposals to an (annual or extraordinary) meeting of the stockholders;

(j)	otherwise act, alone or in concert with others, to seek to control the management of the Company;

(k)	disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing;

(l)
take any action (except as expressly permitted herein) that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other extraordinary transaction described in this Section 2.02 with it or any of its Affiliates; or

(m)
advise, assist or knowingly encourage or enter into any negotiations, agreements or arrangements with any other Persons (other than any Permitted Transferees) in connection with the foregoing (provided, that this paragraph (l) shall not restrict a Shareholder’s ability to Transfer its Common Stock in accordance with Section 3.01);

provided that the foregoing limitations will (i) in no way limit the activities of any Person appointed to the Board pursuant to this Agreement taken in his or her capacity as a director of the Company, including the acceptance by such Person of any compensation offered by the Company, (ii) not preclude the exercise of any pre-emptive subscription rights set forth in the Articles of Association, rights received as a dividend or other distribution in a rights offering or other issuance in respect of any Common Stock beneficially owned by the Shareholders, and (iii) not limit any Shareholder or any of its Affiliates from participating in any auction process initiated by the Company or any of its Subsidiaries with respect to its assets in which the Company has invited in writing such Shareholder or any of its Affiliates to participate. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 2.02 shall be inoperative and of no force or effect if the Company enters into a definitive agreement providing for a Change of Control.

ARTICLE III.

RESTRICTIONS ON TRANSFER

Section 3.01 General Restrictions on Transfer.

(a)
Except as permitted by Section 3.01(b) and (c), each Shareholder from the date hereof until the later of (a) the first anniversary of the date hereof; and (b) the date when BF ceases to be the CEO and the vice-chair of the Board of the Company (such period, the “Lock-up Period”), will not, and will cause each of its Permitted Transferees not to, Transfer any of the Common Stock that it beneficially owns at the Effective Date without prior approval of the Board, such approval not to be unreasonably withheld or delayed (provided, that BF shall not participate in such decision).

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(b)
The provisions of Section 3.01(a) shall not apply to any Transfer by any Shareholder or its Permitted Transferees (i) of all (or a portion of) of its Common Stock to a Permitted Transferee, (ii) pursuant to a liquidation, merger, stock sale, consolidation or other business combination of the Company with a Person that is unaffiliated with the Shareholders (iii) by virtue of marital property law (eheliches Güterrecht), (iv) of the number of shares of Common Stock, or any portion thereof, acquired after the Effective Date not in breach of this Agreement, or (v) solely in connection with the pledging of any Common Stock or any exercise of lender’s rights or remedies, including any subsequent Transfer by such lender, pursuant to any loan agreement with a bona fide financial institution. For the avoidance of doubt, any exercise of any lender’s rights and/or remedies under any such loan agreement and any transfer following any exercise of such remedies shall not be limited or restricted by any provision of this Agreement.

(c)
Notwithstanding Section 3.01(a), as from the third anniversary of the date hereof, BF may Transfer an amount of shares of Common Stock that he beneficially owns up to 0.5% of the total outstanding Common Stock per each calendar year.

(d)
Prior notice shall be given to the Company by the transferor of any Transfer permitted by this Section 3.01 (whether or not to a Permitted Transferee) of any Common Stock at least three Business Days prior to the date of any such Transfer. Prior to or concurrently with the consummation of any Transfer, the applicable Shareholder shall cause the transferee that is a Permitted Transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement as a Shareholder (provided that, the applicable transferring Shareholder shall continue to be liable hereunder for any failure of the transferee that is a Permitted Transferee to comply with any provisions of this Agreement). Upon any Transfer by any Shareholder of any of its Common Stock permitted by this Section 3.01 to a Permitted Transferee, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (i) except as permitted under the Securities Act and other applicable federal or state securities laws, (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974, as amended, or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01 Shareholder Representations and Warranties.

Each Shareholder represents and warrants to the Company and each other Shareholder that:

(a)
Such Shareholder has the legal capacity and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

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(b)
This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority (other than the filing of any required reports with the SEC).

(c)
The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any Applicable Law or (ii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which such Shareholder is a party.

(d)
Except for this Agreement, such Shareholder is not bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (regardless of whether or not such agreements and arrangements are with the Company or any other Shareholder).

ARTICLE V.

TERM AND TERMINATION

Section 5.01 Entry into Force.

This Agreement shall be effective immediately following the Effective Time.

Section 5.02 Termination.

This Agreement shall terminate upon the earliest of: (a) the expiration of the Lock-up Period; (b) the tenth anniversary of the Effective Time, (c) the liquidation or winding up of the Company; or
(d) upon the written agreement of the Company and the Shareholders.

Section 5.03 Effect of Termination.

(a)
The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not effect: (i) the existence of the Company; (ii) the obligation of any party hereto to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination; (iii) the rights which any Shareholder may have by operation of law as a Shareholder; or (iv) the rights contained herein which are intended to survive termination of this Agreement.

(b)
The following provisions shall survive the termination of this Agreement: this Section 5.03, Section 6.02, Section 6.09 and Section 6.10 shall survive the termination of this Agreement until the latest date permitted by Applicable Law.

ARTICLE VI.

MISCELLANEOUS

Section 6.01 Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 6.02 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

if to the Company:

Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland
Attention: Barend Fruithof / Thomas Schenkirsch
Email: barend.fruithof@aebi-schmidt.com / thomas.schenkirsch@aebi-schmidt.com if to the Shareholders, the applicable address set forth below their names on the signature pages attached hereto.

Section 6.03 Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 6.04 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.05 Entire Agreement.

This Agreement, the Articles of Association and the Merger Agreement constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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Section 6.06 Amendment and Modification; Waiver: Form.

This Agreement, including this Section 7.06 may only be amended, modified or supplemented by an agreement in writing by the Company and the Shareholders. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

To the extent permitted by Applicable Law, this Agreement may be signed in person or by means of electronic signature or e-signature, be it a qualified or simple (non-recognized) electronic signature (including DocuSign), or by other physical or electronic addition of a signature. This Agreement may be delivered by electronic transmission (e.g., email delivery in .pdf format or similar format). Any copy so signed and delivered shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof signed and delivered in person.

Section 6.07 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, to the extent permitted under Article III hereof.

Section 6.08 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.09 Governing Law; Jurisdiction.

(a)	This Agreement shall in all respects be governed by and construed in accordance with Swiss law without giving effect to Swiss conflict of laws rules.

(b)
Any dispute, controversy, or claim arising out of, or in relation to, this contract, including regarding the validity, invalidity, breach, or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Centre in force on the date on which a notice of arbitration is submitted in accordance with those Rules. The number of arbitrators shall be three. The seat of the arbitration shall be in Zurich, Switzerland. The arbitration proceedings shall be conducted in English.

Section 6.10 Actions by the Company.

Any actions, including any decisions, waivers, requests or consents, to be taken or made by the Company under this Agreement shall only be made with the prior approval of the Board (provided, that BF shall not participate in such decision).

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:

AEBI SCHMIDT HOLDING AG

By: /s/ Andreas Rickenbacher
Name: Andreas Rickenbacher
Title: Vice-Chairman

By: /s/ Thomas Schenkirsch
Name: Thomas Schenkirsch
Title: Head Group Strategic Development

Shareholders:

BAREND FRUITHOF

/s/ Barend Fruithof

[Signature Page to Relationship Agreement]

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Exhibit A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Relationship Agreement dated as of July 1, 2025 (as the same may be amended from time to time, the “Relationship Agreement”) by and among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”), and Barend Fruithof (“BF”, together with each Person that has executed and delivered to the Company a joinder to the Relationship Agreement in accordance with Section 3.01(d) of the Relationship Agreement, the “Shareholders”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Relationship Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Relationship Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired the Common Stock (to the extent permitted by the Relationship Agreement) as if it had executed the Relationship Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Relationship Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below. Date: [ ], 20[ ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [ ], 20[ ]:

By:
Name:
Title:

A-1

Exhibit 10.5

Execution version

REGISTRATION RIGHTS AGREEMENT

by and among

GEBUKA AG,

PCS HOLDING AG,

PETER SPUHLER,

and

AEBI SCHMIDT HOLDING AG

dated as of July 1, 2025

This REGISTRATION RIGHTS AGREEMENT, dated as of July 1, 2025 (as it may be amended supplemented or otherwise modified from time to time, this “Agreement”), is made among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”); Gebuka AG, a Swiss Aktiengesellschaft (“Gebuka”), PCS Holding AG, a Swiss Aktiengesellschaft (“PCS”) and Peter Spuhler (“PS”) and any transferee of Registrable Securities to whom any Person who is a party to this Agreement shall assign any rights hereunder in accordance with Section 4.6 (each such Person, a “Holder”). Capitalized terms used in this Agreement without definition have the meaning set forth in Section 1.

1.          Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning set forth in Section 2.2(c).

“Agreement” has the meaning set forth in the preamble.

“automatic shelf registration statement” has the meaning set forth in Section 2.4.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or Zurich, Switzerland are authorized or required by law to close.

“Claims” has the meaning set forth in Section 2.9(a).

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock, par value $1.00 per share, of the Company and any voting securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, or internal reorganization in the form of a merger, consolidation or exchange, or similar transaction.

“Company Shares Equivalents” means, with respect to the Company, all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Company Shares or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for Company Shares or other equity securities of the Company).

“Demand Exercise Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Request” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 2, including, without limitation: (i) SEC, stock exchange or FINRA, and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the Nasdaq Global Select Market or on any other securities market on which the Company Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (viii) fees and expenses payable to any Qualified Independent Underwriter, (ix) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, including reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA (excluding, for the avoidance of doubt, any underwriting discount, commissions, or spread), (x) fees and expenses of any transfer agent or custodian and (xi) expenses for securities law liability insurance and any rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Gebuka Relationship Agreement” means that certain relationship agreement, dated as of the date hereof, by and among the Company and Gebuka, as may be amended, supplemented or otherwise modified from time to time.

“Holder” or “Holders” has the meaning set forth in the preamble.

“Initiating Holder(s)” has the meaning set forth in Section 2.1(a).

“Lock-Up Agreement” means any agreement entered into by a Holder that provides for restrictions on the transfer of Registrable Securities held by such Holder.

“Lock-Up Period” has the meaning set forth in Section 3.01(a) of the applicable Relationship Agreements.

“Majority Participating Holders” means the Participating Holders holding more than 50% of the Registrable Securities proposed to be included in offerings of Registerable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Manager” has the meaning set forth in Section 2.1(d).

“Merger” means the consummation of the merger of Shyft with the Company.

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any registration or offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

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“PCS Relationship Agreement” means that certain relationship agreement, dated as of the date hereof, by and among the Company, PCS and PS, as may be amended, supplemented or otherwise modified from time to time.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Shares” has the meaning set forth in Section 2.3(a)(iv).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means any Company Shares held by the Holders at any time (including those held as a result of the conversion or exercise of Company Shares Equivalents) ; provided that, as to any Registrable Securities held by a particular Holder, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities may be sold pursuant to Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto) without limitation thereunder on volume or manner of sale or (C) such securities are no longer outstanding.

“Relationship Agreements” means, collectively, the Gebuka Relationship Agreement and PCS Relationship Agreement.

“Rule 144” and “Rule 144A” have the meaning set forth in Section 4.2.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 2.3(a) Sale Number” has the meaning set forth in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning set forth in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning set forth in Section 2.3(c).

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shyft” means The Shyft Group, Inc., a Michigan corporation.

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

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“Transfer” means, with respect to any Company Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, mortgage, encumber, hypothecate or otherwise transfer, in whole or in part, any of the economic consequences of ownership of such Company Shares, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, mortgage, encumbrance, hypothecation or other transfer, in whole or in part, of any of the economic consequences of ownership of such Company Shares or any agreement or commitment to do any of the foregoing. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Holder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Holder, or direct or indirect parent thereof, that holds substantial assets in addition to Company Shares, where the Company Shares do not constitute all or substantially all of such interest, shall not constitute a “Transfer” of Company Shares for purposes of this Agreement.

“Valid Business Reason” has the meaning set forth in Section 2.1(b)(iv).

“WKSI” has the meaning set forth in Section 2.4.

2.        Registration Rights.

2.1.     Demand Registrations.  (a) If the Company shall receive from any Holder or group of Holders who, collectively, beneficially own at least 50% of the Registrable Securities then outstanding a written request that the Company file a registration statement with respect to all or a portion of the Registrable Securities (a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration,” and the sender(s) of such request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall, within ten (10) days of the receipt thereof, give written notice (the “Demand Exercise Notice”) of such request to all other Holders, and subject to the limitations of this Section 2.1, use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 thereunder if so requested and if the Company is then eligible to use such a registration) of all Registrable Securities that the Holders request to be registered; provided, however, that the Company shall not be required to effectuate more than two Demand Registrations in any twelve (12) month period, it being understood that any underwritten takedown conducted pursuant to a shelf registration statement and the filing of a non-underwritten shelf registration statement shall be deemed to constitute and count toward the two permitted Demand Registrations within such twelve (12) month period.

(b)      In addition, the Company shall not be obligated to take any action to effect any Demand Registration:

(i)           during the period starting with the date 60 days prior to its good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to an SEC Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

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(ii)          other than in the case of a non-underwritten shelf registration, where the anticipated offering price, before any underwriting discounts or commissions and any offering-related expenses, is less than $50,000,000 (the “Threshold Amount”); provided, however, that during the Lock-up Period, the Threshold Amount shall not exceed the aggregate amount Holders are permitted to sell at such time pursuant to the terms of the applicable Relationship Agreement;

(iii)          in the case of a non-underwritten shelf registration, where the anticipated offering price, before any underwriting discounts or commissions and any offering-related expenses, is less than $25,000,000;

(iv)         if the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, any registration of Registrable Securities should not be made or continued (or sales under a shelf registration statement should be suspended) because such registration (or continued sales under a shelf registration statement) would (i) materially and adversely interfere with any existing or potential significant financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or any of its subsidiaries, (ii) require the premature disclosure of material non-public information, the disclosure of which has been determined by the Board to not be in the Company’s best interests or (iii) render the Company unable to comply with applicable requirements under the Securities Act or the Exchange Act (in each case, a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request or suspend sales under an existing shelf registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than 120 days after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than 120 days after the date the Board determines a Valid Business Reason exists; and the Company shall give written notice to the Participating Holders of its determination to postpone or withdraw a registration statement or suspend sales under a shelf registration statement and of the fact that the Valid Business Reason for such postponement, withdrawal or suspension no longer exists, in each case, promptly after the occurrence thereof; provided, however, that the Company shall not defer its obligation in this manner for more than twice in any 12 month period; or

(v)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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If the Company shall give any notice of postponement, withdrawal or suspension of any registration statement pursuant to clause (iv) of this Section 2.1(b), the Company shall not, during the period of postponement, withdrawal or suspension, register any Company Shares, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iv) of this Section 2.1(b), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Registration (whether pursuant to clause (iv) of this Section 2.1(b) or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, not later than five Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 120 days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (iv) of this Section 2.1(b).

(c)

(i)           The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within ten (10) Business Days after the receipt of the Demand Exercise Notice.

(ii)          The Company shall, as expeditiously as possible, but subject to the limitations set forth in this Section 2.1, use its reasonable best efforts to effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution.

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(d)      In connection with any Demand Registration, the Company shall have the right in its sole discretion to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and each other managing underwriter for such registration.

(e)      If so requested by the Initiating Holder(s), the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holder in its sole discretion.

(f)       Any Holder that intends to sell Registrable Securities by means of a shelf registration pursuant to Rule 415 thereunder, shall give the Company five (5) Business Days’ prior notice of any such sale.

(g)      Notwithstanding anything in this Agreement to the contrary, no Demand Registration, whether for an underwritten or non-underwritten offering, shall be permitted during the Lock-up Period if the number of shares proposed to be registered exceeds the amount that Holders are permitted to sell during such Lock-up Period pursuant to the applicable Relationship Agreements.

2.2.        Piggyback Registrations.

(a)      If, at any time or from time to time the Company proposes or is required to register or commence an offering of any of its securities for its own account or otherwise (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto) (including but not limited to the registrations or offerings pursuant to Section 2.1), the Company will:

(i)           promptly give to each Holder written notice thereof (in any event within ten days) prior to the filing of any registration statement under the Securities Act; and

(ii)          include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within ten days after mailing or personal delivery of such written notice from the Company, by any of the Holders, except as set forth in Sections 2.2(b) and 2.2(f), with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

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(b)      If the registration under Section 2.2(a) involves an underwritten offering, the right of any Holder to include its Registrable Securities in a registration or offering pursuant to Section 2.2(a) shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

(c)      The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Company Shares or Company Shares held by the Company as treasury shares and (ii) any other Company Shares which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders.

(d)      Other than in connection with a Demand Registration, if, at any time after giving written notice of its intention to register or sell any equity securities and prior to the effective date of the registration statement filed in connection with such registration or sale of such equity securities, the Company shall determine for any reason not to register or sell or to delay registration or sale of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such abandoned registration or sale, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration or sale of its equity securities, shall be permitted to delay the registration or sale of such Registrable Securities for the same period as the delay in registering such other equity securities.

(e)       Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 without prejudice to the rights of such Holders under Section 2.1, by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution by such Holder of the underwriting agreement or the execution by such Holder of the custody agreement with respect to such registration or as otherwise required by the underwriters.

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(f)       Notwithstanding anything in this Agreement to the contrary, the rights of any Holder set forth in this Agreement shall be subject to any Lock-Up Agreement that such Holder has entered into, including pursuant to the Relationship Agreements.

2.3.         Allocation of Securities Included in Registration Statement or Offering.

(a)      Notwithstanding any other provision of this Agreement, in connection with an underwritten offering initiated by a Demand Registration Request, if the Manager advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.3(a) Sale Number”) within a price range acceptable to the Initiating Holders, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall use its reasonable best efforts to include in such registration or offering, as applicable, the number of shares of Registrable Securities in the registration and underwriting as follows:

(i)           first, all Registrable Securities requested to be included in such registration or offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if such number of Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated among all such Holders requesting inclusion thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included in such registration or offering by each Participating Holder;

(ii)          second, if by the withdrawal of Registrable Securities by a Participating Holder, a greater number of Registrable Securities held by other Holders, may be included in such registration or offering (up to the Section 2.3(a) Sale Number), then the Company shall offer to all Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in Section 2.3(a)(i);

(iii)          third, to the extent that the number of Registrable Securities to be included pursuant to clause (i) and (ii)of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Section 2.3(a) Sale Number; and

(iv)          fourth, to the extent that the number of securities to be included pursuant to clauses (i), (ii) and (iii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining securities to be included in such registration or offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration or offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

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(b)      In a registration or offering made pursuant to Section 2.2 that involves an underwritten primary offering on behalf of the Company, which was initiated by the Company, if the Manager determines that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.3(b) Sale Number”) in order for the sale of the securities within a price range acceptable the Company, the Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:

(i)           first, all equity securities that the Company proposes to register for its own account;

(ii)          second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registerable Securities (not to exceed the Section 2.3(b) Sale Number) to be included in the underwritten offering shall be allocated among all Holders requesting inclusion pursuant to exercise of rights under Section 2.3 in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included in such registration or offering by each Participating Holder; and

(iii)         third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

(c)      If any registration pursuant to Section 2.2 involves an underwritten offering by any Person(s) other than a Holder to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement, the Manager (as selected by the Company or such other Person) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include shares in such registration as follows:

(i)           first, the shares requested to be included in such underwritten offering shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the respective amounts of Registrable Securities requested to be included in such registration or offering by each Participating Holder, up to the Section 2.3(c) Sale Number;

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(ii)          second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated to shares the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number; and

(iii)         third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares requested to be included in such registration or offering by each Participating Holder, up to the Section 2.3(c) Sale Number.

(d)      If any Holder of Registrable Securities disapproves of the terms of the underwriting, or if, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a registration or offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or offering or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing, to the Company, Manager and, if applicable, the Initiating Holder(s), prior to the execution of the underwriting agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include such withdrawn Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.4.     Registration Procedures.  If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but, in any event, within 75 days after a Demand Registration Request in the case of Section 2.4(a) below), in connection with the Registration of the Registrable Securities and, where applicable, a takedown off of a shelf registration statement:

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(a)      prepare and file all filings with the SEC and FINRA required for the consummation of the offering, including preparing and filing with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective from the date such registration statement is declared effective until the earliest to occur (A) the first date as of which all of the Registrable Securities included in the registration statement have been sold or (B) a period of 90 days in the case of an underwritten offering effected pursuant to a registration statement other than a shelf registration statement and a period of three years in the case of a shelf registration statement (provided, however, that as far in advance as reasonably practicable before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Initiating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel (provided that the Company shall be under no obligation to make any changes suggested by the Holders), and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Initiating Holders or the underwriters, if any, shall reasonably object);

(b)      prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such registration statement continuously effective for the period set forth in Section 2.4(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (and, in connection with any shelf registration statement, file one or more prospectus supplements pursuant to Rule 424 under the Securities Act covering Registrable Securities upon the request of one or more Holders wishing to offer or sell Registrable Securities whether in an underwritten offering or otherwise);

(c)      in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Manager of such offering;

(d)      furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

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(e)       use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (e), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(f)       promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(g)      comply (and continue to comply) with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 45 days, or 90 days if it is a fiscal year, after the end of such 12 month period described hereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

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(h)      (i) (A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and

(i)       comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(i)           cause its senior management, officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

(j)       provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(k)      enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(l)       use its reasonable best efforts (i) to obtain an opinion from the Company’s counsel, including local and/or regulatory counsel, if applicable, and a comfort letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and comfort letters (including, in the case of such comfort letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and comfort letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

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(m)      deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter, participating in any disposition to be effected pursuant to such registration statement and by any accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for a Participating Holder, counsel for an underwriter, accountant or agent in connection with such registration statement;

(n)       use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(o)       provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(p)       use its reasonable best efforts to make available its senior management, employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(q)      promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Participating Holder and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Participating Holders or underwriters may reasonably request;

(r)       furnish to counsel for each Participating Holder and to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

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(s)       cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(t)       cooperate with any due diligence investigation by any Manager, underwriter or Participating Holder and make available such documents and records of the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company);

(u)       take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(v)       take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(w)      take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(x)       in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

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To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3 or Form F-3, as applicable, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which the Registrable Securities remain Registrable Securities. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 or Form F-3, as applicable, and, if such form is not available, Form S-1 or Form F-1, as applicable, and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 that each Participating Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request so long as such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.5.     Registration Expenses.  All Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Article 2 shall be borne by the Company, whether or not a registration statement becomes effective. All underwriting discounts and all selling commissions relating to securities registered by the Holders shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder(s). All fees and disbursements of separate counsel for the Participating Holder(s), including any local counsel, incurred in connection with any registration, filing, qualification or compliance pursuant to Article 2 shall be evenly split amongst the Participating Holder(s) and the Company, whether or not a registration statement becomes effective, up to $50,000. Any fees and disbursements of such counsel in excess of $50,000 are payable by the Participating Holder(s).

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2.6.     Certain Limitations on Registration Rights.  In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to the underwriting agreement and no Person may participate in such registration or offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof, and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities. Limitations on Sale or Distribution of Other Securities.

(a)       Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Company Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Company Shares (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days subject to customary exceptions as shall be provided in the lock-up provisions contained in the underwriting agreement to be negotiated in connection with the applicable offering; and, if so requested, each Holder agrees to enter into a customary lock-up agreement with such managing underwriter.

(b)       The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Company Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Company Shares Equivalent), until a period of 90 days shall have elapsed from the effective date of such previous registration.

2.8.      No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement. A Holder is not required to include any of its Registrable Securities in any registration statement, is not required to sell any of its Registrable Securities which are included in any effective registration statement, and may sell any of its Registrable Securities in any manner in compliance with applicable law even if such shares are already included on an effective registration statement.

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2.9.     Indemnification.

(a)       In the event of any registration and/or offering of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, trustees, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members, beneficiaries or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

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(b)      Each Participating Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder (i) with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder, specifically for use therein and (ii) only in the case of non-underwritten shelf takedowns, with respect to compliance by such Holder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement, and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9(b) and 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)       Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d)       Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (ii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (i) or (ii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnity obligations contained in Sections 2.9(a) and 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnified party which consent shall not be unreasonably withheld.

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(e)       If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 2.9(b) and (c).

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(f)       The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract (except as set forth in subsection (h) below) and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a registration statement.

(g)      The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

(h)      If a customary underwriting agreement shall be entered into in connection with any registration pursuant to Section 2.1 or 2.2, the indemnity, contribution and related provisions set forth therein shall supersede the indemnification and contribution provisions set forth in this Section 2.9.

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3.        Underwritten Offerings.

3.1.     Requested Underwritten Offerings.  If the Initiating Holders request an underwritten offering pursuant to a registration under Section 2.1 (pursuant to a request for a registration statement to be filed in connection with a specific underwritten offering or a request for a shelf takedown in the form of an underwritten offering), the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of,  the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Every Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall be limited to the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement and shall be limited to liability for written information specifically provided by such Participating Holder for use in the registration statement and prospectus.

3.2.     Piggyback Underwritten Offerings.  In the case of a registration pursuant to Section 2.2 which involves an underwritten offering, if the Company shall enter into an underwriting agreement in connection therewith, then all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall be limited to the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement and shall be limited to liability for written information specifically provided by such Participating Holder for use in the registration statement and prospectus.

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4.  General.

4.1.      Adjustments Affecting Registrable Securities.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.2.     Rule 144 and Rule 144A.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Company Shares or Company Shares Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3, as applicable (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

4.3.     Amendments and Waivers; Termination.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority of the Registrable Securities; provided, however, that no amendment or waiver shall be effective if such amendment or waiver results in a disproportionate adverse effect on any non-consenting Holder, unless the written consent of such non-consenting Holder has been duly obtained. Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon each Holder and the Company. Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 4.3 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions. This Agreement will terminate upon the earlier of (i) the fifth (5th) anniversary of the Merger and (ii) as to any Holder, the date on which no Registrable Securities are held by such Holder.

4.4.     Registrable Securities held by Nominee. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received evidence reasonably satisfactory to it of such beneficial ownership.

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4.5.     Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, by air courier guaranteeing overnight delivery, in each case addressed to the Company at the address set forth below or to the applicable Holder at the address indicated on Schedule A hereto (or at such other address for a Holder as shall be specified by like notice): if to the Company, to it at:Aebi Schmidt Holding AG

Schulstrasse 4
CH-8500 Frauenfeld
Switzerland
Attention: Barend Fruithof
Thomas Schenkirsch
E-mail:     Barend.Fruithof@aebi-schmidt.com
Thomas.Schenkirsch@aebi-schmidt.com

with a copy (which shall not constitute notice) to:

Wuersch & Gering LLP
100 Wall Street, 10th Floor
New York, New York 10005
Attention: Daniel A. Wuersch
Jake Brown
E-mail:     daniel.wuersch@wg-law.com
jake.brown@wg-law.com

Bär & Karrer AG
Brandschenkestrasse 90
CH-8002 Zurich, Switzerland
Attention: Rolf Watter
Urs Kägi
E-mail:     rolf.watter@baerkarrer.ch
urs.kaegi@baerkarrer.ch

4.6.     Successors and Assigns.

(a)       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)       A Holder may not Transfer his, her or its rights under this Agreement except to a Permitted Transferee (as defined in the applicable Relationship Agreements).

(c)       Notwithstanding anything to the contrary contained in this Section 4.6, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto, provided that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.

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4.7.      Limitations on Subsequent Registration Rights.  From and after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public, the Company may, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company comparable, but not conflicting, registration rights granted to the Holders hereby.

4.8.     Entire Agreement. This Agreement, the Relationship Agreements and the other agreements referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

4.9.     Governing Law; Waiver of Jury Trial; Jurisdiction

(a)       Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of New York, excluding any conflict-of-laws rule or principle (whether of New York or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

(b)      Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. The Company or any Holder may file an original counterpart or a copy of this Section 4.9(b) with any court as written evidence of the consent of any of the parties hereto to the waiver of their rights to trial by jury.

(c)     Jurisdiction.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts of the State of New York located in the county and city of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of New York located in the county and city of New York and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 4.4. Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

4.10.    Interpretation; Construction.

(a)     The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)     The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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4.11.    Counterparts.  This Agreement may be executed (including by facsimile transmission or other electronic signature of this Agreement signed by such party (via PDF, TIFF, JPEG or the like)) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

4.12.    Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

4.13.    Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.14.    Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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AEBI SCHMIDT HOLDING AG

By:	/s/ Barend Fruithof
	Name:	Barend Fruithof
	Title:	Group CEO

By:	/s/ Thomas Schenkirsch
	Name:	Thomas Schenkirsch
	Title:	Head Group Strategic Development

[Signature Page to Registration Rights Agreement]

GEBUKA AG

By:	/s/ Gerold Buettiker
	Name:	Gerold Buettiker
	Title:	Chairperson of the Board

[Signature Page to Registration Rights Agreement]

PCS HOLDING AG

By:	/s/ Peter Spuhler
	Name:	Peter Spuhler
	Title:	Chairperson of the Board

[Signature Page to Registration Rights Agreement]

PETER SPUHLER

By:	/s/ Peter Spuhler

[Signature Page to Registration Rights Agreement]

Exhibit 10.6

Execution Version

SECOND AMENDED AND RESTATED LOAN AGREEMENT
dated June 26, 2025
(this “Loan Agreement”)

between

Aebi Schmidt Holding AG
Schulstrasse 4
8500 Frauenfeld
Switzerland

the “Borrower”

and

PCS Holding AG
Schulstrasse 4
8500 Frauenfeld
Switzerland

the “Lender”

Borrower and Lender
individually “Party” and together the “Parties”

regarding

a loan amount of CHF 13,563,257 (thirteen million, five hundred sixty-three thousand, two hundred fifty-seven Swiss Francs)

Execution Version
PREAMBLE

A.
The Borrower is a Swiss stock corporation registered in the commercial register of the Canton of Thurgau under company number CHE-112.947.556. The share capital of the Borrower currently amounts to CHF 53,820,290 and is divided into 5,382,029 registered shares with a nominal value of CHF 10 each.

B.	The Lender is one of two main shareholders of the Borrower.

C.
On July 28, 2015/August 10, 2015/September 4, 2015  (the “Original Loan Agreement Date”), the Parties entered into a subordinated loan agreement for a loan in the amount of CHF 15,000,000. Pursuant to a set-off agreement dated April 20, 2018, the Borrower and Lender offset the loan amount against a purchase price claim of the Borrower in the amount of CHF 1,436,743, thereby reducing the loan amount to CHF 13,563,257. Pursuant to an agreement dated October 27, 2021, the interest rate applicable to this subordinated loan agreement was adjusted. Pursuant to an agreement dated December 9, 2022, this subordinated loan agreement was amended and restated (the subordinated loan agreement, as amended, the “Original Loan Agreement”).

D.
On March 10, 2025, the Borrower entered into a credit facilities agreement for credit facilities in the aggregate amount of USD 600,000,000 with, inter alia, UBS Switzerland AG and Zürcher Kantonalbank as lenders (the “Credit Agreement”). In connection with the Borrower’s entry into the Credit Agreement, the Parties intend to further amend and restate the Original Loan Agreement as of the date of the initial utilization under the Credit Agreement (the “Relevant Time”). If the Relevant Time does not occur, the Original Loan Agreement will continue to be in full force and effect and no amendment and restatement shall apply.

Based on the foregoing and effective as of the Relevant Time, the Parties agree that the Original Loan Agreement shall be further amended and restated as follows:

1.	Loan

1.1	The Lender grants the Borrower a loan in the amount of CHF 13,563,257 (thirteen million, five hundred sixty-three thousand, two hundred fifty-seven Swiss Francs) (the “Loan”).

1.2	The Loan was made available to the Borrower on or about the Original Loan Agreement Date.

2.	Term, Repayment

2.1
The Loan shall initially be made available to the Borrower for a fixed term ending on December 31, 2025 (the “Initial Term”). The Initial Term shall automatically be extended for additional one-year terms, so long as neither the Borrower nor the Lender elects to terminate this Loan Agreement no later than 90 days before the end of the then-current term or the Parties otherwise reach an agreement on the term of this Loan Agreement.

3	Interest

3.1
The Loan is interest-bearing. The applicable interest rate has been 2.5% p.a. since January 1, 2021. If, on account of debt financing and interest payments received by the Borrower on loans extended by the Borrower, in each case, as of December 31, the applicable interest rate of 2.5% p.a. exceeds the maximum permissible interest rate for tax purposes, the Borrower may treat the difference as a deemed dividend.

3.2
Interest is due and payable on December 31 of each year, starting on December 31, 2018. The interest payment date is the maturity date. If the Borrower fails to pay or pays such interest late, the Borrower shall be deemed to be in default without notice. In this case, the Lender shall be entitled to charge default interest at a rate of 6% p.a.

Execution Version
4	Collateral and Subordination Agreements

4.1	The Loan is unsecured.

4.2.	Agreements regarding the subordination of the Loan Agreement to the Credit Agreement are reserved.

5	Miscellaneous

5.1	Rights and obligations arising out of this Loan Agreement may not be transferred to third parties without the consent of the other Parties.

5.2
Should one or more provisions of this Loan Agreement be or become ineffective or invalid or should this Loan Agreement contain an omission, the validity of the remaining provisions of this Loan Agreement shall not be affected thereby. The invalid or ineffective provisions are to be interpreted or replaced in such a way that they correspond as closely as possible to the intended purpose of this Loan Agreement. The same shall apply in the event of a contractual omission.

5.3	Amendments and/or supplements to this Loan Agreement must be made in writing in order to be valid. This also applies to amendments of this Section 5.3.

6	Applicable Law and Place of Jurisdiction

6.1	This Loan Agreement shall be governed exclusively by Swiss law.

6.2
All disputes arising out of or in connection with this Loan Agreement (including those concerning its conclusion, validity or enforceability) shall be subject to the exclusive jurisdiction of the ordinary courts of the City of Zurich (District 1).

Execution Version
Borrower:

Aebi Schmidt Holding AG

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Barend Fruithof, CEO	Thomas Schenkirsch, Head Group Strategic Development

Lender:

PCS Holding AG

/s/ Peter Spuhler
Peter Spuhler,
Verwaltungsratspräsident with single signatory authority

Exhibit 10.7

Execution Version

SECOND AMENDED AND RESTATED LOAN AGREEMENT
dated June 26, 2025
(this “Loan Agreement”)

between

Aebi Schmidt Holding AG
Schulstrasse 4
8500 Frauenfeld
Switzerland

the “Borrower”

and

PCS Holding AG
Schulstrasse 4
8500 Frauenfeld
Switzerland

the “Lender”

Borrower and Lender
individually “Party” and together the “Parties”

regarding

a loan amount of EUR 15,000,000 (fifteen million Euros)

Execution Version
PREAMBLE

A.
The Borrower is a Swiss stock corporation registered in the commercial register of the Canton of Thurgau under company number CHE-112.947.556. The share capital of the Borrower currently amounts to CHF 53,820,290 and is divided into 5,382,029 registered shares with a nominal value of CHF 10 each.

B.	The Lender is one of two main shareholders of the Borrower.

C.
On June 21/25/27, 2018  (the “Original Loan Agreement Date”), the Parties entered into a subordinated loan agreement for a loan in the amount of EUR 15,000,000. Pursuant to an agreement dated October 27, 2021, the interest rate applicable to this subordinated loan agreement was adjusted. Pursuant to an agreement dated December 9, 2022, this subordinated loan agreement was amended and restated (the subordinated loan agreement, as amended, the “Original Loan Agreement”).

D.
On March 10, 2025, the Borrower entered into a credit facilities agreement for credit facilities in the aggregate amount of USD 600,000,000 with, inter alia, UBS Switzerland AG and Zürcher Kantonalbank as lenders (the “Credit Agreement”). In connection with the Borrower’s entry into the Credit Agreement, the Parties intend to further amend and restate the Original Loan Agreement as of the date of the initial utilization under the Credit Agreement (the “Relevant Time”). If the Relevant Time does not occur, the Original Loan Agreement will continue to be in full force and effect and no amendment and restatement shall apply.

Based on the foregoing and effective as of the Relevant Time, the Parties agree that the Original Loan Agreement shall be further amended and restated as follows:

1.	Loan

1.1	The Lender grants the Borrower a loan in the amount of EUR 15,000,000 (fifteen million Euros) (the “Loan”).

1.2	The Loan was made available to the Borrower on or about the Original Loan Agreement Date.

2.	Term, Repayment

2.1
The Loan shall initially be made available to the Borrower for a fixed term ending on December 31, 2025 (the “Initial Term”). The Initial Term shall automatically be extended for additional one-year terms, so long as neither the Borrower nor the Lender elects to terminate this Loan Agreement no later than 90 days before the end of the then-current term or the Parties otherwise reach an agreement on the term of this Loan Agreement.

3	Interest

3.1
The Loan is interest-bearing. The applicable interest rate has been 2.5% p.a. since January 1, 2021. If, on account of debt financing and interest payments received by the Borrower on loans extended by the Borrower, in each case, as of December 31, the applicable interest rate of 2.5% p.a. exceeds the maximum permissible interest rate for tax purposes, the Borrower may treat the difference as a deemed dividend.

3.2
Interest is due and payable on December 31 of each year, starting on December 31, 2018. The interest payment date is the maturity date. If the Borrower fails to pay or pays such interest late, the Borrower shall be deemed to be in default without notice. In this case, the Lender shall be entitled to charge default interest at a rate of 4% p.a.

Execution Version
4	Collateral and Subordination Agreements

4.1	The Loan is unsecured.

4.2.	Agreements regarding the subordination of the Loan Agreement to the Credit Agreement are reserved.

5	Miscellaneous

5.1	Rights and obligations arising out of this Loan Agreement may not be transferred to third parties without the consent of the other Parties.

5.2
Should one or more provisions of this Loan Agreement be or become ineffective or invalid or should this Loan Agreement contain an omission, the validity of the remaining provisions of this Loan Agreement shall not be affected thereby. The invalid or ineffective provisions are to be interpreted or replaced in such a way that they correspond as closely as possible to the intended purpose of this Loan Agreement. The same shall apply in the event of a contractual omission.

5.3	Amendments and/or supplements to this Loan Agreement must be made in writing in order to be valid. This also applies to amendments of this Section 5.3.

6	Applicable Law and Place of Jurisdiction

6.1	This Loan Agreement shall be governed exclusively by Swiss law.

6.2
All disputes arising out of or in connection with this Loan Agreement (including those concerning its conclusion, validity or enforceability) shall be subject to the exclusive jurisdiction of the ordinary courts of the City of Zurich (District 1).

Execution Version
Borrower:

Aebi Schmidt Holding AG

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Barend Fruithof, CEO	Thomas Schenkirsch, Head Group Strategic Development

Lender:

PCS Holding AG

/s/ Peter Spuhler
Peter Spuhler,
Verwaltungsratspräsident with single signatory authority

Exhibit 10.8

Execution Version

SECOND AMENDED AND RESTATED LOAN AGREEMENT
dated June 26, 2025
(this “Loan Agreement”)

between

Aebi Schmidt Holding AG
Schulstrasse 4
8500 Frauenfeld
Switzerland

the “Borrower”

and

Gebuka AG
Rietlistrasse 12
6345 Neuheim
Switzerland

the “Lender”

Borrower and Lender
individually “Party” and together the “Parties”

regarding

a loan amount of CHF 10,000,000 (ten million Swiss Francs)

Execution Version
PREAMBLE

A.
The Borrower is a Swiss stock corporation registered in the commercial register of the Canton of Thurgau under company number CHE-112.947.556. The share capital of the Borrower currently amounts to CHF 53,820,290 and is divided into 5,382,029 registered shares with a nominal value of CHF 10 each.

B.	The Lender is one of two main shareholders of the Borrower.

C.
On July 28, 2015/September 10, 2015 (the “Original Loan Agreement Date”), the Parties entered into a subordinated loan agreement for a loan in the amount of CHF 10,000,000. Pursuant to an agreement dated October 27, 2021, the interest rate applicable to this subordinated loan agreement was adjusted. Pursuant to an agreement dated December 9, 2022, this subordinated loan agreement was amended and restated (the subordinated loan agreement, as amended, the “Original Loan Agreement”).

D.
On March 10, 2025, the Borrower entered into a credit facilities agreement for credit facilities in the aggregate amount of USD 600,000,000 with, inter alia, UBS Switzerland AG and Zürcher Kantonalbank as lenders (the “Credit Agreement”). In connection with the Borrower’s entry into the Credit Agreement, the Parties intend to further amend and restate the Original Loan Agreement as of the date of the initial utilization under the Credit Agreement (the “Relevant Time”). If the Relevant Time does not occur, the Original Loan Agreement will continue to be in full force and effect and no amendment and restatement shall apply.

Based on the foregoing and effective as of the Relevant Time, the Parties agree that the Original Loan Agreement shall be further amended and restated as follows:

1.	Loan

1.1	The Lender grants the Borrower a loan in the amount of CHF 10,000,000 (ten million Swiss Francs) (the “Loan”).

1.2	The Loan was made available to the Borrower on or about the Original Loan Agreement Date.

2.	Term, Repayment

2.1
The Loan shall initially be made available to the Borrower for a fixed term ending on December 31, 2025 (the “Initial Term”). The Initial Term shall automatically be extended for additional one-year terms, so long as neither the Borrower nor the Lender elects to terminate this Loan Agreement no later than 90 days before the end of the then-current term or the Parties otherwise reach an agreement on the term of this Loan Agreement.

3	Interest

3.1
The Loan is interest-bearing. The applicable interest rate has been 2.5% p.a. since January 1, 2021. If, on account of debt financing and interest payments received by the Borrower on loans extended by the Borrower, in each case, as of December 31, the applicable interest rate of 2.5% p.a. exceeds the maximum permissible interest rate for tax purposes, the Borrower may treat the difference as a deemed dividend.

3.2
Interest is due and payable on December 31 of each year, starting on December 31, 2018. The interest payment date is the maturity date. If the Borrower fails to pay or pays such interest late, the Borrower shall be deemed to be in default without notice. In this case, the Lender shall be entitled to charge default interest at a rate of 6% p.a.

Execution Version
4	Collateral and Subordination Agreements

4.1	The Loan is unsecured.

4.2.	Agreements regarding the subordination of the Loan Agreement to the Credit Agreement are reserved.

5	Miscellaneous

5.1	Rights and obligations arising out of this Loan Agreement may not be transferred to third parties without the consent of the other Parties.

5.2
Should one or more provisions of this Loan Agreement be or become ineffective or invalid or should this Loan Agreement contain an omission, the validity of the remaining provisions of this Loan Agreement shall not be affected thereby. The invalid or ineffective provisions are to be interpreted or replaced in such a way that they correspond as closely as possible to the intended purpose of this Loan Agreement. The same shall apply in the event of a contractual omission.

5.3	Amendments and/or supplements to this Loan Agreement must be made in writing in order to be valid. This also applies to amendments of this Section 5.3.

6	Applicable Law and Place of Jurisdiction

6.1	This Loan Agreement shall be governed exclusively by Swiss law.

6.2
All disputes arising out of or in connection with this Loan Agreement (including those concerning its conclusion, validity or enforceability) shall be subject to the exclusive jurisdiction of the ordinary courts of the City of Zurich (District 1).

Execution Version
Borrower:

Aebi Schmidt Holding AG

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Barend Fruithof, CEO	Thomas Schenkirsch, Head Group Strategic Development

Lender:

Gebuka AG

/s/ Dr. Gerold Büttiker
Dr. Gerold Büttiker,
Verwaltungsratspräsident with single signatory authority

Exhibit 10.9

Execution Version

SECOND AMENDED AND RESTATED LOAN AGREEMENT
dated June 26, 2025
(this “Loan Agreement”)

between

Aebi Schmidt Holding AG
Schulstrasse 4
8500 Frauenfeld
Switzerland

the “Borrower”

and

Gebuka AG
Rietlistrasse 12
6345 Neuheim
Switzerland

the “Lender”

Borrower and Lender
individually “Party” and together the “Parties”

regarding

a loan amount of EUR 10,000,000 (ten million Euros)

Execution Version
PREAMBLE

A.
The Borrower is a Swiss stock corporation registered in the commercial register of the Canton of Thurgau under company number CHE-112.947.556. The share capital of the Borrower currently amounts to CHF 53,820,290 and is divided into 5,382,029 registered shares with a nominal value of CHF 10 each.

B.	The Lender is one of two main shareholders of the Borrower.

C.
On June 21/23/27, 2018 (the “Original Loan Agreement Date”), the Parties entered into a subordinated loan agreement for a loan in the amount of EUR 10,000,000. Pursuant to an agreement dated October 27, 2021, the interest rate applicable to this subordinated loan agreement was adjusted. Pursuant to an agreement dated December 9, 2022, this subordinated loan agreement was amended and restated (the subordinated loan agreement, as amended, the “Original Loan Agreement”).

D.
On March 10, 2025, the Borrower entered into a credit facilities agreement for credit facilities in the aggregate amount of USD 600,000,000 with, inter alia, UBS Switzerland AG and Zürcher Kantonalbank as lenders (the “Credit Agreement”). In connection with the Borrower’s entry into the Credit Agreement, the Parties intend to further amend and restate the Original Loan Agreement as of the date of the initial utilization under the Credit Agreement (the “Relevant Time”). If the Relevant Time does not occur, the Original Loan Agreement will continue to be in full force and effect and no amendment and restatement shall apply.

Based on the foregoing and effective as of the Relevant Time, the Parties agree that the Original Loan Agreement shall be further amended and restated as follows:

1.	Loan

1.1	The Lender grants the Borrower a loan in the amount of EUR 10,000,000 (ten million Euros) (the “Loan”).

1.2	The Loan was made available to the Borrower on or about the Original Loan Agreement Date.

2.	Term, Repayment

2.1
The Loan shall initially be made available to the Borrower for a fixed term ending on December 31, 2025 (the “Initial Term”). The Initial Term shall automatically be extended for additional one-year terms, so long as neither the Borrower nor the Lender elects to terminate this Loan Agreement no later than 90 days before the end of the then-current term or the Parties otherwise reach an agreement on the term of this Loan Agreement.

3	Interest

3.1
The Loan is interest-bearing. The applicable interest rate has been 2.5% p.a. since January 1, 2021. If, on account of debt financing and interest payments received by the Borrower on loans extended by the Borrower, in each case, as of December 31, the applicable interest rate of 2.5% p.a. exceeds the maximum permissible interest rate for tax purposes, the Borrower may treat the difference as a deemed dividend.

3.2
Interest is due and payable on December 31 of each year, starting on December 31, 2018. The interest payment date is the maturity date. If the Borrower fails to pay or pays such interest late, the Borrower shall be deemed to be in default without notice. In this case, the Lender shall be entitled to charge default interest at a rate of 4% p.a.

Execution Version
4	Collateral and Subordination Agreements

4.1	The Loan is unsecured.

4.2.	Agreements regarding the subordination of the Loan Agreement to the Credit Agreement are reserved.

5	Miscellaneous

5.1	Rights and obligations arising out of this Loan Agreement may not be transferred to third parties without the consent of the other Parties.

5.2
Should one or more provisions of this Loan Agreement be or become ineffective or invalid or should this Loan Agreement contain an omission, the validity of the remaining provisions of this Loan Agreement shall not be affected thereby. The invalid or ineffective provisions are to be interpreted or replaced in such a way that they correspond as closely as possible to the intended purpose of this Loan Agreement. The same shall apply in the event of a contractual omission.

5.3	Amendments and/or supplements to this Loan Agreement must be made in writing in order to be valid. This also applies to amendments of this Section 5.3.

6	Applicable Law and Place of Jurisdiction

6.1	This Loan Agreement shall be governed exclusively by Swiss law.

6.2
All disputes arising out of or in connection with this Loan Agreement (including those concerning its conclusion, validity or enforceability) shall be subject to the exclusive jurisdiction of the ordinary courts of the City of Zurich (District 1).

Execution Version
Borrower:

Aebi Schmidt Holding AG

/s/ Barend Fruithof	/s/ Thomas Schenkirsch
Barend Fruithof, CEO	Thomas Schenkirsch, Head Group Strategic Development

Lender:

Gebuka AG

/s/ Dr. Gerold Büttiker
Dr. Gerold Büttiker,
Verwaltungsratspräsident with single signatory authority

Exhibit 10.10

Execution Version

SUBORDINATION AGREEMENT

dated

26 June 2025

between

PCS Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland

as subordinated lender (hereinafter Subordinated Lender)

and

Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland

as debtor (hereinafter Company)

and

UBS Switzerland AG
Bahnhofstrasse 45, 8001 Zurich, Switzerland

as Security Agent and beneficiary, acting for itself (including as creditor of the Parallel Debt) and for the account of all other Secured Parties regarding

the subordination of shareholder loans

Subordination Agreement – PCS Holding AG	2

Signatures	23

Subordination Agreement – PCS Holding AG	3

RECITALS

(A)	Pursuant to the Facilities Agreement, the Original Lenders have agreed to make available to the Original Borrowers credit facilities in the aggregate amount of USD 600,000,000.

(B)	The Subordinated Lender is a shareholder of the Company.

(C)	The Subordinated Lender as lender and the Company as borrower have entered into the Shareholder Loan Agreements.

(D)
It is envisaged under the Facilities Agreement that, as of the Effective Time, the Subordinated Lender fully subordinates its claims under or in connection with the Shareholder Loan Agreements towards the claims of the Secured Parties. The claims arising from or in connection with the Shareholder Loan Agreements are currently subordinated towards the claims of the finance parties under the Existing Facilities Agreement (the Existing Subordination). Upon the Effective Time, the Existing Subordination will be released and the relevant claims will be subsequently subordinated towards the claims of the Secured Parties under the Facilities Agreement.

(E)
The Security Agent is entitled and duly authorized under the Finance Documents to represent the Secured Parties in its own name on a fiduciary basis and for the account of the Secured Parties for all purposes of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND CONSTRUCTION

(a)	Unless the context otherwise requires or unless otherwise defined herein, capitalised terms and expressions used herein shall have the meaning ascribed to them in the Facilities Agreement.

(b)	In this Agreement:

Agent	has the meaning given to it in the Facilities Agreement.

Agreement	means this subordination agreement including all its present and future Annexes, if any.

Annex	means an annex to this Agreement.

Article 55 BRRD	means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action	means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation
means (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the "relevant implementing law or regulation" as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

Subordination Agreement – PCS Holding AG	4

Clause	means a clause of this Agreement.

Company	has the meaning given to it on the cover page of this Agreement.

Discharge Date
means the date on which the Agent confirms in writing that all the Priority Claims have been irrevocably paid and discharged in full and all commitments of the Secured Parties under the Facilities Agreement have expired or been cancelled.

EEA Member Country	means any member state of the European Union, Iceland, Liechtenstein and Norway.

Effective Time	means the point in time on which the Existing Subordination is released pursuant to the Release Agreement.

EU Bail-In Legislation Schedule	means the document described as such and published by the LMA (or any successor person) from time to time.

Existing Facilities Agreement
means the Swiss law governed USD 180,000,000 and EUR 45,000,000 term loan and EUR 165,000,000 revolving credit facilities agreement originally dated 11 November 2021 (as amended from time to time) entered into between, among others, the Company as company, original borrower and original guarantor, Aebi & Co. AG Maschinenfabrik as original borrower, Aebi Schmidt International AG as original borrower, Zürcher Kantonalbank as arranger, agent and original lender, Credit Suisse (Switzerland) Ltd. (now: UBS Switzerland AG) as arranger, security agent and original lender and UBS Switzerland AG as arranger and original lender.

Existing Subordination	has the meaning given to it in Recital (D).

Subordination Agreement – PCS Holding AG	5

Facilities Agreement
means the Swiss law governed USD 600,000,000 term loan and revolving credit facilities agreement dated 10 March 2025, between, among others, the Company as company, original borrower and original guarantor, the entities listed in Part I of Schedule 1 as original obligors, UBS Switzerland AG as mandated lead arranger, agent, security agent and original lender, Zürcher Kantonalbank as lead arranger and original lender and the entities listed in Part II of Schedule 2 as original lenders (each term as defined therein).

Finance Documents	has the meaning given to it in the Facilities Agreement.

including	means including without limitation, not delimiting the term(s) to which the word relates to the example(s) thereafter mentioned.

Obligor	has the meaning given to it in the Facilities Agreement.

Parallel Debt	has the meaning given to it in the Facilities Agreement.

Party	means a party to this Agreement.

Permitted Payment	means the payments, receipts and set-offs permitted by Clause 2.3 (Permitted Payments) as long as they are so permitted.

Priority Claims
means any and all claims of the Secured Parties (present and future, actual and contingent) which are (or are expressed to be) payable under or in connection with the Finance Documents against the Company, each as extended (including by way of increase of existing tranches, the making of further advances and/or the increase of pricing and/or principal) or deferred from time to time and in each case as amended, restated, varied, supplemented or novated from time to time, including claims under any guarantees given by the Company under or in connection with the Finance Documents. The Priority Claims shall include (i) any unfunded commitments and any obligations under any initially uncommitted facility under the Facilities Agreement, or any other agreement pursuant to which all or any part of the Priority Claims are replaced or any Parallel Debt claims from the Security Agent, (ii) any present and future liabilities and obligations at any time owed by the Company to the Hedge Counterparties under or in connection with the Hedging Agreements and (iii) any claims in connection with the Finance Documents which are based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

Subordination Agreement – PCS Holding AG	6

Release Agreement
means a cancellation and release agreement dated on or around the date of this Agreement to be entered into between the Company, Aebi & Co. AG Maschinenfabrik, Aebi Schmidt International AG, Gebuka AG and the Subordinated Lender as released parties, Zürcher Kantonalbank as agent and the Security Agent as security agent.

Resolution Authority	means any body which has authority to exercise any Write-down and Conversion Powers.

Secured Parties	has the meaning given to it in the Facilities Agreement.

Security Agent	has the meaning given to it in the Facilities Agreement.

Shareholder Loan Agreements	means the 2015 Shareholder Loan Agreement and the 2018 Shareholder Loan Agreement.
Subordinated Claims
means any and all claims of the Subordinated Lender (present and future, actual and contingent) against the Company under or in connection with the Shareholder Loan Agreements (including principal and interest) as extended (including by way of increase of existing tranches, the making of further advances and/or the increase of pricing and/or principal) or deferred from time to time and in each case as amended, restated, varied, supplemented or novated from time to time, including any other documents replacing in whole or in part, including claims under any guarantees given by the Company under or in connection with the Shareholder Loan Agreements.

Subordinated Lender	has the meaning given to it on the cover page of this Agreement.
Subordination	has the meaning given to it in Clause 2 (Subordination).

Swiss Code of Obligations	means the Swiss Code of Obligations (Schweizerisches Obligationenrecht) dated 30 March 1911, as amended and restated from time to time.

Subordination Agreement – PCS Holding AG	7

Swiss Debt Collection Act	means the Swiss Debt Collection and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs) dated 11 April 1889, as amended and restated from time to time.

UK Bail-In Legislation
means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers
means (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.

Subordination Agreement – PCS Holding AG	8

2015 Shareholder Loan Agreement
means the shareholder loan agreement originally dated 28 July 2015/10 August 2015, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and PCS Holding AG as lender relating to a shareholder loan in an amount of CHF 13,563,257.

2018 Shareholder Loan Agreement
means the shareholder loan agreement originally dated 21 June 2018/25 June 2018/27 June 2018, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and PCS Holding AG as lender relating to a shareholder loan in an amount of EUR 15,000,000.

(c)
Any reference made in this Agreement to any Finance Document (including this Agreement) or to any other agreement or document (under whatever name) relating to a Finance Document shall be deemed to be references to such Finance Document or such other agreement or document as the same may have been, or may from time to time be, amended, restated, extended or novated or as the parties or persons may accede thereto or withdraw therefrom or as new money facilities may be added, or existing facilities may be cancelled, increased or decreased thereunder.

(d)
Any references made in this Agreement to any person include a reference to any natural or legal person, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality), as well as to any of its successors, permitted assignees and transferees shall be construed so as to include its successors in title, permitted assignees and permitted transferees.

(e)
Unless the context otherwise requires, any references made in this Agreement to the Security Agent shall be read as references to the Security Agent acting for itself (including as a creditor of the Parallel Debt) and for the account of all other Secured Parties.

(f)	The "IG Rating Requirement being satisfied" and similar terms have the same meaning given to them in paragraph (m) of Clause 1.2 (Construction) of the Facilities Agreement.

(g)	In the event of any inconsistency between this Agreement and the Shareholder Loan Agreements, this Agreement shall prevail.

2.	SUBORDINATION

2.1	Declaration of Subordination

The Subordinated Lender herewith undertakes to subordinate (subordinieren) and herewith subordinates, with effect as of the Effective Time, the Subordinated Claims towards the Priority Claims for the period until the Discharge Date, provided that, for the avoidance of doubt, such subordination shall include a postponement of the payment of the Subordinated Claims (Stundung) (the Subordination) and provided further that the Subordination shall not prohibit to make a Permitted Payment.

Subordination Agreement – PCS Holding AG	9

2.2	Preservation of Subordinated Claims

(a)
The Subordinated Lender and the Company herewith agree and declare towards and for the benefit of the Security Agent and the other Secured Parties that as of the Effective Time and before the Discharge Date, the Subordinated Claims may not be:

(i)
repaid in full or in part nor otherwise discharged, including by way of a set-off (other than by way of set-off of dividend distributions) (and the Company herewith agrees that it will not accept any repayment or discharge in whatever form);

(ii)	assigned or pledged to any third party other than the Security Agent; or

(iii)	subordinated (einem Rangrücktritt unterstellen) in the sense of article 725b CO,

provided, in each case, that nothing set out in this Agreement shall prohibit the Company to make a Permitted Payment.

(b)
As of the Effective Time, the Company will not enter into, and will ensure that none of its Subsidiaries will enter into, any security agreement securing the Subordinated Claims or any part thereof, and the Subordinated Lender undertakes not to accept such security from the Company or any of the Company's Subsidiaries.

(c)
With effect as of the Effective Time, the Subordinated Lender and the Company undertake to include this clause in any written agreement and instrument issued or entered into in relation to the Subordinated Claims.

2.3	Permitted Payments

(a)
As of the Effective Time, the Company shall not make, and the Subordinated Lender shall not be allowed to demand, receive and/or recover, payments in or towards discharge of the principal of any shareholder loan extended under any Shareholder Loan Agreement (other than by way of set-off of dividend distributions), except if:

(i)
the Leverage Ratio as shown in the last three (consecutive) Compliance Certificates delivered to the Agent in accordance with Clause 24.2 (Provision and content of Compliance Certificate) of the Facilities Agreement was less than 2.50x; or

(ii)	(and for as long as) the IG Rating Requirement is satisfied,

provided that, at the time of the relevant payment, no Event of Default has occurred, or would result from such a payment.

Subordination Agreement – PCS Holding AG	10

(b)
Until the occurrence of an Event of Default which is continuing and in respect of which the Agent has served notice of acceleration pursuant to clause 27.17 (Acceleration) of the Facilities Agreement, the Company may pay cash interest under any Shareholder Loan Agreement.

(c)
Upon and after the occurrence of an Event of Default which is continuing and in respect of which the Agent has served notice of acceleration pursuant to clause 27.17 (Acceleration) of the Facilities Agreement, the Company may not make, and the Subordinated Lender may not accept, any payment of cash interest in respect of Subordinated Claims without the prior written consent of the Agent.

2.4	Turnover of Non-Permitted Payments

As of the Effective Time and until the Discharge Date, if the Subordinated Lender receives or recovers any payment in respect of Subordinated Claims which is not a Permitted Payment, the Subordinated Lender shall within three Business Days of such receipt or recovery:

(a)	notify details of that receipt or recovery to the Security Agent; and

(b)
pay an amount equal to any such receipt or recovery (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount) to the Security Agent for application towards the Priority Claims in accordance with the Finance Documents (or, if so directed by the Security Agent, to the Company).

2.5	Restrictions on enforcement by the Subordinated Lender

(a)
As of the Effective Time and until the Discharge Date, the Subordinated Lender shall not, except with the prior written consent of or as required by the Security Agent, take any enforcement action in relation to any Subordinated Claim other than in relation to a Permitted Payment.

(b)
If the Security Agent is entitled to request the taking of an enforcement action and the Security Agent so requires, the Subordinated Lender will promptly take the relevant enforcement action and apply any proceeds from that enforcement action in accordance with Clause 2.4 (Turnover of Non-Permitted Payments).

2.6	Amendments to Shareholder Loan Agreements

(a)	As of the Effective Time and until the Discharge Date, neither the Subordinated Lender nor the Company shall amend or give any waiver or consent under any Shareholder Loan Agreement.

(b)	Paragraph (a) above does not apply to any amendment, waiver or consent:

(i)	made with the prior written consent of the Security Agent; or

(ii)	which does not have an adverse effect on the rights of the Security Agent and/or the Secured Parties under or the security interest created pursuant to this Agreement.

Subordination Agreement – PCS Holding AG	11

3.	SECURITY ASSIGNMENT AND COLLECTION OF MONIES

(a)
The Subordinated Lender hereby agrees to assign and hereby unconditionally assigns the Subordinated Claims to the Security Agent, effective as of the opening of bankruptcy or composition proceedings against or the resolution of liquidation of the Company, as a continuing first ranking security (Sicherungszession) free and clear of any security in favour of third parties, in order to secure the Priority Claims. The Security Agent herewith accepts such assignment. The Company hereby consents to such assignment. The assignment extends to all preference and accessory rights, and to all non-accessory or other rights and claims relating to, or securing, any of the Subordinated Claims.

(b)
The Subordinated Lender hereby undertakes to promptly execute and deliver at its own expense all further instruments (including, any debt acknowledgements (Schuldscheine), if any) and documents, and take all further action, that the Security Agent may reasonably request or that are required as a matter of law, in order to (i) perfect, protect, secure, maintain and enforce the assignment in accordance with paragraph (a) above and (ii) facilitate the exercise of the Security Agent's and Secured Parties' rights and remedies under this Agreement.

(c)
The proceeds resulting from the enforcement of any Subordinated Claims assigned to the Security Agent in accordance with paragraph (a) shall be applied by the Security Agent towards the satisfaction of the Priority Claims in accordance with the relevant provisions of the Finance Documents.

4.	SUBORDINATION ON INSOLVENCY

4.1	Insolvency events

If any corporate action, legal proceedings or other procedure or step is taken after the Effective Time in relation to:

(a)
the opening of bankruptcy proceedings, the suspension of payments, a declaration of insolvency, a moratorium of any indebtedness, winding-up (other than a voluntary winding-up), dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of or in respect of the Company;

(b)	a composition, assignment or arrangement with any creditor of the Company;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any of its assets; or

(d)	enforcement of any Security over any assets of the Company,

or any analogous procedure or step is taken in any jurisdiction, this Clause 4 shall apply.

Subordination Agreement – PCS Holding AG	12

4.2	Filing of claims

(a)	In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date, the Security Agent may, and is hereby irrevocably authorised on behalf of each Secured Party to:

(i)	demand, claim, enforce and prove for the Subordinated Claims;

(ii)
file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Security Agent considers necessary or desirable to recover the Subordinated Claims; and

(iii)	receive all distributions of the Subordinated Claims for application towards the Priority Claims in accordance with the Finance Documents.

(b)
If and to the extent that the Security Agent is not entitled, or elects not, to take any of the actions mentioned in paragraph (a) above, the Subordinated Lender will do so promptly on request by the Security Agent.

4.3	Distributions

In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date, the Subordinated Lender will:

(a)
promptly upon receipt pay all amounts received or recovered by it in respect of the Subordinated Claims (including by way of set-off (other than by way of set-off of dividend distributions)) to the Security Agent for application towards the Priority Claims in accordance with the Finance Documents;

(b)
promptly direct the bankruptcy administrator, liquidator, assignee or other person distributing the assets of the Company or their proceeds to pay distributions in respect of the Subordinated Claims directly to the Security Agent; and

(c)	promptly take any action requested by the Security Agent to give effect to this Clause 4.3.

4.4	Voting

(a)	In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date:

(i)
the Security Agent may, and is hereby irrevocably authorised on behalf of each Secured Party and the Subordinated Lender to, exercise all powers of attending or convening meetings, voting and representation in respect of the Subordinated Claims; and

(ii)	the Subordinated Lender shall promptly execute and/or deliver to the Security Agent such forms of proxy and representation as it may require to facilitate any such action.

Subordination Agreement – PCS Holding AG	13

(b)	If and to the extent that the Security Agent is not entitled, or elects not, to exercise a power under paragraph 4.4 above, the Subordinated Lender will:

(i)	exercise that power as the Security Agent directs; and

(ii)	not exercise that power so as to impair the ranking and/or subordination contemplated by this Agreement.

5.	DEFERRAL OF SUBORDINATED LENDER'S RIGHTS

(a)
As of the Effective Time and until the Discharge Date, and unless the Security Agent otherwise directs, the Subordinated Lender will not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement or by reason of any amount being payable, or liability arising under this Clause 5:

(i)	to be indemnified by the Company;

(ii)	to claim any contribution from any guarantor of the Company’s obligations under the Finance Documents;

(iii)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Security Agent and/or any Secured Party;

(iv)
to bring legal or other proceedings for an order requiring the Company to make any payment, or perform any obligation, in respect of which any guarantor has given a guarantee, undertaking or indemnity under or in connection with the Shareholder Loan Agreements;

(v)	to exercise any right of set-off (other than by way of set-off of dividend distributions) against the Company; and/or

(vi)	to claim or prove as a creditor of the Company in competition with any Secured Party.

(b)
If the Subordinated Lender receives any benefit, payment or distribution in relation to such rights which is not a Permitted Payment it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Company under or in connection with the Finance Documents to be repaid in full as agent for the Secured Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with the Facilities Agreement.

Subordination Agreement – PCS Holding AG	14

6.	DELIVERY OF DOCUMENTS

(a)	No later than on the date hereof, the Subordinated Lender shall deliver to the Security Agent the following documents (to the extent not already delivered under the Facilities Agreement):

(i)	a copy of each of the Shareholder Loan Agreements;

(ii)	a copy of a certified excerpt from the commercial register relating to the Subordinated Lender, to be accurate, complete and up-to-date on the date hereof;

(iii)	a certified copy of the Subordinated Lender's articles of association, to be accurate, complete and up-to-date on the date hereof; and

(iv)	a copy of a resolution of the board of directors of the Subordinated Lender, inter alia, approving the entry of the Subordinated Lender into and the performance of this Agreement.

(b)	No later than on the Effective Time, the Subordinated Lender shall deliver to the Security Agent the following documents:

(i)	an original of this Agreement, duly executed by the Subordinated Lender; and

(ii)	any and all originals of any acknowledgement of debt (Schuldschein) that exist, as of the Effective Time, relating to the Shareholder Loan Agreements.

(c)
At any time after the Effective Time, the Subordinated Lender shall deliver to the Security Agent promptly upon request an up-to-date and complete list of Subordinated Claims outstanding at the relevant point in time, certified by the Company as being true and correct as of the relevant date.

7.	REPRESENTATIONS AND WARRANTIES

(a)
Without prejudice and in addition to the representations and warranties under the Facilities Agreement, each of the Subordinated Lender and, as applicable, the Company represents and warrants (in each case with respect to itself) to the Security Agent and the other Secured Parties as follows:

(i)	the Subordinated Lender is validly existing and duly incorporated under the laws of its jurisdiction of incorporation;

(ii)
the Subordinated Lender has the capacity and power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, execution, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

Subordination Agreement – PCS Holding AG	15

(iii)
subject to the occurrence of the Effective Time the Subordinated Lender is the sole creditor of and has full legal title to the existing Subordinated Claims and the Subordinated Claims are freely assignable;

(iv)
subject to the occurrence of the Effective Time and except to the extent provided for in this Agreement or any other Finance Document, the Subordinated Claims have not been assigned or pledged or otherwise encumbered and are free and clear of any restriction on the ability to encumber, transfer or realise all or any part of it;

(v)
the documents referred to in Clause 6 (Delivery of Documents) are accurate, complete and up-to-date as of the date when they are delivered to the Security Agent in accordance with Clause 6 (Delivery of Documents);

(vi)
the resolution referred to in Clause 6 (Delivery of Documents) has been duly passed, accurately reflects the matters considered and resolutions taken by the respective persons and/or bodies and has not been rescinded or amended;

(vii)
except as delivered to the Security Agent in accordance with Clause 6 (Delivery of Documents), no further acknowledgments of debt (Schuldscheine) are existing and the Subordinated Lender has delivered to the Security Agent any and all existing acknowledgments of debt (Schuldscheine) relating to the Shareholder Loan Agreements;

(viii)	subject to the Legal Reservations, this Agreement constitutes legal, valid and binding obligations that are enforceable against the Subordinated Lender pursuant to its terms;

(ix)
no approval is required to grant a valid, binding and legally enforceable Subordination and all necessary authorisations to enable the Subordinated Lender to enter into this Agreement have been obtained and are, and will remain, in full force and effect;

(x)
there were (A) no shareholders' and no board meetings of the Subordinated Lender or the Company, and (B) no board meetings of the Subordinated Lender or the Company held, called for or planned in which resolutions were or are proposed to be passed that could negatively affect the Subordination or any other rights of the Security Agent and/or the Secured Parties under this Agreement; and

(xi)
the Subordinated Lender is a going concern and neither insolvent nor over-indebted (in the sense of article 725b of the Swiss Code of Obligations) and it has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of the Subordinated Lender, and no receiver, trustee in bankruptcy, administrator or similar office has been appointed in relation to the Subordinated Lender or any of its assets or revenues.

(b)
The representations and warranties set out in paragraph (a) of this Clause 7 (Representations and Warranties) are made as per the date of this Agreement and are deemed to be repeated by the Subordinated Lender and the Company in accordance and at the same times as the Repeating Representations set out in the Facilities Agreement are made.

Subordination Agreement – PCS Holding AG	16

8.	UNDERTAKINGS

Unless otherwise provided for in any Finance Document or with the Security Agent's prior written consent and without prejudice and in addition to the undertakings under the Facilities Agreement and in addition to the obligations set out elsewhere in this Agreement, each of the Subordinated Lender and the Company hereby undertakes to the Security Agent and the Secured Parties as of the Effective Time as follows:

(a)
to promptly execute and deliver at its own expense all further instruments and documents, and take all further action, that the Security Agent may reasonably request or that are required as a matter of law, in order to (i) perfect, protect, secure, maintain and enforce the Subordination and any security created under this Agreement, (ii) facilitate the exercise of the Security Agent's and Secured Parties' rights and remedies under this Agreement and (iii) enable the Security Agent and the other Secured Parties to transfer and assign this Agreement or any rights or obligations hereunder in accordance with Clause 13.10 (Transfer and Assignment);

(b)
not to do or permit to be done anything which would adversely affect the priority, ranking, legality, validity or enforceability of the Subordinated Claims or the Subordination created or expressed to be created pursuant to this Agreement;

(c)	not to assign or pledge or otherwise dispose of or encumber the Subordinated Claims;

(d)
to promptly notify the Security Agent of the occurrence of an event of default or potential event of default (however described) under or breach of any of the Shareholder Loan Agreements which has or would have a material adverse effect on validity or enforceability of the Subordinated Claims, or the Subordination created hereunder;

(e)	to notify the Security Agent promptly upon request of the amount of its outstanding Subordinated Claims; and

(f)
to immediately inform in writing persons such as a bankruptcy liquidator or an administrator in case of a moratorium or persons making an attachment of the existence of the rights of the Security Agent and the Secured Parties pursuant to this Agreement.

9.	RELEASE OF THE SUBORDINATION

(a)	The Subordination and any other declarations and obligations of the Subordinated Lender and the Company under or in connection with this Agreement remain valid until the Discharge Date.

(b)
If any payment by the Subordinated Lender in respect of Priority Claims, whereupon the Security Agent or any other Secured Party released the Subordination, is avoided or reduced as a result of insolvency or any similar event, this Agreement, the liability of the Subordinated Lender and the Subordination shall be reinstated and continue as if the payment discharge, avoidance or reduction had not occurred.

Subordination Agreement – PCS Holding AG	17

10.	EXCULPATION

The Security Agent shall not be liable for any loss or damage suffered by the Subordinated Lender save in respect of such loss or damage which is suffered as a result of gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Security Agent.

11.	ADDITIONAL SECURED PARTIES; POWER OF ATTORNEY

(a)
The Subordinated Lender acknowledges and agrees that the Security Agent is entering into this Agreement acting for itself (including as creditor of the Parallel Debt) and for the account of all other Secured Parties and that for such purpose upon assignment or transfer of all or any part of the Priority Claims to a new Secured Party such new Secured Party shall automatically become a Secured Party hereunder and any Secured Party which has ceased to be a Secured Party shall automatically cease to be a Secured Party hereunder. The Subordinated Lender further acknowledges and agrees that any person appointed by the Security Agent as its delegate or successor in accordance with any of the Finance Documents shall be a Secured Party hereunder.

(b)
The Subordinated Lender appoints and authorises the Security Agent to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things that the Security Agent may consider to be requisite for carrying out any obligation imposed on the Subordinated Lender under this Agreement or exercising any of the rights conferred on the Security Agent or the Secured Parties by this Agreement or by law, provided that as long as no Event of Default has occurred which is continuing the Security Agent agrees not to take any such step unless the Security Agent would have the right under this Agreement to request the Subordinated Lender to take such step and the Subordinated Lender has failed to take such step within five Business Days or such shorter period as may be reasonably necessary to safeguard the Security Agent's and the other Secured Parties interests, upon receipt of a written notice to such effect.

12.	SECURITY AGENT; RELATIONSHIP AMONG SECURED PARTIES

(a)
Each Secured Party has, and each future Secured Party shall be deemed to have, appointed pursuant to clause 32.1 (Appointment of the Agent and the Security Agent) of the Facilities Agreement the Security Agent as its agent for all purposes of this Agreement and with full power and authority to act as agent for the account of each Secured Party.

(b)	The relationship among the Secured Parties and the relationship between the Security Agent and the Secured Parties shall be governed by the Facilities Agreement.

Subordination Agreement – PCS Holding AG	18

(c)
The Parties agree that the Subordinated Lender neither need nor may be concerned with such relationship but shall be entitled to rely on all acts of the Security Agent as being made in accordance with and for the account of all Secured Parties and the Security Agent hereby confirms that each Secured Parties has agreed or will agree that it will act through the Security Agent for all purposes of this Agreement.

13.	MISCELLANEOUS

13.1	Contractual Recognition of Bail-In

(a)
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)	any Bail-In Action in relation to any such liability, including (without limitation):

(1)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(2)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(3)	a cancellation of any such liability; and

(ii)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)
The Parties further agree that upon the taking of any Bail-In Action by a relevant Resolution Authority, any liability of a Party to another Party under the Finance Documents shall, as a matter of contract as between the Parties, be reduced, converted, cancelled, or suspended (and that any term of this Agreement shall be varied) in such manner as it is expressed to be pursuant to such Bail-In Action.

13.2	Designation as Finance Document

The Parties acknowledge and agree that this Agreement shall be considered a Finance Document.

13.3	No Waiver

No failure or delay by the Security Agent or any other Secured Party in exercising any right, power or privilege granted under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Subordination Agreement – PCS Holding AG	19

13.4	Taxes, Costs and Expenses

All taxes, costs, fees and expenses (including legal fees) arising out of or in connection with the perfection, maintenance, protection and enforcement of the security created under this Agreement or the exercise of any of the Secured Parties' rights granted under this Agreement shall be borne by the Parties in accordance with the Facilities Agreement.

13.5	Notices

(a)
All notices or other communications to be given to the Agent or the Company under or in connection with this Agreement shall be made in accordance with clause 37.1 (Notices) of the Facilities Agreement.

(b)	All notices or other communications to be given to the Subordinated Lender under or in connection with this Agreement shall be made to the following address:

PCS Holding AG
Schulstrasse 4
8500 Frauenfeld
Switzerland
E-mail: bettina.iseli@pcs-holding.ch
Attention: Bettina Iseli

with a copy to the Company.

13.6	Amendments

This Agreement (including this Clause 13.6) may only be modified or amended in writing.

13.7	Severability

If at any time any or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any relevant jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions of this Agreement. The Parties shall, acting in good faith, replace such illegal, invalid or unenforceable provision with a provision which comes as close as possible to the purpose of this Agreement.

13.8	Confidentiality, Disclosure of Confidential Information and Banking Secrecy Waiver

The provisions of clause 42 (Confidentiality, Disclosure of Confidential Information and Swiss Banking Secrecy Waiver) of the Facilities Agreement shall be incorporated by reference into and apply mutatis mutandis to this Agreement.

Subordination Agreement – PCS Holding AG	20

13.9	Immediate Recourse; Independent Security

(a)
The Subordinated Lender waives any right it may have of first requiring the Security Agent or any other Secured Party (or any trustee or agent on behalf of any of them) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Agreement. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(b)
In the event the Subordination and security assignment provided under this Agreement has been granted together with any other security for the Subordinated Claims, the Subordination and security assignment shall be considered an additional and independent security in that the Security Agent or the Secured Parties are entirely free to realize any other security prior to the enforcement hereunder, but are also entitled to the enforcement hereunder prior to the realisation of any other security granted to them.

13.10	Transfer and Assignment

(a)	The Company and the Subordinated Lender may not transfer or assign this Agreement or any rights or obligations hereunder without the prior written consent of the Security Agent.

(b)
The Security Agent may transfer and assign this Agreement or any rights or obligations hereunder without the consent of the Subordinated Lender to any person or entity that is appointed as successor security agent under the Finance Documents.

13.11	Set-off

The Subordinated Lender shall not have the right to offset any payment obligation owed under any of the Finance Documents with any claim against any of the Secured Parties.

13.12	Counterparts

This Agreement may be signed and delivered in any number of counterparts, and this has the same effect as if the signature on the counterparts were on a single copy of this Agreement.

13.13	Governing Law

This Agreement shall be governed by and construed in accordance with the substantive law of Switzerland, under the exclusion of the Swiss international conflict of law rules.

13.14	Jurisdiction

(a)
The exclusive jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be with the courts of the city of Zurich (Zurich 1), Switzerland.

Subordination Agreement – PCS Holding AG	21

(b)
Notwithstanding paragraph (a) above, the Security Agent and the other Secured Parties shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the fullest extent permitted by applicable law, the Security Agent and the other Secured Parties may take concurrent proceedings in any number of jurisdictions.

Signatures on the next pages

Subordination Agreement – PCS Holding AG	22

SIGNATURES

PCS Holding AG
as Subordinated Lender
/s/ Peter Spuhler
Name: Peter Spuhler	Name:
Title: Chairman	Title:

Subordination Agreement – PCS Holding AG	23

Aebi Schmidt Holding AG as Company
/s/ Barend Fruithof	/s/ Thomas Schendirch
Name: Barend Fruithof	Name: Thomas Schendirch
Title: CEO	Title: Head Strategy

Subordination Agreement – PCS Holding AG	24

UBS Switzerland AG
as Security Agent

acting in its own name and on its own behalf and as Security Agent in its own name but as fiduciary on behalf of each other Secured Party
/s/ Anja Manella	/s/ David Bieber
Name: Anja Manella	Name: David Bieber
Title: Executive Director	Title: Director

Subordination Agreement – PCS Holding AG	25

Exhibit 10.11

Execution Version

SUBORDINATION AGREEMENT

dated
26 June 2025

between

Gebuka AG
Rietlistrasse 12, 6345 Neuheim, Switzerland

as subordinated lender (hereinafter Subordinated Lender)

and

Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland

as debtor (hereinafter Company)

and

UBS Switzerland AG
Bahnhofstrasse 45, 8001 Zurich, Switzerland

as Security Agent and beneficiary, acting for itself (including as creditor of the Parallel Debt) and for the account of all other Secured Parties regarding

the subordination of shareholder loans

Subordination Agreement – Gebuka AG	2

Signatures	23

Subordination Agreement – Gebuka AG	3

RECITALS

(A)	Pursuant to the Facilities Agreement, the Original Lenders have agreed to make available to the Original Borrowers credit facilities in the aggregate amount of USD 600,000,000.

(B)	The Subordinated Lender is a shareholder of the Company.

(C)	The Subordinated Lender as lender and the Company as borrower have entered into the Shareholder Loan Agreements.

(D)
It is envisaged under the Facilities Agreement that, as of the Effective Time, the Subordinated Lender fully subordinates its claims under or in connection with the Shareholder Loan Agreements towards the claims of the Secured Parties. The claims arising from or in connection with the Shareholder Loan Agreements are currently subordinated towards the claims of the finance parties under the Existing Facilities Agreement (the Existing Subordination). Upon the Effective Time, the Existing Subordination will be released and the relevant claims will be subsequently subordinated towards the claims of the Secured Parties under the Facilities Agreement.

(E)
The Security Agent is entitled and duly authorized under the Finance Documents to represent the Secured Parties in its own name on a fiduciary basis and for the account of the Secured Parties for all purposes of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND CONSTRUCTION

(a)	Unless the context otherwise requires or unless otherwise defined herein, capitalised terms and expressions used herein shall have the meaning ascribed to them in the Facilities Agreement.

(b)	In this Agreement:

Agent	has the meaning given to it in the Facilities Agreement.

Agreement	means this subordination agreement including all its present and future Annexes, if any.

Annex	means an annex to this Agreement.

Article 55 BRRD	means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action	means the exercise of any Write-down and Conversion Powers.

Subordination Agreement – Gebuka AG	4

Bail-In Legislation
means (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the "relevant implementing law or regulation" as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

Clause	means a clause of this Agreement.

Company	has the meaning given to it on the cover page of this Agreement.

Discharge Date
means the date on which the Agent confirms in writing that all the Priority Claims have been irrevocably paid and discharged in full and all commitments of the Secured Parties under the Facilities Agreement have expired or been cancelled.

EEA Member Country	means any member state of the European Union, Iceland, Liechtenstein and Norway.

Effective Time	means the point in time on which the Existing Subordination is released pursuant to the Release Agreement.

EU Bail-In Legislation Schedule	means the document described as such and published by the LMA (or any successor person) from time to time.

Existing Facilities Agreement
means the Swiss law governed USD 180,000,000 and EUR 45,000,000 term loan and EUR 165,000,000 revolving credit facilities agreement originally dated 11 November 2021 (as amended from time to time) entered into between, among others, the Company as company, original borrower and original guarantor, Aebi & Co. AG Maschinenfabrik as original borrower, Aebi Schmidt International AG as original borrower, Zürcher Kantonalbank as arranger, agent and original lender, Credit Suisse (Switzerland) Ltd. (now: UBS Switzerland AG) as arranger, security agent and original lender and UBS Switzerland AG as arranger and original lender.

Existing Subordination	has the meaning given to it in Recital (D).

Subordination Agreement – Gebuka AG	5

Facilities Agreement
means the Swiss law governed USD 600,000,000 term loan and revolving credit facilities agreement dated 10 March 2025, between, among others, the Company as company, original borrower and original guarantor, the entities listed in Part I of Schedule 1 as original obligors, UBS Switzerland AG as mandated lead arranger, agent, security agent and original lender, Zürcher Kantonalbank as lead arranger and original lender and the entities listed in Part II of Schedule 2 as original lenders (each term as defined therein).

Finance Documents	has the meaning given to it in the Facilities Agreement.

including	means including without limitation, not delimiting the term(s) to which the word relates to the example(s) thereafter mentioned.

Obligor	has the meaning given to it in the Facilities Agreement.

Parallel Debt	has the meaning given to it in the Facilities Agreement.

Party	means a party to this Agreement.

Permitted Payment	means the payments, receipts and set-offs permitted by Clause 2.3 (Permitted Payments) as long as they are so permitted.

Priority Claims
means any and all claims of the Secured Parties (present and future, actual and contingent) which are (or are expressed to be) payable under or in connection with the Finance Documents against the Company, each as extended (including by way of increase of existing tranches, the making of further advances and/or the increase of pricing and/or principal) or deferred from time to time and in each case as amended, restated, varied, supplemented or novated from time to time, including claims under any guarantees given by the Company under or in connection with the Finance Documents. The Priority Claims shall include (i) any unfunded commitments and any obligations under any initially uncommitted facility under the Facilities Agreement, or any other agreement pursuant to which all or any part of the Priority Claims are replaced or any Parallel Debt claims from the Security Agent, (ii) any present and future liabilities and obligations at any time owed by the Company to the Hedge Counterparties under or in connection with the Hedging Agreements and (iii) any claims in connection with the Finance Documents which are based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

Subordination Agreement – Gebuka AG	6

Release Agreement
means a cancellation and release agreement dated on or around the date of this Agreement to be entered into between the Company, Aebi & Co. AG Maschinenfabrik, Aebi Schmidt International AG, the Subordinated Lender and PCS Holding AG as released parties, Zürcher Kantonalbank as agent and the Security Agent as security agent.

Resolution Authority	means any body which has authority to exercise any Write-down and Conversion Powers.

Secured Parties	has the meaning given to it in the Facilities Agreement.

Security Agent	has the meaning given to it in the Facilities Agreement.

Shareholder Loan Agreements	means the 2015 Shareholder Loan Agreement and the 2018 Shareholder Loan Agreement.

Subordinated Claims
means any and all claims of the Subordinated Lender (present and future, actual and contingent) against the Company under or in connection with the Shareholder Loan Agreements (including principal and interest) as extended (including by way of increase of existing tranches, the making of further advances and/or the increase of pricing and/or principal) or deferred from time to time and in each case as amended, restated, varied, supplemented or novated from time to time, including any other documents replacing in whole or in part, including claims under any guarantees given by the Company under or in connection with the Shareholder Loan Agreements.

Subordinated Lender	has the meaning given to it on the cover page of this Agreement.

Subordination	has the meaning given to it in Clause 2 (Subordination).

Swiss Code of Obligations	means the Swiss Code of Obligations (Schweizerisches Obligationenrecht) dated 30 March 1911, as amended and restated from time to time.

Subordination Agreement – Gebuka AG	7

Swiss Debt Collection Act	means the Swiss Debt Collection and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs) dated 11 April 1889, as amended and restated from time to time.

UK Bail-In Legislation
means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers
means (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.

Subordination Agreement – Gebuka AG	8

2015 Shareholder Loan Agreement
means the shareholder loan agreement originally dated 28 July 2015/10 September 2015, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and Gebuka AG as lender relating to a shareholder loan in an amount of CHF 10,000,000.

2018 Shareholder Loan Agreement
means the shareholder loan agreement originally dated 21 June 2018/23 June 2018/27 June 2018, as amended and restated from time to time (the last time on or prior to the Transaction Closing Date), amongst others, between the Company as borrower and Gebuka AG as lender relating to a shareholder loan in an amount of EUR 10,000,000.

(c)
Any reference made in this Agreement to any Finance Document (including this Agreement) or to any other agreement or document (under whatever name) relating to a Finance Document shall be deemed to be references to such Finance Document or such other agreement or document as the same may have been, or may from time to time be, amended, restated, extended or novated or as the parties or persons may accede thereto or withdraw therefrom or as new money facilities may be added, or existing facilities may be cancelled, increased or decreased thereunder.

(d)
Any references made in this Agreement to any person include a reference to any natural or legal person, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality), as well as to any of its successors, permitted assignees and transferees shall be construed so as to include its successors in title, permitted assignees and permitted transferees.

(e)
Unless the context otherwise requires, any references made in this Agreement to the Security Agent shall be read as references to the Security Agent acting for itself (including as a creditor of the Parallel Debt) and for the account of all other Secured Parties.

(f)	The "IG Rating Requirement being satisfied" and similar terms have the same meaning given to them in paragraph (m) of Clause 1.2 (Construction) of the Facilities Agreement.

(g)	In the event of any inconsistency between this Agreement and the Shareholder Loan Agreements, this Agreement shall prevail.

2.	SUBORDINATION

2.1	Declaration of Subordination

The Subordinated Lender herewith undertakes to subordinate (subordinieren) and herewith subordinates, with effect as of the Effective Time, the Subordinated Claims towards the Priority Claims for the period until the Discharge Date, provided that, for the avoidance of doubt, such subordination shall include a postponement of the payment of the Subordinated Claims (Stundung) (the Subordination) and provided further that the Subordination shall not prohibit to make a Permitted Payment.

Subordination Agreement – Gebuka AG	9

2.2	Preservation of Subordinated Claims

(a)
The Subordinated Lender and the Company herewith agree and declare towards and for the benefit of the Security Agent and the other Secured Parties that as of the Effective Time and before the Discharge Date, the Subordinated Claims may not be:

(i)
repaid in full or in part nor otherwise discharged, including by way of a set-off (other than by way of set-off of dividend distributions) (and the Company herewith agrees that it will not accept any repayment or discharge in whatever form);

(ii)	assigned or pledged to any third party other than the Security Agent; or

(iii)	subordinated (einem Rangrücktritt unterstellen) in the sense of article 725b CO,

provided, in each case, that nothing set out in this Agreement shall prohibit the Company to make a Permitted Payment.

(b)
As of the Effective Time, the Company will not enter into, and will ensure that none of its Subsidiaries will enter into, any security agreement securing the Subordinated Claims or any part thereof, and the Subordinated Lender undertakes not to accept such security from the Company or any of the Company's Subsidiaries.

(c)
With effect as of the Effective Time, the Subordinated Lender and the Company undertake to include this clause in any written agreement and instrument issued or entered into in relation to the Subordinated Claims.

2.3	Permitted Payments

(a)
As of the Effective Time, the Company shall not make, and the Subordinated Lender shall not be allowed to demand, receive and/or recover, payments in or towards discharge of the principal of any shareholder loan extended under any Shareholder Loan Agreement (other than by way of set-off of dividend distributions), except if:

(i)
the Leverage Ratio as shown in the last three (consecutive) Compliance Certificates delivered to the Agent in accordance with Clause 24.2 (Provision and content of Compliance Certificate) of the Facilities Agreement was less than 2.50x; or

(ii)	(and for as long as) the IG Rating Requirement is satisfied,

provided that, at the time of the relevant payment, no Event of Default has occurred, or would result from such a payment.

Subordination Agreement – Gebuka AG	10

(b)
Until the occurrence of an Event of Default which is continuing and in respect of which the Agent has served notice of acceleration pursuant to clause 27.17 (Acceleration) of the Facilities Agreement, the Company may pay cash interest under any Shareholder Loan Agreement.

(c)
Upon and after the occurrence of an Event of Default which is continuing and in respect of which the Agent has served notice of acceleration pursuant to clause 27.17 (Acceleration) of the Facilities Agreement, the Company may not make, and the Subordinated Lender may not accept, any payment of cash interest in respect of Subordinated Claims without the prior written consent of the Agent.

2.4	Turnover of Non-Permitted Payments

As of the Effective Time and until the Discharge Date, if the Subordinated Lender receives or recovers any payment in respect of Subordinated Claims which is not a Permitted Payment, the Subordinated Lender shall within three Business Days of such receipt or recovery:

(a)	notify details of that receipt or recovery to the Security Agent; and

(b)
pay an amount equal to any such receipt or recovery (or, where the receipt or recovery is by way of discharge by set-off, an equivalent amount) to the Security Agent for application towards the Priority Claims in accordance with the Finance Documents (or, if so directed by the Security Agent, to the Company).

2.5	Restrictions on enforcement by the Subordinated Lender

(a)
As of the Effective Time and until the Discharge Date, the Subordinated Lender shall not, except with the prior written consent of or as required by the Security Agent, take any enforcement action in relation to any Subordinated Claim other than in relation to a Permitted Payment.

(b)
If the Security Agent is entitled to request the taking of an enforcement action and the Security Agent so requires, the Subordinated Lender will promptly take the relevant enforcement action and apply any proceeds from that enforcement action in accordance with Clause 2.4 (Turnover of Non-Permitted Payments).

2.6	Amendments to Shareholder Loan Agreements

(a)	As of the Effective Time and until the Discharge Date, neither the Subordinated Lender nor the Company shall amend or give any waiver or consent under any Shareholder Loan Agreement.

(b)	Paragraph (a) above does not apply to any amendment, waiver or consent:

(i)	made with the prior written consent of the Security Agent; or

(ii)	which does not have an adverse effect on the rights of the Security Agent and/or the Secured Parties under or the security interest created pursuant to this Agreement.

Subordination Agreement – Gebuka AG	11

3.	SECURITY ASSIGNMENT AND COLLECTION OF MONIES

(a)
The Subordinated Lender hereby agrees to assign and hereby unconditionally assigns the Subordinated Claims to the Security Agent, effective as of the opening of bankruptcy or composition proceedings against or the resolution of liquidation of the Company, as a continuing first ranking security (Sicherungszession) free and clear of any security in favour of third parties, in order to secure the Priority Claims. The Security Agent herewith accepts such assignment. The Company hereby consents to such assignment. The assignment extends to all preference and accessory rights, and to all non-accessory or other rights and claims relating to, or securing, any of the Subordinated Claims.

(b)
The Subordinated Lender hereby undertakes to promptly execute and deliver at its own expense all further instruments (including, any debt acknowledgements (Schuldscheine), if any) and documents, and take all further action, that the Security Agent may reasonably request or that are required as a matter of law, in order to (i) perfect, protect, secure, maintain and enforce the assignment in accordance with paragraph (a) above and (ii) facilitate the exercise of the Security Agent's and Secured Parties' rights and remedies under this Agreement.

(c)
The proceeds resulting from the enforcement of any Subordinated Claims assigned to the Security Agent in accordance with paragraph (a) shall be applied by the Security Agent towards the satisfaction of the Priority Claims in accordance with the relevant provisions of the Finance Documents.

4.	SUBORDINATION ON INSOLVENCY

4.1	Insolvency events

If any corporate action, legal proceedings or other procedure or step is taken after the Effective Time in relation to:

(a)
the opening of bankruptcy proceedings, the suspension of payments, a declaration of insolvency, a moratorium of any indebtedness, winding-up (other than a voluntary winding-up), dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of or in respect of the Company;

(b)	a composition, assignment or arrangement with any creditor of the Company;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any of its assets; or

(d)	enforcement of any Security over any assets of the Company,

or any analogous procedure or step is taken in any jurisdiction, this Clause 4 shall apply.

Subordination Agreement – Gebuka AG	12

4.2	Filing of claims

(a)	In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date, the Security Agent may, and is hereby irrevocably authorised on behalf of each Secured Party to:

(i)	demand, claim, enforce and prove for the Subordinated Claims;

(ii)
file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Security Agent considers necessary or desirable to recover the Subordinated Claims; and

(iii)	receive all distributions of the Subordinated Claims for application towards the Priority Claims in accordance with the Finance Documents.

(b)
If and to the extent that the Security Agent is not entitled, or elects not, to take any of the actions mentioned in paragraph (a) above, the Subordinated Lender will do so promptly on request by the Security Agent.

4.3	Distributions

In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date, the Subordinated Lender will:

(a)
promptly upon receipt pay all amounts received or recovered by it in respect of the Subordinated Claims (including by way of set-off (other than by way of set-off of dividend distributions)) to the Security Agent for application towards the Priority Claims in accordance with the Finance Documents;

(b)
promptly direct the bankruptcy administrator, liquidator, assignee or other person distributing the assets of the Company or their proceeds to pay distributions in respect of the Subordinated Claims directly to the Security Agent; and

(c)	promptly take any action requested by the Security Agent to give effect to this Clause 4.3.

4.4	Voting

(a)	In any of the circumstances mentioned in Clause 4.1 (Insolvency events), until the Discharge Date:

(i)
the Security Agent may, and is hereby irrevocably authorised on behalf of each Secured Party and the Subordinated Lender to, exercise all powers of attending or convening meetings, voting and representation in respect of the Subordinated Claims; and

(ii)	the Subordinated Lender shall promptly execute and/or deliver to the Security Agent such forms of proxy and representation as it may require to facilitate any such action.

Subordination Agreement – Gebuka AG	13

(b)	If and to the extent that the Security Agent is not entitled, or elects not, to exercise a power under paragraph 4.4 above, the Subordinated Lender will:

(i)	exercise that power as the Security Agent directs; and

(ii)	not exercise that power so as to impair the ranking and/or subordination contemplated by this Agreement.

5.	DEFERRAL OF SUBORDINATED LENDER'S RIGHTS

(a)
As of the Effective Time and until the Discharge Date, and unless the Security Agent otherwise directs, the Subordinated Lender will not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement or by reason of any amount being payable, or liability arising under this Clause 5:

(i)	to be indemnified by the Company;

(ii)	to claim any contribution from any guarantor of the Company’s obligations under the Finance Documents;

(iii)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Security Agent and/or any Secured Party;

(iv)
to bring legal or other proceedings for an order requiring the Company to make any payment, or perform any obligation, in respect of which any guarantor has given a guarantee, undertaking or indemnity under or in connection with the Shareholder Loan Agreements;

(v)	to exercise any right of set-off (other than by way of set-off of dividend distributions) against the Company; and/or

(vi)	to claim or prove as a creditor of the Company in competition with any Secured Party.

(b)
If the Subordinated Lender receives any benefit, payment or distribution in relation to such rights which is not a Permitted Payment it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Company under or in connection with the Finance Documents to be repaid in full as agent for the Secured Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with the Facilities Agreement.

Subordination Agreement – Gebuka AG	14

6.	DELIVERY OF DOCUMENTS

(a)	No later than on the date hereof, the Subordinated Lender shall deliver to the Security Agent the following documents (to the extent not already delivered under the Facilities Agreement):

(i)	a copy of each of the Shareholder Loan Agreements;

(ii)	a copy of a certified excerpt from the commercial register relating to the Subordinated Lender, to be accurate, complete and up-to-date on the date hereof;

(iii)	a certified copy of the Subordinated Lender's articles of association, to be accurate, complete and up-to-date on the date hereof; and

(iv)	a copy of a resolution of the board of directors of the Subordinated Lender, inter alia, approving the entry of the Subordinated Lender into and the performance of this Agreement.

(b)	No later than on the Effective Time, the Subordinated Lender shall deliver to the Security Agent the following documents:

(i)	an original of this Agreement, duly executed by the Subordinated Lender; and

(ii)	any and all originals of any acknowledgement of debt (Schuldschein) that exist, as of the Effective Time, relating to the Shareholder Loan Agreements.

(c)
At any time after the Effective Time, the Subordinated Lender shall deliver to the Security Agent promptly upon request an up-to-date and complete list of Subordinated Claims outstanding at the relevant point in time, certified by the Company as being true and correct as of the relevant date.

7.	REPRESENTATIONS AND WARRANTIES

(a)
Without prejudice and in addition to the representations and warranties under the Facilities Agreement, each of the Subordinated Lender and, as applicable, the Company represents and warrants (in each case with respect to itself) to the Security Agent and the other Secured Parties as follows:

(i)	the Subordinated Lender is validly existing and duly incorporated under the laws of its jurisdiction of incorporation;

(ii)
the Subordinated Lender has the capacity and power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, execution, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

Subordination Agreement – Gebuka AG	15

(iii)
subject to the occurrence of the Effective Time the Subordinated Lender is the sole creditor of and has full legal title to the existing Subordinated Claims and the Subordinated Claims are freely assignable;

(iv)
subject to the occurrence of the Effective Time and except to the extent provided for in this Agreement or any other Finance Document, the Subordinated Claims have not been assigned or pledged or otherwise encumbered and are free and clear of any restriction on the ability to encumber, transfer or realise all or any part of it;

(v)
the documents referred to in Clause 6 (Delivery of Documents) are accurate, complete and up-to-date as of the date when they are delivered to the Security Agent in accordance with Clause 6 (Delivery of Documents);

(vi)
the resolution referred to in Clause 6 (Delivery of Documents) has been duly passed, accurately reflects the matters considered and resolutions taken by the respective persons and/or bodies and has not been rescinded or amended;

(vii)
except as delivered to the Security Agent in accordance with Clause 6 (Delivery of Documents), no further acknowledgments of debt (Schuldscheine) are existing and the Subordinated Lender has delivered to the Security Agent any and all existing acknowledgments of debt (Schuldscheine) relating to the Shareholder Loan Agreements;

(viii)	subject to the Legal Reservations, this Agreement constitutes legal, valid and binding obligations that are enforceable against the Subordinated Lender pursuant to its terms;

(ix)
no approval is required to grant a valid, binding and legally enforceable Subordination and all necessary authorisations to enable the Subordinated Lender to enter into this Agreement have been obtained and are, and will remain, in full force and effect;

(x)
there were (A) no shareholders' and no board meetings of the Subordinated Lender or the Company, and (B) no board meetings of the Subordinated Lender or the Company held, called for or planned in which resolutions were or are proposed to be passed that could negatively affect the Subordination or any other rights of the Security Agent and/or the Secured Parties under this Agreement; and

(xi)
the Subordinated Lender is a going concern and neither insolvent nor over-indebted (in the sense of article 725b of the Swiss Code of Obligations) and it has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of the Subordinated Lender, and no receiver, trustee in bankruptcy, administrator or similar office has been appointed in relation to the Subordinated Lender or any of its assets or revenues.

(b)
The representations and warranties set out in paragraph (a) of this Clause 7 (Representations and Warranties) are made as per the date of this Agreement and are deemed to be repeated by the Subordinated Lender and the Company in accordance and at the same times as the Repeating Representations set out in the Facilities Agreement are made.

Subordination Agreement – Gebuka AG	16

8.	UNDERTAKINGS

Unless otherwise provided for in any Finance Document or with the Security Agent's prior written consent and without prejudice and in addition to the undertakings under the Facilities Agreement and in addition to the obligations set out elsewhere in this Agreement, each of the Subordinated Lender and the Company hereby undertakes to the Security Agent and the Secured Parties as of the Effective Time as follows:

(a)
to promptly execute and deliver at its own expense all further instruments and documents, and take all further action, that the Security Agent may reasonably request or that are required as a matter of law, in order to (i) perfect, protect, secure, maintain and enforce the Subordination and any security created under this Agreement, (ii) facilitate the exercise of the Security Agent's and Secured Parties' rights and remedies under this Agreement and (iii) enable the Security Agent and the other Secured Parties to transfer and assign this Agreement or any rights or obligations hereunder in accordance with Clause 13.10 (Transfer and Assignment);

(b)
not to do or permit to be done anything which would adversely affect the priority, ranking, legality, validity or enforceability of the Subordinated Claims or the Subordination created or expressed to be created pursuant to this Agreement;

(c)	not to assign or pledge or otherwise dispose of or encumber the Subordinated Claims;

(d)
to promptly notify the Security Agent of the occurrence of an event of default or potential event of default (however described) under or breach of any of the Shareholder Loan Agreements which has or would have a material adverse effect on validity or enforceability of the Subordinated Claims, or the Subordination created hereunder;

(e)	to notify the Security Agent promptly upon request of the amount of its outstanding Subordinated Claims; and

(f)
to immediately inform in writing persons such as a bankruptcy liquidator or an administrator in case of a moratorium or persons making an attachment of the existence of the rights of the Security Agent and the Secured Parties pursuant to this Agreement.

9.	RELEASE OF THE SUBORDINATION

(a)	The Subordination and any other declarations and obligations of the Subordinated Lender and the Company under or in connection with this Agreement remain valid until the Discharge Date.

(b)
If any payment by the Subordinated Lender in respect of Priority Claims, whereupon the Security Agent or any other Secured Party released the Subordination, is avoided or reduced as a result of insolvency or any similar event, this Agreement, the liability of the Subordinated Lender and the Subordination shall be reinstated and continue as if the payment discharge, avoidance or reduction had not occurred.

Subordination Agreement – Gebuka AG	17

10.	EXCULPATION

The Security Agent shall not be liable for any loss or damage suffered by the Subordinated Lender save in respect of such loss or damage which is suffered as a result of gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Security Agent.

11.	ADDITIONAL SECURED PARTIES; POWER OF ATTORNEY

(a)
The Subordinated Lender acknowledges and agrees that the Security Agent is entering into this Agreement acting for itself (including as creditor of the Parallel Debt) and for the account of all other Secured Parties and that for such purpose upon assignment or transfer of all or any part of the Priority Claims to a new Secured Party such new Secured Party shall automatically become a Secured Party hereunder and any Secured Party which has ceased to be a Secured Party shall automatically cease to be a Secured Party hereunder. The Subordinated Lender further acknowledges and agrees that any person appointed by the Security Agent as its delegate or successor in accordance with any of the Finance Documents shall be a Secured Party hereunder.

(b)
The Subordinated Lender appoints and authorises the Security Agent to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things that the Security Agent may consider to be requisite for carrying out any obligation imposed on the Subordinated Lender under this Agreement or exercising any of the rights conferred on the Security Agent or the Secured Parties by this Agreement or by law, provided that as long as no Event of Default has occurred which is continuing the Security Agent agrees not to take any such step unless the Security Agent would have the right under this Agreement to request the Subordinated Lender to take such step and the Subordinated Lender has failed to take such step within five Business Days or such shorter period as may be reasonably necessary to safeguard the Security Agent's and the other Secured Parties interests, upon receipt of a written notice to such effect.

12.	SECURITY AGENT; RELATIONSHIP AMONG SECURED PARTIES

(a)
Each Secured Party has, and each future Secured Party shall be deemed to have, appointed pursuant to clause 32.1 (Appointment of the Agent and the Security Agent) of the Facilities Agreement the Security Agent as its agent for all purposes of this Agreement and with full power and authority to act as agent for the account of each Secured Party.

(b)	The relationship among the Secured Parties and the relationship between the Security Agent and the Secured Parties shall be governed by the Facilities Agreement.

Subordination Agreement – Gebuka AG	18

(c)
The Parties agree that the Subordinated Lender neither need nor may be concerned with such relationship but shall be entitled to rely on all acts of the Security Agent as being made in accordance with and for the account of all Secured Parties and the Security Agent hereby confirms that each Secured Parties has agreed or will agree that it will act through the Security Agent for all purposes of this Agreement.

13.	MISCELLANEOUS

13.1	Contractual Recognition of Bail-In

(a)
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)	any Bail-In Action in relation to any such liability, including (without limitation):

(1)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(2)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(3)	a cancellation of any such liability; and

(ii)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)
The Parties further agree that upon the taking of any Bail-In Action by a relevant Resolution Authority, any liability of a Party to another Party under the Finance Documents shall, as a matter of contract as between the Parties, be reduced, converted, cancelled, or suspended (and that any term of this Agreement shall be varied) in such manner as it is expressed to be pursuant to such Bail-In Action.

13.2	Designation as Finance Document

The Parties acknowledge and agree that this Agreement shall be considered a Finance Document.

13.3	No Waiver

No failure or delay by the Security Agent or any other Secured Party in exercising any right, power or privilege granted under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Subordination Agreement – Gebuka AG	19

13.4	Taxes, Costs and Expenses

All taxes, costs, fees and expenses (including legal fees) arising out of or in connection with the perfection, maintenance, protection and enforcement of the security created under this Agreement or the exercise of any of the Secured Parties' rights granted under this Agreement shall be borne by the Parties in accordance with the Facilities Agreement.

13.5	Notices

(a)
All notices or other communications to be given to the Agent or the Company under or in connection with this Agreement shall be made in accordance with clause 37.1 (Notices) of the Facilities Agreement.

(b)	All notices or other communications to be given to the Subordinated Lender under or in connection with this Agreement shall be made to the following address:

Gebuka AG
Rietlistrasse 12
6345 Neuheim
Switzerland
E-Mail: REDACTED
Attention: Dr. Gero Büttiker
with a copy to the Company.

13.6	Amendments

This Agreement (including this Clause 13.6) may only be modified or amended in writing.

13.7	Severability

If at any time any or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any relevant jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions of this Agreement. The Parties shall, acting in good faith, replace such illegal, invalid or unenforceable provision with a provision which comes as close as possible to the purpose of this Agreement.

13.8	Confidentiality, Disclosure of Confidential Information and Banking Secrecy Waiver

The provisions of clause 42 (Confidentiality, Disclosure of Confidential Information and Swiss Banking Secrecy Waiver) of the Facilities Agreement shall be incorporated by reference into and apply mutatis mutandis to this Agreement.

Subordination Agreement – Gebuka AG	20

13.9	Immediate Recourse; Independent Security

(a)
The Subordinated Lender waives any right it may have of first requiring the Security Agent or any other Secured Party (or any trustee or agent on behalf of any of them) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Agreement. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

(b)
In the event the Subordination and security assignment provided under this Agreement has been granted together with any other security for the Subordinated Claims, the Subordination and security assignment shall be considered an additional and independent security in that the Security Agent or the Secured Parties are entirely free to realize any other security prior to the enforcement hereunder, but are also entitled to the enforcement hereunder prior to the realisation of any other security granted to them.

13.10	Transfer and Assignment

(a)	The Company and the Subordinated Lender may not transfer or assign this Agreement or any rights or obligations hereunder without the prior written consent of the Security Agent.

(b)
The Security Agent may transfer and assign this Agreement or any rights or obligations hereunder without the consent of the Subordinated Lender to any person or entity that is appointed as successor security agent under the Finance Documents.

13.11	Set-off

The Subordinated Lender shall not have the right to offset any payment obligation owed under any of the Finance Documents with any claim against any of the Secured Parties.

13.12	Counterparts

This Agreement may be signed and delivered in any number of counterparts, and this has the same effect as if the signature on the counterparts were on a single copy of this Agreement.

13.13	Governing Law

This Agreement shall be governed by and construed in accordance with the substantive law of Switzerland, under the exclusion of the Swiss international conflict of law rules.

13.14	Jurisdiction

(a)
The exclusive jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be with the courts of the city of Zurich (Zurich 1), Switzerland.

Subordination Agreement – Gebuka AG	21

(b)
Notwithstanding paragraph (a) above, the Security Agent and the other Secured Parties shall not be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction. To the fullest extent permitted by applicable law, the Security Agent and the other Secured Parties may take concurrent proceedings in any number of jurisdictions.

Signatures on the next pages

Subordination Agreement – Gebuka AG	22

SIGNATURES

Gebuka AG
as Subordinated Lender
/s/ Dr. Gerold Büttiker
Name: Dr. Gerold Büttiker	Name:
Title: Chairman	Title:

Subordination Agreement – Gebuka AG	23

Aebi Schmidt Holding AG
as Company
/s/ Barend Fruithof	/s/ Thomas Schendirch
Name: Barend Fruithof	Name: Thomas Schendirch
Title: CEO	Title: Head Strategy

Subordination Agreement – Gebuka AG	24

UBS Switzerland AG
as Security Agent

acting in its own name and on its own behalf and as Security Agent in its own name but as fiduciary on behalf of each other Secured Party
/s/ Anja Manella	/s/ David Bieber
Name: Anja Manella	Name: David Bieber
Title: Executive Director	Title: Director

Subordination Agreement – Gebuka AG	25

Exhibit 14.1

Code of Conduct
for all personnel of
Aebi Schmidt Holding AG and its subsidiaries
(the “Aebi Schmidt Group”)
Effective 1 July 2025

1.	Area of Application

This Code of Conduct (the “Code”) summarizes the most important corporate principles and norms of the Aebi Schmidt Group with which its directors, officers and employees (Aebi Schmidt’s “personnel”) must be familiar. This Code must be provided to, and applies to, all personnel of the Aebi Schmidt Group, as well as within affiliated companies in which the Aebi Schmidt Group indirectly holds more than a 50% share. In the case of a minority interest, the Aebi Schmidt Group seeks to work towards compliance with comparable requirements wherever possible.

Each director, officer, and employee must confirm in writing in the form of a Compliance Letter that the behaviors and prohibitions set out in the Code are understood and respected.

The Code doesn’t create an employment contract with Aebi Schmidt personnel or create legal rights. It’s a guideline to conducting business honestly and ethically. The principles in the Code are supported by more detailed policies, including employee handbooks.

2.	Fair and Respectful Workplace

The Aebi Schmidt Group believes in the rights of others. No one should be bullied, harassed, and discriminated against, and all personnel must respect the rights and the national and cultural differences of all individuals with whom they come into contact.

The declared goal of the Aebi Schmidt Group is to not discriminate against any director, officer, employee, job applicant, or business partner based on that individual’s age, race, religion, skin color, gender, disability, nationality, parentage, marital status, sexual orientation, or any other protected characteristic. The Aebi Schmidt Group will not tolerate any type of harassment, physical or verbal, against directors, officers, employees or business partners.
The Aebi Schmidt Group promotes equal opportunities for all employees in the workplace. Every decision is based on merit, qualifications, abilities, and experience.

The Aebi Schmidt Group complies with all labor and employment laws and regulations and has zero tolerance for child labor, forced labor, or human trafficking.

3.	Honest Conduct

All personnel of the Aebi Schmidt Group are required to act with honesty, integrity, and transparency in all business dealings. Honesty requires being truthful, sincere, and forthright in communications and actions. This includes avoiding deceit, subordination of principles, or any intentional misrepresentation of facts.

To fulfill this commitment to honest conduct:

•	All personnel must avoid cheating, stealing, lying, or intentionally misleading others by omission or half-truths.
•	Personnel must not knowingly make any misleading statements or engage in improper practices in dealings with customers, suppliers, competitors, or other stakeholders.
•	All business interactions must reflect fairness and respect for others while adhering to the highest ethical standards.

The Aebi Schmidt Group expects all personnel to uphold these principles in every aspect of their work to foster trust and accountability within the organization and with external stakeholders.

4.	Principles in the Business Environment

4.1.	Compliance with Legal Regulations

Due to the international environment in which the Aebi Schmidt Group operates, the Aebi Schmidt Group is subject to numerous national and supranational legislation. The business affairs and business processes of the Aebi Schmidt Group must be handled in ways that comply with all applicable laws, commitments entered into voluntarily, and other binding provisions within the scope of which business is conducted. Personnel must also comply with all applicable legal regulations.

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4.2.	Accepting Gifts and Invitations

Gifts, favors and invitations must not be given or accepted if:

•	The normal scope or the locally customary value is exceeded.
•	They have an inappropriately high value and could be considered or understood as a bribe.
•	The applicable laws or ethical principles of the Aebi Schmidt Group are violated.
•	They concern money or other financial benefits from third parties such as loans, securities, or commissions.

If in doubt, consult your manager, if applicable, or the Aebi Schmidt Group compliance officer (the “Compliance Officer”), whose name and contact information are listed in Annex 1.

4.3.	Corruption

The Aebi Schmidt Group is committed to complying with all applicable anti-corruption laws, including those prohibiting bribery or attempted bribery with cash or valuable objects.

Personnel must report to their manager, if applicable, or the Compliance Officer:

•	Requests for acts of corruption from business partners; or
•	Circumstances with indications of corruption.

Any additional agreements or amendments to existing contracts with third parties must be documented in writing.

4.4.	Fair Competition

A fundamental principle of the Aebi Schmidt Group’s corporate policy is that all personnel act in accordance with national and international competition laws.
The provisions on unfair competition and antitrust laws prohibit agreements and acts that may restrict competition or inhibit trade. It is prohibited to enter into agreements with competitors to establish or control prices, to boycott certain suppliers or customers, to divide customers and markets or to restrict the production or sale of products.

Personnel must take particular care to ensure that activities undertaken with representatives of other companies cannot be regarded or interpreted as infringing on competition law.

4.5.	Conflict of interest

The personal activities of personnel must not conflict with the interests of the Aebi Schmidt Group. There is a conflict of interest if a personal interest exists when making a business decision.

Financial investments in a competitor, customer or supplier must be approved by a manager. If these already exist upon entering the employment relationship, they must be disclosed. This also applies to donations and inheritance.

5.	Political Involvement and Donations

Donations to political parties, affiliated organizations, candidates for or holders of government offices in the form of money, material assets or services of the Aebi Schmidt Group require the approval of the board of directors of the Aebi Schmidt Group (the “Board”). The Aebi Schmidt Group may not require any personnel, directly or indirectly, to make political donations or to support a political party or a person’s candidacy for political office.

Holding political party events or other political activities on company premises is prohibited.

Political mandates must be reported to the Compliance Officer if they might have a media impact or affect the legitimate interests of the Aebi Schmidt Group.

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6.	Handling Personal Information and Data

6.1.	Confidential Information

All information that has not been made publicly available is confidential and must not be disclosed to unauthorized third parties either during or after any director’s, officer’s or employee’s relationship with the Aebi Schmidt Group, including but not limited for personal gain, for the benefit of third parties or to the detriment of the Aebi Schmidt Group. Personnel are obliged to actively protect confidential data against access by third parties in accordance with the existing guidelines set forth in the IT-Security Policy.

6.2.	Data protection

In accordance with international and national data protection laws, the personal data of employees of the Aebi Schmidt Group are processed only to the extent necessary for the employment relationship. The unauthorized collection, processing or sharing of personal data of personnel or business partners is prohibited. The Aebi Schmidt Group Global Privacy Policy set forth at https://www.aebi-schmidt.com/en/legal/privacy-policy/ and all other internal data protection regulations and procedures of the Aebi Schmidt Group must be observed.

6.3.	IT Security

The worldwide electronic exchange of information and the general use of IT systems are important prerequisites for the effectiveness of Aebi Schmidt Group personnel and overall business success.

Effective precautions against IT risks, including the loss, theft or undetected modification of information, are the responsibility of each director, officer and employee. All other internal IT security regulations and procedures of the Aebi Schmidt Group must be observed.
7.	Protection and Use of Company Assets

All personnel are responsible for the protection of the material and intangible assets of the Aebi Schmidt Group within their fields of activity and are required to handle resources that are the property of the Aebi Schmidt Group responsibly.

The use of resources belonging to the Aebi Schmidt Group for private and/or self-serving purposes is generally forbidden and requires approval by a manager. These guidelines must be followed, particularly when using telephones, computers (e.g. installing third-party software), the internet and email.

8.	Report Integrity

All personnel are required to accurately keep business records and follow financial, operational, and compliance controls and procedures.

All public financial disclosures will be prepared completely and timely to maintain shareholders’ trust in the Aebi Schmidt Group.

The financial documents, environmental and safety reports as well as other documents of the Aebi Schmidt Group must accurately reflect the relevant facts. Illegal practices related to these financial records and other reports are not tolerated within the Aebi Schmidt Group.

The declared corporate policy of the Aebi Schmidt Group is to ensure that information and documents submitted to government and administrative authorities as well as stakeholders and the general public correspond to the best of our knowledge.

9.	Insider Trading

The Aebi Schmidt Group believes in trading fairly in financial markets and never uses or shares material or non-public information about the Aebi Schmidt Group for trading purposes.

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We believe in fostering trust in the marketplace and ensuring equal access to information. Everyone should have a fair chance to invest in Aebi Schmidt Group and any other public company. We are committed to protecting information that is entrusted to us, especially material, non-public information about the Aebi Schmidt Group or another public company.

As an employee, you may have access to “inside” information about Aebi Schmidt Group or another public company. “Inside” information is material and non-public. You can’t use inside information to buy or sell the stock of a public company, like the Aebi Schmidt Group.

•	“Material” means it could affect the price of the company’s stock.
•	“Non-public” means the public doesn’t know about it yet.
•
Inside information can include financial earnings or losses, potential mergers or acquisitions, significant transactions or business deals, changes in executive leadership, or new projects or products.

•	Don’t use inside information to buy or sell the stock of Aebi Schmidt Group or another public company. That would be “insider trading.” It’s illegal.
•	Don’t give “tips” to others, like family and friends, about inside information so they can invest. This could lead to serious legal consequences for you and the other person.
•	Protect material, non-public information from disclosure.

Any violation of these rules and prohibitions may result in legal consequences, including criminal prosecution and disciplinary action.

If in doubt regarding the handling of insider information, consult your manager, if applicable, or the Compliance Officer.

10.	Communication

Communication with the media as well as the issuance of official statements is only performed by the individuals in the Aebi Schmidt Group who are explicitly authorized. Any communication must be made in a truthful and reliable manner to maintain sustainable relationships with stakeholders, customers, suppliers, business partners, the media and the communities in which we operate.
11.	Environmental Protection and Sustainability, Safety, and Health

Environmental protection and sustainability, safety, and healthcare vital for the continued development and growth of the value of the Aebi Schmidt Group, the health and safety of personnel and the long-term protection of natural resources.

We are committed to providing a safe workplace, eliminating preventable accidents, and providing appropriate health and safety trainings.

We have zero tolerance for any threats of harm against our personnel or our property. We take workplace safety seriously.

We encourage our personnel to report safety concerns and follow any safety instructions, standards, and requirements. Employees are required to wear protective equipment.

Working under the influence of drugs and alcohol can impair one’s judgement, creates an unacceptable safety risk, and is strictly prohibited.

Weapons are strictly prohibited, and we only make limited exceptions as required by law.

12.	Quality and Continuous Improvement

The Aebi Schmidt Group is committed to delivering safe, high-quality products and services and creating a culture of continuous improvement. The quality and safety of the Aebi Schmidt Group’s products and services is essential. Quality isn’t determined by the Aebi Schmidt Group alone – it is also determined by the Aebi Schmidt Group’s customers. As long as the Aebi Schmidt Group delivers safe, high-quality products and services, customers will have confidence which ensures long-term success.

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This means employees must:

•	Listen to customers and measure performance and successes.
•	Continuously strive to exceed the quality expectations of customers.
•	Only supply safe and high-quality products and services.
•	Commit to excellence in all quality processes, systems, standards, and tools.
•	Protect the integrity of the products and services by avoiding unauthorized deviations.
•	Commit to a culture of zero defects.

13.	International Trade, Export, and Terrorism Control

The Aebi Schmidt Group complies with all national, multinational and supranational trade regulations, including customs regulations and all applicable export control laws, sanctions, and embargoes regarding products, technology and data.

When assessing unlisted “dual-use goods” that can be used in both the civilian and military sectors, it is not the goods but their use by the end customer that is significant. In the event of uncertainty regarding the intended use of the exported goods, the Aebi Schmidt Group shall not deliver the goods.

The Aebi Schmidt Group supports all efforts of the international community to prevent the production and further distribution of chemical, biological, and nuclear weapons as well as suitable delivery systems. The Aebi Schmidt Group  supports the efforts to stop international terrorism.

14.	Implementing the Code of Conduct

14.1.	Responsibilities

The Compliance Officer is responsible for the implementation of the Code across the Aebi Schmidt Group. The Compliance Officer ensures that all issues raised are handled in an unbiased and objective manner. In this role, the Compliance Officer reports directly to the Chairperson of the Board; however, the Compliance Officer nonetheless has a duty to exercise independent judgment in performing duties as Compliance Officer, and the Chairperson of the Board has a duty not to exercise undue influence or pressure on the Compliance Officer’s decisions. The Compliance Officer is available to all personnel as a contact person, both to answer questions and as a consultant with regard to the Code. The Compliance Officer and other compliance personnel are required to observe absolute discretion. Speaking with the Compliance Officer will not have a negative impact on any personnel.
14.2.	Information and Monitoring Duty of Managers

All managers must check and ensure that their direct reports are aware of the contents of this Code. Managers should implement the Code themselves and lead others with exemplary behavior. Managers must also ensure that their employees comply with the Code and avoid deviations in their area of responsibility.

15.	Waivers

15.1.	Approval of Waivers

Any waiver of this Code for directors or executive officers may only be granted by the Board or a designated committee of the Board. Such waivers will be considered only in exceptional circumstances where they are deemed necessary and warranted to protect the legitimate interests of the Aebi Schmidt Group.

15.2.	Disclosure of Waivers

All waivers granted under this Section 15 must be disclosed within four business days through one or more of the following methods:

•	Filing a current report on Form 8-K with the Securities and Exchange Commission (SEC).
•	Distributing a press release.
•	Posting disclosure on the Aebi Schmidt Group’s official website in accordance with Item 5.05(c) of Form 8-K.

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16.	Enforcement Mechanism

16.1.	Enforcement Responsibility

The Compliance Officer is responsible for ensuring prompt and consistent enforcement of this Code. They shall investigate reported violations impartially and take appropriate action in accordance with applicable laws and company policies.

16.2.	Reporting Violations

Personnel are encouraged to report any questionable behavior or suspected violations without fear of retaliation for making a report in good faith.

In order to determine whether a behavior is worth reporting, the following questions should be asked:

•	Is the activity legal?
•	Does the activity feel right?
•	Would a manager or family member approve of the activity?
•	Is the activity in line with the Code?

If the answer is “no” or “I do not know”, the behavior should be reported to one or more of the following:

•	The employee’s manager.
•	The Compliance Officer.

All reports will be treated confidentially to the extent permitted by law. Any retaliation or suspected retaliation should be reported immediately.

16.3.	Fair Process

The Aebi Schmidt Group is committed to ensuring a fair process for determining violations. Investigations will be conducted impartially, and individuals accused of violations will have an opportunity to present their case before any disciplinary action is taken.
16.4.	Disciplinary Measures

Violations of this Code may result in disciplinary action up to and including termination of employment or removal from office, subject to applicable laws and employment agreements.

17.	Accountability for Adherence

All personnel are accountable for adhering to this Code. Managers have an additional responsibility to ensure that their teams understand and comply with these standards.

18.	Amendments to the Code

This Code may be amended from time to time by resolution of the Board. Any material amendments will be disclosed publicly through one or more methods outlined in Section 15.2 within four business days.

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Annex 1
Compliance Officer

Thomas Schenkirsch
thomas.schenkirsch@aebi-schmidt.com

Aebi Schmidt Holding AG
Leutschenbachstrasse 52
8050 Zurich
Switzerland
Tel.: +41 44 308 58 55

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Exhibit 99.1

Press release
Aebi Schmidt Group Announces Successful Completion of Merger with The Shyft Group, Creating Global Specialty Vehicle Leader

CH-Frauenfeld, July 1, 2025 – Aebi Schmidt has successfully completed its merger with The Shyft Group. The combined company, which will operate as “Aebi Schmidt Group”, is strategically positioned as a global specialty vehicle leader.

The merger creates a world-class specialty vehicles leader with sales of around $2 billion per year. As a further result, the combined company will have over 70 locations worldwide, 40 of which are in the USA. “I'm excited that we're finally getting started,” said Barend Fruithof, the CEO of Aebi Schmidt who will continue to serve as the CEO of the combined company. “We have a lot of integration work ahead of us. But we are familiar with this type of situation and are optimistic that we will build an organization aimed at future growth.”

Shares of Aebi Schmidt Group are expected to begin trading on the NASDAQ (i) on a “when-issued” basis under the ticker symbol “AEBIV” on Tuesday, July 1, 2025 and (ii) on a “regular-way” basis under the ticker symbol “AEBI” on Wednesday, July 2, 2025.

Aebi Schmidt expects the merger to have a positive impact on earnings of the combined company based on geographical expansion, cross-selling and cost optimization.

Media contact

Barend Fruithof
CEO Aebi Schmidt Group
barend.fruithof@aebi-schmidt.com
Phone: +41 44 308 58 68

Thomas Schenkirsch
Head Group Strategic Development
thomas.schenkirsch@aebi-schmidt.com
Phone: +41 44 308 58 55
Aebi Schmidt Holding AG
Schulstrasse 4 | 8500 Frauenfeld | Switzerland
Further information https://www.aebi-schmidt.com https://www.theshyftgroup.com https://www.youtube.com/user/AebiSchmidtGroup https://media.aebi-schmidt.com (pictures, logos)

About the Aebi Schmidt Group

The Aebi Schmidt Group is a global leader in intelligent solutions for customers who care for clean and safe infrastructure and cultivate challenging grounds. The unique variety of its range of products comprises its own vehicles as well as innovative attachable and demountable devices for individual vehicle equipment. The products combined with a support and service programme perfectly tailored to sophisticated customer needs offer the appropriate solution to nearly any challenge. The globally active Group with headquarters in Switzerland has generated net sales of over 1 billion EUR in 2024 and has recently announced that it will merge with The Shyft Group and go public on the NASDAQ. Exchange. Aebi Schmidt currently employs around 3,000 people in 16 sales organisations and over a dozen production facilities worldwide. The company is represented in a further 90 countries through established dealer partnerships. The portfolio consists of the product brands Aebi, Schmidt, Nido, Arctic, Monroe, Towmaster, Swenson, Meyer, MB, ELP and Ladog – all well-established on the market, some of which have been represented for more than 100 years.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Its customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Blue Arc™ EV Solutions, Royal® Truck Body, DuraMag® and Magnum®, Strobes-R-Us, Spartan® RV Chassis, Builtmore Contract Manufacturing™, and Independent Truck Upfitters. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 2,900 employees and contractors across campuses, and operates facilities in Arizona, California, Florida, Indiana, Iowa, Maine, Michigan, Missouri, Pennsylvania, Tennessee, Texas, and Saltillo, Mexico. The Company reported sales of $786 million in 2024.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements. In some cases, forward-looking statements are identified by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements”, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for Aebi Schmidt or Shyft based on currently available information. These forward-looking statements may include projections of Aebi Schmidt’s, Shyft’s or the combined company’s future financial performance, their anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on Aebi Schmidt’s management’s current expectations and projections about future events. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement and may include statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction; and anticipated growth strategies and anticipated trends in Aebi Schmidt’s, Aebi Schmidt’s and, following the completion of the proposed transaction, the combined company’s business.

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Additional factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include, among others, the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; the prohibition or delay of the consummation of the proposed transaction by a governmental entity; the risk that the proposed transaction may not be completed in the expected time frame; unexpected costs, charges or expenses resulting from the proposed transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integration; the ability of the combined company to implement its business strategy; difficulties and delays in achieving revenue and cost synergies of the combined company; inability to retain and hire key personnel; negative changes in the relationships with major customers and suppliers that adversely affect revenues and profits; disruptions to existing business operations; the occurrence of any event that could give rise to termination of the proposed transaction; potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks related to ownership of Aebi Schmidt’s common stock; uncertainty as to the long-term value of the combined company’s common stock; and the diversion of Aebi Schmidt’s and Aebi Schmidt’s management’s time on transaction-related matters. These risks, as well as other risks associated with the businesses of Aebi Schmidt and Shyft, will be more fully discussed in the combined proxy statement/prospectus. Although management believes the expectations reflected in the forward-looking statements are reasonable, Aebi Schmidt cannot guarantee future results, level of activity, performance or achievements. Moreover, neither management, Aebi Schmidt nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Aebi Schmidt wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Aebi Schmidt is under no duty to and specifically declines to undertake any obligation to publicly revise or update any of these forward-looking statements after the date of this press release to conform its prior statements to actual results, revised expectations or to reflect the occurrence of anticipated or unanticipated events.

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